Exhibit 10.9

CONSTRUCTION MANAGEMENT AGREEMENT

BETWEEN

THE NEW YORK TIMES BUILDING, LLC,

OWNER,

and

AMEC CONSTRUCTION MANAGEMENT, INC.,

CONSTRUCTION MANAGER

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

ARTICLE 2 GENERAL PROVISIONS

2.1	RELATIONSHIP OF THE PARTIES
2.2	CONTRACT DOCUMENTS
2.3	CONSTRUCTION MANAGER’S GENERAL OBLIGATIONS
2.4	ETHICAL OBLIGATIONS
2.5	EQUAL OPPORTUNITY
2.6	COOPERATION WITH INTERIOR CONSTRUCTION MANAGER, TRADE CONTRACTORS AND ARCHITECT

ARTICLE 3 PRE-CONSTRUCTION PHASE

3.1	PRE-CONSTRUCTION PHASE SERVICES

ARTICLE 4 CONSTRUCTION PHASE

4.1	PERFORMANCE OF THE WORK
4.2	COORDINATION WITH INTERIORS WORK
4.3	BIDDING PROCESS
4.4	TRADE CONTRACTS
4.5	CONSTRUCTION PHASE SCOPE OF WORK
4.6	WARRANTIES
4.7	COMPLIANCE WITH AFFIRMATIVE ACTION REQUIREMENTS

ARTICLE 5 MANAGEMENT OF THE WORK

5.1	KEY EMPLOYEES
5.2	SUPPORT STAFF
5.3	AUTHORIZED REPRESENTATIVES

ARTICLE 6 PAYMENT

6.1	PHASES
6.2	PAYMENTS
6.3	PAYMENT DOES NOT CONSTITUTE ACCEPTANCE
6.4	INCENTIVE BONUSES

ARTICLE 7 GUARANTEED MAXIMUM PRICE

7.1	GMP
7.2	TRADE CONTRACT COSTS
7.3	GENERAL CONDITIONS COSTS
7.4	CONSTRUCTION CONTINGENCY
7.5	CONSTRUCTION MANAGER ACKNOWLEDGMENT OF INCOMPLETE DESIGN DOCUMENTS

ARTICLE 8 COSTS OF THE WORK

8.1	LIMITATION ON COSTS OF THE WORK
8.2	TRADE CONTRACT COSTS
8.3	GENERAL CONDITIONS COSTS
8.4	BACK-UP DOCUMENTATION
8.5	CONTROL OF COSTS OF THE WORK

ARTICLE 9 NON-REIMBURSABLE COSTS

9.1	NON-REIMBURSABLE COSTS

ARTICLE 10 CHANGES IN THE WORK

10.1	CHANGE ORDERS
10.2	MATERIAL CHANGE
10.3	FIELD DIRECTIVE
10.4	EMERGENCY CHANGE ORDER
10.5	FULL PAYMENT FOR CHANGE ORDERS
10.6	BACKCHARGES
10.7	CHANGE ORDER-RELATED TIME EXTENSIONS

ARTICLE 11 SCHEDULE OF THE WORK AND OCCUPANCY

11.1	PROJECT SCHEDULE
11.2	CPM SCHEDULE
11.3	UPDATES TO CPM SCHEDULE
11.4	TIME OF THE ESSENCE
11.5	REQUIREMENTS FOR SUBSTANTIAL COMPLETION
11.6	REQUIREMENTS FOR FINAL COMPLETION
11.7	TIME EXTENSIONS
11.8	COMPENSATION FOR DELAY
11.9	ACCELERATION OF THE WORK
11.10	MODIFICATIONS TO PROJECT SCHEDULE

ARTICLE 12 SEPARATE CONTRACTORS

12.1	OWNER’S RIGHT TO ENGAGE SEPARATE CONTRACTORS
12.2	COOPERATION AND COORDINATION WITH SEPARATE CONTRACTORS
12.3	SEPARATE CONTRACTOR-RELATED SUSPENSIONS
12.4	DAMAGE TO WORK

ARTICLE 13 ACCOUNTING RECORDS

13.1	PROJECT ACCOUNTING RECORDS
13.2	MAINTENANCE OF PROJECT ACCOUNTING BOOKS AND RECORDS
13.3	AUDITS
13.4	PRESERVATION OF PROJECT RECORDS

ARTICLE 14 BONDS AND INSURANCE

14.1	BOND REQUIREMENTS
14.2	INSURANCE REQUIREMENTS

ARTICLE 15 HAZARDOUS MATERIALS

15.1	GENERAL REQUIREMENTS
15.2	HAZARDOUS MATERIALS BROUGHT TO SITE OR GENERATED BY CONSTRUCTION MANAGER AND/OR TRADE CONTRACTORS
15.3	HAZARDOUS MATERIALS IDENTIFIED IN CONTRACT DOCUMENTS
15.4	UNIDENTIFIED HAZARDOUS MATERIALS

ARTICLE 16 TERMINATION AND SUSPENSION

16.1	TERMINATION FOR DEFAULT
16.2	TERMINATION FOR CONVENIENCE
16.3	SUSPENSION
16.4	TERMINATION OF OWNER BY CONSTRUCTION MANAGER

ARTICLE 17 DISPUTE RESOLUTION

17.1	LITIGATION
17.2	CONTINUATION OF WORK
17.3	PREVAILING PARTY AT TRIAL

ARTICLE 18 MISCELLANEOUS PROVISIONS

18.1	PRACTICE OF ARCHITECTURE AND/OR ENGINEERING
18.2	EFFECTIVENESS OF AGREEMENT
18.3	SURVIVAL OF OBLIGATIONS
18.4	ASSIGNMENT
18.5	CONFIDENTIALITY
18.6	TRUST ACCOUNT
18.7	NOTICES
18.8	CONSTRUCTION OF LANGUAGE
18.9	CAPTIONS AND TITLES
18.10	NO WAIVER
18.11	INDEMNIFICATION
18.12	SEVERABILITY
18.13	ARCHITECT AND OWNER CONSULTANTS
18.14	RIGHTS AND REMEDIES
18.15	GOVERNING LAW AND CONSENT TO JURISDICTION
18.16	INTERPRETATIONS IN WRITING
18.17	INDEPENDENT CONTRACTOR
18.18	LIMITED RECOURSE

EXHIBIT A	Project Description

EXHIBIT B	Trade Contract Form

EXHIBIT C	Preliminary Schedule

EXHIBIT D	General Conditions Items

EXHIBIT E	Not Used

EXHIBIT F	Preliminary List of Drawings and Specifications

EXHIBIT G	Affirmative Action Requirements

EXHIBIT H	Waiver of Lien and Release Forms

EXHIBIT I	Consultants

EXHIBIT J	OCIP Manual

EXHIBIT K	Project Website Guidelines

EXHIBIT L	Key Employee Affidavit

EXHIBIT M	Key Employees

EXHIBIT N	Not Used

EXHIBIT O	Qualifications and Assumptions

EXHIBIT P	Not Used

EXHIBIT Q	Early Access Guidelines and Turnover Protocol

EXHIBIT R	Cost Allocation Guidelines

EXHIBIT S	Guaranteed Maximum Price

EXHIBIT T	Hoisting and Logistics Plan

EXHIBIT U	Allowances

EXHIBIT V	Guarantee

v

CONSTRUCTION MANAGEMENT AGREEMENT

AGREEMENT, made this 22nd day of January, 2004, by and between The New York Times Building, LLC, having its offices located at 1 Metrotech Center North, Brooklyn, New York 11201 (“Owner”); and AMEC Construction Management, Inc., having its offices located at 1633 Broadway, New York, NY 10019-6708 (“Construction Manager”).

WITNESSETH

WHEREAS, The New York Times Building LLC, as Owner, intends to construct a Base Building of approximately 1,540,000 gross square feet on a site located on Eighth Avenue between 40th and 41st Streets in New York, New York (the “Project”), which shall consist of three primary condominium units: (1) retail space; (2) commercial office space; and (3) headquarters for The New York Times Company, including its newspaper division; and

WHEREAS, the Owner has retained Renzo Piano Building Workshop, S.E.L.A.F.A., in association with Fox & Fowle Architects, P.C., as the Base Building Architect to prepare preliminary and final plans, specification, working drawings and other construction documents for the building core and shell design (the final versions of which are hereinafter collectively referred to as the “Construction Documents”); and

WHEREAS, NYT Real Estate Company, LLC, as Interiors Project Owner, intends to buildout an Interiors Project totaling approximately 845,000 gross square feet of space within the Base Building; and

WHEREAS, the Interiors Project Owner has retained Gensler & Partners as the Interiors Architect for The New York Times Headquarters portion of the Interiors Project; and

WHEREAS, the Interiors Project Owner has retained the Architect as the architect for The Times Center portion of the Interiors Project; and

WHEREAS, the Interiors Project Owner has retained Turner Construction Company as Interiors Construction Manager for the Interiors Project; and

WHEREAS, the Architect and the Interiors Architect shall collaborate on the design of cafeteria and conference room portions of the Project; and

WHEREAS, FC Lion, LLC, as Commercial Office Project Owner, intends to buildout an Office Interior Project totaling approximately 600,000 gross square feet of space within the Base Building and, in connection therewith, anticipates that there may be an architect or architects and a construction manager or construction managers retained (referred to as Commercial Office Architect and Commercial Office Construction Manager, respectively); and

WHEREAS, FC Lion, LLC, as Retail Project Owner, intends to buildout an Retail Project totaling approximately 20,000 gross square feet of space within the Base Building and, in connection therewith, anticipates that there may be an architect or architects and a construction manager or construction managers retained (referred to as Retail Architect and Retail Construction Manager, respectively); and

WHEREAS, Owner may separately retain the services of such other design professionals, consultants and construction managers as Owner may deem necessary and in the best interest of the Project; and

WHEREAS, Owner intends to retain the services of Construction Manager to: (1) perform Pre-construction Phase services; (2) construct the Project, including but not limited to, arranging for, monitoring, supervising and administering Trade Contracts for the construction of any and all portions of the Project; and (3) coordinate with the Interiors Architect, the Interiors Construction Manager, Interiors Trade Contractors, Office Architect, Office Construction Manager, Retail Architect, Retail Construction Manager and Separate Contractors working on the Base Building and the Project; and

WHEREAS, Construction Manager desires to be retained by Owner to perform, the Work pursuant to the terms and conditions of this Agreement; and

WHEREAS, in order to induce Owner to award this Agreement to Construction Manager, AMEC p.l.c. has executed the Guarantee attached hereto as Exhibit V;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Owner and Construction Manager do hereby agree as follows:

ARTICLE 1

DEFINITIONS

The terms used in this Agreement, any amendment hereto and all Exhibits attached hereto, shall have the following meanings:

“Acceleration” shall mean the process by which Construction Manager increases the speed of the Work in order to regain lost time and maintain the Project Schedule.

“Affiliated Entity” shall mean, with respect to any entity, directly or indirectly controlling or controlled by, or under the direct or indirect common control with, such entity.  For the purposes of this Agreement, the term “control” as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such entity, whether through ownership of voting securities or by contract or otherwise.

“Affirmative Action Requirements” shall mean those requirements set forth in Exhibit G hereto.

“Applicable Law” shall mean all applicable Federal, State and local laws, statutes, codes, rules, regulations and ordinances, which are in effect or pending at the time of execution of this Agreement.

“Application for Payment” shall mean Construction Manager’s monthly requisition which shall be submitted on AIA Document G-702, G-703 or such other form as may be agreed upon by Owner and Construction Manager.

“Architect” shall mean Renzo Piano Building Workshop, S.E.L.A.F.A., in association with Fox & Fowle Architects, P.C., or its successor designated in writing by Owner.  For the purposes of this Agreement, “Architect” includes the Architect’s Consultants identified in Exhibit I and any other Architect’s Consultants approved by Owner.

“Architect’s Consultants” shall mean engineers and specialty consultants retained directly by Architect including, but not limited to, the firms and individuals identified in Exhibit I.

“As-Built Drawings” shall mean red-lined Construction Documents showing the Work as constructed, prepared by Trade Contractors and indicating actual locations of utilities and all changes and alterations made to the Work during construction.

“Authorized Representative” shall mean an individual, designated in writing by each party, who shall be authorized to bind that party under the terms of this Agreement.

“Backcharge” shall mean a credit assessed against one Trade Contractor, by means of a deductive Change Order, for damage done to or extra Work performed by Construction Manager, another Trade Contractor or Owner.

“Base Building” shall mean the Core & Shell of the building to be constructed on Eighth Avenue between 40th and 41st Streets in New York, New York, of which the Project is a part.

“Bid Documents” shall mean the procedural documents and Bid Packages submitted to prospective Trade Contractors in connection with the competitive bidding process.

“Bidder’s List” shall mean a list of pre-qualified prospective Trade Contractors prepared by Construction Manager and approved by Owner.

“Bid Package” shall mean the collection of pertinent portions of the Construction Documents into a package suitable for bidding by prospective Trade Contractors working in a specific Trade.

“Buy Saves” shall mean the differential between the cost of any Trade Contract included in the GMP (Exhibit S) and the buyout of that Trade Contract at less than such GMP cost.

“Change” shall mean an agreed-upon modification to Construction Manager’s scope of Work which affects the price and/or the timing of the Work.

“Change Order” shall mean a written instrument prepared by Construction Manager, and signed by Owner and Construction Manager, describing a Change, and specifying any accompanying adjustment in the GMP or the Construction Contingency, and/or a Time Extension.

“Change Order Log” shall mean a list of all pending and approved Change Orders maintained by Construction Manager.

“Change Order Proposal” shall mean a written proposal by Construction Manager covering proposed Change Order Work submitted in response to a PCO issued by Owner.

“Change Order Work” shall mean Work undertaken by Construction Manager (through its Trade Contractors) under a signed Change Order.

“Claim” shall mean a formal request for additional compensation and/or a Time Extension by the Construction Manager.

“Codes” shall mean building codes applicable to the Project.

“Commissioning Plan” shall mean a written plan agreed upon by Owner and Construction Manager covering the initial startup, testing and operation of all systems comprising any portion of the Work.

“Confidential Information” shall mean all information (whether or not specifically labeled or identified as confidential), in any form or medium, which is disclosed to or learned by Construction Manager in the performance of this Agreement, or acquired directly or indirectly such as in the course of discussions or investigations by Construction Manager, and which relates to the Owner’s business, products, services, research or development, suppliers, distributors, clients, or customers, or which relates to similar information of a third party who has entrusted such information to the Owner including, without limitation, any specialized know-how, technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial or business information, models, list of actual or potential customers or suppliers, novel analysis, work papers, studies or other documents that contain, reflect, or are based on such information.

“Construction Contingency” shall mean an amount available for use by Construction Manager, subject to Owner’s prior written approval, to cover certain unanticipated costs as more fully described in Section 10.4.

“Construction Documents” shall mean the final Drawings and Specifications from which the Work is actually constructed.

“Construction Documents Phase” shall mean that Phase during which the Construction Documents are prepared by the Architect.

“Construction Manager” shall mean AMEC Construction Management, Inc.

“Construction Manager-Caused Delay” shall mean any delay or interruption in the progress of the Work which is caused by the Construction Manager, any Trade Contractor or any party for whom either of them is responsible.

“Construction Phase” shall mean that Phase during which the Work is actually being constructed by Trade Contractors and the Construction Manager performs the tasks described in Article 4.

“Contract Documents” shall mean the documents identified in Section 2.2 of this Agreement.

“Contract Time” shall mean the period of time for performance of the Work as indicated in the approved Project Schedule, and any subsequent revisions thereto approved by Owner pursuant to this Agreement.

“Controlled Inspection” shall mean an inspection of the Work or some portion thereof by an independent third party.

“Coordination Drawings” shall mean drawings prepared by Trade Contractors detailing the Work and the coordination of Work items among the various Trade Contractors.

“Core & Shell” shall mean those portions of the Project that are identified to be performed by Construction Manager pursuant to this Agreement.

“Costs of the Work” shall mean those costs actually expended by Construction Manager in performance of the Work that will be reimbursed by Owner as set forth in this Agreement including, but not limited to, Trade Contract Costs and General Conditions Costs, subject to the GMP.

“CPM” shall mean a critical path method format to be used for the Project Schedule.

“Critical Path” shall mean those Work activities identified on the Project Schedule which, if delayed, will cause a corresponding Delay in the Substantial Completion Date.

“Day” shall mean a calendar day.

“Daily Report” shall mean written reports provided on a daily basis by the Construction Manager that set forth the information described in Section 4.5.9.1.

“Delay” shall mean any delay or interruption in the progress of the Work as anticipated on the approved Project Schedule.

“Design Development Documents” shall mean the Design Documents prepared by Architect during the Design Development Phase.

“Design Development Phase” shall mean that Phase in the development of the Design Documents during which Architect prepares Documents that fix and describe the size and character of the Project as to architectural, structural, mechanical, electrical systems, materials and other elements as appropriate.

“Design Documents” shall mean preliminary Drawings and Specifications prepared by Architect prior to final approval by Owner of the Construction Documents.

“Design Team” shall mean Architect, Architect’s Consultants and Owner’s Consultants as identified in Exhibit I.

“Development Agreement” shall mean the agreement among The New York Times Building LLC, NYT Real Estate Company LLC and FC Lion LLC, dated December 12, 2001.  The requirements of the Development Agreement relating to early access and turnover protocol are attached hereto as Exhibit Q, and incorporated herein by reference as applicable to the terms of this Agreement.

“Drawings” shall mean graphic or pictorial portions of the Contract Documents, wherever located and whenever issued, which are proposed by Architect or any Vendor, and which show, among other things, the location and dimensions of the Work, generally including, but not limited to, plans, elevations, sections, details, schedules and diagrams.  A preliminary list of Drawings is attached hereto as Exhibit F.

“Emergency Change Order” shall mean a Change which is required in the case of an emergency imminently threatening the safety of persons or the Work and which, in the interest of such safety, Construction Manager determines must be made without obtaining the prior written approval of Owner.

“Event of Default” shall mean actions and/or inactions on the part of Construction Manager as described in Section 16.1 that justify termination of Construction Manager by Owner for default.

“Excusable Delay” shall mean a delay, disruption, acceleration or hindrance that is: (1) reasonably unforeseeable; (2) beyond the control of Construction Manager; (3) not caused or contributed to by Construction Manager, any Trade Contractor or Lower Tier Contractor, and (4) caused by one of the causes described in Article 11 of this Agreement.

“Fee” shall mean the fixed fee that is Construction Manager’s compensation for management of the Pre-Construction Phase and of the Construction Phase of the Project as set forth as part of Exhibit S.

“Fees-and-Costs” shall mean, in the context of dispute resolution, all actual expenses of any legal proceeding borne by a party to this Agreement, including, but not limited to, fees and expenses of all attorneys (including both inside and outside counsel); architects; engineers; expert witnesses; contractors; consultants; third party witnesses (and their separate attorneys’ fees, where borne by a party to this Agreement); and other persons providing any services relating to any legal proceeding; court fees and charges; all costs of transcripts; printing of briefs and records on appeal; copying; trial graphics; jury consultants; trial presentation expenses; and all other reimbursable costs and expenses charged by any of the foregoing.

“FF&E” shall mean, collectively, furniture, furnishings, fixtures, accessories and similar items relating to the Project.

“Field Directive” shall mean a written directive to perform Work that is issued solely by Owner.

“Final Completion” shall mean that Construction Manager has satisfactorily completed all of the Work in strict conformity with the requirements of the Contract Documents, and the Work has been finally accepted by the Owner.

“Final Completion Date” shall mean the date determined by Owner when the Work has been completed and accepted by Owner.

“Final Payment” shall mean the last payment to Construction Manager, including Retainage, in connection with the Project.

“Force Majeure Event” shall mean acts of God and similar casualties beyond the reasonable control of Construction Manager, as described in Article 11.

“General Conditions Cap” shall mean a percentage or fixed amount which shall serve as a cap on the amount of General Conditions Costs that will be reimbursed by Owner in connection with the Work, as will be set forth in Exhibit D to the Agreement.

“General Conditions Costs” shall mean those costs identified in Section 7.3 of this Agreement which relate to Construction Manager’s management of the Project and operations at the Project Site.

“GMP” shall mean the guaranteed maximum price for the Work set forth in Exhibit S.

“Governmental Authorities” shall mean all Federal, State, local and quasi-governmental agencies having jurisdiction over the Project, including but not limited to the New York City Building Department.

“Hazardous Materials” shall mean: (1) any “hazardous waste” as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended, and regulations promulgated thereunder, (2) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in (or for the purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, and regulations promulgated thereunder; (3) any “hazardous waste” or “hazardous substance” as defined by applicable New York State laws and regulations), as amended, and regulations promulgated thereunder; and (4) any hazardous, toxic or dangerous waste, substance, or material as defined in any so-called “superfund” or “superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material.

“Indemnitees” shall mean Owner, Developer, INGREDUS Site 8 South LLC, Architect, Interiors Project Owner, Interiors Construction Manager, Lender and their respective members, partners, principals, shareholders, directors, agents, employees, successors and assigns.

“In-Scope Change Order” shall mean a Change Order that is funded within the GMP including, but not limited to, from the Construction Contingency.

“Interiors Project” shall mean the buildout within Base Building of The New York Times headquarters and The Times Center.

“Interiors Architect” shall mean, with reference to The New York Times Headquarters portion of the Interiors Project, Gensler and Partners, or its successor designated in writing by the Interiors Project Owner, and with reference to The Times Center, shall mean Architect, or its successor designated in writing by the Interiors Project Owner.

“Interiors Construction Manager” shall mean the construction manager retained by the Interiors Project Owner for the fitout of the Interiors.

“Interiors Project Owner” shall mean NYT Real Estate Company, LLC.

“Job Progress Report” shall mean the monthly report that Construction Manager is required to submit in accordance with Section 4.5.10.

“Key Employees” shall mean those employees of the Construction Manager identified in Exhibit M, who will have primary responsibility for implementing the Construction Manager’s obligations under this Agreement.

“Last Settlement Offer Before Trial” shall mean, in the context of dispute resolution, either: (1) the final amount in immediately available funds offered in complete resolution of the dispute delivered in writing by one party to the other party no later than twenty (20) days prior to the first witness being sworn to give testimony in any trial of the legal proceeding; or (2) where no offer was made in accordance with the preceding subclause (1), the amount of zero (0).

“Lease Agreement” shall mean the Agreement of Lease between 42nd St. Development Project, Inc., as Landlord, and The New York Times Building LLC, as Tenant, dated December 12, 2001.

“Lender” shall mean any entity or institution that provides financing to Owner in connection with the Project.

“Long Lead-Time Item” shall mean a material and/or piece of equipment which must be ordered substantially in advance of the date on which it is scheduled to be incorporated into the Work because of its lengthy production, manufacturing, fabrication or delivery schedule.

“Lower Tier Contractor” shall mean a contractor having an agreement with a Trade Contractor to perform a portion of the Trade Contractor’s scope of Work, together with any other contractors to whom the Lower Tier Contractor may further delegate portions of the Work.  The term also includes lower-tier suppliers.

“Milestone” shall mean a specified event or completion of a specific portion of the Project required for Construction Manager to receive the Time Bonus indicated in Section 6.4.

“Milestone Dates” shall mean those dates which mark the completion of the Milestones required for Construction Manager to receive the Time Bonuses set forth in Section 6.4.  One or more of the Milestone Dates may be changed by an approved Change Order issued pursuant to Section 11.7.2.

“OCIP” shall mean the Owner’s Controlled Insurance Program as described in Section 14.2.

“Open Access Floors” shall mean the Core and Shell work described in Section 4.5.27.6.2.

“Out-of-Scope Change Order” shall mean a Change Order that is funded by an increase in the GMP.

“Owner” shall mean The New York Times Building LLC.

“Owner-Caused Delay” shall mean a Delay in the Project Schedule caused by an act or failure to act on the part of Owner or any party for whom Owner is legally responsible.

“Owner-Furnished Items” shall mean material, equipment and other items selected, purchased and provided to Construction Manager by Owner outside of the GMP.

“Owner-Furnished Information” shall mean data, documents, studies, analyses, reports and similar items to be furnished by the Owner to the Construction Manager.

“Owner’s Consultants” shall mean designers (other than Architect and Architect’s Consultants), other specialty consultants and advisors, who are retained directly by Owner including, but not limited to, the firms and individuals identified in Exhibit I hereto.

“Payment Bond” shall mean a surety bond provided by a Trade Contractor to assure payment to Lower Tier Contractors.

“PCO” shall mean a potential Change Order proposal submitted by Owner to Construction Manager.

“Performance Bond” shall mean a surety bond provided by a Trade Contractor to assure completion of that Trade Contractor’s scope of Work.

“Permitted Assignee” shall mean any Affiliated Entity of Owner.

“Person” shall mean: (1) an individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or other entity; (2) any Federal, State, county or municipal government (or any bureau, department, agency or instrumentality thereof); and (3) any fiduciary acting in such capacity on behalf of any of the foregoing.

“Phases of Work” shall mean those portions of the Work as itemized in Section 6.1.

“Pre-Construction Phase” shall mean that preparatory phase of Construction Manager’s services prior to and in preparation for commencement of the Construction Phase of the Work.

“Preliminary Schedule” shall mean the schedule attached hereto as Exhibit C.

“Pre-Purchased Item” shall mean an item, material and/or equipment purchased by Owner, Construction Manager or a Trade Contractor in advance of the time that such Item will be installed in the Work, and stored on or off Site.  Pre-Purchased Items include, but are not limited to, Long Lead-Time Items.

“Prevailing Party at Trial” shall mean, in the context of dispute resolution, a party awarded an amount in any trial of the Legal Proceeding which, net of any offsets and counterclaims awarded to the other party, is greater than the Last Settlement Offer Before Trial made by the other party.

“Principal-in-Charge” shall mean the individual designated by Construction Manager and identified in Exhibit M to generally oversee successful and timely completion of the Project.

“Progress Payment” shall mean monthly payments to the Construction Manager based on the percentage of Work completed as measured against the approved Schedule of Values for the Project.

“Prohibited Person” shall mean: (1) any Person (1.1) that is in default after notice and beyond any applicable cure period, of such Person’s obligations under any material written agreement with New York City, the State of New York, or any of their instrumentalities, or (1.2) that directly controls, is controlled by, or is under common control with a Person that is in default after notice and beyond any applicable cure period, of such Person’s obligations under any material written agreement with New York City, the State of New York or any of their instrumentalities, unless, in each instance, such default or breach either (i) has been waived in writing by New York City, the State of New York or any of their instrumentalities as the case may be or (ii) is being disputed in a court of law, administrative proceeding, arbitration or other forum or (iii) is cured within thirty (30) days after a determination and notice from Owner that such Person is a Prohibited Person as a result of such default; (2) any Person that is an Organized Crime Figure; (3) any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy

Act of 1917, as amended; (4) any Person that is in default in the payment to the City of New York of any real estate taxes, sewer rents or water charges totaling more than $10,000, unless such default is then being contested in good faith in accordance with applicable Legal Requirements or unless such default is cured within thirty (30) days after a determination and notice from Owner that such Person is a Prohibited Person as a result of such default; or (5) any Person (6.1) that has solely owned, at any time during the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City of New York, or (6.2) that, directly or indirectly controls, is controlled by, or is under common control with a person that has owned, at any time in the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City of New York by in rem tax foreclosure, other than a property in which the City of New York has released or is in the process of releasing its interest to such person pursuant to the Administrative Code of the City of New York.

“Project” shall mean the construction of the Core & Shell of the Base Building of approximately 1,540,000 gross square feet on a site located on Eighth Avenue between 40th and 41st Streets in New York, New York, all as more fully described in Exhibit A hereto.

“Project Executive” shall mean the individual designated by Construction Manager and identified as such in Exhibit M hereto.

“Project Manual” shall mean a manual prepared by the Construction Manager and approved by the Owner that sets forth the information described in Section 3.1.18.

“Project Schedule” shall mean the schedule in CPM format, prepared by the Construction Manager and approved by the Owner, detailing the sequence and time durations for the Work and the Milestone Dates, including any approved revisions or updates thereto.

“Project Team” shall mean Owner, Owner’s Representative, Construction Manager, Architect and all Consultants, regardless of whether retained by Owner or Architect.

“Project Website” shall mean the website for the Project, to be established and maintained by the Owner for the duration of the Project in accordance with the Guidelines set forth in Exhibit K.

“Punchlist” shall mean a list, compiled by Construction Manager and Architect at Substantial Completion, and approved by Owner, which identifies items of Work that remain to be completed or corrected prior to Final Payment.

“Purchase Order” shall mean a written agreement between Construction Manager or a Trade Contractor and a Supplier in connection with the furnishing by the Supplier of materials and/or equipment in connection with the Work.

“Qualifications and Assumptions” shall mean any express qualifications and assumptions of the Construction Manager underlying the GMP, that are set forth in Exhibit O to the Agreement.

“Recovery Plan” shall mean a written plan prepared by Construction Manager, which describes how Construction Manager intends to reorganize and/or accelerate the Work to compensate for Delays and regain the Project Schedule.

“RFI” shall mean a request for information and/or clarification submitted by Construction Manager or any Trade Contractor.

“RFP” shall mean Owner’s original Request for Proposals dated April 26, 2003 together with the addenda issued thereto.

“Retainage” means an amount withheld by Owner from Progress Payments to Construction Manager equal to: (1) ten percent (10%) of Trade Contract Costs through 50% completion of the Work, which shall be held by Owner until Final Payment; and (2) ten percent (10%) of Construction Manager’s Fee, which shall be held by Owner until Final Payment.  No Retainage shall be withheld on General Conditions Costs.

“Samples” shall mean physical examples that illustrate materials, equipment or workmanship, and which establish standards by which the Work will be judged.

“Schedule of Values” shall mean a line item breakdown of Trade Contractor Work, prepared by Construction Manager and approved by Owner, which shall be used as a basis for Progress Payments to the Construction Manager.

“Schematic Design Documents” shall mean the Design Documents prepared by Architect during the Schematic Design Phase.

“Schematic Design Phase” shall mean that Phase in the development of the Design Documents during which Architect determines the scale and relationship of the Project components.

“Separate Contractors” shall mean contractors or construction managers, other than the Construction Manager, that are retained directly by Owner to perform Work or services in connection with the Project.

“Shop Drawings” shall mean drawings, diagrams, illustrations, schedules, performance checks and other data prepared by Construction Manager, any Trade Contractor or Lower Tier Contractor to illustrate how a specified portion of the Work will be constructed.

“Shop Drawing Submittal Schedule” shall mean a schedule, prepared by Construction Manager and approved by Owner and Architect, outlining the sequence and timing of the submission of Shop Drawings for review by Architect.

“Site” shall mean the place where the Work will be performed (excluding manufacturing and storage/warehousing facilities).

“Site Safety Manager” shall mean the certified individual appointed by Construction Manager to be responsible for Site safety.

“Specifications” shall mean written requirements for the Work prepared by Architect.

“Submittal” shall mean a Shop Drawing, Sample, catalog cut or similar item submitted by a Trade Contractor.

“Submittal Log” shall mean a log maintained by Architect indicating the dates of submission of Shop Drawings and other Submittals by the Construction Manager and their return after review by Architect.

“Substantial Completion” shall mean that stage in the progress of the Work when the Project (or any designated portion thereof) is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Project (or that designated portion) for its intended use.

“Substantial Completion Certificate” shall mean the certificate issued by Architect and approved by Owner indicating the date upon which the Project (or a designated portion thereof) is Substantially Complete.

“Substantial Completion Date” shall mean the date identified in Architect’s Substantial Completion Certificate when the Work (or a designated portion thereof) is Substantially Complete.

“Substitution” shall mean a replacement or alternative to an item of material or equipment identified in the Construction Documents which is proposed by Construction Manager and approved in writing by Owner and Architect, as described in Section 4.5.37.

“Supplier” shall mean a person or entity that supplies materials and/or equipment to Construction Manager or to a Trade Contractor.

“Surplus Materials and Equipment” shall mean materials and equipment which are purchased by Construction Manager and paid for by Owner, but which are ultimately not incorporated into the Work or consumed in the course of performing the Work.

“Suspension” shall mean a delay, resequencing, stoppage and/or interruption of the Work (in whole or in part), in response to a written directive from the Owner, as more fully described in Section 16.3.

“Temporary Certificate of Occupancy” shall mean a certificate issued by Governmental Authorities when the Work is Substantially Complete.

“Temporary Systems” shall mean all barricades, provisions for utilities, offices and constructed facilities used in connection with the Work that will not remain as part of the Project when the Project is complete.

“Tenant” shall mean the occupants of any floor or floors of the Base Building.

“Termination for Convenience” shall mean the termination of this Agreement by Owner without cause, as described in Section 16.2.

“Termination for Default” shall mean the termination of this Agreement by Owner for cause, as described in Section 16.1.

“Testing” shall mean, with reference to equipment, performing those test required by the Contract Documents.

“The New York Times Headquarters” shall mean that portion of the Interiors Project that will be built out for The New York Times office headquarters, comprising approximately 825,000 gross square feet.

“The Times Center” shall mean that portion of the Interiors Project, comprising approximately 20,000 square feet, which includes a 400-seat auditorium, a companion space of similar size for exhibits and/or entertaining, a TV studio, retail store and ancillary space.

“Time Bonus” shall mean the amount that Construction Manager will be eligible to receive upon achievement of each Milestone, as set forth in Section 6.4.

“Time Extension” shall mean the grant by Owner of additional time to complete the Work or discrete portions thereof, in connection with Change Orders and other causes of Delay.

“Trade Contract” shall mean a written agreement, generally in the form set forth in Exhibit B hereto, between Construction Manager and a Trade Contractor.  The term “Trade Contract” also includes Purchase Orders.

“Trade Contract Award Letter” shall mean a letter submitted by Construction Manager to Owner after completion of bidding process in a form approved by Owner.

“Trade Contract Costs” shall mean amounts billed by Trade Contractors for Work performed.

“Trade Contractor” shall mean a person or entity having a Trade Contract directly with Construction Manager to perform a portion of the Work or to supply materials and/or equipment.  The term “Trade Contractor” also includes Suppliers.

“Trademark” shall mean a trademark used by the Owner that is protected under U.S. Trademark Law.

“Trade Secret” any and all information that comes into Construction Manager’s possession, custody or control by, through, from, or on behalf of the Owner without regard to form, including, without limitation, any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customer or suppliers, that is not commonly known by or available to the public and with information: (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trust Account” shall mean the bank account established by Construction Manager through which all payments to Trade Contractors will be processed.

“Unit Price” shall mean a Trade Contractor price for a specified unit of repetitive Work.

“Vendor” shall mean the manufacturer or seller of Owner-Furnished Items.

“Work” means all work and other services required to be performed by the Construction Manager under the Contract Documents, and includes all labor, materials, equipment and services to be provided by Construction Manager during the Pre-Construction and Construction Phases of the Project under the terms of this Agreement.

“Work Day” shall mean Monday, Tuesday, Wednesday, Thursday and Friday, excluding any nationally recognized union holidays, and excluding Saturday and Sunday.

ARTICLE 2

GENERAL PROVISIONS

2.1  Relationship of the Parties

Construction Manager accepts the relationship of trust and confidence established between Construction Manager and Owner by this Agreement, and covenants to Owner to furnish its best professional skill and judgment, and to cooperate with Owner, Owner’s Representative, Architect and other members of the Project Team in furthering the interests of Owner as made known to Construction Manager.  Construction Manager agrees to use its best efforts to construct the Project at the lowest-reasonable cost and in an expeditious fashion consistent with budgetary, design, scheduling and other similar considerations.  Accordingly, Construction Manager will devote its best efforts toward: (1) maintaining the cost level of the Project at the lowest possible point consistent with good construction practices and the quality of materials and workmanship required and expected by Owner; (2) carrying out Owner’s intent and the direction of the Construction Documents; and (3) achieving the rapid and efficient construction and completion of the Work.  Construction Manager will bring to Owner’s attention any possibilities for cost savings that may present themselves over the course of the Project, and will confer with Owner periodically in order to determine whether there are any areas where, by design change or otherwise, costs may be reduced; provided however, that the Owner will make the final determination whether to pursue such cost savings.

2.2  Contract Documents

2.2.1        Contract Documents Identified

The Contract Documents shall consist of the following:

2.2.1.l      This Agreement, including all the Exhibits and amendments hereto.

2.2.1.2     Construction Documents and such other Documents as may be prepared by Architect and approved in writing by Owner.

2.2.1.3     Change Orders, Emergency Change Orders, and Field Directives.

2.2.1.4     The RFP.

2.2.1.5     The Project Schedule prepared by Construction Manager and approved by Owner, as the same may be updated, modified or extended in accordance with the applicable provisions of this Agreement.

2.2.1.6     The letter dated January 16, 2004 from Owner to the Construction Manager regarding the New York Times Ownership Structure and Project Financing.

2.2.2        This Agreement   The Contract Documents form the agreement between Owner and Construction Manager.  References in the Contract Documents to “the Contract” or “this Contract” shall be deemed to include all of the Contract Documents.  References to “this Agreement” or “the Agreement” shall refer to this instrument, which is one of the Contract Documents.

2.2.3        Intent of Contract Documents

The intent of the Contract Documents is to include within Construction Manager’s scope of Work the obligation to perform and provide all labor, supervision, materials and supplies, insurance, tools, equipment, permits, licenses, taxes, approvals, transportation, testing and field surveying and other services and items as are necessary to satisfactorily complete the Work.  Matters not expressly included in the Contract Documents, but which are reasonably inferable therefrom as being necessary to produce the intended results shall be deemed included as part of the Work.  For purposes of this Section, the scope of Work shall be deemed to include: (1) items commonly associated with items of Work shown; (2) repetitive items; and (3) items commonly associated with the indicated purpose or quality.

2.2.4        Conflicts Among Contract Documents

The Contract Documents are complementary and cumulative, and what is called for by one shall be as binding as if called for by all.

2.2.5        Industry Terminology

Words and abbreviations that have well known technical or trade meanings are used in the Contract Documents in accordance with such recognized meanings.  In resolving any conflicts among the Contract Documents, the Contract Documents shall be given precedence based on the order in which they are set forth in Section 2.2.1.

2.2.6        Resolution of Conflicts and Ambiguities in the Contract Documents

2.2.6.1     Construction Manager shall carefully review the Contract Documents for conflicts or ambiguities.  If any conflicts or ambiguities are discovered by Construction Manager in or among the Contract Documents, Construction Manager shall immediately bring the same to the attention of Owner for resolution.  It is expressly understood and agreed that Owner, in consultation with Architect, shall be the interpreter of the Construction Documents and shall resolve any such conflicts and ambiguities.  The risk of performing any Work relating to any such conflict or ambiguity prior to the timely resolution of the same, shall be borne by Construction Manager without increase to the GMP.

2.2.6.2     The layout of mechanical and electrical systems, equipment, fixtures, piping, ductwork, conduits, specialty items and accessories indicated on the Construction Documents is diagrammatic.  The actual Work shall be carried out so as not to affect the architectural and structural integrity and limitations of the Base Building or the Project, and shall be performed in such sequence and manner as to avoid conflicts and provide clear access to all control points, including valves, strainers, control devices and specialty items of every nature related to such systems and equipment.  If Construction Manager, after a careful review of Shop Drawings, Coordination Drawings and the Construction Documents, discovers or has knowledge of: (1) conflicts between Shop Drawings, the Coordination Drawings and/or the Construction Documents; or (2) any conflicts between existing conditions at the Site and the Construction Documents which, in Construction Manager’s professional opinion, are of a nature that may affect the architectural or structural integrity or limitations of the Base Building or the Project, Construction Manager shall immediately shall bring the same to the attention of Owner for resolution.  The risk of any Work relating to such a conflict that is performed by Construction Manager or by any Trade Contractor prior to the resolution of the conflict shall be borne by Construction Manager without increase to the GMP.

2.2.7        Drawings and Specifications

The Drawings and Specifications, which together comprise the Construction Documents are complementary.  Anything shown in any of the Drawings and not mentioned in the Specifications, or mentioned in any of the Specifications and not shown in the Drawings, shall have the same effect as if shown or mentioned in both.  In the event of a conflict between the Drawings and the Specifications, Construction Manager shall be required to perform the more complete installation, unless directed otherwise by Owner in Owner’s sole discretion.

2.2.8        Representative Details

A typical or representative detail indicated on the Construction Documents shall constitute the standard for workmanship and materials throughout corresponding parts of the Work, unless otherwise approved by Owner.

2.3  Construction Manager’s General Obligations

2.3.1        Participation in Development of Design Concept

The general scope of the Work, as initially reflected in the Original RFP and in the Construction Documents, shall be developed by Construction Manager into a detailed design and construction schedule, and further refined as the preparation of the Construction Documents progresses during the Pre-Construction Phase of the Project, so as to include and define the scope, parameters and anticipated timing for the Work, and the quality of materials and workmanship required and expected by Owner.  Construction Manager represents that Construction Manager: (1) has become acquainted with the design concept and scope of the Work, as reflected in the Drawings and Specifications identified in Exhibit F; (2) has visited and inspected the Project Site, including the location of adjacent structures and utilities and access to the Project Site; and (3) will actively participate with Owner and Architect in further development of the design concept into Construction Documents for the Project.

2.3.2        Project Management

2.3.2.1     Construction Manager agrees to furnish efficient business administration with emphasis on budget control, cost estimating, construction scheduling, coordination of the Work, supervision and construction management, and further agrees to perform the actual Work in an expeditious and economical manner consistent with the best interests of Owner.  Construction Manager shall utilize the Project Website as an active management tool and shall be responsible for posting (whether by posting itself or by causing appropriate Trade Contractors to post) Project documentation on a regular and timely basis as elsewhere described in this Agreement.

2.3.2.2     Construction Manager shall assist Owner in developing and maintaining a climate of understanding and good will with all Governmental Authorities, the local communities adjacent to the Project Site, unions, new tenants at the Project site and the public at large.

2.3.2.3     Construction Manager shall generally advise and assist Owner in all matters concerning construction of the Project and, upon request by Owner, provide advice and assistance with regard to matters concerning which the Construction Manager, being familiar with the construction industry, might be consulted.

2.3.2.4     All recommendations to be provided by Construction Manager shall be rendered promptly and in writing; shall state the advantages and disadvantages of various courses of action and evaluate alternatives; and shall be in sufficient detail to enable Owner to analyze such recommendations and make informed decisions with respect thereto.

2.4  Ethical Obligations

2.4.1        Sales Commissions, Trade Discounts and Contributions

Construction Manager shall not accept, for its own account, any sales commissions, trade discounts or contributions of any type from third parties in connection with the Work.

2.4.2        Conflicts of Interest

Construction Manager shall not:

2.4.2.1     deal with (or recommend that the Owner deal with) any firm or entity in which Construction Manager has a financial or other interest;

2.4.2.2     undertake any activity or employment which would or could create a conflict of interest, compromise Construction Manager’s professional judgment or otherwise prevent Construction Manager from serving Owner’s best interests;

2.4.2.3     employ in connection with the Project, or recommend the acceptance of a bid from any Trade Contractor employing, with respect to the Project, any relative (including in-laws) of any officer or director of Construction Manager without fully disclosing such relationship in writing at the time that bids are solicited.

2.4.2.4     allow any officer, director, employee, agent or consultant, acting on behalf of Construction Manager, to negotiate, accept, approve or otherwise participate in any Trade Contractor or Trade Contract in connection with which that individual has, directly or indirectly, a financial or other personal interest.

If Construction Manager becomes aware of any of the foregoing situations or circumstances, Construction Manager shall immediately notify Owner in writing, and obtain Owner’s written approval before proceeding.  Failure to so notify Owner and obtain Owner’s written approval of an actual or potential conflict of interest shall constitute a material breach of this Agreement, entitling Owner to terminate Construction Manager for default.  Termination of this Agreement pursuant to this Section shall result in forfeiture by Construction Manager of its Fee earned to the date of termination.

2.4.3        Ethical Conduct

2.4.3.1     Construction Manager acknowledges that Owner is committed to having the Work performed in accordance with the highest ethical standards applicable to, or governing, the conduct of construction practices.  In furtherance thereof, Construction Manager hereby agrees to comply with and observe all Applicable Laws, trade standards and ethical guidelines governing performance of the Work.

2.4.3.2     In furtherance of the obligation set forth in Section 2.4.3.1, Construction Manager shall cause all of Key Employees identified in Exhibit M to sign the affidavit attached hereto as Exhibit L, once as a condition of their assignment to and participation in the Project, and a second time as a condition of Final Payment to Construction Manager.

2.5  Equal Opportunity

2.5.1        No Discrimination

Construction Manager shall not discriminate against any employee or applicant for employment because of race, creed, color, national origin, marital status, sex, disability, sexual preference or age.  Construction Manager shall take such actions as are reasonably necessary to ensure that employees and applicants for employment are treated without regard to their race, creed, color, national origin, marital status, sex, sexual preference or age.  As used herein, the term “treated” shall mean and include, without limitation, the following: recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; demoted; downgraded; transferred; laid off; and terminated.  Construction Manager agrees to comply with all Affirmative Action requirements set forth in Exhibit G.

2.5.2        Reporting and Audit Requirements

Construction Manager shall furnish all information and reports required by Governmental Authorities to determine Construction Manager’s compliance with the provisions of this Section 2.5 and Applicable Laws, and shall permit access to its books and records by Owner and/or any such Governmental Authority during regular business hours for purposes of investigation to ascertain compliance with this Section 2.5.

2.6  Cooperation with Interior Construction Manager, Trade Contractors and Architect

The Construction Manager shall cooperate and coordinate the Work with the work of the Interiors Construction Manager, the Interiors Trade Contractors, the Interiors Architect, the Commercial Office Construction Manager, the Commercial Office Architect, the Retail Construction Manager, and the Retail Architect.

ARTICLE 3

PRE-CONSTRUCTION PHASE

3.1  Pre-Construction Phase Services

During the Pre-Construction Phase of the Project, Construction Manager shall, at a minimum, perform the services described below and such other services as may be requested by Owner, which services are not intended to limit the services set forth in the RFP or otherwise in this Agreement:

3.1.1        consult with Owner (including various user groups, as designated by Owner), Architect, and other members of the Project Team to ascertain Owner’s needs and goals and the requirements of the Work.

3.1.2        attend weekly meetings of the Project Team.

3.1.3        thoroughly review all Design Documents, and all revisions and additions thereto, for the purpose of preparing and submitting to Owner a preliminary Construction Budget.  The Construction Budget shall be in such form and shall contain such detail as Owner may require and shall be revised monthly or more frequently if Owner so requires.

3.1.4        provide assistance to and cooperate with Owner, Architect and Owner’s code consultant in obtaining all necessary approvals of Governmental Authorities having jurisdiction over the Project.

3.1.5        review the Design Documents on an ongoing basis during their development by Architect to advise Owner regarding: (1) proposed Site use, logistics and improvements; (2) selection and availability of materials, building systems and equipment; (3) methods of Project delivery; (4) Long Lead-Time items; (5) potential areas of Trade conflict; (6) value engineering recommendations; (7) possible economies; (8) constructability; and (9) completeness of the Design Documents.

3.1.6        review all Design Documents and Construction Documents, and use best efforts to identify any failure of said Documents to comply with Applicable Laws, including, but not limited to, applicable building codes.  Construction Manager shall advise Owner and Architect of any failure of the Design Documents or Construction Documents to comply with Applicable Laws that Construction Manager identifies.  Construction Manager shall not, however, by virtue of this review, become liable for Architect’s failure to design the Project in accordance with all Applicable Laws.

3.1.7        advise Owner regarding the costing and procurement of Pre-Purchased Items, when early procurement is in Owner’s best interests including, but not limited to, the purchase of Long Lead-Time Items.  If Owner procures any Pre-Purchased Item itself, Owner shall have the right to assign the Purchase Order for that Pre-Purchased Item to Construction Manager or a Trade Contractor.

3.1.8        participate in value engineering reviews with Owner and Architect.

3.1.9        review the Design Documents on an ongoing basis as they are being prepared for the purpose of making recommendations to Owner and Architect regarding:

3.1.9.1     availability of labor, materials, equipment and supplies.

3.1.9.2     elimination of possible conflicts and/or overlapping jurisdictions among the various trades or overlapping responsibilities among Trade Contractors.

3.1.9.3     conflicts and omissions and/or variations from customary construction practices and methods which may cause difficulties or delays in the performance of the Work.

3.1.9.4     discrepancies and deficiencies in the Design Documents, or between the Design Documents and existing conditions at the Project Site.

3.1.9.5     conduct of construction operations utilizing good construction practices.

3.1.9.6     costs of labor, materials, equipment and supplies to be used in the Work.

3.1.9.7     costs on comparable projects.

3.1.9.8     unit prices and alternates.

3.1.9.9     required Temporary Systems and Project support facilities.

3.1.9.10   construction detailing.

3.1.9.11   achievement of construction economies through alternative methods, materials, or concepts, consistent with Owner’s requirements and sound construction practice.

3.1.9.12   temporary Certificate of Occupancy process.

3.1.10      Comply with all Affirmative Action Requirements annexed hereto as Exhibit G.

3.1.11      Provide: (1) a code compliance analysis of the Site; and (2) a confirmation of Building infrastructure, Site analysis and related probe work.

3.1.12      Advise and make recommendations to Owner and Architect regarding the best order and sequence for the development of the Construction Documents.

3.1.13      Maintain written records of all communications with, and recommendations made to, Architect, and Architect’s responses thereto.  Construction Manager shall make such records available for inspection by Owner at all times, and promptly furnish Owner, upon request, with copies of all correspondence and notes relating to communications between Construction Manager and Architect relative to the Work and the Project.

3.1.14      Advise and consult with Owner and Architect with regard to division of the Construction Documents into appropriate Bid Packages.

3.1.15      Develop and refine the preliminary Site logistics plan in cooperation with the corresponding plan being developed by the Building Construction Manager;

3.1.16      Prepare (and update regularly) a Project Manual which addresses Construction Manager’s policies, together with the policies of Owner and Architect on the following issues:

3.1.16.1        Coordination with Interiors Construction Manager’s operations.

3.1.16.2        Document control, including filing systems.

3.1.16.3        Submittals, including Submittal Schedules, number of copies required and control logs.

3.1.16.4        Clarifications, fully setting forth the process for requests for information.

3.1.16.5        Change Order control, including related time extensions.

3.1.16.6        Schedules, including CPM Requirements and occupancy schedules.

3.1.16.7        Cost Control procedures, including cost reports.

3.1.16.8        Quality Control procedures, including management, inspection and testing.

3.1.16.9        Safety Procedures.

3.1.16.10      Photography Requirements.

3.1.16.11      Coordination procedures, including Coordination Drawings and coordination meetings.

3.1.16.12      Monthly progress reports.

3.1.16.13      Application for Payment process.

3.1.16.14      Meetings including pre-construction, progress and others.

3.1.16.15      Trade Contractor/Supplier/Vendor dispute resolution procedures.

3.1.16.16      Closeout procedures, including procedures for Substantial and Final Completion inspections, preparation of Punchlists, and the preparation of As-Built Drawings.

The Project Manual shall be subject to Owner’s approval prior to implementation.

3.1.17      Construction Manager shall confirm that materials, equipment and labor are currently available to accomplish the Work.  Construction Manager shall continually thereafter undertake materials and labor surveys, including analyses of the following with respect to materials and equipment; all materials and equipment required for the Work; a forecast of the availability thereof; and any factors or potential occurrences identified by Construction Manager which might affect the future availability of such materials and equipment.  With respect to labor, Construction Manager shall prepare an analysis of costs, types and quality of labor required for the Work; a forecast of labor availability as and when needed; and a schedule of the dates of all union contracts coming up for renewal during the anticipated period of the Work.

3.1.18                  Construction Manager shall perform other services similar in type to those described above including, but not limited to: preparation of such other schedules, reports, budgets and other technical data as may be reasonably requested by Owner; and attendance at such meetings during the Pre-Construction Phase as Owner may reasonably request in order to assist in the preparation of the Construction Documents, cost estimates, updated Project Schedules and any other documents and instruments relative to the Project, to the end that Final Completion of the Work may be achieved within the budgetary and time objectives set forth in this Agreement.

3.1.19                  Construction Manager acknowledges that portions of the Pre-Construction and Construction Phases may be on-going at the same time and that certain services performed by Construction Manager may overlap.

3.1.20                  As part of Pre-Construction Phase Services (and at no additional charge to Owner), Construction Manager shall coordinate and cooperate with parties working on the Interiors Project including, but not limited to, the Interiors Architect, Interiors Construction Manager, and Interiors Trade Contractors.

3.1.21                  Construction Manager shall provide information as required for a tax cost segregation study.

3.1.22                  Throughout the Pre-Construction Phase, Construction Manager shall post on the Project Website (or cause Trade Contractors to post), as appropriate, documentation generated or received by Construction Manager in the performance of Construction Manager’s services.

ARTICLE 4

CONSTRUCTION PHASE

4.1  Performance of the Work

Construction Manager shall perform or furnish all labor, materials, plant, tools, supplies, equipment, services, transportation, scaffolding, permits, licenses, supervision, and inspection (temporary utilities to be provided by Owner), and all General Conditions items identified in Exhibit D attached hereto.  Construction Manager shall provide all services, business administration and supervision, necessary for, or incidental to, the successful prosecution of the Work in an expeditious and economical manner, consistent with industry accepted standards, and in strict and complete compliance with: (1) the Contract Documents; (2) Applicable Laws pertinent to the means and methods of performing the Work; (3) acceptable construction industry practices; (4) the Affirmative Action Requirements attached hereto as Exhibit G, (5) the hoisting and logistics plan attached hereto as Exhibit T, as such may be amended to meet the requirements of Applicable Laws, and (6) the best interests of the Owner.  The Work shall be free from defects and represent “first quality” workmanship and materials.

4.2  Coordination with Interiors Work

Construction Manager acknowledges that work on the Interiors Project will proceed concurrently with and overlap Construction Manager’s Work on the Project.  Accordingly, Construction Manager agrees to coordinate and cooperate with the Interiors Construction Manager and the Interiors Trade Contractors on all matters affecting the Work including, but not limited to: (1) access; (2) storage space; (3) staging areas; (4) utilization of elevators and hoists; and (5) the phased turnover of floors.  Construction Manager acknowledges that work on the Commercial Office and Retail Projects may proceed concurrently with and overlap Construction Manager’s Work on the Project.  Accordingly, Construction Manager agrees to coordinate and cooperate with the respective Construction Manager and trade contractors on all matters affecting the Work including, but not limited to: (1) access; (2) storage space; (3) staging areas; (4) utilization of elevators and hoists; and (5) the phased turnover of floors.  Owner acknowledges that Construction Manager intends to use some of the commercial retail space for staging its Work.

4.3  Bidding Process

4.3.1                        Management of Bidding Process

Construction Manager shall be responsible for managing and scheduling the competitive bidding process for Trade Contracts.  Notwithstanding the foregoing, Owner shall have the right, in its discretion, to participate in all aspects of the bidding process.  The exercise by Owner of the rights of participation, review and approval set forth in this Section 4.3 shall not diminish Construction Manager’s obligations relative to the bidding process as set forth herein.

4.3.2                        Pre-Qualification of Bidders

All bidders shall be pre-qualified based on criteria to be established jointly by Owner and Construction Manager.  The Bidders List, which shall contain a minimum of three pre-qualified bidders for each anticipated buyout in excess of $10,000 (unless otherwise approved by Owner in writing), shall be developed by Construction Manager.  The Bidders List shall be subject to Owner’s approval, which may be withheld in Owner’s discretion.

4.3.3                        Pre-Bid Conferences

Construction Manager shall conduct pre-bid conferences to familiarize bidders with the Bid Documents and administration of the bidding process.  Construction Manager shall respond to bidders’ questions by issuing addenda.  The bid form shall be subject to review and approval by Owner.

4.3.4                        Submission and Evaluation of Bids

Bids shall be submitted by bidders at a place and time established by Owner.  Owner shall establish a procedure for the receipt and opening of all bids.  Owner shall have the right to be present at all bid openings, and to review all bids including, but not limited to, riders or addenda submitted by bidders for clarification purposes to identify “exclusions” that could result in a distortion or skewing of the bids.  Construction Manager shall receive, level and analyze all bids.  Construction Manager shall prepare a written evaluation and comparison of the bids.  Construction Manager’s evaluation of bidders shall include qualitative criteria such as experience, bondability and financial resources, as well as quantitative criteria.

4.3.5                        Recommendations Regarding Award

Construction Manager shall make written recommendations to Owner regarding the award of Trade Contracts.  Subject to Owner’s approval, Construction Manager shall negotiate the most favorable price and terms to be included in such Trade Contracts.  Construction Manager shall not allow any “holds” or other forms of contingencies within a Trade Contract price.  Individual Trade Contract contingencies shall be included in the overall Construction Contingency.

4.3.6                        Trade Contract Award Letter

4.3.6.1                         After completion of the bidding process for each trade, Construction Manager shall, by Trade Contract Award Letter in a form to be approved by Owner in writing, advise Owner as to: (1) which Trade Contract bid it intends to accept; (2) the price of the proposed Trade Contract; and (3) any proposed material differences between the provisions of the Trade Contract form and the terms of the Trade Contract that Construction Manager proposes to enter into.  For purposes hereof; the term “material difference” shall be deemed to mean changes to the Trade Contract form that: (1) permit the Trade Contractor thereunder to observe a lesser standard of care in the performance of its obligations to Construction Manager under the Trade Contract than Construction Manager is obligated to observe under the terms of this Agreement; and/or (2) any other difference which may have a cost, liability or other consequence to Owner.

4.3.6.2                         Upon receipt by Owner of Construction Manager’s Trade Contract Award Letter, Owner shall countersign the Trade Contract Award Letter, setting forth no objection by Owner, or Owner’s rejection or other comment regarding any differences between the proposed Trade Contract and the Trade Contract form, and the Work to be performed by Construction Manager shall be deemed changed to the extent of the differences accepted therein.  Owner has the absolute right to reject any Trade Contract Award Letter.  If Owner rejects a Trade Contract Award Letter which has no “material differences” as defined in Section 4.3.6.1 for any reason, or if Owner rejects a Trade Contract Award Letter which has a material difference without a good faith reason, then Owner may indicate no objection to one of the other Trade Contractors and the GMP and/or Project Schedule (as identified in the Trade Contract Award Letter) shall be increased or decreased by Change Order based on the difference between the rejected and the approved Trade Contract amounts.  Construction Manager, upon receipt of the Trade Contract Award Letter countersigned by Owner, shall promptly make all required changes in the proposed Trade Contract and award the Trade Contract in question.

4.3.7                        Prior bids.

The GMP is based on some bids that Construction Manager has solicited, coordinated, and negotiated.  A removal or rejection by Owner of any bidder whose bid was used to determine the GMP may result in a change to the GMP.  The GMP will be adjusted only to the extent that the bidder is greater than the line item for that trade in the budget annexed to the Agreement as part of Exhibit S.

4.4  Trade Contracts

4.4.1                        Requirement for Written Trade Contracts

Unless otherwise agreed upon in writing by Owner, all Work to be performed and all materials, equipment and supplies to be furnished in connection with the Work shall be performed or provided by Trade Contractors pursuant to written Trade Contracts awarded by Construction Manager.  No portion of the Work shall be performed by a Trade Contractor and no materials, equipment or supplies shall be furnished by any Supplier unless and until: (1) a Trade Contract is entered into between Construction Manager and the Trade Contractor in question; and (2) the Trade Contract is approved by Owner prior to execution (unless Owner expressly waives the requirement).

4.4.2                        Each Trade Contract shall set forth that Trade Contractor’s express undertaking to comply with: (1) Owner’s OCIP (if applicable); (2) Owner’s Affirmative Action Program as set forth in Exhibit G.

4.4.3                        Enforcement of Trade Contract Terms

Construction Manager covenants and agrees that it shall diligently enforce all terms and conditions of the Trade Contracts.

4.4.4                        Assignment of Trade Contracts upon Termination of Construction Manager

Each Trade Contract to be entered into by Construction Manager in connection with the Work shall contain a provision providing that, if this Agreement is terminated by Owner pursuant to Article 16 hereof, that Trade Contract, at the option of Owner, shall be assigned by Construction Manager to Owner, or to such other entity as Owner may direct.  In such event, Owner or its designees shall assume all of Construction Manager’s obligations thereunder arising from and after the date of the assignment; provided, however, that nothing contained herein shall be deemed to release Construction Manager from liability to such Trade Contractor or to Owner or Owner’s designees with respect to claims arising from events occurring prior to the effective date of such assignment.

4.4.5                        Ownership and Use of Documents

Construction Manager agrees that the Contract Documents belong to Owner, and may not be used by Construction Manager or any Trade Contractor other than as may be necessary for the performance of the Work hereunder.  Without limitation of the foregoing, all Documents furnished to Construction Manager are to be used only with respect to this Project and are not to be used on or in connection with any other project.  Submission or distribution of documents to meet official regulatory requirements or for other proper and necessary purposes in connection with the performance of the Work at the Project shall not be construed as a violation of this Section.  Construction Manager shall include the requirements of this Section in all Trade Contracts.

4.5  Construction Phase Scope of Work

The Construction Phase of the Work shall commence on the date of commencement of construction of any portion of the Work and shall end on the date of Final Completion of the Work.  During the Construction Phase, Construction Manager shall, at a minimum, perform the following services:

4.5.1                        Establishment of Administrative Procedures

Construction Manager shall: (1) establish procedures for the orderly and expeditious performance of the Work in accordance with the terms of this Agreement and the Project Manual; (2) perform, or cause to be performed, all Work necessary in connection with the Project; (3) establish procedures for administration of Trade Contracts; (4) maintain coordination among Trade Contractors; and (5) coordinate the Work with the Work of the Base Building Construction Manager.

4.5.2                        Site Organization

Construction Manager shall prepare Project Site organization chart and establish lines of authority as necessary to carry out the Work on a coordinated basis.

4.5.3                        Site Staff and Office

Construction Manager shall organize staff and assign personnel to various functional areas as necessary so that the Work may be controlled, coordinated and expedited.  Construction Manager shall establish a Site office, with appropriate furnishings, equipment and support staff.  The Site office shall have accommodations for up to five (5) representatives of Owner and Architect.

4.5.4                        Cost Forecasts

In consultation with Owner and Architect, Construction Manager shall prepare an initial cost forecast setting forth in such manner and detail as Owner may require, all anticipated costs of the Work for: (1) all Trade Contractors performing Work or furnishing materials and/or equipment under Trade Contracts on a trade-by-trade basis; and (2) General Conditions Work.  Construction Manager shall update the cost forecast monthly, or more frequently if requested by Owner, in consultation with Owner and Architect.  Construction Manager shall submit the updates to Owner for its approval, and shall make such adjustments thereto, including adjustments by reason of approved Change Orders, Emergency Change Orders and Field Directives, as Owner may deem appropriate, to keep Owner currently informed as to the anticipated aggregate Costs of the Work and the ability of Construction Manager to complete the Work within the GMP.  In addition, Construction Manager acknowledges that Owner will rely on Construction Manager for monthly cash flow analysis for the purpose of Owner’s financial planning.  Construction Manager agrees that it will provide timely and accurate information, to the extent possible, given the state of the Design Documents at the time.

4.5.5                        Project Schedule Updates

Construction Manager shall update the Project Schedule (including a two-week look-ahead schedule) on a regular basis, but not less than one (1) time per month to assure maximum utilization of all Trade Contractors.  All revisions and updates to the Project Schedule shall be approved by Owner.

4.5.6                        Incorporation of Trade Contractor Schedules

Construction Manager shall review the submission of Trade Contractor portions of the Project Schedule, which Construction Manager shall incorporate into the Project Schedule in a timely and coordinated manner.

4.5.7                        Owner Approval of Changes

Construction Manager shall obtain Owner’s written approval of any Changes in the Work and any approvals or other documents necessary in connection therewith (including both scope Changes determined by Construction Manager to be outside the GMP, and in-scope Changes within the GMP).

4.5.8                        Job Site Meetings

Construction Manager shall conduct regular job site and coordination meetings with Trade Contractors and members of the Project Team.  Job meetings shall be held not less often than weekly, and coordination meetings shall be held as required.  Construction Manager shall prepare detailed written agendas and minutes of each such meeting, which shall be circulated to interested parties as directed by the Owner.  Agendas must be provided at least two (2) days before each meeting, and minutes must be provided within three (3) days after each meeting.

4.5.9                        Site Record-Keeping

4.5.9.1                         Construction Manager shall prepare and maintain, on a current basis, an on-Site record-keeping system, including, but not limited to: (1) records of all Changes in the Work necessitated by Change Orders, Emergency Change Orders and Field Directives; (2) RFI’s, which shall be posted, in unedited form, on the Project Website; (3) Project Schedules; (4) daily manpower breakdowns; (5) daily/weekly manpower reports required by the Affirmative Action Requirements annexed as Exhibit G; (6) Submittal Logs; (7) material lists; (8) records of all pertinent communications with Architect and Architect’s responses thereto; and (9) Daily Reports which shall record manpower breakdowns on a trade-by-trade basis with a description of the Work being performed each day by each trade, equipment and material deliveries, visitors, special occurrences, accidents, weather conditions, and other Work related information.  Construction Manager shall make such on-Site records available for inspection to Owner.  In addition, copies of all correspondence pertaining to the Work shall be maintained by Construction Manager and shall be made available at all times to Owner.

4.5.9.2                         Construction Manager shall maintain at the Project Site, on a current basis and make available to Owner, Architect, and/or Owner’s Consultants upon request copies of all Trade Contracts, Shop Drawings, Samples, operating and maintenance manuals, Construction Documents and any related documents and any revisions thereto.

4.5.9.3                         Construction Manager shall maintain and make available to Owner upon request progress photos taken on a monthly basis according to a plan approved by Owner; and at Owner’s request, upon Final Completion of the Work.

4.5.9.4                         Construction Manager shall also maintain a current set of As-Built Drawings for all Trades, showing the Work as actually completed, in such form, content and detail and, at Owner’s option, in such electronic medium, as Owner may specify.

4.5.10                  Job Progress Report

Construction Manager shall submit to Owner each month a Job Progress Report which shall provide the following information: (1) the financial condition of the Work, including Trade Contract awards, Project modifications, anticipated cost summary, Change Order summary and projected cash needs; (2) status of the Work, including updated Project Schedules with projected critical dates compared with original Milestone Dates, status of job progress to date, current Work activity, projected Work activity for the following month, job photos and status of materials required; and (3) status of Shop Drawings, the Shop Drawing Submittal Schedule, Coordination Drawings, a coordination drawing routing schedule, and coordination meeting minutes.

4.5.11                  Coordination and Maintenance of Project Documentation

4.5.11.1                   Construction Manager shall assemble and review all required brochures, guarantees, certificates of compliance and related agreements and instruments.

4.5.11.2                   Construction Manager shall assure that Trade Contractors, Suppliers and Vendors maintain required insurance through the maintenance of current certificates of insurance.

4.5.12                  Submittal Schedule

Construction Manager shall submit to Owner a Submittal Schedule, which shall be prepared in consultation with Architect, and which shall be updated on monthly basis.  The status of outstanding Submittals should be addressed by Construction Manager at the weekly progress meetings and included in the meeting minutes.

4.5.13                  Submittal Process

4.5.13.1                   Construction Manager shall obtain and review for constructability and conformity with the Construction Documents, all Shop Drawings, Samples, catalog cuts and other Submittals provided by Trade Contractors, and comment to Owner and Architect on their form and any significant inconsistencies between the Submittals and the Construction Documents.  Owner’s reasonable CADD Standards shall apply to Trade Contractor Shop Drawings to the extent reasonably possible based on the technical infrastructure of individual Trade Contractors.  After Construction Manager has conducted its review, Construction Manager shall promptly submit the Shop Drawings and other Submittals to Architect for review and approval.  Construction Manager shall coordinate and cooperate with Architect throughout the Submittal review process.  After return of the Shop Drawings and other Submittals from Architect, the Construction Manager shall review Architect’s comments thereon; evaluate and consult with Owner as to their impact on the Project; and distribute the Shop Drawings and other Submittals to the submitting Trade Contractors and all other affected parties.  Construction Manager shall diligently act to discover and resolve any conflicts between Shop Drawings and other Submittals submitted by Trade Contractors.

4.5.13.2                   Construction Manager shall oversee the preparation and ongoing development of Coordination Drawings.  This process, in part, is intended to recognize and resolve design conflicts in advance of fabrication and installation of the various components of the Work.  Construction Manager agrees that it shall cause the Trade Contractors to expeditiously and thoroughly prepare and submit Coordination Drawings, so as to facilitate the identification and resolution of conflicts, including errors in the Construction Documents.

4.5.14                  Coordination of Purchase Orders

Construction Manager shall establish and coordinate with Owner a system for processing, expediting and administering Purchase Orders for the procurement of materials, supplies and equipment.  Construction Manager shall submit to Owner a schedule of Purchase Orders.  Construction Manager shall manage the procurement and delivery of critical materials to the Project Site and coordinate deliveries with the progress of the Work.

4.5.15                  Notification of Delays and Non-Conforming Work

Construction manager shall notify Owner and Architect of any delays, potential delays or non-conforming Work that may affect the Project Schedule, and provide Construction Manager’s recommendations regarding how to minimize the impact of such delays and/or non-conforming work.  Construction Manager shall recommend courses of action to Owner when the requirements of a Trade Contract are not being fulfilled, and the non-performing Trade Contractor fails or refuses to take satisfactory remedial action.

4.5.16                  Permits

Construction Manager shall obtain all necessary permits in conjunction with the Owner’s code consultant.

4.5.17                  Supervision and Coordination of Trade Contractors

Construction Manager shall inspect, manage and coordinate the work of all Trade Contractors; enforce the terms of the Trade Contracts; enforce strict discipline and good order among all Trade Contractors; cause Trade Contractors to leave the Work uncovered until such time as said Work has been inspected and approved by Construction Manager and/or Architect as required by the Contract Documents; and otherwise endeavor to guard Owner against any Delays, increased costs and defects and deficiencies in the Work.  In connection with the foregoing, Construction Manager shall: (1) inspect the Work daily to ensure that the Work as constructed complies with the Contract Documents and Applicable Laws; (2) require any Trade Contractor to stop Work which Construction Manager observes is not in compliance with the requirements of the applicable Trade Contract, the Contract Documents, recognized trade standards or the Applicable Laws; (3) reject and require to be corrected, those portions of the Work which Construction Manager discovers do not conform to the requirements of the applicable Trade Contract, the Contract Documents, recognized trade standards or the Applicable Laws; (4) inspect all materials, supplies and equipment delivered to the Site (or another storage location) or installed pursuant to any Trade Contract in an effort to determine that the same are in compliance with the requirements of the applicable Trade Contract, the Contract Documents, recognized trade standards and the Applicable Laws; (5) reject and require replacement of all non-conforming materials, equipment and supplies; and (6) not employ in connection with the Work any person or Trade Contractor unfit for, or unskilled in, the assigned task and, subject to Owner’s prior approval, remove such unfit or unskilled employee or Trade Contractor from the Project Site.

4.5.18                  Cutting and Patching

Construction Manager shall arrange for all cutting, fitting or patching that may be required to complete the Work or to make its several parts fit together in a manner consistent with the Contract Documents.

4.5.19                  Informal Resolution of Trade Contractor Disputes

Construction Manager shall use its best efforts to resolve disputes between Trade Contractors relative to the performance of their Work or the furnishing of materials, or equipment or supplies in connection with the Work.

4.5.20                  Storage and Inspection of Materials and Equipment

Construction Manager shall arrange for the delivery, inspection, storage, protection and security of all materials, systems equipment and supplies provided in connection with the Work including, but not limited to, Pre-Purchased Items.

4.5.21                  Site Maintenance

Construction Manager shall maintain the Project Site in a safe and orderly fashion and provide clean-up of the Site on a daily basis.

4.5.22                  Site Security

Construction Manager shall provide security services in connection with the Work as approved by Owner.

4.5.23                  Site Safety

4.5.23.1                   Construction Manager shall enforce the implementation of necessary safety, health and environmental protection procedures (including, but not limited to, OSHA programs) during the performance of the Work, which shall include, but not limited to the erection and maintenance of Temporary Systems; the posting of danger signs and other warnings against hazards; the conduct of inspections; and enforcing the requirement that all Trade Contractors comply with Applicable Laws relating to safety, health, equal opportunity and environmental protection in connection with the Work.

4.5.23.2                   Construction Manager shall comply with, and shall require all Trade Contractors to comply with, the safety procedures and requirements of Owner’s OCIP.

4.5.23.3                   Construction Manager shall establish, implement and observe all safety, health and environmental protection measures during performance of the Work consistent with Applicable Laws; submit to Owner for approval, and periodically update, as necessary, safety plans for the Project showing the manner in which the aforesaid measures are to be implemented; and designate a responsible person or persons from Construction Manager’s organization or an independent person or persons from another firm or organization, subject to Owner’s approval, who shall be a Construction Manager’s certified Site Safety Manager and whose duties shall include the prevention of accidents.  The performance of such services by Construction Manager shall not relieve Construction Manager or any of the Trade Contractor firm of their respective responsibilities for the safety of persons and property in compliance with this Agreement and all Applicable Laws.

4.5.24                  Administration of Payment Process

4.5.24.1                   Construction Manager shall prepare a Schedule of Values for approval by Owner; prepare all Applications for Payment in a form reasonably similar to AIA Forms G702 and G703; determine, prior to the submission of each Application for Payment, whether and to what extent the sums requested therein are due and payable; and certify the same to Owner.

4.5.24.2                   Construction Manager shall receive and review Applications for Payment from Trade Contractors and Suppliers.  Construction Manager shall issue Applications for Payment incorporating same to Owner for review and approval.

4.5.24.3                   Construction Manager shall receive and review Partial Waivers of Lien and Release forms submitted by Trade Contractors and Suppliers in connection with Applications for Payments.

4.5.25                  Administration of Change Order Process

4.5.25.1                   Construction Manager shall establish procedures for processing Change Orders including, but not limited to, the maintenance of a Change Order Log.

4.5.25.2                   Construction Manager shall make recommendations with respect to any Changes that Construction Manager may consider necessary or desirable in connection with the Work.  No Changes shall be made in connection with the Work without the prior written approval of Owner.  Construction Manager shall negotiate Change Orders on behalf of Owner.

4.5.25.3                   Construction Manager shall issue to Trade Contractors: (1) Change Orders approved by Owner; (2) all Emergency Change Orders; and (3) Field Directives.

4.5.25.4                   Construction Manager shall with respect to portions of the Work to be performed pursuant to a Change Order, an Emergency Change Order, or a Field Directive, on a time and material, Unit-Cost or other similar basis, provide for record keeping in connection therewith; maintain accurate cost accounting records; and provide copies of all such accounting records to Owner.

4.5.26                  Installation of FF&E

Construction Manager shall coordinate with and afford the Separate Contractors and Vendors reasonable opportunity to install or cause the installation of FF&E in the Project.

4.5.27                  Substantial Completion

4.5.27.1                   Construction Manager shall work with Owner and Architect to develop a schedule for Substantial Completion staged occupancy and turnover for fitout of the Interiors Project in accordance with the provisions of Section 4.5.27.6 Early Access.

4.5.27.2                   Construction Manager shall assist Owner in determining when Substantial Completion of the Work (or any discrete portion thereof) has taken place; and prepare (in consultation with Architect and Owner’s Consultants) Punchlists that identify incomplete or unsatisfactory items of Work.  Punchlists shall be limited to minor details that do not affect Owner’s ability to use the Project or any discrete portion thereof.  Construction Manager shall supervise all Work necessary to complete the items set forth on the Punchlists.  The failure to include any element of the Work on the Punchlists shall not alter the responsibility of Construction Manager and/or the Trade Contractors to complete the Work in accordance with the Contract Documents.  Upon satisfactory completion of all Punchlist Items, Construction Manager shall provide written notice to Owner and Architect that the Work has reached the stage of Final Completion and is ready for final inspection.

4.5.27.3                   On or before the Substantial Completion Date, Construction Manager shall clear the Project Site of all debris, construction materials, rubbish, rubble, discarded equipment or spillage of solid or liquid waste; shall remove all tools, construction equipment, machinery and surplus materials; and shall maintain the Project free of such items until Final Completion.  In addition, on or before Final Completion, Construction Manager shall clean, the Project Site, as provided in the Construction Documents.  If the Work or the Project Site is damaged by Construction Manager or any Trade Contractor, Construction Manager, without increase to the GMP, shall promptly repair and restore the portion so damaged to its condition immediately prior to such damage in a manner satisfactory to Owner and Architect.  If Construction Manager fails to undertake said cleaning, removal and repairs, the Owner may, at Owner’s sole option, avail itself of any of the remedies provided in this Agreement and, subject to giving 72 hours’ prior written notice to Construction Manager, Owner may also perform, or cause to be performed, the said cleaning, removal and repairs.  All additional expenses incurred by Owner in connection therewith, at Owner’s option, shall be reimbursed to Owner either: (1) by Owner withholding a corresponding amount from monies then due or next becoming due from Owner to Construction Manager; or (2) by Construction Manager paying such amounts to Owner on demand, after rendition of a bill or statement therefor.

4.5.27.4                   Prior to Substantial Completion of the Work, Owner or Owner’s designees, including, but not limited to, Separate Contractors, shall have the right to use all or any portion of the Project for the installation of FF&E.  Construction Manager shall coordinate with Owner’s furniture consultant, Vendors and Trade Contractors regarding the delivery, installation and wiring necessary for FF&E.

4.5.27.5                   Construction Manager shall use good faith efforts in making the premises available hereunder to Owner or Owner’s designees.  Such use or occupancy by Owner or Owner’s designees shall not: (1) constitute acceptance by Owner of any element of the Work or of the space, systems, materials or equipment incorporated in the Project; (2) be construed as a waiver of any right or claim by Owner in connection with any portion of the Work; or (3) affect the obligations of Construction Manager or any Trade Contractor for any Work which is not in accordance with the Contract Documents.  Construction Manager shall continue performance of the Work in a manner which shall not unreasonably interfere with said use, occupancy and operation by Owner or Owner’s designees.  Construction Manager agrees that it shall not interfere with, such use or occupancy by Owner or Owner’s designees, and that it shall cooperate with Owner and any designated occupants to facilitate early occupancy of the Project or discrete portions thereof.

4.5.27.6.1          Tenants including, but not limited to, the Interiors Project Owner and the Commercial Office Owner, shall have the right of access to any floor (or group of floors) of the Base Building that will be occupied by such Tenant as part of such Tenant’s unit (or other space that may be leased by such Tenant, or any of its affiliates, in such unit) on a floor by floor (or group of floors) basis for the commencement of such Tenant’s interior improvement work as of the date that the construction milestone defined as “Open Access” with respect to any such floor (or group of floors) of the Building that will be so occupied by such Tenant.  The determination of the floor or floors which will constitute each block to be delivered to such Tenant (the “Open Access Floor(s)”) and the scheduling therefore shall be made by the Owner.  Construction Manager agrees that the Tenants shall have access to the Open Access Floors at the earliest feasible date.  The first Open Access Floors to be delivered are called the “Initial Open Access Floor(s).”

4.5.27.6.2          The term “Open Access” shall mean that the Core and Shell work with respect to a block of Open Access Floor(s) has been completed to the following extent (the date such work shall be completed as to any block of Open Access Floor(s) is herein called a “Open Access Completion Date”:

(1)  concrete has been poured and metal decking installed through the floor above such Open Access
Floor(s);

(2)  fireproofing has been completed to and through such Open Access Floor(s);

(3)  the main sprinkler riser has been installed;

(4)  the main HVAC trunk duct risers have been installed;

(5)  material and personnel hoists are serving the Improvements through such Open Access Floor(s) and are available for use by Tenant;

(6)  Base Building stairwells are erected to and through such Open Access Floor(s).

All of the work set forth in subsection 4.6.27.6.2(1) through (6) is herein referred to as the “Open Access Work.”

4.5.27.6.3          Delivery to the Tenants of their respective Initial Open Access Floors and each subsequent block of Open Access Floor(s) with the Open Access Work completed with respect thereto, in sequence from the bottom up, in accordance with the schedule set forth in Exhibit C.

4.5.27.6.4          On or before the Open Access Completion Date as to the Initial Open Access Floors and each subsequent block of Open Access Floor(s), all of the work necessary to provide the following to the Initial Open Access Floors and the Open Access Floors shall be completed, and Construction Manager shall cause such work to be completed expeditiously in accordance with the Open Access Schedule;

(1)  temporary power will be operational;

(2)  temporary water will be operational;

(3)  a separate temporary loading dock and laydown/staging area will be accessible.

4.5.28                  Initial Startup and Testing

Construction Manager shall assist Owner, Owner’s Consultants and Owner’s operating and maintenance personnel in the initial start up, testing and operation of the Work and all systems comprising any portion of the Work in accordance with a Commissioning Plan to be agreed upon by Owner and Construction Manager before the start of the Work.

4.5.29                  Closeout

Prior to making Final Payment under any Trade Contract, Construction Manager shall: (1) prepare a Trade Contract status summary indicating the Trade Contract’s financial status, together with a summary of all approved Change Orders and payments made to date made under that Trade Contract; (2) secure and deliver to Owner all guarantees, warranties, affidavits, general releases, final waivers of lien and releases, certificates, consent of any surety to Final Payment, As-Built Drawings, maintenance manuals, operating instructions, keys and other documents and items required to be delivered under the Contract Documents, or requested by Owner, in connection with the Work; (3) provide, for itself and all Trade Contractors, all required Affirmative Action signoffs.  All such documentation and items shall be in a form acceptable to Owner.

4.5.30                  Labor Relations

4.5.30.1                   Construction Manager shall make recommendations regarding, and render assistance necessary for, the development and administration of an effective labor relations program for the avoidance of labor disputes during the performance of the Work.  The Construction Manager shall assist in negotiating any agreements with labor unions that will result in cost savings, and shall use its best efforts to secure better agreements.

4.5.30.2                   Construction Manager shall not, directly or indirectly, engage any Trade Contractor, mechanic or laborer in connection with the Work (even if such Trade Contractor, mechanic or laborer has been approved by Owner), or use any materials in connection with the Work in a manner that would disturb harmony with any Trade engaged in performing any other Work on the Project or in the Building (including, without limitation, the creation of any work slowdown, sabotage, strike, picket or jurisdictional dispute) or create any actual or anticipated interference with the operation of the Building or performance of the Work, Owner’s work force, construction in other space in the Building or construction being performed by or on behalf of other tenants in the Building.  Construction Manager shall immediately stop the performance of any Work, or the use of any materials in connection with such Work or use of any Trade Contractor, mechanic or laborer if Owner notifies Construction Manager that continuing such Work or employing such Trade Contractor, mechanic or laborer would so disturb harmony with any Trade engaged in performing any other work in the Building or create any actual interference with the operation of the Building, the performance of Work on the Project, construction in other space in the Building or construction being performed by or on behalf of other tenants in the Building.  Construction Manager shall cease the use of any such Trade Contractor, mechanic or laborer if Owner notifies Construction Manager that such employment is creating actual interference as described above.

4.5.31                  Trade Contractor Disputes

Construction Manager shall actively participate in the resolution of Trade Contractor disputes.

4.5.32                  Governmental Consents, and Approvals and Permits

4.5.32.1                   Construction Manager shall secure and deliver to Owner all governmental consents, approvals, licenses and certificates customarily obtained by a construction manager performing services similar to those being performed by Construction Manager hereunder, including, but not limited to, assisting Owner in obtaining Temporary and Final Certificates of Occupancy.  The making of Final Payment by Owner to Construction Manager hereunder shall be conditional upon the delivery by Construction Manager to Owner of the foregoing items, unless the failure to obtain any of the items is due to causes beyond the reasonable control of Construction Manager.

4.5.32.2                   Construction Manager acknowledges that Owner will obtain and pay for the building permit.

4.5.33                  Discounts, Rebates and Refunds

All cash discounts, rebates and refunds obtained by Construction Manager shall accrue to Owner.  Construction Manager promptly shall inform Owner of the availability of any cash discount available so as to afford Owner the opportunity to obtain the same, if Owner so elects.  All trade discounts, rebates and refunds, if any, and all returns from the sale of Surplus Materials and Equipment shall accrue to Owner, and Construction Manager shall take such steps as are necessary to ensure that Owner receives credit for all of the foregoing.

4.5.34                  Discharge of Liens

4.5.34.1                   If, at any time, a lien of any kind is filed against the Project by a Trade Contractor or anyone claiming through Construction Manager or a Trade Contractor for Work performed or for materials, equipment or supplies furnished in connection with the Work for which: (1) the Construction Manager has previously been paid by the Owner, or (2) Owner has not made payment because of a bona fide dispute between the parties, then Construction Manager shall, within seven (7) days after notice from Owner, commence to cause such lien to be cancelled and discharged of record by bonding or otherwise, and thereafter diligently pursue such cancellation or discharge, without any increase in the GMP.

4.5.34.2                   If any lien required to be removed pursuant to Section 4.3.32.1 hereof is not cancelled and discharged of record as set forth in that Section, Owner shall have the right to take such action as Owner shall deem appropriate (which shall include the right to cause discharge of such lien of record by bonding or otherwise.  In such event, all costs and expenses incurred by Owner in connection therewith (including but not limited to premiums for any bond furnished and reasonable attorneys’ fees and disbursements), shall be paid by Construction Manager to Owner on demand, or at the option of Owner, deducted from any payment then due or thereafter becoming due from Owner to Construction Manager in accordance with the terms of this Agreement.  In the event Owner elects to discharge such lien by placing security with the Court, Owner will so notify Construction Manager and Construction Manager will have 120 days to substitute its own security.  If Construction Manager fails to do so, Owner can satisfy the lien by payment and deduct all costs and expenses from sums due to Construction Manager.

4.5.35                  Inspection and Testing

4.5.35.1                   Notice of Inspection or Testing

If the Contract Documents, Applicable Laws or Governmental Authorities having jurisdiction over the Project require that any Work be inspected or tested, Construction Manager shall give Owner and Architect timely notice of the readiness of the Work for inspection or testing and the date fixed for such inspection or testing.  Construction Manager shall coordinate all Controlled Inspections, and shall give Owner and Architect timely notice thereof.

4.5.35.2                                 Special Inspections or Testing

4.5.35.2.1                        Whenever, in the opinion of Owner, it is desirable to require special inspection or testing of the Work or any portion thereof, Owner shall have authority to do so, regardless of whether the Work is then fabricated, installed, covered or completed.  All costs incurred in connection with such special inspection or testing shall be a Cost of the Work authorized by the issuance of a Change Order, unless the test reveals a failure of the Work to conform to the Contract Documents.  If the test indicates that the Work fails to conform to the Contract Documents, Construction Manager shall bear, without increase to the GMP, all costs of such special inspection or testing, including, without limitation, Architect’s and additional services made necessary thereby.  No inspection performed or not performed by Owner shall be deemed a waiver of any of Construction Manager’s obligations hereunder or be construed as an approval or acceptance of the Work or any part thereof.

4.5.35.2.2                        In the event of a test failure of any portion of the Work, Owner may require inspection or testing of any or all similar items of the Work.  Construction Manager shall bear, without increase to the GMP, all costs of such additional inspection or testing, including, but not limited to, Architect’s additional services made necessary thereby.

4.5.35.3                                 Covered and Concealed Work

If any Work is covered or concealed contrary to the request of Owner or Architect, or requirements of the Contract Documents, such Work, if required by Owner, shall be uncovered for examination, inspection or testing without increase in the GMP.  If any such test results are below minimums specified in the Contract Documents, Owner may order additional examination, testing or inspection.  Such additional examination, inspection or testing shall likewise not increase the GMP.  Should Owner or Architect have reason to believe that defects exist in any Work which has already been covered or concealed, although a request not to cover or conceal such Work had not previously been made by Owner or Architect, such Work shall be promptly uncovered by Construction Manager and subjected to such tests, inspection or examination as may be deemed appropriate by Owner or Architect.  In such case, the provisions of Sections 4.5.35.2.2 shall control with respect to the costs associated with such uncovering.

4.5.35.4                                 Correction of Rejected Work

Work rejected by Owner or Architect for failure to conform to the Contract Documents shall immediately be reconstructed, made good, replaced or corrected by Construction Manager, (including adjacent portions of the Work destroyed or damaged by such removal or replacement) without increase in the GMP.  All rejected materials shall be removed from the Project Site within a reasonable period of time.  Acceptance of materials and workmanship by Owner shall not relieve Construction Manager from its liability for and obligation to replace all Work which is not in full compliance with the Contract Documents.

4.5.35.5                                 Owner’s Right to Accept Defective or Non-Conforming Work

At Owner’s option, subject to the concurrence of the Construction Manager, Owner may accept defective or nonconforming Work or materials, instead of requiring their removal, correction or replacement, and a Change Order shall be issued.  The amount of said Change Order shall reflect a reduction in the GMP in an amount equal to the aggregate cost of labor and materials which would have been incurred by Construction Manager if Owner had required Construction Manager to repair or replace such defective or nonconforming Work as required by the Contract Documents.  Such adjustment shall be effected whether or not Final Payment has been made.

4.5.36                Materials and Equipment

4.5.36.1                                 Transfer of Title and Responsibility

As the Work progresses, title to each item of material or equipment shall vest in Owner upon payment for such item by Owner.  Each such item shall then become the sole property of Owner, subject to the right of Architect to reject the same at any time prior to Final Completion for failure to conform to the Contract Documents.  Notwithstanding the foregoing, nothing contained herein shall be construed to transfer the risk of loss from Construction Manager or any Trade Contractor to Owner prior to incorporation of such materials or equipment into the Work, regardless of whether such loss is the result of damage, theft, vandalism or any other cause, or whether the same was caused by the negligent acts or omissions of Construction Manager or any Trade Contractor, or their failure to comply with their respective obligations under this Agreement or the Trade Contracts.  Accordingly, Construction Manager shall be responsible for arranging for insuring materials and equipment until the same are incorporated in the Work.  Owner shall be responsible for insuring materials and equipment from and after the date the same are incorporated into the Work as set forth in Article 14 hereof.  Notwithstanding the foregoing, Owner shall make arrangements to insure the foregoing applies to Pre-Purchased Items stored off-site, for which Owner has made payment.

4.5.36.2                                 Trade Contractor Warranties No Encumbrances

Construction Manager shall warrant, and shall require each Trade Contractor to warrant, that: (1) title to all materials and equipment incorporated in the Work or paid for by Owner, including, without limitation, title to Pre-Purchased Items, shall pass to Owner free and clear of all liens, claims, security interests and encumbrances of every kind; and (2) that no materials or equipment covered by any Application for Payment will have been acquired by any other person performing Work at the Project Site or furnishing materials and equipment in connection with the Work subject to an agreement under which an interest therein or an encumbrance thereon shall have been retained by the seller or otherwise imposed by seller or any other person.

4.5.36.3                                 Pre-Purchased Items

4.5.36.3.1                        Construction Manager shall be entitled to arrange for the procurement of certain Purchased Items of specified materials and equipment to be incorporated into the Work in advance of the time when such items are scheduled to be incorporated into the Work, provided that Owner shall have given its prior written consent thereto in each instance.  In such event, Construction Manager shall be entitled to requisition for 100% of the cost of such Pre-Purchased Items prior to installation.  Construction Manager, upon submission of its Application for Payment, shall deliver to Owner a bill of sale with respect to each Pre-Purchased Items evidencing unencumbered title to the same in Owner’s name, together with any warranties, certificates of insurance and other documents requested by Owner evidencing that such materials and equipment are covered by insurance as specified by Owner.

4.5.36.3.2                        All Pre-Purchased Items shall be stored at the Project Site or at such off-Project Site storage locations as shall have been approved in writing in each individual instance by Owner, and shall be subject to inspection at any time by Owner or Owner’s designee.  Any Pre-Purchased Items stored in off-Site storage locations shall be segregated from materials and equipment of others; shall be clearly labeled to evidence Owner’s ownership interest therein; and shall otherwise be stored in such manner as directed by Owner.  Insurance premiums, storage costs and other reasonable expenses incurred in connection with the off-Site storage of Pre-Purchased Items shall be included in the Costs of the Work.  The risk of loss or damage to such Pre-Purchased Items shall remain with Construction Manager until the incorporation of such Pre-Purchased Items into the Work.

4.5.36.3.3                        All Pre-Purchased Items obtained by Construction Manager shall be subject to the condition that, if, upon inspection of the same by Owner or if, upon incorporation of the same into the Work, Owner determines that such Pre-Purchased Items, or any portion thereof, are faulty or defective, then the Pre-Purchased Items shall be replaced, without increase in the GMP, Construction Manager’s Fee or General Conditions Costs, within thirty (30) days after receipt by Construction Manager of written notice to such effect from Owner or Architect.

4.5.36.4                                 Owner-Furnished Items

Owner may elect to provide certain Owner-Furnished Items that shall, at Owner’s option, be stored at the Site or at an off-site location identified and arranged by Owner.  Owner shall have the right to assign the Purchase Order for any Owner-Furnished Item to Construction Manager who may, in turn, assign said Purchase Order to the appropriate Trade Contractor.  Construction Manager shall cooperate with Owner in the installation of Owner-Furnished Items into the Work.

4.5.37                  Substitutions

4.5.37.1                                 Standards for Substitutions

4.5.37.1.1                        The materials and equipment of manufacturers identified in the Construction Documents are intended to establish the standard of quality and design required by Owner.  Notwithstanding anything to the contrary contained in the Construction Documents, materials and equipment of manufacturers other than those specified may be used only if accepted by Owner as provided in this Section 4.5.37.

4.5.37.1.2                        Owner, in consultation with Architect, shall be the judge of the equivalency of each proposed Substitution.  Architect shall make written recommendations with regard to the acceptance or rejection of proposed Substitutions to Owner.  Owner shall then issue to Construction Manager written approval or rejection of the proposed Substitution, and Construction Manager shall inform the appropriate Trade Contractor of said approval or rejection.  Owner, in its sole discretion, may authorize rejection of a proposed Substitution, notwithstanding the fact that Architect or may have judged it equivalent and recommended acceptance of the same.  In the event that a Substitution is necessary due to the unavailability of a specified item, any rejection by the Owner under this Section shall be accompanied by a recommendation by the Owner of a readily available Substitution.

4.5.37.2                                 “Or Equal” Specifications

4.5.37.2.1                        When two or more materials or pieces of equipment are specified in the Construction Documents for an item of Work, any one thereof shall be deemed acceptable, and Construction Manager shall have the choice as to which product to use.

4.5.37.2.2                        When only one material or piece of equipment is specified in the Construction Documents for an item of Work and the term “or equal” is used in connection therewith, Construction Manager may offer a Substitution by submitting a written application to Architect, in sufficient time (taking into account the progress of the Work, the period of delivery of the items concerned and adequate time for Architect’s review), setting forth: (1) the proposed Substitution, together with substantiating data, samples, brochures and other documentation supporting the proposed Substitution, including, but not limited to, evidence that the proposed Substitution is equal in quality and serviceability to the specified item; will not entail changes in detail, schedule and construction of related Work; conforms with the design of the Project and its artistic intent; and will not result in an increase in the Costs of the Work; and (2) Changes in other parts of the Work required by reason of the proposed Substitution, and the cost consequences associated therewith.  A copy of any such application shall be delivered to Owner simultaneously with its delivery to Architect.

4.5.37.2.3                        When only one product is specified in the Construction Documents for an item of Work and the term “or equal” is not used in connection with such product, Owner, in its sole and absolute discretion, may authorize the rejection of any Substitution proposed by Construction Manager.  Notwithstanding the foregoing, if such specified product shall become unavailable for a material period of time, and Owner receives reasonably satisfactory proof from Construction Manager that the same shall be unavailable for reasons other than the failure of Construction Manager or a Trade Contractor to order such product in a timely manner, consistent with the Contract Documents and the Project Schedule, then, in such event, Owner shall consent to such Substitution, in which event any change in costs incurred in connection with the use of such Substitution shall be confirmed by a Change Order and included in the Costs of the Work hereunder.

4.5.37.3                                 Support Required for Substitutions

Construction Manager shall support any request for a Substitution with sufficient evidence to permit Architect to make a fair and equitable recommendation to Owner on the merits of the proposal.  Any item by a manufacturer other than those identified in the Construction Documents, or of brand name, or model number or size or generic species other than those cited in the Construction Documents, shall be considered a Substitution.

4.5.37.4                                 Acceptance of Proposed Substitutions

Acceptance by Owner of a proposed Substitution shall not relieve Construction Manager from responsibility for compliance with all of the requirements of the Contract Documents.  In addition, there shall be no increase in the Costs of the Work related to a Substitution, unless Construction Manager has notified Owner as required herein that the cost of the Substitution is an increase in the value of the substituted item, and Owner has approved such increase the issuance of a Change Order.  If Changes in other parts of the Work are required by reason of an approved Substitution, the costs of any such Changes shall likewise be confirmed by Change Order and included in the Costs of the Work.

4.5.37.5                                 No Time Extensions

Except in the instances where a specified product is not commercially available, the Project Schedule shall not be adjusted as a result of any circumstance relating to a proposed Substitution.

4.5.38                  Cost Segregation

Construction Manager shall be required to report costs per a “Schedule of Assets” list (“List”) provided by the Owner or Owner’s consultants.  Costs must be accurately associated with each and every item of the List for assets that are included in the Construction Manager’s scope of work as defined by the drawings, specifications, and/or contract agreement(s).  All change proposals shall include necessary language to sufficiently describe the asset and the related work to be performed thereunder.  A preliminary List will be provided within a reasonable time period after execution of this Agreement.  Owner may modify or add to the List during the course of construction relative to the scope of work for Construction Manager.  Construction Manager shall update the List periodically through the course of construction.  A final and completed List will be provided to Construction Manager within thirty (30) days of completion of Construction Manager’s contract.  Construction Manager is required to complete the final List within fifteen (15) days following its receipt.

4.6                                 Warranties

4.6.1                        Materials and Equipment Warranties

Construction Manager warrants and represents that all materials and equipment incorporated in the Work shall be new and of good quality, free from improper workmanship and defective materials and in strict conformance with the Contract Documents and all Applicable Laws.  All Work not conforming to these requirements, including Substitutions not properly approved, may be considered defective, and must be corrected or replaced.  The Warranty on a piece of equipment installed in the Work shall: (1) commence to run on the date that the piece of equipment is first put into service under the Commissioning Plan; and (2) be the manufacturer’s standard warranty for that piece of equipment.  Owner’s option to purchase extended warranty coverage for materials and equipment shall be preserved in the applicable Bid Documents and/or Purchase Order.

4.6.2                        Return and Repair Warranty

Construction Manager shall guarantee (and shall require all Trade Contractors to guarantee) the Work for a period of one (1) year after Substantial Completion, during which time the appropriate Trade Contractor will return to the Site and replace or repair any defective or non-conforming item of Work identified by Owner.  In the event Construction Manager achieves Substantial Completion of a discrete building system, the warranties in connection with that building system will commence to run on the earlier of the date that Owner: (1) issues written approval and acceptance of such system; or (2) commences the use of the system for its intended purpose.  Owner shall give such written notice to Construction Manager promptly after discovery of an item of defective or non-conforming Work.  Notwithstanding the foregoing and in recognition that Construction Manager is required to include guarantees of the type contained in Trade Contracts, in the event that Owner shall agree in writing, in its sole discretion, to the inclusion in a specific Trade Contract of a period of guaranty which has a duration of less than one (1) year, then the obligation of Construction Manager under this Section with respect to the Work of such Trade Contractor shall be applicable only for the shorter period contained in the Trade Contract.

4.6.3                        No Limitation on Statute of Limitations

Nothing contained in this Section 4.6 shall be construed to establish a period of limitation with respect to any other obligation that Construction Manager might have under the Contract Documents.  The establishment of the time periods noted in Section 4.6.2, or such longer period of time as may be prescribed by Applicable Laws or by the terms of any warranty required by the Contract Documents, relates only to the specific obligation of the Construction Manager and the appropriate Trade Contractor to correct the Work, and has no relationship to the time within which the breach of the obligation of the Construction Manager or any Trade Contractor to comply with the Contract Documents may be sought to be enforced.  Nor is the time within which proceedings may be commenced to establish Construction Manager’s liability with respect to Construction Manager’s obligations under this Agreement affected by the provisions of Section 4.6.2.

4.7                                 Compliance with Affirmative Action Requirements

Construction Manager agrees to comply with (and to cause all Trade Contractors to comply with) the Affirmative Action Requirements set forth in Exhibit G.  Construction Manager shall retain all Project records relating to the satisfaction of Affirmative Action Requirements for a period of not less than three (3) years after Final Completion of the Project.

ARTICLE 5

MANAGEMENT OF THE WORK

5.1                                 Key Employees

5.1.1                        Key Employees Identified

Construction Manager has designated the individuals identified in Exhibit M as Key Employees, who shall have primary responsibility for management of the Project.

5.1.2                        No Reassignment or Removal of Key Employees

Key Employees may not be replaced or reassigned by Construction Manager during the term of this Agreement (including both Pre-Construction and Construction Phases) without the prior written consent of Owner.  In the event that a Key Employee dies, becomes disabled or otherwise leaves the employ of Construction Manager, Construction Manager shall promptly propose a substitute of comparable expertise and experience who shall likewise be subject to Owner’s approval.  Construction Manager shall immediately remove any Key Employee whom Owner, in its discretion, determines is not performing in accordance with the best interests of the Project.

5.1.3                        Time Commitments of Key Employees

Construction Manager agrees that the Principal in Charge shall devote at least ten (10) percent of his time to the Project, and shall be available to Owner on an as-needed basis.  The Project Executive shall be available to Owner on an as-needed basis.  The Senior Project Engineer and Senior Project Superintendent shall be assigned to the Work on a full-time basis.  The Senior Project Engineer shall be stationed at the Project Site until Final Completion of the Work in order to facilitate performance and completion of the Work in the most expeditious and economical manner consistent with the interests of Owner.

5.2                                 Support Staff

In addition to the Key Employees, Construction Manager shall staff the Project with appropriate support personnel, who shall be assigned to the Project as agreed by Owner and Construction Manager, and who may be stationed at the Project Site, in Construction Manager’s home office or a branch office, or such other location as may be approved by Owner.  Each support person whom Construction Manager intends to include as part of General Conditions Costs, and that individual’s salary or wage rate (and any increases thereto) shall be subject to Owner’s prior written approval.  Owner shall have the opportunity to interview all support personnel proposed by Construction Manager Construction Manager shall remove any individual support person whose continued participation is not, in the Owner’s determination, in the best interests of the Project.

5.3                                 Authorized Representatives

Construction Manager hereby designates Andres Sosa, as the Construction Manager’s Authorized Representative, together with any other person(s) who, with prior written notice to Construction Manager, Owner may designate or appoint, to act in conjunction with Robert Willis who shall act as Owner’s Authorized Representatives.  Whenever this Agreement requires or permits the approval or consent of a party, such approval or consent shall be deemed given only if furnished by the respective party’s Authorized Representative in writing.  Any such approval or consent given by an Authorized Representative shall be binding on the respective party unless and until the other party has received written notice of the designation or appointment of a successor to the foregoing.

ARTICLE 6

PAYMENT

6.1                                 Phases

Each Application for Payment shall be submitted with a Summary Application together with separate Applications for each of the following Phases of Work:

(1)  New York Times;

(2)  FC Lion;

(3)  Retail; and

(4)  Auditorium.

Construction Manager shall comply with the Cost Allocation Guidelines attached as Exhibit R.

6.2                                 Payments

Owner shall make Progress Payments to Construction Manager at monthly intervals in accordance with the following procedures:

6.2.1                        On or before the twenty-fifth (25th) day of the calendar month following commencement of the Work and on or before the twenty-fifth (25th) day of each calendar month thereafter, Construction Manager shall submit to Owner for review and certification, a “pencil-copy” Application for Payment, based upon the Schedule of Values approved by Owner, setting forth in detail: (1) Trade Contract Costs incurred by Construction Manager in connection with the Work during the immediately preceding twenty-five (25) day period, pro-rated through the end of the month (less Retainage as described in Section 6.2.2); (2) the portion of Construction Manager’s Fee as set forth in Exhibit S earned that month based on the percentage of completion of the Work; (less Retainage as set forth in Section 6.2.2); and (3) General Conditions Costs as set forth in Exhibit D.  Change Order Work may be included in monthly Applications for Payment based on the percentage of completion of the Change Order Work.

6.2.2                        After review by Owner, Construction Manager shall finalize the Application for Payment and submit it to Owner on the first (1st) day of the following month.  Any materials which are stored either on Site or off-Site (included, but not limited to, Pre-Purchase Items), but which have not been incorporated into the Work, shall be listed separately on each Application for Payment, and payment therefor is subject to compliance with Article 4.  The Application should show: (1) a deduction for Retainage equal to ten percent (10%) of Trade Contract Costs, but only until the Work of each Trade Contractor is fifty percent (50%) completed as determined by Owner and Architect, which amount shall be held by Owner until Substantial Completion of the Work; and (2) a deduction for Retainage equal to ten percent (10%) of Construction Manager’s Fee, which amount shall be withheld until Final Completion.  No Retainage shall be withheld on General Conditions Costs.  All Applications for Payment must be accompanied by such documentation (including Partial Waivers and Releases of Lien in the form set forth in Exhibit H for all payments through the prior Application for Payment) from Construction Manager and Trade Contractors as may be reasonably required by Owner.  Owner may require additional evidence of Construction Manager’s right to the payment claimed, and that title to equipment or materials not yet incorporated into the Project is unencumbered including, but not limited to, bills of sale, bills of lading, title documents, warehouse receipts and similar documentation.

6.2.3                        Each Application for Payment shall constitute an express representation by Construction Manager that:

6.2.3.1               the partial payment requested has been incurred by Construction Manager on account of the Work or is justly due to Trade Contractors;

6.2.3.2               the materials, equipment and supplies for which such Application for Payment is being submitted have been installed or incorporated in the Project or have been stored at the Project Site or at such off-Project Site storage locations as have been approved in writing by Owner;

6.2.3.3               the materials, equipment and supplies covered by prior payments are not subject to any security interests or similar encumbrances;

6.2.3.4               no mechanic’s, laborer’s, vendor’s, materialman’s or other liens have been filed, or have been threatened to be filed, in connection with the Work or in connection with any of the materials, equipment or supplies incorporated therein or purchased in connection therewith, and in the event that Construction Manager cannot make such a statement, state in full the reasons therefor;

6.2.3.5               no claims have been filed, or have been threatened to be filed, by any Trade Contractor or anyone claiming through any Trade Contractor in connection with the Project, or if such claim has been filed, or threatened state in full the reasons therefor;

6.2.3.6               the Work which is the subject of such Application for Payment has been performed in accordance with the Contract Documents.

6.2.4                        Construction Manager shall carefully examine all payment breakdowns and Applications for Payment submitted by Trade Contractors in an effort to eliminate “front-end loading.” Construction Manager shall under no circumstances request or allow payments to be made to any Trade Contractor which are “front-end loaded,” and which do not accurately reflect the true value of the Work performed or the materials, equipment or supplies actually furnished.

6.2.5                        On or before the forty fifth (45th) day after Owner’s receipt of the Application for Payment, Owner shall pay Construction Manager an amount equal to the sum of: (1) Trade Contract Costs approved by Owner (less Retainage as set forth in Section 6.2.2); (2) General Conditions Costs; and (3) Construction Manager’s Fee (less Retainage as set forth in Section 6.2.2).  There shall be no Retainage on General Conditions Costs.  Construction Manager shall process and make payment to all Trade Contractors whose Work is included in the Application for Payment as paid by Owner within ten (10) Work Days after Construction Manager’s receipt of payment from the Owner.  This provision is strictly for the benefit of Owner in order that satisfactory morale and relations with Trade Contractors be maintained, and shall not under any circumstances confer any right upon any third party.  This provision shall be waivable by Owner, in writing, in Owner’s absolute discretion.  Owner reserves the right to make payment directly to Trade Contractors in the event that such payments are not made by Construction Manager as provided for in this Agreement.

6.2.6                        Within thirty (30) days following Substantial Completion of the Work and submission of an Application for Payment, Construction Manager shall be entitled to an amount equal to the balance remaining unpaid to Construction Manager for Costs of the Work, together with that portion of the Construction Manager’s Fee and General Conditions Costs then due, less an amount equal to the sum two times the value of the Punchlist prepared in accordance with Section 4.5.27.2.

Notwithstanding the foregoing, it is expressly understood and agreed that if, at any time after Retainage with respect to a particular Trade Contract is released, a lien is filed against the Project which relates to Work performed or materials, equipment or supplies furnished by said Trade Contractor, and Construction Manager has failed to cancel or discharge such lien in accordance with Article 4, Owner, at its option, shall be entitled to hold back from the sums then due to Construction Manager an amount equal to all costs and expenses to be incurred by Owner in causing such lien to be discharged of record, including, without limitation, attorneys’ fees and disbursements;

6.2.7                        Within sixty (60) days following Final Completion of the Work, Construction Manager shall submit a Final Application for Payment which shall be accompanied by: (1) final Waiver of Lien and Release forms for Construction Manager and all Trade Contractors; (2) consents of sureties; (3) As-Built Drawings; (4) operating and maintenance manuals; (5) keys; (6) requirement permits and certificates; (7) affidavits of Key Employees as described in Section 2.4.3.2; and (8) all other documents and/or items which Construction Manager is obligated by the Contract Documents to deliver at Final Completion.  Upon receipt of said documentation and items in a form acceptable to Owner, Owner shall pay to Construction Manager an amount equal to the aggregate of the balance remaining unpaid to Construction Manager on account of Costs of the Work, the Construction Manager’s Fee, and the balance of any Retainage withheld under Trade Contracts.  Acceptance by Construction Manager of Final Payment following Final Completion of the Work shall constitute a waiver of all Claims of which Construction Manager had knowledge at the time of Final Payment, unless the same are expressly reserved in writing and identified by Construction Manager as unsettled at the time of Final Completion.  Such reserved Claims shall remain valid only for a period of one (1) year.

6.2.8                        Notwithstanding anything in this Agreement to the contrary, Owner, in its reasonable judgment, may withhold from any payment due or to become due to Construction Manager any amount which Owner, in its good faith opinion, deems sufficient to reimburse Owner for its actual or potential expenditures for the account of Construction Manager, or to secure Owner’s remedies in consequence of any actual or potential default or breach by Construction Manager under this Agreement including, without limitation, Owner’s opinion that the balance payable to Construction Manager under this Agreement would be insufficient to complete the Work.  In connection with any of the foregoing, Owner may nullify, in whole or in part, any previously approved Application for Payment upon reasonable basis.  Owner may, in its sole discretion, issue joint checks to Trade Contractors and/or Suppliers, although nothing herein shall obligate Owner to do so.

6.3                                 Payment Does Not Constitute Acceptance

No payment by Owner of any Application for Payment shall constitute acceptance by Owner of Work completed or of materials stored that are not in conformity with the Contract Documents, and no such payment shall be construed as a waiver of any right or claim by Owner in connection with such Work or stored material.

6.4                                 Incentive Bonuses

Owner has included in the contract a bonus potential of an amount not to exceed two million five hundred thousand ($2,500,000) dollars.  The bonus shall be calculated at the time of Final Completion and is due and payable only to the extent there are funds remaining in the Contingency in excess of the amount of one million ($1,000,000) dollars to fund the bonus.  The first one million ($1,000,000) dollars remaining in the Contingency shall be deducted from the GMP, and the Construction Manager shall have no claim to such amount.  The bonus consists of two components: a maximum of one million ($1,000,000) dollars associated with achieving certain key milestones and a maximum of one million five hundred thousand ($1,500,000) dollars associated with savings in the GMP as follows:

6.4.1  Schedule Incentive: To the extent that Contingency in excess of one million ($1,000,000) dollars remains at Final Completion, Owner will pay Construction Manager an incentive bonus in the following amounts linked to achieving the following milestones.  When calculating savings and schedule incentives, schedule incentives will be calculated first.  These dates will be adjusted on a day-for-day basis to the extent that: (1) Owner directs construction to start after March 5, 2004 and (2) such dates are adjusted pursuant to Change Orders under this Agreement.  The requirements to achieve the milestones are set forth in Exhibit Q.

i.	Turnover of floors 3 through 8 (AMEC schedule, NYT 13, IF-100,120 & 140), on or before October 7, 2005: $125,000
ii.	Turnover of floors 9 through 16 (AMEC schedule, NYT 13, IF-130, 150, 160 & 170), on or before December 6, 2005: $125,000
iii.	Circulate chilled water to NYTC floors after placing first two cooling tower cells into service (AMEC schedule, NYT 13, BS-1030), on or before February 7, 2006: $125,000
iv.	Turnover of floors 2, 17 through 26 (AMEC schedule, NYT 13, IF-090, 270, 280, 290, 300 & 320), on or before March 2, 2006: $125,000
v.	Building enclosed and water tight, including but not limited to, completion of the roof, curtainwall and caulking (AMEC schedule, NYT 13, SS-220) on or before June 22, 2006: $125,000
vi.	Turnover of floors 29-40 (AMEC schedule, NYT 13, IF-180, 190), on or before June 16, 2006: $125,000
vii.	Turnover of floors 41-50 (AMEC schedule, NYT 13, IF-200, 220), on or before October 11, 2006: $125,000
viii.	Lobby completion and internal garden/lobby restoration & landscaping (AMEC schedule, NYT 13, IF030 & 370), on or before January 23, 2007: $125,000.

6.4.2 Savings Incentive: Savings will be calculated and paid at Final Completion based on savings below the GMP (as may be adjusted per the contract) and only to the extent that Contingency remains.  Savings will be split 50% to the Construction Manager and 50% to the Owner until the maximum bonus has been achieved.  Any savings above this amount will accrue to the Owner.

ARTICLE 7

GUARANTEED MAXIMUM PRICE

7.1  GMP

7.1.1        A statement setting forth the price components of Construction Manager’s GMP is attached hereto as Exhibit S.  Construction Manager’s Qualifications and Assumptions are attached hereto as Exhibit O.

7.1.2        The GMP shall be comprised of:

7.1.2.1     Trade Contract Costs, as described in Section 7.2.

7.1.2.2     General Conditions Costs, as described in Section 7.3 and Exhibit D hereto.

7.1.2.3     Construction Contingency, as described in Section 7.4;

7.1.2.4     Allowances, as set forth in Exhibit U;

7.1.2.5     Construction Manager’s Fee included as part of Exhibit S.

7.2  Trade Contract Costs

Trade Contract Costs shall be based on the actual buyout of all Trades.  For those Trade Contracts that have not been bought out at the time that the GMP is given, the GMP shall include an estimate of Costs of the Work.  Construction Manager has specifically identified any allowances or contingencies relating to Trade Contract buyout.  Construction Manager shall advise Owner of any differential between an estimated Trade Contract price and the actual buyout of that Trade Contract.  The Construction Contingency may be adjusted to reflect such differential.

7.3  General Conditions Costs

General Conditions Costs set forth in Exhibit D.

7.4  Construction Contingency

7.4.1        The Construction Contingency is the maximum sum available, subject to Owner’s approval, to cover unanticipated costs which would otherwise increase the Construction Manager’s costs as follows:

7.4.1.1     Unforeseen conditions and events not evident to, or identified by, Owner or Construction Manager at the time of execution of this Agreement or circumstances arising after the execution of this Agreement such as:

7.4.1.1.1  refinement of details of Architect’s design within the scope of Work and standards of quality and quantities on which the GMP was based;

7.4.1.1.2  abnormal field condition or difficulties resulting in additional costs, if such conditions or difficulties could not have been anticipated based on a reasonable review of the Contract Documents;

7.4.1.1.3  additional costs incurred as a result of a default by a Trade Contractor in excess of Bond coverage;

7.4.1.1.4  additional costs incurred as a result of items omitted by Construction Manager in the formulation of the GMP;

7.4.1.1.5  correction of non-conforming Work or defects not due to negligence of Construction Manager or any Trade Contractor (correction of non-conforming Work or defects resulting from Construction Manager’s or Trade Contractor’s negligence are to be corrected by the responsible party at its own cost);

7.4.1.1.6  costs associated with Time Extensions (to the extent permitted by Article 11);

7.4.1.1.7  casualty losses and related expenses, not compensated by insurance or otherwise, sustained by Construction Manager or any Trade Contractor in connection with the Work, except to the extent such losses or expenses are attributable to gross negligence or willful misconduct of Construction Manager or any Trade Contractor, or result from the willful violation by Construction Manager or any Trade Contractor of Applicable Laws.  Such losses shall include settlements made with the prior written consent and approval of Owner.  Reimbursement shall not be made for any losses or expenses for which Construction Manager has or will be indemnified by third parties or for which Construction Manager would have been compensated by insurance, except for the failure of Construction Manager to procure and maintain insurance in accordance with the requirements of this Agreement or the failure of Construction Manager to comply with the requirements of any insurance carriers providing coverage for the Project.

7.4.1.1.8  costs to repair Work damaged by Owner or any Separate Contractor.

7.4.1.1.9  unanticipated costs associated with the buyout of Trade Contracts.

7.4.2        Use of the Construction Contingency shall be reasonably approved in writing by Owner as provided herein.  No amounts may be charged to the Construction Contingency except with prior written approval of Owner, and then only to the extent that such amounts have been paid or are to be paid by Construction Manager.  Construction Contingency funds are further subject to the following restrictions:

7.4.2.1     No sums may be charged to Construction Contingency for Work for which Construction Manager is entitled to an Out-of-Scope Change Order hereunder.

7.4.2.2     No sums may be charged to the Construction Contingency for costs that arise out of Construction Manager’s willful misconduct, gross negligence or a material breach of sufficient magnitude to constitute an Event of Default under this Agreement.

7.4.2.3     Construction Manager is not entitled to payment of amounts which would otherwise be properly chargeable to the Construction Contingency to the extent that: (1) such amounts are properly chargeable to a Trade Contractor or other responsible person or entity; (2) Construction Manager failed to notify Owner or its insurance carrier, if applicable, of the event which results in the claim to the Construction Contingency within ten (10) calendar days of such event; or (3) such amounts exceed the Construction Contingency set forth in the GMP.

7.4.2.4     The amount of the Construction Contingency shall be adjustable, and may be increased by Buy Saves, and/or decreased based on Owner-approved charges as described in this Section.  There shall not be any line item contingencies.

7.5  Construction Manager Acknowledgment of Incomplete Design Documents

Construction Manager acknowledges that the Design Documents to be reviewed by Construction Manager in connection with preparation of the GMP may be incomplete and subject to further development by Architect.  Notwithstanding the foregoing, Construction Manager understands and agrees that it will not be entitled to any increase in the GMP as a result of:

7.5.1       final completion of the Construction Documents consistent with the design intent as expressed in the Design Documents reviewed by Construction Manager;

7.5.2       any inconsistencies in or the lack of coordination of Construction Documents consistent with industry standard practices of coordination;

7.5.3       the fact that Costs of the Work may not be precisely defined prior to final completion of the Construction Documents;

7.5.4       an overrun in the buyout of any Trade Contract or a default in performance by any Trade Contractor;

7.5.5       the extension of Milestone Dates, Substantial Completion Date, or Final Completion Date or any Delay in the performance of the Work for any reason whatsoever, except as provided in Article 9;

7.5.6       Changes in the Work, except for those for which Construction Manager is entitled to a Change Order.

ARTICLE 8

COSTS OF THE WORK

8.1  Limitation on Costs of the Work

In addition to the Construction Manager’s Fee, and subject to Owner’s receipt from Construction Manager of properly prepared monthly projections and of such other supporting documentation as Owner may reasonably require, Owner shall reimburse Construction Manager for the Costs of the Work set forth in this Article 8, to the extent such Costs of the Work are actually and necessarily incurred by Construction Manager in the performance of the Work.  Costs of the Work shall not include any costs that arise out of the grass negligence, willful misconduct, or breach of this Agreement by Construction Manager or by any Trade Contractor.

8.2  Trade Contract Costs

Trade Contract Costs include all costs paid by Construction Manager under Trade Contracts approved by Owner for Work performed (including the cost of Pre-Purchased Items procured by any Trade Contractor or by Construction Manager and assigned to a Trade Contractor) in accordance with the terms of this Agreement.

8.3  General Conditions Costs

General Conditions Costs as set forth in Exhibit D shall consist of the following items:

8.3.1        Wages paid for labor of personnel in the direct employ of Construction Manager in the performance of construction services at the Site incident to the Work under applicable collective bargaining agreements, or under a salary, wage or hourly rate schedule agreed upon by Owner.  Agreed-upon salary, wage and/or hourly rate schedules may not be changed by Construction Manager without the prior written consent of Owner (except for adjustments for union employees where the adjustment is contractually mandated by the applicable collective bargaining agreement).

8.3.2        When approved in advance by Owner, reasonable salaries paid by Construction Manager to its supervisory or administrative personnel when stationed at the Site or at Construction Manager’s home office or any branch office, based on salary schedules agreed to by Owner and Construction Manager, and attached hereto as Exhibit D.  No home office personnel, other than those identified in Exhibit D, may be charged to General Conditions Costs.  No change in the approved salary schedules shall be made by the Construction Manager without the Owner’s prior written approval.  Construction Manager’s supervisory or administrative personnel who are engaged at shops or on the road in expediting the production or transportation of materials or equipment in connection with the performance of the Work shall be considered to be stationed at the Site, and their salaries shall be paid for that documented portion of their time spent on performance of the Work.  Said employees of Construction Manager shall be paid on the basis of time cards and certified payrolls to which the Owner shall have ready access.  If a salaried employee who is fully chargeable to the Project spends any portion of his or her time working on another project, then Owner shall be entitled to a credit, on a reasonable hourly charge basis, for the time spent by said employee on such other project.  Owner shall be entitled to audit Construction Manager’s records relating to said employee in order to determine the amount of an appropriate credit.

8.3.3        Actual payroll taxes and contributions and other assessments or taxes for unemployment compensation, old age benefits, Worker’s Compensation and Employee Liability insurance, social security and other standard employee benefits, based on a multiplier (to be agreed upon by the parties) times the wages and salaries described in Sections 8.3.1 and 8.3.2.  Vacation and training costs for a salaried employee shall be prorated based on the amount of time the employee actually spends working on the Project.  No reimbursement will be made on account of fidelity insurance premiums.

8.3.4        Actual costs and expenses incurred in connection with telephones installed at the Project Site, fax, messenger and overnight delivery service, blueprinting for Shop Drawings, reproduction, photographs and other similar petty cash items directly related to the Work.  Construction Manager shall limit such costs through use of the Project Websites as directed by Owner, and shall utilize outside contractors and Vendors designated by Owner for services including, but not limited to, messenger service, blue printing and reproduction.

8.3.5        Actual costs of hand tools not owned by the workmen, less the reasonable salvage value obtainable on such items used, but not totally consumed, in the performance of the Work, and costs of canvases and tarpaulins used in the performance of the Work.  Construction Manager shall provide an inventory of such items based on original Purchase Orders.  At Owner’s option and at its direction, Construction Manager shall: (1) deliver all or any portion of such hand tools, canvases and tarpaulins to Owner; (2) use reasonable efforts to sell the same for the account of Owner; or (3) discard the same in the manner set forth in Article 4 hereof;

8.3.6        Actual costs of all temporary structures and their maintenance, less the reasonable salvage value obtainable on such items which are used, but not totally consumed, in the performance of the Work; provided, however, that at Owner’s option and at its direction, Construction Manager shall: (1) deliver all such temporary structures to Owner; (2) use reasonable efforts to sell the same for the account of Owner; or (3) discard the same in the manner set forth in Article 4.

8.3.7        Net rental charges and maintenance expenses for any Temporary system or structure necessary in connection with the performance of the Work (such as, for example, hoists), including the installation, erection, removal, transportation and delivery costs thereof.

8.3.8        Net rental charges of all machinery and equipment (exclusive of hand tools) used at the Project Site in connection with the performance of the Work, together with costs incurred in the installation thereof, minor repairs and replacements thereto and the dismantling, removal, transportation and delivery of the same.  Any Trade Contract and/or Construction Manager Pre-Purchased Item in excess of $10,000 is subject to Owner’s prior written approval.

8.3.9        Travel, to the extent Construction Manager receives prior written approval from Owner, to: (1) meetings in connection with the Project; (2) Trade Contractor’s offices; (3) yards; or (4) fabrication plants.  All domestic and international travel shall be economy or coach class at the lowest available fare, whether refundable or not.  Travel to the Project Site and to the New York City offices of Owner, Construction Manager, Architect and/or Interior Architect shall not be reimbursable as a General Conditions Cost.

8.3.10      Royalties (if such royalties shall have been approved in writing by Owner); costs for the use of patented materials or processes (if the use of the same has been specified by Architect and/or approved in writing by Owner); and license fees necessary for the performance of the

Work (excluding Work-related required licenses for the Construction Manager and its employees, agents and Trade Contractors).

8.3.11      Federal, State and local sales, use, excise, personal property and other similar taxes, if any, which may be required to be paid by Construction Manager in connection with the Work, except taxes applicable, directly or indirectly, to the Construction Manager’s Fee.  Construction Manager shall be responsible for obtaining necessary tax exemption certificates for qualified costs.  All sales and use taxes shall be submitted to Owner for reimbursement as incurred.  No back billing of sales and use taxes will be accepted by Owner.

8.3.12      Cost of premiums for any bond furnished in connection with, and for the discharge of, any lien.

8.3.13      Costs of insurance and Payment and Performance Bonds required pursuant to Article 14.

8.3.14      Costs of specialty consultants (approved in advance by Owner).

8.3.15      Costs included in Exhibit D.

8.4  Back-up Documentation

Construction Manager shall allow Owner to review and copy Project-related accounting records including, but not limited to, records relating to personnel salaries and wages, and personnel-related expenses.

8.5  Control of Costs of the Work

Construction Manager shall use its best efforts to minimize Costs of the Work incurred, consistent with the intent and purposes of this Agreement, sound business practice and the instructions from Owner.  Owner reserves the right to audit Costs of the Work in accordance with this Agreement, and any adjustments which are yielded by an audit shall be paid to Owner by Construction Manager or, at Owner’s option, deducted from payments due to Construction Manager.

ARTICLE 9

NON-REIMBURSABLE COSTS

9.1  Non-Reimbursable Costs

Owner shall not reimburse Construction Manager for any of the following costs, all of which shall be borne by Construction Manager at its sole expense:

9.1.1        Salaries or other compensation of any principals and branch office heads of Construction Manager.

9.1.2        Salaries of non-line staff personnel including, but not limited to, legal, billing/collections (except any accounting personnel based at the Project Site, financial, and corporate insurance (except OCIP-related personnel)).

9.1.3        Operating Expenses of Construction Manager’s home and branch offices, including overhead and administrative expenses.

9.1.4        Any part of Construction Manager’s capital expenses, including interest on capital employed in connection with the Work.

9.1.5        Insurance-related costs.

9.1.5.1     costs not reimbursed by insurance, arising: (1) out of the acts or omissions of Construction Manager (including acts or omissions of any Trade Contractor), or the failure of Construction Manager to perform its obligations under this Agreement, or (2) from the violation by Construction Manager (or any Trade Contractor) of any Applicable Law;

9.1.5.2     casualty losses and related expenses sustained by Construction Manager (or by any Trade Contractor) in connection with tools, equipment, supplies and other personal effects owned or rented by Construction Manager (or by the Trade Contractor).

9.1.5.3     any other costs which would have been insured but for the failure of Construction Manager (or any Trade Contractor) to carry the insurance required to be carried hereunder, or the failure of Construction Manager (or any Trade Contractor) to comply with the requirements of any insurance carriers providing insurance coverage for the Project, as set forth in Article 14.

9.1.6        Losses, costs, and expenses (including attorneys’ fees and disbursements) incurred by Construction Manager in connection with, or a result of, the occurrence of any event expressly provided for under the terms of this Agreement wherein Construction Manager agrees to indemnify and hold harmless Owner against such losses, costs and expenses.

9.1.7        Costs of the Work that have been Backcharged against or deducted from the compensation of a Trade Contractor for any reason.

9.1.8        Costs resulting from the performance by Construction Manager or of any Trade Contractor of general conditions-type costs, other than or in addition to those types of costs expressly identified in Article 8 as being reimbursable by Owner.

9.1.9        Costs incurred by reason of Construction Manager’s failure to comply with its obligations under this Agreement, including parking or any other fines assessed by New York City or the State of New York.

9.1.10      New York State and New York City sales and use taxes on any portion of the Work which is subject to exemption, as such exemption is identified to Construction Manager through means of a certificate of capital improvement or certificate of other exemption.  Construction Manager is responsible for obtaining applicable capital improvement and/or tax exemption certificates.

9.1.11      Cost of insurance on tools and equipment owned by workmen.

9.1.12      Costs of any item or expense which this Agreement expressly provides are to be paid or borne by Construction Manager at its sole cost and expense.

9.1.13      Overtime charges, unless approved in advance by Owner.

9.1.14      Vertical transportation costs (i.e., hoists, cranes, etc.) that are the responsibility of others.

ARTICLE 10

CHANGES IN THE WORK

10.1         Change Orders

10.1.1      Owner, without invalidating this Agreement, may at any time direct Changes in the Work consisting of additions, deletions or other revisions.  All such required Changes in the Work shall be requested in a written PCO submitted to Construction Manager, and shall be authorized by Owner, and executed in the manner set forth in the following Sections:

10.1.2      Construction Manager agrees to exercise its best efforts so that, within fifteen (15) days after the issuance of the PCO, Construction Manager shall furnish to Owner a signed Change Order Proposal, in a form satisfactory to Owner, setting forth in detail, with suitable breakdowns by trades and work classifications, and using the Unit Price and/or other costing method specified by Owner, Construction Manager’s estimate of: (1) the cost or savings of the Change reflected in the PCO, which cost shall be at the best price obtainable for, and shall reflect the most economical manner of affecting, such Change; and (2) the Changes in the Project Schedule (including the Substantial Completion Date and/or the Final Completion Date) which would result from implementation of Construction Manager’s Change Order Proposal.  Construction Manager shall not be entitled to any increase in Construction Manager’s Fee or General Conditions Costs in connection with the first ten million ($10,000,000) dollars in aggregate value of Change Orders.  To the extent Change Orders have resulted in an increase in the GMP in excess of ten million ($10,000,000) dollars, then Construction Manager shall be entitled to an increase of eight (8%) percent of the Cost of the Work as total compensation for Construction Manager’s Fee and General Conditions Costs.

10.1.3      If Owner approves Construction Manager’s Change Order Proposal, Owner shall issue to Construction Manager a written Change Order signed by Owner, and the Substantial Completion Date and the Final Completion Date, the GMP and the Contract Documents, as the case may be, shall be adjusted, if required, in accordance with the terms of such Change Order.  All other terms and conditions of this Agreement shall remain in full force and effect.

10.1.4      A Change Order shall be effective only when signed by Owner and Construction Manager.

10.1.5      Construction Manager shall issue copies of all Change Orders to the appropriate Trade Contractors.

10.1.6      Construction Manager shall bill promptly for Change Orders based on a consolidation of the Trades involved in implementing the Change Order.

10.2         Field Directive

Owner, in its sole discretion, can direct Construction Manager to perform work upon issuance of a Field Directive.  If Construction Manager and Owner disagree on the value of Work to be performed under a Field Directive, or on whether such Work is part of Construction Manager’s Work under this Agreement, Construction Manager must so notify Owner in writing within fifteen (15) business days of receipt of the Field Directive and may seek legal recourse if the dispute is not resolved within 120 days thereafter, provided, however, that the Construction Manager shall continue performance of the Work in question pending resolution of the parties’ dispute.  Failure of Construction Manager to so notify Owner shall be deemed a waiver by Construction Manager of any increase in the GMP, Construction Manager’s Fee or General Conditions Costs and a waiver of any claim for a Time Extension.

10.3         Emergency Change Order

Notwithstanding anything to the contrary set forth herein, Construction Manager and Architect shall each have the authority to issue Emergency Change Orders without the prior written approval of Owner.  Construction Manager shall: (1) notify Owner that an Emergency Change Order has been issued within twenty-four (24) hours after the same has been issued, which notice shall set forth the reason giving rise to the issuance of the same; and (2) promptly furnish Owner with copies of all such Emergency Change Orders.  Valid Emergency Change orders shall be confirmed by Owner by a duly issued Change Order.

10.4         Full Payment for Change Orders

When paid by Owner to Construction Manager, the compensation specified in a Change Order shall constitute full payment for the additional Work covered thereby, including any delay/disruption cost or expense occasioned by reason of such Change.

10.5         Backcharges

Construction Manager shall develop a procedure for the prompt processing of Backcharges among the Trade Contractors, which process shall be implemented by means of deductive Change Orders.  Construction Manager shall track all Backcharges, and shall provide Owner with a monthly status report.

10.6         Change Order-Related Time Extensions

Each Change Order shall specify whether Construction Manager is entitled to a related Time Extension.  Construction Manager shall not be entitled to a Time Extension in connection with any Change Order unless the Time Extension is expressly stated therein.

ARTICLE 11

SCHEDULE OF THE WORK AND OCCUPANCY

11.1         Project Schedule

Construction Manager shall promptly and diligently perform, or caused to be performed, the Work in strict accordance with the Project Schedule approved by Owner and the Milestones set forth in the Project Schedule.  The Work shall be: (1) Substantially Completed on or before the Substantial Completion Date as set forth on the Project Schedule; and (2) Finally Completed on or before the Final Completion Date as set forth in the Project Schedule.

11.2         CPM Schedule

Within ninety (90) days of the award of this Agreement, Construction Manager shall submit a detailed Project Schedule in CPM format, which includes the Milestones set forth in Section 6.4, and which will indicate a start date for the Work approved by Owner.  The Project Schedule shall be subject to review and approval by Owner.  Upon approval, the Project Schedule shall be attached hereto as Exhibit C, and shall serve as the baseline schedule for the remainder of the Project.

11.3         Updates to CPM Schedule

Construction Manager agrees to coordinate all revisions to the Project Schedule with Owner’s scheduling consultant and to participate in update meetings on a monthly basis, or more frequently as required.

11.4         Time of the Essence

Construction Manager further acknowledges that the timely performance of its obligations in accordance with the Project Schedule is of the essence of this Agreement.  This “time of the essence” requirement shall apply to all dates, time limits and time requirements set forth in this Agreement and in the Project Schedule.

11.5         Requirements for Substantial Completion

The Work (or a designated portion thereof) shall be deemed Substantially Completed on the date when all of the following events or conditions shall have occurred:

11.5.1      Owner may use and occupy the Project or, if requested by Owner, portions thereof without interference for all of its intended purposes under this Agreement;

11.5.2      only Punchlist items, if any, remain incomplete, provided said Punchlist items, in Owner’s judgment, do not interfere with Owner’s use and occupancy;

11.5.3      Architect shall have issued a Certificate of Substantial Completion; and

11.5.4      Issuance of a Temporary Certificate of Occupancy.

11.6         Requirements for Final Completion

The Work shall be deemed Finally Completed on the date when Owner has received evidence satisfactory to Owner indicating that:

11.6.1      all Work (including all items set forth on the Punchlist), has been fully and satisfactorily completed in a good and workmanlike manner; in conformance with the Contract Documents; to Owner’s satisfaction; and in full compliance with all Applicable Laws and requirements of Governmental Authorities having jurisdiction over the Project, including required sign-offs for the Project.  If the Work does not comply with Applicable Laws because the Construction Documents do not so comply, and Construction Manager had no knowledge of such non-compliance, nothing herein shall be deemed to shift liability for such non-compliance from Architect to Construction Manager.

11.6.2      all final certificates of approval relating to the Work including, without limitation, all necessary certificates of the Board of Fire Underwriters or any successor thereto and the permanent certificate of occupancy, shall have been issued and delivered to the Owner.

11.6.3      all required receipts, general releases, final waivers and releases of lien (in the form set forth in Exhibit H), affidavits (including, but not limited to executed copies of the Key Employee Affidavits set forth in Exhibit L), guarantees, warranties, consents of sureties, As-Built Drawings and any other documents required under this Agreement or the Trade Contracts shall have been issued and delivered to Owner.

11.6.4      All required signoffs including, but not limited to, those relating to: (1) Affirmative Action Requirements; (2) sales taxes; and (3) OCIP requirements.

11.7         Time Extensions

11.7.1      Construction Manager hereby acknowledges that the Project will be tightly coordinated from a scheduling perspective, and agrees to manage the Work in a manner consistent with tight coordination and the requirements for timely performance set forth herein.

11.7.2      Subject to other provisions of the Contract Documents and to the extent permitted by this Section, Construction Manager shall be entitled to an extension of the Substantial Completion and Final Completion Dates established by the Project Schedule only for Excusable Delays and Owner-Caused Delays: (1) which directly impact activities on the Critical Path of the Schedule; (2) which result from one or more of the causes set forth below; and (3) (i) were beyond the control of Construction Manager; and (ii) to the extent not caused by or contributed to, in whole or in part, by the fault, error, omission, or negligence of Construction Manager, Trade Contractors, or anyone directly or indirectly employed by them for whom they are responsible:

11.7.2.1  Labor strikes (including strikes affecting transportation) unless precluded by any Project labor agreement, that do, in fact, directly affect the progress of the Work; provided, however, that Time Extension in connection with an individual labor strike shall not exceed the number of Days of said strike, together with a reasonable adjustment for demobilization and remobilization.  In any event, labor grievances, under existing agreements, representative matters, informational picketing and other labor matters shall not constitute a basis for a Time Extension (Excusable Delay).

11.7.2.2  Acts of the public enemy, war, civil unrest, terrorism, sabotage, acts of the State, Federal or local governments in their sovereign capacity; provided, however, that in no event shall Construction Manager be entitled to a Time Extension with respect to any acts of the State, Federal or local governments in enforcing any Applicable Laws relating to Construction Manager’s performance of the Work.  Construction Manager may, however, be entitled to a Time Extension if the enforcement of any Applicable Laws causes a Delay as a result of errors or omissions in the Construction Documents and not a result of Construction Manager’s failure to comply with any of the terms of this Agreement (Excusable Delay).

11.7.23  Acts of the Interiors Construction Manager and/or Interiors Trade Contractors beyond those which might be reasonably anticipated based on the tight coordination described in Section 11.7.1 (Owner-Caused Delay).

11.7.2.4  Changes ordered in the Work, provided that Changes Orders are properly authorized and approved under the provisions of Article 7 (Owner-Caused Delay).

11.7.2.5  Any negligence or breach by Owner or Architect, or any act of the Owner specifically authorizing or approving the Delay in writing (Owner-Caused Delay).

11.7.2.6  Acts of God, such as tornado, fire, hurricane, blizzard, earthquake, typhoon, or flood, that damage completed Work or to stored materials and equipment (but only to the extent that such materials and/or equipment was properly stored by Construction Manager) (Excusable Delay).

11.7.2.7  Acts or failure to act of Owner, Architect and their respective agents, employees and Consultants which cause a Delay in the Work (Owner-Caused Delay).

11.7.2.8  Acts of Separate Contractors performing Work on the Project (beyond those that might be reasonably expected based on the tight coordination described in Section 11.7.1) (Owner-Caused Delay).

Any and all changes in the Substantial Completion and/or Final Completion Dates shall be effected by Change Order as provided in Article 10.

11.7.3      In the event that Construction Manager requests a Time Extension, Construction Manager shall furnish such justification and supporting evidence as Owner may deem reasonably necessary for a determination whether Construction Manager is entitled to a Time Extension under the provisions of this Agreement.  If Owner finds that Construction Manager is entitled to a Time Extension, Owner’s determination as to the total number of Days of the Time Extension shall be based upon the approved Project Schedule and on all relevant data.  The Construction Manager acknowledges and agrees that delays in activities which, do not affect the critical path of the Project Schedule or the Substantial Completion or Final Completion Dates will not be the basis for a Time Extension.  If the Owner determines that the Construction Manager is entitled to a Time Extension, an appropriate Change Order will be issued in accordance with Article 10.

11.7.4      All notices of claims for Time Extensions shall be made in writing to the Owner within seven (7) Days of discovery by Construction Manager of the Delay, and the circumstances and activities leading to such claim shall be indicated in Construction Manager’s Daily Report for the Day(s) affected.  In the absence of such notice, all such claims for a Time Extension shall be deemed to have been waived by Construction Manager.  In making a claim for a Time

Extension as a result of a Delay, the Construction Manager shall provide an estimate of the probable effect of such Delay.  Within twenty-one (21) Days after the completion of the circumstances or activity that caused the Delay, the Construction Manager shall finalize its claim for a Time Extension related to such Delay, and shall submit such final claim in writing to the Owner.

11.7.5      In no case shall a Time Extension be granted because of any Construction Manager-Caused Delay.

11.8         Compensation for Delay

11.8.1      The Time Extension specifically provided for in Section 11.7 of this Agreement shall be Construction Manager’s sole and exclusive remedy for Excusable Delays.  Construction Manager shall not be entitled to any lost profits, consequential damages or other damages in connection with Excusable Delays.  Construction Manager hereby expressly agrees to waive its right to recover any damages for Excusable Delays.  Construction Manager may be entitled to access the Contingency in order to recover additional, documented General Conditions Costs up to a maximum amount reasonably demonstrated by Construction Manager and agreed to by Owner in writing for Excusable Delay to the extent such costs are not otherwise compensable under this Agreement.

11.8.2      In addition to the Time Extension provided for in Section 11.7, Construction Manager shall be entitled to recover additional, documented General Conditions Costs up to a maximum amount reasonably demonstrated by Construction Manager and agreed to by Owner in writing for Owner-Caused Delays which continue after a sixty (60) cumulative day “grace period.” Construction Manager shall not be entitled to any other damages in connection with Owner-Caused Delays.  Construction Manager shall submit a written Claim for such costs within twenty-one (21) Days after cessation of the Owner-Caused Delay, and such costs shall be processed by Change Order.  Construction Manager may be entitled to access the Contingency in order to recover additional, documented General Conditions Costs up to a maximum amount reasonably demonstrated by Construction Manager and agreed to by Owner in writing for costs arising during the “grace period” of the Owner-Caused Delay to the extent such costs are not otherwise compensable under this Agreement.

11.8.3      Construction Manager shall not be entitled to either a Time Extension or additional compensation in connection with Construction Manager-Caused Delays.

11.9         Acceleration of the Work

Construction Manager shall notify Owner promptly if the Work, or any portion thereof, will not be completed within the time provided in the Project Schedule for any reason including, but not limited to, an Excusable Delay or an Owner-Caused Delay as described in Section 11.7.  If Construction Manager so notifies Owner, or if, in the opinion of Owner reasonably exercised, Construction Manager falls behind in the Project Schedule for any cause within the reasonable control of Construction Manager, Construction Manager shall take appropriate action to regain the Project Schedule, and shall, if requested by Owner, submit a Recovery Plan to demonstrate the manner in which the lost time may be regained.  Such actions on the part of Construction Manager shall not result in an increase in the GMP.

11.10       Modifications to Project Schedule

Construction Manager shall make no modifications to the Project Schedule without first obtaining Owner’s prior approval thereof.  Revisions/updates to the approved Project Schedule shall address issues such as the following: (1) all major components of the Project and the Work, including Architect’s preparation of Design Documents; (2) critical design details; (3) matters relating to Trade Contractors and Trade Contract awards; (4) the Work of Separate Contractors; (5) Interiors Project coordination; and (6) Owner’s responsibilities.  All revisions/updates to the Project Schedule shall be subject to Owner’s written approval.

ARTICLE 12

SEPARATE CONTRACTORS

12.1         Owner’s Right to Engage Separate Contractors

Owner reserves the right to directly engage Separate Contractors to perform work on the Project.  These Separate Contractors may perform additional work relating to the Project, but beyond the Work covered by this Agreement.  Alternatively, Separate Contractors may be engaged by Owner to perform work covered by this Agreement which is not, in the opinion of Owner, being performed by Construction Manager in a manner consistent with the Project’s cost, quality and scheduling objectives.  The Owner’s agreements with Separate Contractors may include terms, covenants, conditions and warranties different from those in any Trade Contract or the Contract Documents.

12.2         Cooperation and Coordination with Separate Contractors

Construction Manager shall, without additional compensation, cooperate and coordinate the Work with the work of such Separate Contractors.  Construction Manager shall integrate the schedules of individual Separate Contractors into the overall Project Schedule as reasonable and appropriate.  Construction Manager shall cooperate with the Separate Contractors in providing such access to the Project Site and to the Work including, but not limited to utilization of storage space, staging areas, hoists and elevators, as the Separate Contractors may reasonably request.  Construction Manager shall furnish to such Separate Contractors any services which Construction Manager furnishes to Trade Contractors including, but not limited to, use of hoists, storage and staging facilities.  Any additional costs incurred by Construction Manager in implementing its obligations under this Section shall be reimbursed by Change Order which the Owner agrees to issue.

12.3         Separate Contractor-Related Suspensions

Construction Manager understands that portions of the work of Separate Contractors may have to be performed either before, simultaneously with or after the Work, and that the Work may have to be suspended temporarily if, in Owner’s judgment, such suspension is necessary for the timely and efficient completion of the Project.  Accordingly, Construction Manager agrees that, upon request by Owner, Construction Manager shall temporarily suspend any affected Work activity during the period which, in Owner’s reasonable judgment, Construction Manager’s Work would unreasonably interfere with the Work of a Separate Contractor.  If Owner requests that Construction Manager temporarily suspend any Work, and if and to the extent that there are delays in the performance of the Work as a result thereof and Construction Manager demonstrates that the Work has actually been delayed thereby, then, the period of time during which the Work was suspended shall be recognized as an Excusable Delay, and the Construction Manager shall be granted an appropriate Time Extension.

12.4         Damage to Work

If Construction Manager causes damage to the property of Separate Contractors or to other work or property on the Project Site, Construction Manager shall promptly remedy such damage as provided in this Agreement.  If any Separate Contractor causes damage to the Work, and Construction Manager is required to remedy such damage, Owner will issue a Change Order for the cost thereof, and will further grant a Time Extension or, alternatively, Owner may direct and compensate Construction Manager for Acceleration, if the delayed activity is on the Critical Path of the Project Schedule.

ARTICLE 13

ACCOUNTING RECORDS

13.1         Project Accounting Records

Construction Manager shall maintain full, detailed and separate accounting books and records to: (1) monitor delivery to the Project Site of all materials, equipment and supplies used in connection with the Work or incorporated in the Project; (2) check all labor performing Work; (3) provide a basis for proper financial management of the Work in accordance with a system to be approved by Owner.

13.2         Maintenance of Project Accounting Books and Records

Construction Manager shall maintain Project accounting books and records on a current basis, and shall institute such accounting procedures as may be reasonably requested by Owner including, but not limited to, procedures relating to any sales tax exemptions or other tax rebates, credits, exemptions or benefits available to Owner in connection with the Work.

13.3         Audits

13.3.1      Owner or Owner’s designated representative shall have the right to conduct interim audits of Construction Manager’s Project accounting books and records, in Owner’s discretion, to confirm the Costs of the Work being charged by Construction Manager.

13.3.2      Owner or Owner’s designated representative shall conduct a final audit of Construction Manager’s accounting books and records at Project completion.  Final audit results acceptable to Owner shall be a condition of Final Payment to Construction Manager.

13.4         Preservation of Project Records

Construction Manager shall preserve all Project accounting books and records for a period of one (1) year after Final Completion of the Work and, if requested by Owner, no later than thirty (30) days prior to the expiration of said one (1) year period, deliver to Owner, at Owner’s expense, copies of all or any portion of such Project accounting books and records.

ARTICLE 14

BONDS AND INSURANCE

14.1         Bond Requirements

14.1.1      Bonds

Owner shall be entitled to require Construction Manager, on a selective basis, to cause individual Trade Contractors to furnish their bond ratings, and, in Owner’s discretion, to also furnish separate Payment and Performance Bonds naming Owner, any assignee of Owner, and Construction Manager as obligees.  Owner shall have the right to approve the form of Bonds provided by Trade Contractors provided by Construction Manager.

14.1.2      Reimbursement

The cost of Bonds shall be a Trade Contract Cost.

14.2         Insurance Requirements

14.2.1      It is Owner’s intent to provide insurance coverage for the Project under an OCIP.  If the OCIP is in place, the provisions set forth below, together with the requirements of the OCIP Manual attached as Exhibit J, shall apply:

14.2.2      Owner’s Controlled Insurance Program (OCIP)

14.2.2.1In accordance with the Owner Controlled Insurance Program (“OCIP”) being implemented by the Owner on this Project, the Owner has purchased and will provide to Construction Manager, its Trade Contractors, and Lower Tier Contractors insurance as set forth below, for claims which may arise out of, or result from, work performed by them under this Contract, for which they may be legally liable.  All bidders are required to submit their bid(s) with their insurance included for this Project The winning bidder(s) and all Lower Tier Contractors will be required to identify their costs to provide Workers’ Compensation, General Liability and Excess Liability for this Project.  The OCIP enrollment forms (outlined in this Construction Manager’s Manual) must be completed and returned within 10 business days by Construction Manager, all Trade Contractors and Lower Tier Contractors after they have been awarded a contract.  Please note that each Trade Contractor must also include a copy of its Workers’ Compensation Experience Modification Worksheet, along with a copy of the Policy Declarations Page(s) from their Workers’ Compensation, General Liability and Excess Liability policies.  The contract award will then be reduced by the costs identified by the winning bidder(s) and this total will be identified as a withhold amount.  At the conclusion of the contract, an audit will be performed and this amount will be adjusted based upon actual payrolls incurred on the project site and work performed including change orders.  Each enrolled Trade Contractor (any tier) will provide documentation as follows: Declarations or information page, Rating page(s), Verification of Experience Modification for Workers’ Compensation and a minimum of 3 years Loss History for each Trade Contractor (any tier) that participate in self-insured, large deductible or retrospective rated insurance programs.  If a Trade Contractor is participating in a retained loss program of this type(s), an insurance credit will be developed using the contractors actual loss history during the requested time period and program fixed costs (e.g. Excess Insurance premiums, Claims Administration charges and Claim Development factors, etc.).  Loss History calculations will be based upon Trade Contractor’s experience outside of this program provided by Owner.  The final adjustment will be addressed with a Change Order at the conclusion of the Project.  All insurance credits will be adjusted to reflect any change in Trade Contractor’s (any tier) insurance costs (higher or lower) that occur throughout their involvement in this project.  In the event that a Trade Contractor overstates its insurance estimate, the Trade Contractor will be credited accordingly.  The amount and type of coverage to be provided by the Owner under its OCIP program is as follows:

14.2.2.2  Statutory Workers’ Compensation and Employer’s Liability with limits of $1,000,000 Bodily Injury by Accident, $1,000,000 Bodily Injury by Disease and $1,000,000 policy limit by disease.  Workers’ Compensation insurance covers all Construction Manager, Trade Contractor and Lower Tier Contractor employees whose regular duties include performing work at the Project Site.

14.2.2.3  Commercial General Liability Insurance (excludes Automobile Liability).  This policy includes Completed Operations Coverage for a period of 10 years after acceptance of the work by Owner with a limit of liability of $2,000,000 each occurrence/$5,000,000 general aggregate for Bodily Injury/Property Damage.  No Automobile Liability insurance will be included.  This insurance applies to the operations of all insured parties at the Project site, including any work site set up by Owner for use by an insured party exclusively for the storage of material or equipment, or for fabrication of material to be used at the Project site.  The limits of liability apply collectively to all insured parties under the policy.

14.2.2.4  Excess Insurance. Excess liability insurance is provided, insuring the Owner, Construction Manager, Trade Contractors and Lower Tier Contractors working on the Project.  This insurance will cover only operations at the Project site and will provide excess coverage over the limits of coverage described in 1. and 2. above.  No Automobile Liability insurance will be included.  Coverage (excess of $2,000,000 per occurrence / $5,000,000 aggregate) will apply collectively to all insured parties on all covered projects with a single set of limits not less than $100,000,000 each Occurrence/Aggregate excess of the primary.

14.2.2.5  Property insurance, as described in Section 14.2.2.13.

14.2.2.6  The insurance provided for in Sections 14.2.2.2 through 14.2.2.5, written on an occurrence basis, shall be maintained without interruption from the date of commencement of the Work until date of final payment, and for a minimum period of ten (10) years after final payment for completed operations coverage.  In the event that insurance coverages as provided by Owner and as described herein are canceled, lapsed or otherwise become unavailable, the Owner has the option to procure and provide alternate insurance to the Contractors.  As an alternative, the Owner shall have the right to require the Contractor and all tiers of Subcontractors to provide insurance coverage, with reimbursement being made to the Contractor for the actual cost thereof by Change Order.

14.2.2.7  Each Trade Contractor participating in the OCIP will be issued an individual Worker’s Compensation policy.  Certificates of Insurance will be issued for the coverages of Commercial General Liability and Excess Liability that will evidence the coverages furnished by Owner.  These shall be filed with the Trade Contractor prior to commencement of the Work.  Both the Worker’s Compensation Policy and the Commercial General Liability and Excess Liability certificates shall contain a provision that coverage as afforded under the policies will not be canceled or allowed to expire until at least 30 days prior written notice has been given to Trade Contractor.

14.2.2.8  Construction Manager’s Insurance

The Construction Manager, Trade Contractors and Lower Tier Contractors shall provide, at their own expense, the following insurance:

14.2.2.8.1     Comprehensive Business/Automobile liability insurance.  The Construction Manager, Trade Contractors and Lower Tier Contractors working on the Project (and any material dealers, suppliers, and vendors who enter the Project site) shall, at their own expense, carry automobile liability insurance covering all owned, non-owned, and hired vehicles used in connection with the Work.  The Construction Manager shall include this requirement in all of its subcontracts and purchase orders.  The limits of liability for this insurance shall be at least $5,000,000 per occurrence - bodily injury and property damage combined including uninsured and underinsured motorist coverage.

14.2.2.8.2     Workers’ Compensation and Commercial General Liability Insurance.  The Construction Manager shall carry and maintain at least the following insurance coverages in connection with operations away from the Project site:

14.2.2.8.3     Workers’ Compensation – Statutory Limits

14.2.2.8.4     Employer’s Liability - $2,000,000 (per bodily injury/disease and aggregate.)

14.2.2.8.5     Commercial General Liability Insurance with limits of at least $10,000,000 combined single limit bodily injury and property damage, and including protection for contractual liability, products, completed operations, work performed by independent contractors, and broad form property damage coverage.  Owner reserves the right to require alternative limits (higher or lower) to individual Trade Contractors (any tier) at their discretion.

14.2.2.8.6     Hazardous Material Liability Insurance covering bodily injury and/or property damage of limits not less than $2,000,000, if the work involves abatement, removal, replacement, repair, enclosure, encapsulation and/or disposal of any hazardous material or substance.  This coverage must remain in force for both on-site and off-site exposures.

14.2.2.8.7     The Construction Manager shall maintain Consultant’s Professional Liability (Errors and Omissions) and Contractor’s Pollution Legal Liability in the limit of $75,000,000.  Professional Liability provides coverage against claims resulting from any act, error or omission in the rendering of Professional Services by the Construction Manager.  Contractor’s Pollution Legal Liability provides coverage against claims for pollution conditions arising out of the performance of Professional Services and contracting operations rendered by the Construction Manager.

14.2.2.9  The Construction Manager shall maintain and require all Trade Contractors and Lower Tier Contractors (and Suppliers, Vendors and Project participants) not covered under the Owner’s OCIP to maintain appropriate levels of the insurance as identified herein.

14.2.2.10  A Certificate of Insurance evidencing the Construction Manager-provided insurance under this Section shall, prior to commencement of any Work at the Project site, be furnished to Owner’s insurance agency at the following address:

Gallagher Pipino, Inc.

c/o Construction Insurance Partners, LLC

308 North 21st Street

St. Louis, Missouri 63103

(800) 316-4031

(314) 342-7170 fax

Contact: Cindie Allscheid,  Ext. 743

With copy to:

The New York Times Company

229 West 43rd Street

New York, New York 10036

Attention: General Counsel

14.2.2.11  Certificates of Insurance provided under these provisions shall provide for a 30-day advance written notice of cancellation, lapse or policy change to Construction Insurance Partners at the address indicated above.  The Construction Manager shall also require the Trade Contractors and all Lower Tier Contractors to furnish similar Certificates of Insurance, copies of which shall be filed with the above Construction Insurance Partners representative.  Failure of Construction Manager or any Trade Contractor or other party to file such Certificates of Insurance shall not relieve such party of its responsibility to carry and maintain such insurance.

14.2.2.12  The Owner-Controlled Insurance Program as previously outlined is intended to afford broad coverage and relatively high limits of liability, but may not provide all the insurance needed by Trade Contractor.  Any insurance for higher limits or other coverages that a Trade Contractor may be required by law to carry or may need for its protection shall be at the Trade Contractor’s expense.  Any policy of insurance covering Construction Manager or any Trade Contractor or Lower Tier Contractor owned or leased machinery, watercraft, vehicles, tools, or equipment against physical loss or damage shall provide for a Waiver of Subrogation as to any claims against any insured parties under the Owner Controlled Insurance Program.

14.2.2.13  Property Insurance

14.2.2.13.1     Owner shall purchase and maintain property insurance in the amount of the initial contract sum, as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis.  Such property insurance shall be maintained unless otherwise provided in the Contract Documents, until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property.  This insurance shall include Owner, Construction Manager, Trade Contractors and Lower Tier Contractors performing the Work as named Insureds.

14.2.2.13.2     The property insurance shall be on an All Risk policy form basis and insure against the perils of fire and extended coverage, and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements.  This property insurance shall also include transit coverages for materials to be incorporated into the project, as well as temporary offsite storage locations.  Sublimits may apply with respect to transit and offsite coverages.  Such insurance shall include loss of use coverage.  The property insurance will not provide coverage against loss by theft or disappearance of any materials (unless the materials are to be incorporated into the Project), tools, or equipment of Construction Manager, any Trade Contractor or Lower Tier Contractor, or any other person furnishing labor or materials for the Project.  Construction Manager shall pay the first $10,000 of each deductible.  The remaining portion of each deductible and any deductible in excess of the cumulative total shall be paid by the Owner.

14.2.2.13.3     Boiler & Machinery Insurance.  To the extent not previously provided for herein, Owner shall purchase and maintain boiler and machinery insurance which shall specifically cover such insured objects during installation until final acceptance by Owner.  This insurance shall include the interests of the Owner, Construction Manager, all Trade Contractors and any Lower Tier Contractor for the Work, and Owner and Construction Manager shall be listed as named insureds.

14.2.2.13.4     A loss insured under Owner’s property insurance shall be adjusted by Owner as fiduciary and made payable to Owner as fiduciary for the insureds subject to any applicable mortgagee clause.  Construction Manager shall pay Trade Contractors their just shares of insurance receipts received by Construction Manager, and by appropriate written agreements shall require Trade Contractors to make payments to Lower Tier Contractors in similar manner.

14.2.2.13.5     Partial occupancy or use shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise.  Owner and Construction Manager will take reasonable steps to obtain consent of the insurance company or companies and shall take no action with respect to partial occupancy or use that would cause cancellation, lapse or a reduction of insurance.

14.2.2.14  General Provisions

14.2.2.14.1     Other Insurance.  If Construction Manager requests in writing that insurance risks other than those described herein or insurance for special hazards be included, Owner shall, if possible, obtain such insurance and the cost to Owner shall be reimbursed by Construction Manager.

14.2.2.14.2     Waivers of Subrogation.  Owner and Construction Manager hereby waive all rights against each other and any of their Trade Contractors, Lower Tier Contractors, agents, consultants and employees, each of the other, as to claims and damages covered by insurance obtained by Owner under its OCIP program and property insurance, except the parties do not waive such rights as they have proceeds of such insurance held by Owner as a fiduciary.  The OCIP program and property insurance obtained by Owner shall provide such waivers of subrogation by endorsement or otherwise.  A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damage.

14.2.2.14.3     Insurance provided by Owner in favor of the Construction Manager and the Trade Contractors in its OCIP program shall not extend to Suppliers of Construction Manager or Trade Contractors not performing work at the project site.

14.2.2.14.4      Construction Manager and its Trade Contractors and Lower Tier Contractors warrant that no cost for insurance is, or shall be, included in any cost or fee charged to Owner on the Project.

14.2.2.14.5      Construction Manager and its Trade Contractors and Lower Tier Contractors agree to comply with policy conditions of the insurance policies provided by Owner hereunder, and to comply with any claims handling procedures, payroll reporting procedures, loss prevention program, or other similar programs related to the Owner’s Controlled Insurance Program, including, without limitation, filing any claims in a timely fashion in accordance with the requirements set forth in such insurance policies.

14.2.2.14.6      Construction Manager and its Trade Contractors and Lower Tier Contractors expressly agree to procure and provide Workers’ Compensation, General Liability and Automobile Liability coverage at their own expense respecting operations not conducted at the project site.  These coverages shall include a waiver of subrogation in favor of the Owner and their employees, agents, consultants and contractors.

14.2.2.14.7      To the extent any Trade Contractor is, for whatever reason, not covered as an insured under the Owner Controlled Insurance Program, the Construction Manager shall require that Trade Contractor to provide applicable Workers’ Compensation, General Liability, and Automobile Liability insurance at their own expense in a form and amount acceptable to Owner.  Such coverages shall include the Owner as an additional insured and shall provide appropriate waivers of subrogation with the following limits:

1             Workers’ Compensation — Statutory Limits

2             Employer’s Liability - $3,000,000 (per bodily injury/disease and aggregate)

3             Commercial General Liability Insurance with limits of at least $10,000,000 combined single limit bodily injury and property damage, and including protection for contractual liability, products, completed operations, work performed by independent contractors, and broad form property damage coverage.

4             Auto Liability - $5,000,000 Combined Single Limit

5             Owner reserves the right to require alternative limits (higher or lower) to individual Trade Contractors (any tier) at their discretion.

ARTICLE 15

HAZARDOUS MATERIALS

15.1         General Requirements

15.1.1      Construction Manager shall comply with, and shall ensure compliance by all Trade Contractors, with Applicable Laws relating to Hazardous Materials.

15.1.2      Construction Manager shall obtain and comply with, and ensure that all Trade Contractors obtain and comply with, any and all approvals, registrations or permits required by Applicable Laws relating to Hazardous Materials.

15.2         Hazardous Materials Brought to Site or Generated by Construction Manager and/or Trade Contractors.

15.2.1      Construction Manager shall keep the Project Site free of Hazardous Materials brought to the Site and/or generated in connection with the Work.  Without limiting the foregoing, Construction Manager shall not cause or permit the Project Site to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with Applicable Laws.  Similarly, Construction Manager shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Construction Manager or any Trade Contractor, a release of Hazardous Materials onto the Project Site or onto any other property.

15.2.2      Construction Manager shall indemnify, hold harmless and defend the Indemnitees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including reasonable attorneys fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to: (1) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (2) any bodily injury, personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (3) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (4) any violation of laws, orders, regulations, requirements, or demands of Governmental Authorities, or any policies or requirements of the Indemnitees, which are based upon or in any way related to such Hazardous Materials brought to the Site and/or generated by Construction Manager and/or any Trade Contractor, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.  The provisions of this Section 15.2.2 shall be in addition to any and all other obligations and liabilities that Construction Manager may have to the Owner under Applicable Laws, and shall survive Final Completion of the Work.

15.3         Hazardous Materials Identified in Contract Documents

15.3.1      With regard to Hazardous Materials existing at the Site, which are identified in the Contract Documents and for which Construction Manager is responsible as part of the Work, Construction Manager shall conduct and complete all investigations, studies, sampling, and testing, and all remediation, removal, and related actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Project Site in accordance with all Applicable Laws to the satisfaction of the Owner, and in accordance with the orders and directives of all Governmental Authorities.

15.3.2      Construction Manager shall indemnify, hold harmless and defend the Indemnitees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including reasonable attorneys fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to negligence or willful misconduct of Construction Manager, any Trade Contractor, and their respective agents and employees in the investigation, study, sampling, testing, remediation, removal and related actions in connection with Hazardous Materials identified in the Contract Documents and included within Construction Manager’s scope of Work.  The provisions of this Section 15.3.2 shall be in addition to any and all other obligations and liabilities that Construction Manager may have to Owner under Applicable Laws, and shall survive Final Completion of the Work.

15.4         Unidentified Hazardous Materials

15.4.1      If a Hazardous Material is encountered on the Site by Construction Manager that is not identified in the Contract Documents, Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to Owner in writing.

15.4.2      Owner shall obtain the services of a licensed laboratory to verify the presence or absence of Hazardous Materials reported by Construction Manager and, in the event such Hazardous Material is found to be present, to verify that it has been rendered harmless.  When the Hazardous Material has been rendered harmless, Work in the affected area shall resume upon written agreement between Owner and Construction Manager.  The Project Schedule shall be extended appropriately and the GMP shall be increased by Change Order in the amount of the Construction Manager’s reasonable additional costs of shut-down, delay and start-up.

15.4.3      To the fullest extent permitted by law, Owner shall indemnify, hold harmless and defend Construction Manager, Trade Contractors, and their respective agents and employees from and against claims, damages, losses and expenses (including reasonable attorneys fees) arising out of or resulting from Hazardous Materials at the Site that are not identified in the Contract Documents, if, in fact, the Hazardous Material presents the risk of bodily injury or death, and has not been rendered harmless; provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, and except to the extent that such damage, loss or expense is not due to the gross negligence or willful misconduct of a party seeking indemnity under this Section.

ARTICLE 16

TERMINATION AND SUSPENSION

16.1         Termination for Default

16.1.1      The following shall constitute Events of Default under the terms of this Agreement:

16.1.1.1   Construction Manager shall fail to diligently prosecute the Work, or default performing any material obligation under this Agreement, and after receipt of written notice of such default from Owner, Construction Manager shall fail, within three (3) days, to cure such default or commence a cure for such default satisfactory to Owner, and diligently prosecute such cure; or

16.1.1.2   Any Key Employee identified in Exhibit M, or his successor designated in writing, shall cease to be in Construction Manager’s employ, and Construction Manager shall fail within a reasonable time to provide a substitute acceptable to Owner, in Owner’s reasonable discretion, which shall include Owner’s subjective assessment as to Owner’s ability to develop a successful working relationship with such individual; or

16.1.1.3   Construction Manager becomes a party to any insolvency proceeding in a capacity as a debtor, and, in the case of any involuntary proceeding only, such proceeding is not stayed or discharged within thirty (30) days after the commencement of same.  The term “insolvency proceeding” as used herein shall include: (1) the filing of a petition for relief under Chapter 11 of Title 11 of the United States Code by Construction Manager of any petition or action looking to, or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or State statute, law or regulation; (2) the appointment, with or without the consent of Construction Manager, of any trustee, custodian, receiver or liquidator of Construction Manager or of any of its property or assets; or (3) Construction Manager’s making an assignment for the benefit of creditors.  In such an event, to the extent permitted by Applicable Law, Owner may serve written notice upon Construction Manager terminating this Agreement on date specified by Owner in said notice.

16.1.1.4   Breach by Construction Manager of the ethical obligations set forth in Section 2.4.

16.1.2      Upon the occurrence of an Event of Default, Owner may, at Owner’s option, exercised upon three (3) days written notice to Construction Manager, terminate the engagement of Construction Manager.  In such an event, Construction Manager shall be entitled to payment of an amount equal to:

16.1.2.1   the aggregate of: (1) the actual unpaid Costs of the Work incurred by Construction Manager in its proper performance of the Work up to the date of termination, plus (2) the fair market value of such tools (less, if Owner elects to return the tools to Construction Manager, the salvage value thereof), less (3) an amount equal to the additional costs and expenses (including attorneys’ fees and disbursements) incurred by Owner over those which would have been incurred by Owner in connection with the Project had Construction Manager not defaulted hereunder, including, without limitation, the additional expense of engaging another construction manager/general contractor, as well as additional compensation for services of Architect and any Owner’s Consultant made necessary by the Event of Default.

16.1.2.2   Construction Manager shall be entitled to the payment described in Section 16.1.2.1 only after Final Completion of the Work by a replacement construction manager/general contractor.  Owner shall have the right to set-off against the aforesaid payment any amounts then due and payable by Construction Manager to Owner hereunder, or which may accrue as damages owing by Construction Manager to Owner under the terms of this Agreement.

16.1.3      Upon the happening of any of the Events of Default, Owner shall have the right, in addition to all other rights and remedies, to complete or cause the Work to be completed, by such means, and in such manner, by agreement or otherwise, as Owner deems advisable, subject, however, to the terms and conditions of the Payment and Performance Bonds required of Trade Contractors hereunder.

16.1.4      If it shall be determined that a termination under this Section 16.1 was wrongful or unjustified, such termination shall then be deemed to be a Termination for the Convenience of Owner under Section 16.2, and the sole right, remedy and recourse of Construction Manager against Owner shall be governed and determined by Section 16.2;

16.1.5      In the event of the happening of any of the Events of Default, subject to the orders and powers of any involved Bankruptcy Court, Construction Manager shall not interfere, directly or indirectly, with Owner’s right and efforts to complete the Work by others or with any of the Trade Contractors.

16.2         Termination for Convenience

16.2.1      Owner, at any time and for any reason whatsoever in Owner’s sole discretion, may terminate this Agreement for Owner’s convenience.  Construction Manager acknowledges that this Agreement must be approved by the Board of New York Times member of the Owner.  In the event that the Board fails to approve this Agreement, then the Agreement shall be considered terminated for Owner’s convenience.  Any Termination for Convenience shall be effected by delivering to Construction Manager a notice of Termination for Convenience specifying the date upon which the Termination for Convenience shall become effective and identifying any specific portion of the Work to be completed by Construction Manager prior to such effective date.  Upon receipt of a notice of Termination for Convenience by the Owner, Construction Manager shall:

16.2.1.1   stop all Work under this Agreement on the date, and to the extent, specified in the notice of Termination for Convenience.

16.2.1.2   enter into no further Trade Contracts except as may be necessary for completion of such portion of the Work specified in the notice.

16.2.1.3   unless directed otherwise by Owner, terminate all Trade Contracts entered into by Construction Manager to the extent that said Trade Contracts relate to portions of the Work to be performed subsequent to the effective date of the Termination for Convenience.

16.2.1.4   at Owner’s option, assign to Owner or such other entity or entities as Owner may direct, in the manner, at the times, and to the extent directed by Owner, all of the right, title and interest of Construction Manager in any or all Trade Contracts, in which case, Owner or such other entity or entities, shall accept all of Construction Manager’s obligations arising under such Trade Contracts after the date of such assignment.  Construction Manager shall have included in each Trade Contract a provision specifically contemplating and validating any such assignment, and the Trade Contractor shall continue to perform its services under the Trade Contract without interruption.

16.2.1.5   to the extent required by Owner and subject to the prior written approval of Owner, settle all outstanding liabilities and all claims arising out of any termination of Trade Contracts.  In the event of a Termination for Convenience, no Trade Contractor shall be entitled to recover anticipated profits on Work unperformed or materials or equipment not incorporated or installed in the Project, nor shall any Trade Contractor be reimbursed for losses arising out of matters covered by insurance.  Instead, Trade Contractor’s recovery shall be limited to the reasonable and actual out-of-pocket costs and expenses incurred by such Trade Contractor for Work satisfactorily performed or materials, supplies and equipment procured, fabricated, incorporated or installed in the Project prior to the effective date of the Termination for Convenience.

16.2.1.6   if applicable, transfer title to Owner, to the extent not already vested in Owner, and deliver in the manner, at the times, and to the extent, if any, directed by Owner: (1) fabricated or unfabricated parts, Work in progress, completed Work, supplies and other materials and equipment produced as a part of, or acquired in connection with the performance of, the Work terminated by such notice of Termination; and (2) copies of the Contract Documents and other Drawings, sketches, Specifications, Shop Drawings, information and other relevant documentation directly related to the performance of the Work.

16.2.1.7   use its best efforts to sell, in the manner, at the times, to the extent, and at the price or prices directed or authorized by Owner, any property of the types referred to in Section 16.2.1.6; provided, however, that Construction Manager: (1) shall not be required to extend credit to any purchaser; and (2) may acquire any such property under the conditions prescribed and at a price or prices approved by Owner.  The proceeds of any such transfer or disposition shall be applied to reduce any payments to be made by Owner to Construction Manager under this Agreement, or shall otherwise be credited against the Costs of the Work, or paid in such other manner as Owner may direct.

16.2.1.8   complete performance of such part of the Work as shall have been specified in the notice of Termination to be completed on or before the effective date of such Termination.

16.2.1.9   prior to the effective date of such Termination for Convenience, take such actions as may be necessary, or as Owner may reasonably direct, for the protection and preservation of the property related to the Work and the Project which is in the possession of Construction Manager and in which Owner has or may acquire an interest.

16.2.2      In the event of a Termination for Convenience pursuant to this Section 16.2, Construction Manager shall be paid by Owner for: (1) unpaid Costs of the Work incurred by Construction Manager in performance of the Work up to the effective date of the Termination for Convenience; (2) reasonable, documented demobilization costs; and (3) that portion of the Construction Manager’s Fee attributable thereto; less (4) any sums properly deductible by Owner under the terms of this Agreement.

16.2.3      Construction Manager agrees that the pendency or existence of any dispute between Construction Manager and Owner, Architect or any Owner’s Consultant shall in no manner whatsoever affect or interfere with the discharge of Construction Manager’s obligations hereunder.

16.3         Suspension

Owner may, at any time and for any reason, direct Construction Manager to suspend the Work, or any portion thereof, for a period of time.  A notice of Suspension issued by Owner shall be in writing and shall specify the period during which the Work is to be suspended.  Construction Manager shall resume the Work upon the date specified in such notice, or upon such other date as Owner may thereafter specify in writing.

16.4         Termination of Owner by Construction Manager

16.4.1      If: (1) without good cause, Owner shall fail for a period of fifteen (15) days after the due date to make payment on the undisputed portion of any approved Application for Payment; or (2) if the Work shall have been suspended (i) by Owner for a period in excess of one hundred and twenty consecutive (120) days; or (ii) for a period in excess of one hundred and eighty (180) days under an order of any court or other public authority having jurisdiction over the Work or the Project or as a result of an act of government, such as a declaration of national emergency making materials unavailable through no act or fault of Construction Manager, then Construction Manager immediately shall serve Owner with written notice thereof.

16.4.2      If Owner shall fail: (1) to cause all such undisputed portions of such Application for Payment to be paid within fifteen (15) days after such notice; or (2) if the delay described in Section 16.4.1(2) shall continue more than fifteen (15) days after receipt of such notice, then this Agreement may be terminated by Construction Manager by written notice to Owner setting forth the date of termination, which date shall not be sooner than seven (7) days after the date of the second notice.  If, within said seven (7) day period, the matter giving rise to Construction Manager’s right to terminate this Agreement shall not have been cured or discontinued, this Agreement shall be deemed Terminated for Convenience and Construction Manager shall be compensated in the manner and to the extent set forth in Section 16.2 hereof.

ARTICLE 17

DISPUTE RESOLUTION

17.1         Litigation

In the event that a Claim, dispute or controversy between the parties cannot be resolved through negotiation, the parties shall have recourse to litigation in a court of competent jurisdiction located in the State of New York, New York County.  No action or proceeding shall lie or be maintained by Construction Manager against Owner, Architect or consultants upon any claim arising out of or based upon this Agreement, the Contract Documents or by reason of any act or omission or any requirements relating to the giving of notices or information, unless such action or proceeding shall be commenced within one (1) year after Substantial Completion of the Work or, if this Agreement is earlier terminated, within one (1) year following the date of such earlier termination.  This Section 17.1 shall not be deemed or construed to modify any other provision hereof relating to waivers of claims by Construction Manager.  Construction Manager shall cause each Trade Contract to contain like provisions to this Section 17.1.

17.2         Continuation of Work

Notwithstanding any Claim between Owner and Construction Manager or any claim or controversy between Construction Manager and any Trade Contractor, or any claim or controversy between or among such Trade Contractors, it shall be the responsibility of Construction Manager to continue to prosecute all of the Work and perform all of its services diligently in a good and workmanlike manner in conformity with this Agreement.  Construction Manager and its Trade Contractors shall have no right to cease performance hereunder or to permit the prosecution of the Project to be delayed.  Owner shall, subject to its right to withhold amounts pursuant to this Agreement, continue to pay Construction Manager for Costs of the Work incurred in accordance with this Agreement.

17.3         Prevailing Party at Trial

In connection with any trial or other legal proceeding between the parties relating to or arising under this Agreement, whether sounding in tort or contract, the Fees-and-Costs of the Prevailing Party at Trial will be paid or reimbursed by the other party, regardless of and without awaiting the outcome of any appeal of any judgment rendered in such trial.  This Section shall not be admissible or introduced by any Person in any legal proceeding for any purpose whatsoever, except in a subsequent legal proceeding for purpose of enforcing this Section.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1         Practice of Architecture and/or Engineering

Construction Manager is not being engaged by Owner as a licensed architect and engineer.  Therefore, nothing contained in this Agreement, including, but not limited to, the obligation on the part of the Construction Manager to review the Design Documents for various purposes, shall be deemed to require or authorize Construction Manager to perform, or assume any liability for, any acts which would be deemed the practice of architecture or engineering in connection with the design of the Project.

18.2         Effectiveness of Agreement

This Agreement, when executed by the parties, shall be effective as of the date first stated above in this Agreement.  All understandings and agreements heretofore had among Construction Manager and Owner with respect to the Project are merged into, or superseded by, this Agreement.  This Agreement fully and completely expresses the agreement of the parties with respect to the Work and the Project, and it may not be modified or amended except by written agreement executed by each of the parties hereto.  Construction Manager understands and agrees that no representations of any kind whatsoever have been made to Construction Manager other than as appear in this Agreement, that it has not relied on any such representations and that no claim that it has so relied on may be made at any time and for any purpose.

18.3         Survival of Obligations

Except as specifically provided for herein, all obligations of Construction Manager survive the completion of the Work or termination of this Agreement.

18.4         Assignment

18.4.1      Assignment by Construction Manager

Construction Manager may not assign this Agreement or the performance of all or any of its obligations hereunder without the prior written consent of Owner, which consent may be given or withheld in Owner’s sole and exclusive discretion.  The provisions of this Section 18.4 may not be waived or otherwise modified except by a written instrument signed by Owner.

18.4.2      Assignment by Owner

18.4.2.1   This Agreement shall be freely assignable by Owner, without the consent of Construction Manager to any Lender, or to any Permitted Assignee, provided that such Lender or Permitted Assignee agrees to assume Owner’s obligations and liabilities hereunder.

18.4.2.2   In all other cases, Owner’s assignment of this Agreement is subject to the prior approval of Construction Manager, which approval shall not be unreasonably withheld or delayed.  If Owner shall assign this Agreement as set forth above, Construction Manager agrees that it shall deal with such Permitted Assignee or other approved assignee in the place and stead of Owner, and that it shall perform all of its obligations under this Agreement, and complete the Work in the manner required by this Agreement.  In such event, such Permitted Assignee or other approved assignee may, among other things, use the Contract Documents without payment of any additional fees or charges, and may enforce the obligations of Construction Manager hereunder with the same force and effect as if the Permitted Assignee or other approved assignee assumes the obligations and liabilities of Owner.  Upon such assignment and assumption by the Permitted Assignee or either approved assignee, Owner shall be released from all of its payment and other obligations and liabilities hereunder arising from Work to be performed subsequent to the assignment.  Construction Manager shall certify, in the form reasonably required by any such Permitted Assignee or other approved assignee, that the undertakings contained herein as to the obligations in favor of such Permitted Assignee or other approved assignee shall run in favor of such Permitted Assignee or other approved assignee.

18.5         Confidentiality

18.5.1      Confidential Information

18.5.1.1   As a result of Construction Manager’s participation in the Project, Construction Manager will have access and contribute to information and materials of a highly sensitive nature, including Confidential Information.  Construction Manager hereby warrants that Construction Manager and its employees and agents shall not (without in each instance obtaining the Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any person, firm, or corporation, any Confidential Information received directly or indirectly from Owner or acquired or developed in the course of the performance of this Agreement unless: (1) required to do so pursuant to Applicable Law (and then only after Construction Manager has given Owner prompt written notice of the legal compulsion and, at Owner’s expense, provided by Owner with cooperation in any attempt Owner may make to gain a protective order acceptable to Owner); or (2) it is rightfully in the possession of Construction Manager from a source other than Owner prior to the time of disclosure of the information to Construction Manager under this Agreement; or (3) it was in the public domain prior to the time of Construction Manager’s receipt; or (4) it became part of the public domain prior to the time of Construction Manager’s receipt by any means other than an authorized act or omission on the part of Construction Manager; or (5) it is supplied to Construction Manager after the time of Construction Manager’s receipt by a third party who is under no obligation to the Owner to maintain such information in confidence; or (6) it was independently developed by Construction Manager prior to the time of receipt.

18.5.1.2   Construction Manager’s confidentiality and non-disclosure obligations shall survive the expiration or earlier termination of this Agreement as follows: (1) in the case of information or material that constitute a Trade Secret under Applicable Laws, for so long as such information and materials remain a Trade Secret; and (2) in the case of other Confidential Information, for a period of ten (10) years following the expiration or earlier termination of this Agreement.  All Confidential Information, regardless of form, shall be the property of Owner and shall be returned to Owner upon its request, or in any event, at the expiration or earlier termination of this Agreement.

18.5.2      Trade Secrets, Trademarks and Trade Names

18.5.2.1   Construction Manager acknowledges that Owner will provide Construction Manager with access to certain information which may qualify as a Trade Secret under Applicable Law, and the Construction Manager agrees that for all such Trade Secrets that come into its possession, custody or control: (1) such Trade Secrets shall remain the sole property of Owner, and Construction Manager shall have no interest in said Trade Secrets; (2) Construction Manager shall maintain the secrecy of the Trade Secrets for so long as they remain Trade Secrets under Applicable Law; and (3) immediately upon the expiration or earlier termination of this Agreement, Construction Manager shall deliver to the Owner all Trade Secret documentation and any and all copies thereof, regardless of form or content.

18.5.2.2   Without Owner’s prior written approval, the Construction Manager shall have no right to use any Trademark or Trade Name of Owner or of Owner’s Affiliated Entities.  Further, Construction Manager shall not refer to this Agreement or the Work or services performed hereunder or to any Confidential Information, directly or indirectly, in connection with any production, promotion or publication, and the Owner reserves the right in its sole discretion to release such information, time its release, and approve its form and content.

18.5.2.3   Construction Manager may publish any information (other than Trade Secrets and Confidential Information, which shall not be published) resulting from or relating to its services or the Work, only after obtaining the Owner’s prior written approval, which Owner may grant or withhold in its sole discretion.  The Owner’s approval, if granted, may be conditioned upon changes in the text or reasonable delay in publication to protect Trade Secrets or Confidential Information and other interests of the Owner.

18.5.3      Press Releases and Other Project Promotion

18.5.3.1   The Owner shall control all promotion in connection with the Project including, but not limited to, the issuance of press releases and the preparation and distribution of promotional materials.  Construction Manager may not publish any information regarding the Project or Construction Manager’s participation in the Project including, but not limited to, Confidential Information as described in Section 18.5.2, without the prior written approval of Owner.

18.5.3.2   No signs advertising the Work to be performed by Construction Manager or any Trade Contractor or identifying any person, firm or entity concerned with the Work to be performed by Construction Manager or any Trade Contractor shall be allowed at the Project Site or elsewhere unless approved in writing by Owner in advance, which approval shall be within Owner’s sole and exclusive discretion.

18.6         Trust Account

18.6.1      Construction Manager agrees to open an interest-bearing demand deposit Trust Account with a commercial banking institution located in New York City, satisfactory to Owner, for the deposit of all advances, disbursements or other payments or refunds, in connection with any Application for Payment, required to be made by Owner to Construction Manager on account of Trade Contract Costs pursuant to the terms of this Agreement.  All interest on the Trust Account shall belong to Owner.  Construction Manager shall reconcile the Trust Account within three (3) weeks after receipt of each bank statement, and shall provide Owner with copies of each such bank statement and reconciliation upon request.  Construction Manager agrees that such demand deposit account shall be a trust fund; that such account shall remain a separate bank account; and that no monies deposited into said account will be commingled by Construction Manager with any other funds of Construction Manager or others.  Payments on account of: (1) Construction Manager’s Fee; (2) General Conditions Costs; and (3) other Costs of the Work set forth in this Agreement, to the extent such other Costs of the Work are incurred directly by Construction Manager, need not be maintained in the Trust Account.  All payments to Construction Manager or Trade Contractors shall be paid directly out of the Trust Account and may not be transferred to any other account.  Construction Manager further agrees that, upon reasonable notice from Owner at any time, it will authorize such commercial banking institution to permit Owner to review and inspect all records maintained with respect to the Trust Account.  Such requests may be repeated by Owner at any time in Owner’s absolute discretion.

18.7         Notices

Every notice, demand, request, consent, approval or other communication which either party hereto is required or desires to give or make to the other party hereto shall, notwithstanding any other provisions of this Agreement, be effective only if given in writing and delivered by hand and receipted for, or by registered or certified mail, postage-prepaid, return receipt requested, or by overnight mail as follows:

18.7.1	If to Construction Manager, addressed to:

AMEC Construction Management, Inc.
1633 Broadway
New York, NY 10019-6708
Attn: John Babieracki

and;

18.7.2	If to Owner, addressed to:

The New York Times Building, LLC
c/o Forest City Ratner Companies
One MetroTech Center North
Brooklyn, NY 11201
Attn: Robert Sanna

And to:

The New York Times Building, LLC
c/o The New York Times Company
229 West 43rd Street
New York, NY 10036
Attn: David Thurm

With a copy to:

The New York Times Building, LLC
c/o Forest City Ratner Companies
One MetroTech Center North
Brooklyn, NY 11201
Attn: David Berliner, Esq.

And to:

The New York Times Building, LLC
c/o The New York Times Company
229 West 43rd Street
New York, NY 10036
Attn: General Counsel

or to such other address or addresses as Owner and Construction Manager shall from time to time designate by notice given and delivered as aforesaid.

18.8         Construction of Language

The language in this Agreement shall be construed according to its customary meaning within the building industry in the New York City metropolitan area, except where a specific definition is provided herein.  Whenever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall be applicable to all genders.

18.9         Captions and Titles

Captions and titles of the different Articles and Sections of this Agreement are solely for the purpose of aiding and assisting in the location of different material in this Agreement and are not to be considered under any circumstances as parts, provisions or interpretations of this Agreement.

18.10       No Waiver

18.10.1  The failure of either party to insist upon the strict performance of any provisions of this Agreement, the failure of either party to exercise any right, option or remedy hereby reserved, or the existence of any course of performance hereunder shall not be construed as a waiver of any provision hereof or of any such right, option or remedy available to either party or as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof.

18.10.2  The consent or approval by Owner of any act by Construction Manager requiring Owner’s consent or approval shall not be construed to waive or render unnecessary the requirement for Owner’s consent or approval of any subsequent similar act by Construction Manager.  The payment by Owner of any amount due hereunder with knowledge of a breach of any provision of this Agreement shall not be deemed a waiver of such breach.  No provision of this Agreement affecting or relating to Owner shall be deemed to have been waived unless such waiver shall be in writing signed by Owner.

18.10.3  The consent or approval by Construction Manager of any act by Owner requiring Construction Manager’s consent or approval shall not be construed to waive or render unnecessary the requirement for Construction Manager’s consent or approval of any subsequent similar act by Owner.  No provision of this Agreement affecting or relating to Construction Manager shall be deemed to have been waived unless such waiver shall be in writing signed by Construction Manager.

18.11       Indemnification

18.11.1  To the fullest extent permitted by law, Construction Manager shall indemnify, hold harmless and defend the Indemnitees from and against all losses, claims, costs, damages, and expenses (including, without limitation, attorneys’ fees and disbursements), arising out of or in connection with: (1) any personal injury, sickness, disease or death or damage or injury to, loss of or destruction of property (including tools, equipment, plant and the buildings at the Project Site, but excluding the Work itself, and excluding costs to the extent such costs are covered by Owner’s Property insurance) including the loss of use resulting therefrom, sustained or purported to have been sustained as a result of the performance of the Work; (2) any fines or penalties incurred by reason of Construction Manager’s violation of Applicable Laws; and (3) any infringement of patents covering products or processes provided such processes or products have not been specified or mandated by the Owner or Architect, to the extent such loss, claim, cost, damage or expense is caused in whole or in part by any act or omission of Construction Manager, the Trade Contractors, or anyone for whose acts Construction Manager or its Trade Contractors may be liable.  Such obligation shall arise regardless of any claimed liability on the part of an Indemnitee.  Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation that would otherwise exist as to any Indemnitee.

18.11.2  In any and all claims against any Indemnitee by any employee of Construction Manager, or of its Trade Contractors or anyone directly or indirectly employed by either Construction Manager or its Trade Contractors or anyone for whose acts either Construction Manager or its Trade Contractors may be liable, the indemnification obligation under Section 18.11.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Construction Manager under workers’ or workmen’s compensation acts, disability acts or other employee benefit acts.

18.11.3  Should a Trade Contractor bring suit against the Construction Manager and/or Owner, the Construction Manager, without prejudice to any other rights to receive reimbursement under its GMP, shall, to the extent the Owner neither caused nor contributed to the commencement of such suit by improper or inappropriate conduct, defend such suit on behalf of Owner, with the cost thereof also reimbursable as a Cost of the Work, or if the Construction Manager does not defend the Owner, the Owner may reduce the GMP by the reasonable cost of such defense and, if the balance of the GMP is insufficient, the Construction Manager shall reimburse Owner for such costs of defense.

18.11.4  To the fullest extent permitted by law, Owner shall indemnify, hold harmless and defend the Construction Manager, the Trade Contractors, Lower Tier Contractors and their respective agents and employees from and against all losses, claims, costs, damages, and expenses (including, without limitation, attorneys’ fees and disbursements), arising out of or in connection with: (1) any personal injury, sickness, disease or death or damage or injury to, loss of or destruction of property (including tools and equipment, but excluding the Work itself) to the extent caused, in whole or in part, by any act or omission of Owner, Separate Contractors or anyone for whose acts Owner or any Separate Contractor may be liable.  Such obligation shall arise regardless of any claimed liability on the part of Construction Manager or any Trade Contractor.  Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation which would otherwise exist as to Construction Manager or any Trade Contractor.

18.12       Severability

If any provision of the Contract Documents is invalid or unenforceable as against any person, party or under certain circumstances, the remainder of the Contract Documents and the applicability of such provision to other persons, parties or circumstances shall not be affected thereby.  Each provision of the underlying Contract Documents shall, except as otherwise herein provided, be valid and enforced to the fullest extent permitted by law.

18.13       Architect and Owner Consultants

All references in this Agreement to Architect or Owner Consultants shall be deemed to mean any person or entity designated from time to time by Owner to serve in such capacity.

18.14       Rights and Remedies

The duties and obligations imposed by the Contract Documents and the rights and remedies available thereunder shall be in addition to, and not in limitation of, any of the duties, obligations, rights and remedies otherwise imposed or available at law or in equity.

18.15       Governing Law and Consent to Jurisdiction

18.15.1  This Agreement shall be governed by the laws of the State of New York, both as to interpretation and performance.  Owner and Construction Manager hereby irrevocably consent to the jurisdiction of the Courts of the State of New York, County of New York, for all purposes in connection with any action or proceeding which arises from or relates to this Agreement.

18.15.2  Nothing in the Contract Documents or any Trade Contract shall be construed to permit deviation from the governing law specified in this Section 18.15.

18.16       Interpretations in Writing

18.16.1 Any and all interpretations of Contract Documents must be in writing to be valid.

18.16.2 This provision is not intended to prohibit or deny normal discussion, recommendations, explanations, suggestions, approvals, rejections, and similar activity in pursuit of the Work at the Project on an oral basis, such as at job conferences at the Project Site.  In such instances, the written minutes, correspondence, Shop Drawing records, and other written data shall govern over personal claims regarding oral statements made contrary to the written data.

18.17       Independent Contractor

It is expressly understood and agreed by the parties hereto that Construction Manager, in performing its obligations under this Agreement, shall be deemed an independent contractor.  Nothing contained in this Agreement shall be construed to mean that Construction Manager and Owner are joint venturers or partners.

18.18       Limited Recourse

The obligations of Owner do not constitute personal obligations of any natural persons who comprise the trustees, officers, shareholders, employees or agents of Owner.  All persons dealing with Owner shall look solely to the assets of Owner for satisfaction of any liability of Owner and will not seek recourse against any natural persons who comprise such trustees, officers, shareholders, employees or agents or any of them or any of their personal assets for such satisfaction.  However, this clause shall not protect such persons from willful misconduct or acts committed in violation of any duty of corporate loyalty.

18.19       Waiver of Delay Damages

The Owner and the Construction Manager agree to waive the following specific damages in connection with delay:

.1             damages incurred by the Owner for rental expenses, for losses of use, income, profit, business and reputation, and for loss of management or employee productivity or of the services of such persons, although Construction Manager acknowledges that the Owner is not waiving damages for financing or other interest costs; and

.2             damages incurred by the Construction Manager for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit.

18.20       Limitation of Damages

In connection with damages suffered by Owner as a result of delay, Construction Manager shall be liable to Owner for all damages arising hereunder subject to the limitation of the greater of: (i) the amount of proceeds recovered under any applicable insurance policy; or (ii) two times the amount of Construction Manager’s Fee under this Agreement.  Construction Manager acknowledges that the limitation in Section 18.20 (ii) is in no way intended to limit the amount recoverable under any insurance policies.  Construction Manager further acknowledges that there shall be no limitation on damages which are not the result of delay.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The New York Times Building, LLC			AMEC Construction Management, Inc.
By:	FC Lion LLC
	By:	FC 41st Street Associates, LLC
	By:	RRG 8 South, Inc.	By:	/s/ Lasse Petterson
			Name:	Lasse Petterson
			Title:	President

By:	/s/ David Berliner
Name:	David Berliner
Title:	Secretary

By:	NYT Real Estate Company LLC
	By:	The New York Times Company

By:	/s/ David A. Thurm
Name:	David A. Thurm
Title:	Manager

In connection only with the following obligation:

Upon the effectiveness of the condominium declaration, the obligations of Owner under this Construction Management Agreement will be assumed by the following entities.  The obligations of these entities will be allocated pursuant to the terms of the condominium declaration.

FC Lion LLC
	By:	FC 41st Street Associates, LLC
	By:	RRG 8 South, Inc.

By:	/s/ David Berliner
Name:	David Berliner
Title:	Secretary

NYT Real Estate Company LLC
	By:	The New York Times Company

By:	/s/ David A. Thurm
Name:	David A. Thurm
Title:	Manager

LIST OF EXHIBITS

EXHIBIT A	Project Description

EXHIBIT B	Trade Contract Form

EXHIBIT C	Preliminary Schedule

EXHIBIT D	General Conditions Items

EXHIBIT E	Not Used

EXHIBIT F	Preliminary List of Drawings and Specifications

EXHIBIT G	Affirmative Action Requirements

EXHIBIT H	Waiver of Lien and Release Forms

EXHIBIT I	Consultants

EXHIBIT J	OCIP Manual

EXHIBIT K	Project Website Guidelines

EXHIBIT L	Key Employee Affidavit

EXHIBIT M	Key Employees

EXHIBIT N	Not Used

EXHIBIT O	Qualifications and Assumptions

EXHIBIT P	Not Used

EXHIBIT Q	Early Access Guidelines and Turnover Protocol

EXHIBIT R	Cost Allocation Guidelines

EXHIBIT S	Guaranteed Maximum Price

EXHIBIT T	Hoisting and Logistics Plan

EXHIBIT U	Allowances

EXHIBIT V	Guarantee

EXHIBIT A
Project Description

The project site is located in New York City on the east side of 8th Avenue between 40th and 41st Streets.  As part of the Times Square Redevelopment Project, 42nd Street Development Project, Inc. has entered into a ground lease agreement with The New York Times Building LLC. 42nd Street Development Project, Inc is a subsidiary of the New York State Urban Development Corporation dba Empire State Development Corporation (“ESDC.”) The New York Times Building LLC, the project Owner, is a joint venture between subsidiaries of The New York Times Company (NYTC) and Forest City Ratner Companies (FCRC.) Forest City Ratner Companies also serves as the Developer for the project.  Renzo Piano Building Workshop and Fox and Fowle Architects make up the architectural team.

As a general overview of the project, the ground floor is made up of a common lobby, loading dock facilities, and The Times Center, which is an auditorium.  The Times Center finishes and equipment are not part of the Core and Shell scope of work.  Floors 2 through 27 will be occupied by NYTC.  The 28th Floor is common mechanical space with some space that is capable of being occuipied, allocated to both NYTC and FCRC.  Floors 29 through 50 are FCRC space that will be leased to Tenants.  The 51st Floor is common mechanical space with some unprogrammed space allocated to both NYTC and FCRC.  The cellar is primarily Common Mechanical but also includes The Times Center function area, mailroom and storage areas, and occupiable space allocated to both NYTC and FCRC.

EXHIBIT B

Trade Contract Form

SUBCONSF

PROJECT #:

TRADE CODE #:

SUBCONTRACT

GENERAL CONTRACTOR:	AMEC CONSTRUCTION MANAGEMENT, INC.

1633 Broadway, 24th Floor

New York, New York 10019

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INDEX

ARTICLE 1.	Subcontractor’s Work
ARTICLE 2.	Payments
ARTICLE 3.	Subcontractor’s Investigation and Representations
ARTICLE 4.	Subcontractor’s Liability
ARTICLE 5.	Indemnification
ARTICLE 6.	Subcontractor’s Insurance
ARTICLE 7.	Performance Bond and Labor and Material Payment Bond
ARTICLE 8.	Time of Performance
ARTICLE 9.	Changes
ARTICLE 10.	Subcontractor’s Failure to Perform
ARTICLE 11.	Settlement of Disputes
ARTICLE 12.	Warranty
ARTICLE 13.	Liens
ARTICLE 14.	Inspection and Acceptance
ARTICLE 15.	Termination for Convenience
ARTICLE 16.	Approvals
ARTICLE 17.	Clean-up
ARTICLE 18.	Assignment
ARTICLE 19.	Patents and Royalties
ARTICLE 20.	Taxes and Permits
ARTICLE 21.	Laws, Regulations and Ordinances
ARTICLE 22.	Labor
ARTICLE 23.	Equal Opportunity
ARTICLE 24.	Notices
ARTICLE 25.	Severability and Waiver
ARTICLE 26.	Advertising
ARTICLE 27.	Anti-Bribery and Corruption Provisions
ARTICLE 28.	Complete Agreement
Signature Page

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SUBCONTRACT AGREEMENT

THIS SUBCONTRACT AGREEMENT (hereinafter “Subcontract”), made this        day of             , 20   , by and between AMEC CONSTRUCTION MANAGEMENT INC., (hereinafter “Contractor”) and                                                                                                                                                                       of                                                 (hereinafter “Subcontractor”).

WITNESSETH:

WHEREAS, Contractor and                                                                                                          (hereinafter “Owner”) have entered into a contract dated                         for the construction of

(hereinafter “Project”), according to the documents listed in Exhibit I attached hereto (hereinafter “Contract Documents” in which Contractor is referred to as the “Construction Manager”); and

WHEREAS, Contractor desires to subcontract certain work specified in the Contract Documents, and Subcontractor desires to perform said work at the prices and upon the terms and conditions hereinafter expressed;

NOW, THEREFORE, in consideration of the mutual agreements herein expressed, the parties do contract as follows:

1.            Subcontractor’s Work

a.             Subcontractor shall perform all work and shall furnish all supervision, labor, materials, plant, hoisting, scaffolding, tools, equipment, supplies and all other things necessary for the construction and completion of the work described in Schedules A and B to Exhibit II and work incidental thereto (hereinafter “Work”) in strict accordance and full compliance with the terms of this Subcontract and to the satisfaction of Contractor and Owner.  The Subcontractor’s Work is not limited by any titles on drawings or headings in the specifications, it being the intention of the parties that all items and services customarily performed with the Work described in Schedules A and B of Exhibit II shall be performed by Subcontractor, including any and all items and services consistent with, contemplated by and reasonably inferable from the Subcontract and Contract Documents as necessary to provide a complete and fully functioning scope of Work, whether or not such items and services are specifically mentioned therein, unless specifically excluded from Schedules A and B of Exhibit II.  Subcontract hereby represents that it has fully reviewed the requirements of this Subcontract (including without limitation all plans and specifications and all requirements of the Contract Documents) in preparation for execution of this Subcontract.  Therefore, any error, ambiguity, inconsistency or omission in the Subcontract and/or Contract Documents of which the Subcontractor had, or should have had, knowledge (taking into consideration the intent of the scope of Work provided in Schedules A and B of Exhibit II and the Contract Documents and that which is necessary to produce a full, complete and functional scope of Work) shall not be the basis for any increase in the amount payable under this Subcontract or time required to perform the Work.  Should any errors, ambiguities, inconsistencies or omissions appear in the Subcontract and/or Contract Documents of which Subcontractor did not have, or should not have had, knowledge before execution of this Subcontract, it shall be the duty of the Subcontractor to notify Contractor of same in writing in accordance with the notice requirements contained herein.  Upon receipt of such notice, Contractor shall instruct Subcontractor as to the measures to be taken and Subcontractor shall comply therewith.

b.             With respect to the Work covered by this Subcontract, Subcontractor shall, in accordance with the attached copy of the Contract Documents, have all rights toward the Contractor that Contractor has toward the Owner and Subcontractor shall assume all obligations, risks and responsibilities towards Contractor that Contractor has assumed towards Owner.  All of the terms of the attached copy of the Contract Documents, whether administrative or

3

substantive in nature, are hereby incorporated by reference as additional terms and conditions of this Subcontract governing Subcontractor’s rights and obligations hereunder.  In addition to other rights and remedies set forth in this subcontract, Contractor shall, in accordance with the attached copy of the Contract Documents, have all rights and remedies against Subcontractor that Owner has against Contractor.  Subcontractor shall have the right to enforce its rights and remedies and to defend against claims against it by the Owner as provided in Article 11 herein.  It is intended that the Contract Documents and this Subcontract Agreement supplement each other, and in the event of any inconsistency between the terms and conditions of the attached copy of the Contract Documents and this Subcontract Agreement, the more restrictive provisions as applied to the Subcontractor shall prevail and govern irrespective of whether such provisions are interpreted to be administrative or substantive in nature.

2.            Payment

a.             Contractor shall pay Subcontractor for performance of the Work subject to additions and deductions by change order, the total sum of Dollars ($                   ) (“Subcontract Price”).  Schedule C to Exhibit II lists the Unit Price Schedule, where applicable and Schedule D to Exhibit II lists the Alternate Price Schedule, where applicable.

b.             Partial payments shall be due Subcontractor in the amount of 90% of the Work in place, and for which payment has been made to Contractor by Owner.  If the Contract Documents allow Contractor partial payments for stored materials, partial payments shall also be due Subcontractor in the amount of 90% of stored materials for which payment has been made to Contractor by Owner.  Subcontractor shall submit a breakdown of the total Subcontract price.  In the event Contractor disapproves said breakdown, Contractor shall establish a reasonable breakdown which shall serve as the basis for partial payments.

c.             Partial payments shall be due on or about the 10th day following receipt of payment from Owner by Contractor.  No partial payment made under this Subcontract shall be considered an acceptance of the Work in whole or in part.  All material and Work covered by partial payments shall become the property of Contractor, or, if the Contract Documents so provide, the property of Owner; however, this provision shall not relieve Subcontractor from the sole responsibility and liability for all Work and materials upon which payments have been made until final acceptance thereof by Owner.

d.             If the Subcontractor is making satisfactory progress with the Work (in the Contractor’s reasonable opinion), is not in default under this Subcontract or under any other Contract Document, is in compliance with all the documentation requirements of this Subcontract and the Contract Documents and if (but only to the extent that) the Contractor, as a condition precedent to Subcontractor’s right to receive such payment, has received payment from the Owner for such Work, the Contractor will, subject to other provisions of this Subcontract, make monthly payments to the Subcontractor as set forth above in subparagraphs (b) and (c) of this Article 2.  Subcontractor agrees to look solely to such funds received by Contractor from Owner for payments to Subcontractor hereunder.  Subcontractor further agrees that delay in payment or non-payment by the Owner does not create any separate obligation of Contractor to pay regardless of the extent of the delay.  Final payment shall be made after Subcontractor’s Work has been accepted by Owner, satisfactory proof of payment of all amounts owed by Subcontractor in connection with this Subcontract has been provided, the Subcontractor’s Work is complete, all waivers and releases required by the Contract Documents have been submitted by the Contractor and Contractor has been paid in full for the Subcontractor’s Work.  Contractor may withhold amounts otherwise due under this Subcontract or any other contractual arrangement between the parties to cover any costs or liability Contractor has incurred or may incur for which Subcontractor may be responsible.

e.             After the first partial payment hereunder, Contractor shall have the right to withhold any subsequent partial payments until Subcontractor submits evidence satisfactory to Contractor that all previous amounts owed in connection with performance of this Subcontract have been paid. Notwithstanding anything to the contrary in this Subcontract or the existence of any performance of labor and material payment bond, the Contractor is hereby empowered but not required at any time to withhold from the Subcontractor an amount or amounts equal in the opinion of the Contractor to the amounts necessary to complete the entire Work, or any part thereof, and to pay and fully discharge any claims or liens arising out of the Work performed under this Subcontract that may arise and be unpaid for which, if established, the Contractor or the Owner may become liable.  Without limitation of any other rights or remedies of Contractor, the amount of all such payments of the Subcontractor’s obligations by the Contractor shall be deducted from the Subcontract Price then unpaid.  If any such obligations, claims or liens exceed the amount of the Subcontract Price then unpaid or arise after Contractor has paid or otherwise satisfied the full Subcontract Price in accordance with and

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subject to the terms and conditions hereof, the Subcontractor, immediately upon demand, shall pay to the Contractor all monies that the Contractor may have paid to discharge such obligations, liens or claims with respect to the Project.  Nothing herein is intended to limit or preclude the rights of the Contractor under other terms of this Subcontract to backcharges, set-offs or other claims against the Subcontractor in regard to the matters addressed in this Clause or otherwise.  Subcontractor and Contractor agree that ten dollars ($10) of the amount Contractor pays Subcontractor pursuant to this Subcontract is consideration for the acceptance and agreement by Subcontractor to the payment terms set forth in this Subcontract.  Retention shall be paid to the Subcontractor in accordance with the Contract Documents, less in any event any amounts the Contractor has applied to cure any default by Subcontractor under the Contract Documents.

f.              Final payment shall be made after Subcontractor’s Work has been accepted by Owner, satisfactory proof of payment of all amounts owed by Subcontractor in connection with this Subcontract has been provided, the Subcontractor’s Work is complete and Contractor has been paid in full for the Subcontractor’s Work.

3.                                       Subcontractor’s Investigations and Representations

Subcontractor represents that it is fully qualified to perform the Work of this Subcontract, and acknowledges that, prior to the execution of this Subcontract, it has (a) by its own independent investigation ascertained (i) the Work required by this Subcontract, (ii) the conditions involved in performing the Work, and (iii) the obligations of this Subcontract and the Contract Documents; and (b) verified all information furnished by Contractor or others satisfying itself as to the correctness and accuracy of that information.  Any failure by Subcontractor to independently investigate and become fully informed will not relieve Subcontractor from its responsibilities hereunder.

4.                                       Subcontractor’s Liability

a.             To the fullest extent permitted by law, Subcontractor hereby assumes the entire responsibility and liability for all Work, supervision, labor and materials provided hereunder, whether or not erected in place, and for all plant, scaffolding, tools, equipment, supplies and other things provided by Subcontractor until final acceptance of the Work by Owner.  In the event of any loss, damage or destruction thereof from any cause, Subcontractor shall be liable therefor and shall repair, rebuild and make good said loss, damage or destruction at Subcontractor’s cost.

b.             Subcontractor shall be liable to Contractor for all costs and/or damages Contractor incurs as a result of Subcontractor’s failure to perform this Subcontract in accordance with its terms.  Subcontractor’s failure to perform shall include the failure of its suppliers and/or subcontractors of any tier to perform.

c.             Subcontractor’s assumption of liability is independent from, and not limited in any manner by, the Subcontractor’s insurance coverage obtained pursuant to Article 6, or otherwise.

5.                                       Indemnification

To the extent permitted by law, Subcontractor shall indemnify, defend, save and hold the Owner, the Contractor, the Contractor’s Sureties, the Architect (excluding with respect to the Architect, claims arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (ii) the giving of or the failure to give direction or instructions by the Architect, his agent or employees, provided such giving or failure to give is the primary cause of the injury or damage) and their respective partners, parents, affiliates, agents, officers, employees and anyone else acting for or on behalf of any of them (herein collectively called “Indemnitees”) harmless from and against all liability, damage, loss, claims, demands and actions of any nature whatsoever which arise out of or are connected with, or are claimed to arise out of or be connected with the performance of Work by the Subcontractor, or any act or omission of Subcontractor.  As used in this Paragraph 5, the term “Subcontractor” shall include its lower tier subcontractors.

Without limiting the generality of the foregoing, such defense and indemnity includes all liability, damages, loss, claims, demands and actions on account of personal injury, death or property loss to any Indemnitee, any of Indemnitees’ employees, agents, contractors or Subcontractors, licensees or invitees, or other contractor or Subcontractor, their employees, agents, Subcontractors, licensees or invitees or to any other persons, whether based upon, or claimed to be based upon, statutory (including, without limiting the generality of the foregoing, workers compensation), contractual, tort or other liability of any Indemnitee, contractor, Subcontractor or any other persons.  In addition, the liability, damages, loss, claims, demands and actions indemnified against shall include all liability, damage, loss, claims, demands and actions for trademark, copyright or patent infringement, for unfair competition or infringement of any other so-called “intangible” property rights which arise out of any failure of Subcontractor to discharge its duties.

In the event more than one Subcontractor is connected with an accident or occurrence covered by this indemnification, then all of such Subcontractors shall be jointly and severally responsible to the Indemnitees for

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indemnification and the ultimate responsibility among such indemnifying Subcontractors for the loss and expense of any such indemnification shall be settled by separate proceedings and without jeopardy to any Indemnitee.  The provisions of the indemnity provided for herein shall not be construed to indemnify any Indemnitee for its sole negligence if not permitted by law or to eliminate or reduce any other indemnification or right which Owner, Contractor or Architect has by law or the Contract Documents

Subcontractor expressly understands and agrees that any performance bond or insurance protection required by this Subcontract or as otherwise provided by Subcontractor shall in no way limit the responsibility to indemnify, defend, save and hold the Indemnitees harmless as herein provided.

The foregoing indemnification agreement by Subcontractor shall be included in each of its sub-subcontracts and shall be in favor of the Indemnitees and Subcontractor.

The Subcontractor shall bear any expense, whether incurred or paid, of any Indemnitee because of any claim or other matter indemnified against hereunder, including reasonable attorneys’ fees and court costs arising from the in the defense of any such claim.  If any such claim has not been settled or discharged when the Work is finished, final settlement between the Contractor and the Subcontractor and final payment of the Subcontract Price and the acceptance of the Work shall be deferred until any such claim is paid or settled or the Subcontractor provides a bond, acceptable to the Contractor, in its sole discretion, to satisfy such claim.  At the request of any Indemnitee, the Subcontractor, at its own expense, shall assume the defense, on behalf of such Indemnitee, of any such claim; provided, however, that any attorney employed in such defense must be satisfactory to such Indemnitee.  Subcontractor acknowledges and agrees that ten dollars ($10.00) of Subcontractor’s compensation pursuant to this Subcontract has been paid by Contractor in consideration of Subcontractor agreeing to these defense, indemnity and hold harmless obligations.

6.                                       Subcontractor’s Insurance

(i)            Prior to commencing the Work, Subcontractor shall procure and thereafter maintain at its own expense until final acceptance of the Work, insurance coverage as described in the “Insurance Schedule” attached to this subcontract as Schedule E to Exhibit II.

(ii)           In the event Owner elects to utilize an owner-controlled insurance program, such program shall be implemented in accordance with the guidelines of The Owner Controlled Insurance Program (“OCIP”) attached hereto as Exhibit III.  In such event, Contractor shall be entitled to a credit for the cost of insurance coverages included in the Subcontract Price that are procured through the OCIP.  Subcontractor shall still be obligated to provide all insurance coverages not included under the OCIP which are required by Schedule E to Exhibit II as part of the Subcontract Price.

7.                                       Performance Bond and Labor and Material Payment Bond

The Subcontractor shall furnish at Subcontractor’s expense a Performance Bond and a Payment Bond, each in the full amount of this Subcontract.  The bond forms shall be in accordance with Schedules F, G and H of Exhibit II and shall be subject to Owner’s and Contractor’s approval for adequacy of protection and the satisfactory character of the surety.  The surety shall have an A.M. Best rating of B+, VII or better.  The failure of the Subcontractor to furnish required bonds within ten (10) days after having been given notice by Contractor shall constitute a material failure to perform this Subcontract giving rise to a termination for default pursuant to Article 10 herein.

8.                                       Time of Performance

a.             Subcontractor will proceed with the Work in a prompt and diligent manner, in accordance with Contractor’s schedule as reasonably amended from time to time.  TIME IS OF THE ESSENCE.  Subcontractor shall be entitled to additional compensation for compliance with schedule amendments only to the extent, if any, that the Contract Documents entitle Contractor to reimbursement in connection with same.

b.             If requested by Contractor, Subcontractor shall submit a detailed schedule for performance of the Subcontract in a form acceptable to Contractor which shall comply with all scheduling requirements of the Contract Documents and with Article 8.a above.  Contractor may, at its sole discretion, direct Subcontractor to make reasonable modifications and revisions in said schedule.

c.             Subcontractor will coordinate its Work with the work of Contractor, other subcontractors and Owner’s other builders, if any, so that no delays or interferences occur in the completion of any part or all of the Project.

d.             Should the Subcontractor be delayed, impacted or disrupted in the performance of this Subcontract, it shall be entitled to an extension of time only for delays caused by any acts or causes which would entitle the

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Contractor to an extension of time under the Contract Documents and for delays caused solely by the Contractor but Subcontractor shall not be entitled to any increase in the Subcontract Price or to damages or additional compensation as a consequence of such delays, impacts or disruptions, regardless of whether such delays or disruptions are unreasonable or unforeseeable, unless the Owner is liable and pays for such delays, impacts or disruptions.  The Contractor will pay the Subcontractor the amount allowed and paid by the Owner for the Subcontractor’s delay, impact or disruption.  Within three (3) days after the commencement of any delay, impact or disruption in the performance of its Work hereunder, the Subcontractor shall notify the Contractor in writing stating full details of the cause of the alleged delay, impact or disruption.  In any event, the Subcontractor shall notify the Contractor of any delays, impacts or disruptions for which the Owner is responsible, in sufficient time so that its claim may be timely processed against the Owner administratively.  Failure to provide timely notice of delays for which the Owner is responsible in accordance with the Contract Documents shall result in a waiver of any such claim by Subcontractor to the extent Contractor is prejudiced thereby.  Notwithstanding the foregoing, in the event Subcontractor is entitled to an extension of time hereunder, Contractor reserves the right, exercised in its sole discretion, to order acceleration and/or compression of the schedule applicable to the Work covered by this Subcontract and to compensate Subcontractor for the costs associated therewith in lieu of granting an extension of time.

9.                                       Changes

a.             Contractor may, at any time, unilaterally or by agreement with Subcontractor, and without notice to the sureties, make changes in the Work covered by this Subcontract.  Any unilateral order or agreement under this Article 9.a shall be in writing.  Subcontractor shall perform the Work as changed without delay.

b.             Subcontractor shall submit in writing any claims for adjustment in the price, schedule or other provisions of the Subcontract claimed by Subcontractor for changes directed by Contractor or as a result of deficiencies or discrepancies in the Contract Documents, to Contractor in time to allow Contractor to comply with the applicable provisions of the Contract Documents.  Failure to submit timely notice of such claims in accordance with the requirements of the Contract Documents shall result in a waiver of any such claim by Subcontractor to the extent Contractor is prejudiced thereby.  Contractor shall process said claims in the manner provided by and according to the provisions of the Contract Documents so as to protect the interest of Subcontractor and others including Contractor.  Subcontract adjustments shall be made only to the extent that Contractor is entitled to relief from or must grant relief to Owner.  Furthermore, each Subcontract adjustment shall be equal only to Subcontractor’s allocable share of any adjustment in Contractor’s contract with Owner.  Subcontractor’s allocable share shall be determined by Contractor, after allowance of Contractor’s normal overhead, profit and other interest in any recovery by making a reasonable apportionment, if applicable, between Subcontractor, Contractor and other subcontractors or persons with interest in the adjustment.  This paragraph will also cover other equitable adjustments or other relief allowed by the Contract Documents.

c.             For changes ordered by Contractor independent of Contract Documents, Subcontractor shall be entitled to an equitable adjustment in the Subcontract Price.

10.                                 Subcontractor’s Failure to Perform

a.             If, in the opinion of Contractor, Subcontractor shall at any time (1) refuse or fail to provide sufficient properly skilled workmen or materials of the proper quality, (2) fail in any respect to prosecute the Work according to the current schedule, (3) cause, by any action or omission, the stoppage, or delay of or interference with the work of Contractor or of any other builder or subcontractor, (4) fail to comply with all provisions of this Subcontract or the Contract Documents, (5) be adjudged a bankrupt, or make a general assignment for the benefit of its creditors, (6) have a receiver appointed, (7) become insolvent or a debtor in reorganization proceedings or (8) fail to make payments to its lower-tier subcontractors or suppliers, then, after serving three (3) days’ written notice, unless the condition specified in such notice shall have been eliminated within such three (3) days, the Contractor may at its option without voiding the other provisions of the Subcontract and without notice to the sureties, (i) take such steps as are necessary to overcome the condition, in which case the Subcontractor shall be liable to Contractor for the cost thereof, (ii) terminate the Subcontract for default, or (iii) seek specific performance of Subcontractor’s obligations hereunder, it being agreed by Subcontractor that specific performance may be necessary to avoid irreparable harm to Contractor and/or Owner.  In the event of termination for default, Contractor may, at its option, (1) enter on the premises and take possession, for the purpose of completing the Work, of all materials and equipment of Subcontractor, (2) require Subcontractor to assign to Contractor any or all of its subcontract or purchase orders involving the project, or (3) complete the Work either by itself or through others, by whatever method Contractor may deem expedient.  In case of termination for default, Subcontractor shall not be entitled to receive any further payment until the Work shall be fully completed and accepted by Owner.  At such time, if the unpaid balance of the Subcontract Price to be paid shall exceed the expense incurred by Contractor, such excess shall be paid by Contractor to Subcontractor.  However, if such amount incurred by Contractor shall exceed such unpaid balance, then,

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Subcontractor shall pay Contractor the difference within five (5) business days following demand by Contractor.  Subcontractor shall pay all reasonable costs of collection, if any.

b.             If Contractor wrongfully exercises any option under 10.a. (i) (ii) or (iii) above, Contractor shall be liable to Subcontractor for the reasonable value of Work performed by Subcontractor prior to Contractor’s wrongful action plus the direct costs incurred by Subcontractor as a result of Contractor’s wrongful action plus, in the case of a wrongful termination for default, reasonable close-out costs, less prior payments made, upon Contractor’s receipt of payment for same from Owner.  The Subcontractor’s remedy under this Article 10.b, shall be exclusive.  Nothing herein shall bar withholdings by Contractor permitted by other provisions of this Subcontract.

11.                                 Settlement of Disputes

a.             In case of any dispute between Contractor and Subcontractor, due to any action of Owner or involving the Contract Documents, Subcontractor agrees to be bound to Contractor to the same extent that Contractor is bound to Owner, by the terms of the Contract Documents and by any and all preliminary and final decisions or determinations made thereunder by the party, board or court so authorized in the Contract Documents or by law whether or not Subcontractor is a party to such proceedings.  In case of such dispute, Subcontractor will comply with all provisions of the Contract Documents allowing a reasonable time for Contractor to analyze and forward to Owner any required communications or documentation.  Contractor will, at its option, (1) present to Owner in Contractor’s name, or (2) authorize Subcontractor to present to Owner, in Contractor’s name, all of Subcontractor’s claims and answer Owner’s claims involving Subcontractor’s Work, whenever Contractor is permitted to do so by the terms of the Contract Documents.  If such dispute is prosecuted or defended by Contractor, Subcontractor agrees to furnish all documents, statements, witnesses, and other information required and to pay or reimburse Contractor for all costs incurred in connection therewith.  The Subcontract Price shall be adjusted by Subcontractor’s allocable share determined in accordance with Article 11 hereof.  The use of the dispute resolution procedure in this paragraph 11.a. is a condition precedent to the use of any other dispute resolution procedure authorized and allowed by this Subcontract in case of disputes between Contractor and Subcontractor due to any action of Owner or involving the Contract Documents.

b.             With respect to any controversy between Contractor and Subcontractor not involving Owner or the Contract Documents, Contractor shall issue a decision that shall be followed by Subcontractor.  If the Subcontractor is correct as to the controversy, Subcontractor shall be entitled to an equitable adjustment in the Subcontract Price as its sole remedy.  Notification of any such claim for equitable adjustment must be asserted in writing within ten (10) days of Subcontractor’s knowledge of the claim.

c.             Failure by Subcontractor to submit requests or claims for additional compensation or time for performance in accordance with the provisions of this Subcontract or the Contract Documents shall constitute a waiver of such claims or requests by Subcontractor and shall be deemed adequate grounds for rejection of same by Contractor.  Notwithstanding the preceding sentence, failure to submit such requests and claims in relation to claims for which the Owner is ultimately responsible shall constitute a waiver only to the extent the Contractor is prejudiced thereby.

d.             Any dispute arising out of or relating to this Subcontract (i) not due to any action of the Owner or not involving the Contract Documents or (ii) decided by Owner and there remains a dispute between Contractor and Subcontractor, shall be resolved by a court of competent jurisdiction in the state and county in which the project is located or some other location designated by Contractor unless Contractor elects to refer the matter to arbitration in which case the dispute shall be decided by arbitration in accordance with the then current Construction Industry Rules of the American Arbitration Association (“AAA”).  Provided, however, the arbitration shall not be under the administration of the AAA but by one (1) independent and impartial arbitrator mutually selected by the parties.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  The place of arbitration shall be New York City.  The arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

12.                                 Warranty

Subcontractor warrants its Work hereunder to Contractor on the same terms and for the same period as Contractor warrants the Work to Owner under the Contract Documents.  With respect to Subcontractor’s Work, Subcontractor shall perform all warranty obligations and responsibilities assumed by Contractor under the Contract Documents.

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13.                                 Liens

a.             In the event that liens are filed by anyone in relation to the labor and/or material being furnished by Subcontractor, Subcontractor agrees to have the same discharged (by posting a bond with the appropriate authorities or otherwise) within five (5) days of notice.  In the event such lien is not so discharged, such circumstances shall be deemed a failure to perform the Work on the part of the Subcontractor subject to the conditions and terms set forth in Article 10 above.

b.             Prior to final payment, Subcontractor shall provide to Contractor a release of its liens and claims and of all liens and claims of all persons furnishing labor and/or materials for the performance of this Subcontract as well as satisfactory evidence that there are no other liens or claims whatsoever outstanding against the Work.

c.             If required by Contractor, Subcontractor shall furnish releases of liens with respect to all prior payments, as part of each request for partial payment other than the initial request.

14.                                 Inspection and Acceptance

Subcontractor shall provide appropriate facilities at all reasonable times for inspection by Contractor or Owner of the Work and materials provided under this Subcontract, whether at the Project site or at any place where such Work or materials may be in preparation, manufacture, storage or installation.  Subcontractor shall promptly replace or correct any Work or materials which Contractor or Owner shall reject as failing to conform to the requirements of this Subcontract.  The Work shall be accepted according to the terms of the Contract Documents.  However, unless otherwise agreed in writing, entrance and use by Owner or Contractor shall not constitute acceptance of the Work.

15.                                 Termination for Convenience

Contractor shall have the right to terminate this Subcontract for convenience by providing Subcontractor with a written notice of termination to be effective upon receipt by Subcontractor.  If the Subcontract is terminated for convenience because there is a termination of Contractor’s contract with Owner, the Subcontractor shall be paid the amount representing costs that are due from the Owner for its Work as provided in the Contract Documents after payment therefore by the Owner to Contractor.  If Contractor terminates this Subcontract for convenience and the Contractor’s contract with Owner has not been terminated, Subcontractor shall be paid for all Work completed through the date of termination plus reasonable termination and closeout costs less any amounts which the Contractor is entitled to withhold pursuant to the terms of this Subcontract.

16.                                 Approvals

a.             Subcontractor shall deliver to Contractor copies of shop drawings, cuts, samples and material lists required by and in accordance with the requirements of the Contractor and the Contract Documents within sufficient time so as not to delay performance of the Project or within sufficient time for Contractor to submit the same within the time stated in the Contract Documents, whichever is earlier.  Any deviation from the Contract Documents shall be clearly identified on shop drawings.  Notwithstanding any general approval granted by Contractor or Owner, all such submissions and the Work performed in accordance therewith shall be in accordance with the Contract Documents.

b.             Contractor’s review of Subcontractor’s shop drawings, cuts, samples and material lists is only for the convenience of the Owner in following the Work and shall not relieve the Subcontractor from responsibility for any deviations from the requirements of the Contract Documents.

c.             Subcontractor warrants and agrees that it can and will obtain all requisite approvals from Owner as to its eligibility to serve as a subcontractor and the approvals of all materials and performance of the Work as required by the Contract Documents.

17.                                 Clean-Up

Subcontractor shall clean up its Work and remove all debris resulting from its Work in a manner that will not impede either the progress of the Project or of other trades.  If the Subcontractor fails to comply with this Article within 24 hours after receipt of notice of noncompliance from the Contractor, the Contractor may perform such necessary clean-up and deduct the cost from any amounts due to the Subcontractor.

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18.                                 Assignment

Subcontractor shall not sub-subcontract the Work of this Subcontract and shall not assign or transfer this Subcontract, or funds due hereunder, without the prior written consent of Contractor and Subcontractor’s surety.  Contractor shall not unreasonably withhold its consent to the assignment of funds due hereunder.

19.                                 Patents and Royalties

Except as otherwise provided by the Contract Documents, Subcontractor shall pay all royalties and license fees which may be due on the inclusion of any patented materials in the Work.  Subcontractor shall defend all suits or claims for infringement of any patent rights that may be brought against Contractor or Owner arising out of the Work, and shall indemnify Contractor and Owner for all loss, including all costs and expenses, on account thereof.

20.                                 Taxes and Permits

Except as otherwise provided by the Contract Documents, Subcontractor agrees to pay and comply with and hold Contractor harmless against the payment of all contributions, taxes or premiums which may be payable by it under Federal, state or local laws arising out of the performance of this Subcontract and all sales, use or other taxes of whatever nature levied or assessed against Owner, Contractor, or Subcontractor arising out of this Subcontract including any interest or penalties.  Subcontractor shall obtain and pay for all permits, licenses, fees and certificates of inspection necessary for the prosecution and completion of its Work and shall arrange for all necessary inspections and approvals by public officials.

21.                                 Laws, Regulations and Ordinances

a.             This Subcontract shall be governed by the laws of the State of New York.

b.             Omitted.

c.             Subcontractor agrees to be bound by, and, at its own cost, comply with all Federal, state and local laws, codes, ordinances and regulations applicable to this Subcontract and the performance of the Work hereunder including the Occupational Safety and Health Act of 1970.  Subcontractor shall be duly licensed to operate under the law of the applicable jurisdictions.  Subcontractor shall be liable to Contractor and Owner for all loss, cost and expense attributable to any acts of commission or omission by Subcontractor, its employees and/or agents resulting from failure to comply including, but not limited to, any fines, penalties or corrective measures.

22.                                 Labor

a.             Subcontractor and its lower-tier subcontractors shall not employ anyone in Subcontract Work whose employment may be objected to by Contractor or Owner.

b.             Should any workers performing Work covered by this Subcontract engage in a strike or other work stoppage or cease to work due to picketing or a labor dispute of any kind, said circumstances shall be deemed a failure to perform the Work on the part of the Subcontractor subject to the conditions and terms set forth in Article 10 above.

23.                                 Equal Opportunity

a.             In connection with the performance of Work under this Subcontract, Subcontractor agrees not to discriminate against any employee or applicant for employment because of race, religion, sex, handicap, color or national origin.  The aforesaid provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or advertising, layoff or termination, rates of pay or other forms of compensation and selection for training (including apprenticeship).  Subcontractor agrees to post hereafter, in plain view for employees and applicants for employment to review, notices prepared by Subcontractor (and approved by the government when required) setting forth the provision of this Article 23.

b.             Subcontractor shall permit access to its books, records and accounts by representatives of Contractor or Owner for purposes of investigation to ascertain compliance with the provisions of this Article 23.

c.             Subcontractor shall comply with Schedule J to Exhibit II of this Subcontract.  In the event of Subcontractor’s non-compliance with the provisions of such Schedule J, this Subcontract may be terminated for default.

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d.             Subcontractor shall include the provisions of this Article 23 in every lower-tier subcontract and purchase order.  The requirements of this Article 23 shall be in addition to any equal opportunity provisions of the Contract Documents.

24.                                 Notices

All notices shall be addressed to the parties at the addresses set out herein and shall be considered as delivered when postmarked if dispatched by registered mail or when received in all other cases.

25.                                 Severability and Waiver

The partial or complete invalidity of any one or more provisions of this Subcontract shall not affect the validity or continuing force and effect of any other provision.  The failure of either party to insist on any one or more instances upon the performance of any of the terms, covenants or conditions of this Subcontract or to exercise any right herein shall not be construed as a waiver or relinquishment of such term, covenant, condition or right as respects further performance.

26.                                 Advertising

Neither Subcontractor, its subcontractors, suppliers or employees shall take photographs of the Work on site or publish or display advertising matter of any description relating to the Project without first obtaining the written consent of Contractor and the Owner.

27.                                 Anti-Bribery Provisions

Subcontractor undertakes to protect the standards of business practice of the Contractor at all times and to act in such a way as to uphold the Contractor’s good name and reputation and not to do or attempt to do any act or thing which is intended and/or which in fact causes any damage to or brings discredit upon the Contractor.  In particular, the Subcontractor will not:

(a)           Offer, give or agree to give to any director, officer, employee or agent of the Contractor or Owner any gift or consideration of any kind as an inducement or reward for either (i) taking or electing not to take any action in relation to this Subcontract or any other contract with the Contractor or the Owner or (ii) demonstrating or electing not to demonstrate either favorable or unfavorable behavior towards any person in relation to the Subcontract or any other contract with the Contractor or the Owner.

(b)           Induce or attempt to induce any officer, servant or agent of any private or public body to depart from his duties to his employer or be involved with any such arrangement.

Any violation of this Article 27 shall constitute a material failure to perform by Subcontractor giving rise to a termination for default pursuant to Article 10 herein.

28.                                 Complete Agreement

This Subcontract contains the entire agreement between the parties hereto with respect to the matters covered herein.  No other agreements, representations, warranties or other matters, oral or written, shall be deemed to bind the parties hereto.

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IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have hereunto executed this Subcontract, on the day and year above written.

(Subcontractor)

By:
Witness
Title:

Address:

AMEC CONSTRUCTION MANAGEMENT, INC.
(Contractor)

By:
Witness
Title:

Address:

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EXHIBIT I

CONTRACT DOCUMENTS

Attached is a redacted copy of the Agreement between AMEC and THE NEW YORK TIMES BUILDING, LLC dated [INSERT] with all applicable exhibits.

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EXHIBIT II

LIST OF SCHEDULES

1.	Schedule A.	List of applicable drawings and documents
2.	Schedule B.	Further description and definition of Work
3.	Schedule C.	Unit Price Schedule
4.	Schedule D.	Alternate Price Schedule
5.	Schedule E.	Insurance Rider Contract
6.	Schedule F.	Payment Bond form
7.	Schedule G.	Performance Bond form
8.	Schedule H.	Multiple Obligee Rider
9.	Schedule J.	Workforce Equal Employment/Affirmative Action and Minority & Women Owned Business Enterprise Subcontractor Requirements
10.	Schedule L.	Safety Schedule
11.	Schedule M.	Logistics Plan
12.	Schedule N.	ESDC DVO Requirements

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EXHIBIT III

OWNER CONTOLLED INSURANCE PROGRAM

“OCIP”

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EXHIBIT C

Preliminary Schedule

AMEC Schedule, NYT 13

[GRAPHIC]

EXHIBIT D

General Conditions Items

The General Conditions shall be in the Lump Sum of $31,054,290 payable as follows:

Month 1: $274,325 for work completed through November, 2003

Months 2-5: Actual general conditions costs incurred by Construction Manager

From Month 6 until Final Completion, the General Conditions shall be distributed in equal monthly payments based on the number of months remaining until the scheduled Final Completion.  The amount of such payment will fluctuate if the Final Completion Date is adjusted.

General Conditions Cost Categories include but are not limited to:

1.                     All non-union staff direct personnel expense (salaries) broken down by position.

2.                     All non-union staff fringes and benefits costs broken down by position.

3.                     Watchman service.

4.                     On-site temporary offices/trailers.

5.                     On-site temporary office furniture and equipment.

6.                     Temporary fence and gate.

7.                     Temporary toilets and maintenance, temporary water, temporary electric, temporary environment and maintenance.

8.                     General cleaning direct personnel cost

9.                     General cleaning fringe benefit and union costs.

10.               Final cleaning, including curtain wall and storefront.

11.               Interior window washing.

12.               Small tools.

13.               Blueprinting and general reproduction costs.

14.               Licensed surveying costs.

15.               Project signs including both legal and code required signage and appropriate signage to identify the Project, to be developed by and/or approved by Owner.

16.               Glass breakage.

17.               Permits and Violations.

18.               Telephone.

19.               Petty Cash.

20.               Travel Expenses (Material expediting, mock-ups, etc.)

21.               Progress photographs.

22.               Hoist installation and removal.

23.               Operation of the hoist.

24.               Teamster shop steward.

25.               Master mechanic.

26.               Coordination of controlled inspections (Controlled Inspection testing shall be contracted directly by Owner.)

27.               Extermination.

28.               Rubbish removal.

29.               Winter protection.

30.               Article 19 NYC site safety protection and OSHA protection.

31.               Miscellaneous stationery.

32.               Postage, overnight mail, etc.

33.                                 Messenger service.

34.                                 All sidewalk bridge and overhead protection requirements.

35.                                 All horizontal and vertical safety netting.

36.                                 Installation and dismantling of all required common trade scaffolding, equipment, hoists, cranes, etc. which shall be available for use by all trades and Owner’s contractors as may be required.

EXHIBIT E

Not Used

EXHIBIT F

Preliminary List of Drawings and Specifications

DRAWING LIST

DRAWING NO.	TITLE	DATE	REMARKS

ARCHITECTURAL DRAWINGS

A-0000	Drawings Index	4/1/03	98% GMP
A-0001	Room Finish Schedule, Abbreviations, Symbols and Materials	8/29/03	Addendum #16
A-0002	Partitions & Drywall Details	8/29/03	Addendum #16
A-0003	Door & Misc. Details	8/29/03	Addendum #16
A-0004	Hoistway Door Details	5/30/03	Addendum #10
A-0005-A	Sidewalk Paving Plan Partial A	8/29/03	Addendum #16
A-0005-B	Sidewalk Paving Plan Partial B	8/29/03	Addendum #16
A-0006-A	Sidewalk Bollard Plan Partial A	8/29/03	Addendum #16
A-0006-B	Sidewalk Bollard Plan Partial B	4/1/03	98% GMP
A-0007	Sidewalk Bridge Plan & Elevation	4/1/03	98% GMP
A-1000	Key Floor Plan (Cellar thru 5th Floor)	7/3/03	Addendum #12
A-100C1-A	Cellar Plan Partial A	8/29/03	Addendum #16
A-100C1-B	Cellar Plan Partial B	8/29/03	Addendum #16
A-100C1-C	Cellar & Ground Floor Mezzanine Plan	8/29/03	Addendum #16
A-1001-A	Ground Floor Plan Partial A	8/29/03	Addendum #16
A-1001-B	Ground Floor Plan Partial B	8/29/03	Addendum #16
A-1002-A	2nd Floor Plan Partial A	8/29/03	Addendum #16
A-1002-B	2nd Floor Plan Partial B	7/3/03	Addendum #12
A-1003-A	3rd Floor Plan Partial A	7/3/03	Addendum #12
A-1003-B	3rd Floor Plan Partial B	7/3/03	Addendum #12
A-1004-A	4th Floor Plan Partial A	8/29/03	Addendum #16
A-1004-B	4th Floor Plan Partial B	8/29/03	Addendum #16
A-1005-A	5th Floor Plan Partial A	8/29/03	Addendum #16
A-1005-B	5th Floor Roof Partial Plan B	8/29/03	Addendum #16
A-1005-B-ALT 24	5th Floor Roof Partial Plan B Alternate #24	7/3/03	Addendum #12
A-1005-B ALT- B1	5th Floor Roof Plan Partial B – 14'-0" Unit Alternate	7/31/03	Addendum #14
A-1005-C	Partial Plans at East Podium Roof	8/29/03	Addendum #16
A-1005-D	Partial Plan at Podium Bulkhead Roof	8/29/03	Addendum #16
A-1006	6th and 7th Floor Plan	8/29/03	Addendum #16
A-1008	8th-11th & 13th Typical Low Rise Floor Plan	8/29/03	Addendum #16
A-1012	12th Floor Plan - Office/Data Center	8/29/03	Addendum #16
A-1014	14th Floor Cafeteria Plan	8/29/03	Addendum #16
A-1015	15th Floor Conference Room Plan	7/3/03	Addendum #12
A-1016	16th Floor EMR Plan and 17th Floor Partial Plan	8/29/03	Addendum #16
A-1018	18th Floor Thru 27th Floor Plan	8/29/03	Addendum #16
A-1028	28th Floor Mechanical Room Plan (Cross Over & Run By)	8/29/03	Addendum #16
A-1029	29th Floor Mid Low EMR Plan	8/29/03	Addendum #16
A-1030	30th thru 38th Floor Plan	8/29/03	Addendum #16
A-1041	39th Thru 50th Floor Plan & Partial Plan	8/29/03	Addendum #16
A-1051	51st Floor Plan, E.M.R. Mezz. & Stair Plan	8/29/03	Addendum #16
A-1052	52nd Floor Main Roof Plan	7/3/03	Addendum #12

1

A-1052-ALT 24	52nd Floor Main Roof Plan Alternate #24	7/3/03	Addendum #12
A-1053	Bulkhead Plan	8/29/03	Addendum #16
A-1054	E.M.R. Plan & Façade Maintenance Platform Plan	8/29/03	Addendum #16
A-200C1	Cellar Core Plan & Elevator Pit Plan	8/29/03	Addendum #16
A-2001	Ground Floor Core Plan	8/29/03	Addendum #16
A-2002	2nd Floor Core Plan	8/29/03	Addendum #16
A-2003	3rd Floor Core Plan	8/29/03	Addendum #16
A-2004	Typical Low Rise Core Plan	8/29/03	Addendum #16
A-2005	Typical Mid-Low Rise Core Plan	8/29/03	Addendum #16
A-2006	Typical Mid-High Rise Core Plan	8/29/03	Addendum #16
A-2007	Typical High Rise Core Plan	8/29/03	Addendum #16
A-2008	Typical Podium East Core Plan	8/29/03	Addendum #16
A-2014	14th Floor Cafeteria Core Plan	8/29/03	Addendum #16
A-2015	15th Floor Conference Room Core Plan	7/3/03	Addendum #12
A-2016	16th Floor Core Plan	8/29/03	Addendum #16
A-2101	Building Core Sections and Details	8/29/03	Addendum #16
A-2101-A	Building Core Sections and Details	8/29/03	Addendum #16
A-2101-B	Building Core Sections and Details	8/29/03	Addendum #16
A-2102	Miscellaneous Sections & Details	8/29/03	Addendum #16
A-2103	Sections @ Typical Low Rise Core	8/29/03	Addendum #16
A-2104	Sections @ Typical Low Rise Core	7/3/03	Addendum #12
A-2105	Sections @ Typical Low Rise Core	7/3/03	Addendum #12
A-2106	Sections @ Typical High Rise Core	5/30/03	Addendum #10
A-2107	Sections @ Typical High Rise Core	5/30/03	Addendum #10
A-2108	Sections @ Typical High Rise Core	7/3/03	Addendum #12
A-2109	Section @ 17 & 29 Elevator Machine Rooms	8/29/03	Addendum #16
A-2110	Section @ 40 & 51 Elevator Machine Rooms	8/29/03	Addendum #16
A-2111	Section @ Rooftop Elevator Machine Rooms	8/29/03	Addendum #16
A-2112	Section @ Podium Elevators	7/3/03	Addendum #12
A-2201	Stair Sections & Details	8/29/03	Addendum #16
A-2202	Stair Sections	8/29/03	Addendum #16
A-2203	Convenience Stair Sections	7/3/03	Addendum #12
A-2301	Enlarged Plans @ Loading Dock	8/29/03	Addendum #16
A-2302	Partial Sections @ Loading Dock	8/29/03	Addendum #16
A-2303	Enlarged Elevations @ Loading Dock	8/29/03	Addendum #16
A-2401	Partial Reflected Ceiling Plans @ Cellar, 1st & 2nd Flrs.	5/30/03	Addendum #10
A-2402	Partial Reflected Ceiling Plans @ Tower Cores	5/30/03	Addendum #10
A-2403	Partial Reflected Ceiling Plan @ Cellar	4/1/03	98% GMP
A-2501	Toilet Rm. RCPS, Elevations and Details	8/29/03	Addendum #16
A-2502	Toilet Rm. RCPS, Elevations and Details	8/29/03	Addendum #16
A-2503	Toilet Rm. RCPS, Elevations and Details	8/29/03	Addendum #16
A-2504	Toilet Rm. RCPS, Elevations and Details	8/29/03	Addendum #16
A-2505	Toilet Rm. RCPS, Elevations and Details	8/29/03	Addendum #16
A-2506	Cellar Toilet Rom. RCPS, Elevations and Details	8/29/03	Addendum #16
A-2601	Elevator Cab	4/1/03	98% GMP
A-2611	Elevator Cab Details	4/1/03	98% GMP
A-3001	South Building Elevation @ 40th St.	7/3/03	Addendum #12

2

A-3002	West Building Elevation @ 8th Ave.	7/3/03	Addendum #12
A-3003	North Building Elevation @ 41st St.	7/3/03	Addendum #12
A-3004	East Building Elevation	7/3/03	Addendum #12
A-3101	Partial South Elevation at Tower Base	8/29/03	Addendum #16
A-3102	Partial South Elevation at Podium (40th Street)	8/29/03	Addendum #16
A-3103	Partial West Elevation at Tower Base	8/29/03	Addendum #16
A-3104	Partial North Elevation at Tower Base	8/29/03	Addendum #16
A-3105	Partial North Elevation at Podium (41st Street)	8/29/03	Addendum #16
A-3106	Partial East Elevation @ Lot Line	8/29/03	Addendum #16
A-3107	Partial East Elevation @ Tower Base	4/11/03	98% GMP
A-3111	Partial South Elevations at 13th -17th & 27th - 30th Floors	7/3/03	Addendum #12
A-3112	Partial West Elevation at Typical & Mechanical Floors	5/30/03	Addendum #10
A-3113	Partial North Elevations at 13th - 17th & 27th - 30th Floors	7/3/03	Addendum #12
A-3114	Partial East Elevations at 13th -17th & 27th - 30th Floors	4/1/03	98% GMP
A-3121	Partial South/Partial North Elevations at Top of Tower	5/30/03	Addendum #10
A-3122	Partial West/Partial East Elevation at Top of Tower	4/1/03	98% GMP
A-3201	Partial South Elevations at Tower Base without Screen	8/29/03	Addendum #16
A-3202	Partial South Elevations at Podium	829/03	Addendum #16
A-3203	Partial Elevations at Podium Loading Docks	8/29/03	Addendum #16
A-3204	Partial West Elevations at Tower Base without Screens	829/03	Addendum #16
A-3205	Partial North Elevations at Tower Base	8/29/03	Addendum #16
A-3206	Partial North Elevations at Podium without Screens	8/29/03	Addendum #16
A-3211	Partial South Elevations at 13th - 17th & 27th - 30th Floors without Screens	7/3/03	Addendum #12
A-3213	Partial North Elevation at 13th - 17th Flrs. & 27th - 30th Flrs.	7/3/03	Addendum #12
A-3214	Parital East Elevations at 13th - 17th & 27th - 30th Floors Without Screens	4/1/03	98% GMP
A-3215	Partial West Elevations at 13 thru 17 Without Screens	7/3/03	Addendum #12
A-3221	Partial North & South Elevation @ Top of Tower w/o Screen	4/1/03	98% GMP
A-3222	Partial West Elevation @ Top of Tower w/o Screen	4/1/03	98% GMP
A-3231	Elevations @ Interior Court	4/1/03	98% GMP
A-3232	Elevations @ Interior Court	7/3/03	Addendum #12
A-3301	Enlarged Elevations @ Podium East Bulkhead	5/30/03	Addendum #10
A-3303	Elevations @ Main Roof of Elevator Machine Rooms	8/29/03	Addendum #16
A-4001	East-West Building Section	4/1/03	98% GMP
A-4002	North/South Building Sections	4/1/03	98% GMP
A-4106	Partial E-W Section @ Top of Tower	7/3/03	Addendum #12
A-4107	Partial W-S Section @ Top of Tower	7/3/03	Addendum #12
A-4108	Rooftop Structure Elevations	5/30/03	Addendum #10
A-4201	Typical Floor Sections	4/1/03	98% GMP
A-4202	28th Floor Sections	5/30/03	Addendum #10
A-4203	Cafeteria & Conference Room Sections	4/1/03	98% GMP
A-4204	Cafeteria & Conference Room Sections	4/1/03	98% GMP
A-4205	Cafeteria & Conference Room Sections	4/1/03	98% GMP
A-4601	Roof Details	8/29/03	Addendum #16
A-4701	Podium Roof A.H.U.	8/29/03	Addendum #16
A-4701 ALT B1	Podium Roof AHU 14’-0” Width Alternate	7/31/03	Addendum #14

3

A-4801	Mast Plans, Sections & Details	7/3/03	Addendum #12
A-5001	Façade Typology Diagram	4/1/03	98% GMP
A-5002	Façade Typology	4/1/03	98% GMP
A-5003	Façade Typology	4/1/03	98% GMP
A-5004	Spandrel Panel Typology	4/1/03	98% GMP
A-5101	Details Façade Type 1: Tower Sections	4/1/03	98% GMP
A-5102	Details Façade Type 1: Lower Tower Sections	7/3/03	Addendum #12
A-5103	Details Façade Type 1: Podium Façade Section	8/29/03	Addendum #16
A-5104	Details Façade Type 1: Podium/Tower Façade Sections	5/30/03	Addendum #10
A-5105	Details Façade @ Cafeteria 14th Floor	5/30/03	Addendum #10
A-5106	Details Façade @ Cafeteria 14th Floor & Kitchen	5/30/03	Addendum #10
A-5107	Details Façade Type 1: Roof Screens	5/30/03	Addendum #10
A-5108	Details Façade Type 1: Mechanical Floors Sections	5/30/03	Addendum #10
A-5114	Roof Screen Plan Details	5/30/03	Addendum #10
A-5115	South Roof Screen Axonometric	4/1/03	98% GMP
A-5116	West Roof Screen Axonometric	4/1/03	98% GMP
A-5117	Recess Corner Roof Screen Axonometric	4/1/03	98% GMP
A-5120	Details Façade Type 1: Tower Wing Wall	7/3/03	Addendum #12
A-5120-ALT-4	Details Façade Type 1: ALT 4	7/3/03	Addendum #12
A-5121	Details Façade Type 1: 15' Podium Wing Wall	7/3/03	Addendum #12
A-5122	Details Façade Type 1: 7'-6" Podium Wing Wall	7/3/03	Addendum #12
A-5123	Details Façade Type 1: Podium Section	5/30/03	Addendum #10
A-5124	Podium Terrace Sections	8/29/03	Addendum #16
A-5125	Podium Loading Dock Details	8/29/03	Addendum #16
A-5126	Podium Loading Dock Details	5/30/03	Addendum #10
A-5131	Main Roof Parapet Details	4/1/03	98% GMP
A-5132	Base Details of Col’s at 75'-0" Roof Screen	4/1/03	98% GMP
A-5133	Base Details of Col’s at 55'-0" & 27'-6" Roof Screens	4/1/03	98% GMP
A-5150	Details Façade Type 1: 50% Ceramic Façade w/ Glass	4/1/03	98% GMP
A-5151	Details Façade Type 1: Curtain Wall Details	4/1/03	98% GMP
A-5152	Tower Corner Mullion Detail Plans	4/1/03	98% GMP
A-5152-ALT-8	Tower Corner Mullion Detail Plans	4/1/03	98% GMP
A-5153	Window Washing Track Details	8/29/03	Addendum #16
A-5201	Details Façade Type 2: Recessed Façade Sections	5/30/03	Addendum #10
A-5202	Details Façade Type 2: Convenience Stair Elevation	7/3/03	Addendum #12
A-5203	Details Façade Type 2: Convenience Stair Section	4/1/03	98% GMP
A-5301	Details Façade Type 3: Garden Court Façade	8/29/03	Addendum #16
A-5350	Details Façade Type 3: Glass Curtain Wall	8/29/03	Addendum #16
A-5351	Details Façade Type 3: Glass Curtain Wall	4/1/03	98% GMP
A-5401	Plans & Wall Section @ Stairs C & D Enclosure	8/29/03	Addendum #16
A-5451	Details @ Podium Stairs C & D	8/29/03	Addendum #16
A-5501	Storefront Façade: Tower, 8th Avenue	5/30/03	Addendum #10
A-5502	Storefront Façade: Podium 40th/41st Streets	5/30/03	Addendum #10
A-5503	Storefront Façade: Tower, 40th/41st Streets	5/30/03	Addendum #10
A-5504	Storefront Façade: Section Details	5/30/03	Addendum #10
A-5521	Storefront Façade: Vestibule Entrance, 40th/41st Streets	5/30/03	Addendum #10
A-5522	Storefront Façade: Vestibule Entrance, 8th Avenue	5/30/03	Addendum #10

4

A-5523	Storefront Façade: Retail Entrances, Tower	8/29/03	Addendum #16
A-5524	Storefront Façade: Times Center Entrance	5/30/03	Addendum #10
A-5550	Storefront Façade: Mullion Typology	5/30/03	Addendum #10
A-5551	Storefront Façade: Mullion Plan/Section Details	5/30/03	Addendum #10
A-5553	Storefront Façade: Interior & Auditorium Façade Details	8/29/03	Addendum #16
A-5556	Storefront Façade: Section Details at Soffit	5/30/03	Addendum #10
A-5557	Storefront Façade: Vestibule Details	5/30/03	Addendum #10
A-5559	Storefront Façade: Typical Door Details	5/30/03	Addendum #10
A-5561	Storefront Façade: Signage & Window Display Signs	8/29/03	Addendum #16
A-5562	Storefront Façade: Awning Details	5/30/03	Addendum #10
A-5601	Details Façade Type 6: Skylights with Metal Grille	7/3/03	Addendum #12
A-5651	Details Façade Type 6: Skylights with Metal Grille	7/3/03	Addendum #12
A-5702	Glass Canopy: 40th/41st Street	8/29/03	Addendum #16
A-5703	Glass Canopy: 8th Avenue	8/29/03	Addendum #16
A-5710	Glass Canopy: Details	8/29/03	Addendum #16
A-5801	Section Detail @ 8th Ave. & Podium Soffit	5/30/03	Addendum #10
A-5802	Beam Penetration Details on 2nd - 5th Floors @ South Elev.	8/29/03	Addendum #16
A-5803	Details @ Façade Penetrations @ Wing Wall	5/30/03	Addendum #10
A-5804	Details @ Façade Penetrations @ Corner	4/1/03	98% GMP
A-5805	Details @ Façade Penetrations @ Corner	8/29/03	Addendum #16
A-5806	Façade Penetration Details @ Mechanical Floor	5/30/03	Addendum #10
A-5807	Façade Penetration Details @ East Podium Tower	4/1/03	98% GMP
A-5901	Details @ Cogen & Bulkhead Roof	8/29/03	Addendum #16
A-5902	Sections & Details @ Main Roof Bulkheads	5/30/03	Addendum #10
A-6001	Lobby Finishes Plan	8/29/03	Addendum #16
A-6101-A	Lobby Reflected Ceiling Plan	7/3/03	Addendum #12
A-6101-B	First Floor Reflected Ceiling Plan	5/30/03	Addendum #10
A-6201	Lobby Interior Elevations	8/29/03	Addendum #16
A-6201-ALT-25	Lobby Interior Elevations Alternate	7/3/03	Addendum #12
A-6301	Lobby Wall Sections	8/29/03	Addendum #16
A-6401	Lobby Details	8/29/03	Addendum #16
A-6402	Column Base Details at Grade	4/1/03	98% GMP
A-6410	Ground Floor Plan Details	8/29/03	Addendum #16
A-6502	Details @ Wood Floor Grill	4/1/03	98% GMP
A-6601	Details @ Lobby Ceiling	4/1/03	98% GMP
A-6701	Lobby Stair & Handrails	4/1/03	98% GMP
A-6702	Lobby Handicap Lift	5/30/03	Addendum #10
A-6704	Lobby Glass Partition	4/1/03	98% GMP
A-6705	Lobby/Times Center Glass Partition	4/1/03	98% GMP
A-6706	Garden Court Bridge Details	8/29/03	Addendum #16
A-6751	Lobby Handrails Details	7/3/03	Addendum #12
A-6801	Master Security Lobby Desk Details	4/1/03	98% GMP
A-6811	Master Security Lobby Desk Details	4/1/03	98% GMP
A-7201	Birdwire Partial Plans and Details	8/29/03	Addendum #16
A-7301	Exterior Lighting Adjacent Building	8/12/03	Addendum #15
A-8004	Ground Floor Reflected Ceiling Plan	7/3/03	Addendum #12
A-8006	Ground Floor/Cellar Finish Plan	7/3/03	Addendum #12

5

A-8102	Ground Floor/Cellar Lobby Sections	7/3/03	Addendum #12
A-8201	Ground Floor Lobby Interior Elevations	7/3/03	Addendum #12
A-8202	Ground Floor & Cellar Interior Elevations	7/3/03	Addendum #12
A-900C1-A	Cellar Floor Edge of Slab Plan Partial A	8/29/03	Addendum #16
A-900C1-B	Cellar Floor Edge of Slab Plan Partial B	8/29/03	Addendum #16
A-900C1-C	Cellar Mezzanine Edge of Slab Plan	8/29/03	Addendum #16
A-9001-A	Ground Floor Edge of Slab Plan Partial A	8/29/03	Addendum #16
A-9001-B	Ground Floor Edge of Slab Plan Partial B	8/29/03	Addendum #16
A-9002-A	2nd Floor Edge of Slab Plan Partial A	8/29/03	Addendum #16
A-9002-B	2nd Floor Edge of Slab Plan Partial B	7/3/03	Addendum #12
A-9003-A	3rd Floor Edge of Slab Plan Partial A	8/29/03	Addendum #16
A-9003-B	3rd Floor Edge of Slab Plan Partial B	7/3/03	Addendum #12
A-9004-A	4th Floor Edge of Slab Plan Partial A	8/29/03	Addendum #16
A-9004-B	4th Floor Edge of Slab Plan Partial B	7/3/03	Addendum #12
A-9005-A	5th Floor Edge of Slab Plan Partial A	8/29/03	Addendum #16
A-9005-B	5th Floor Edge of Slab Roof Partial Plan B	7/3/03	Addendum #12
A-9005-C	Edge of Slab Partial Plan at Podium Bulkhead Roof	7/3/03	Addendum #12
A-9008	6th-11th & 13th Floor Edge of Slab Plan	8/29/03	Addendum #16
A-9012	12th Floor Office/Data Center Edge of Slab Plan	8/29/03	Addendum #16
A-9014	14th Floor Cafeteria Edge of Slab Plan	8/29/03	Addendum #16
A-9015	15th Floor Conference Room Edge of Slab Plan	8/29/03	Addendum #16
A-9016	16th Floor and Partial 17th Floor Edge of Slab Plan	8/29/03	Addendum #16
A-9018	18th Floor Thru 27th Floor Edge of Slab Plan	8/29/03	Addendum #16
A-9028	28th Floor Edge of Slab Plan	8/29/03	Addendum #16
A-9029	29th Floor Mid Low EMR Edge of Slab Plan	8/29/03	Addendum #16
A-9030	30th thru 38th Floor Edge of Slab Plan	8/29/03	Addendum #16
A-9041	41st Thru 50th Floor Edge of Slab Plan	8/29/03	Addendum #16
A-9051	51st Floor & Partial 51st Flr. EMR Mezz. & EOS Plan	8/29/03	Addendum #16
A-9052	52nd Floor Main Roof Edge of Slab Plan	4/1/03	98% GMP

CONED VAULTS

CE-1	Transformer Vault Under Sidewalk Plans	4/1/03	98% GMP
CE-2	Transformer Vault Sections and Details	4/1/03	98% GMP
CE-3	Transformer Vault Layout Sections & Details	4/1/03	98% GMP

FAÇADE MAINTENANCE DRAWINGS

FM-0001	Façade Maintenance System Equipment Layout	7/3/03	Addendum #12
FM-0002	Façade Maintenance System Sections and Details	7/3/03	Addendum #12
FM-0003	Façade Maintenance System Sections and Details	7/3/03	Addendum #12
FM-0004	Façade Maintenance System Garden Area	7/3/03	Addendum #12
FM-0005	Façade Maintenance System 8th Ave Recess	7/3/03	Addendum #12

VERTICAL TRANSPORTATION DRAWINGS

EL-0001	Elevator Plan View	7/3/03	Addendum #12

6

EL-0002	Elevator Pit Plans	7/3/03	Addendum #12
EL-0003	Machine Rooms	7/3/03	Addendum #12
EL-0004	Elevator Elevations	7/3/03	Addendum #12

LANDSCAPE DRAWINGS
L-1001	Ground Floor Grading and Subsurface Drainage Plan	4/1/03	98% GMP
L-1002	Ground Floor Planting Plan	4/1/03	98% GMP
L-1003	Irrigation Plan	4/1/03	98% GMP
L-4001	Ground Floor Planting Section	4/1/03	98% GMP
L-5001	Drainage Planting Details	4/1/03	98% GMP
L-5002	Irrigation Details	4/1/03	98% GMP
SITE SURVEY
C1	Site Survey	4/1/03	98% GMP
C2	Site Survey	4/1/03	98% GMP
C3	Site Survey	4/1/03	98% GMP
SUPPORT OF EXCAVATION
SOE-1	Support of Excavation Plan	8/29/03	Addendum #16
SOE-2	Support of Excavation Section	8/29/03	Addendum #16
SOE-3	Support of Excavation Details and Notes	8/29/03	Addendum #16
SOE-4	Support of Excavation NYTC Notes	8/29/03	Addendum #16
D-1	Temporary Berm During Demolition Plan	8/29/03	Addendum #16
D-2	Temporary Berm During Demolition Section	8/29/03	Addendum #16
D-3	Temporary Berm During Demolition NYTC Notes	8/29/03	Addendum #16
STRUCTURAL DRAWINGS
S-0001	General Notes	5/30/03	Addendum #10
S-0002	Paint Location Plan	5/30/03	Addendum #10
S-0003	Paint Location Plan	5/30/03	Addendum #10
S-0004	Building Deflections Under Max Lateral Forces	7/3/03	Addendum #12
S-0005	Building Vertical Deflections	7/3/03	Addendum #12
S-100F-A	Foundation Plan Partial A	7/3/03	Addendum #12
S-100F-B	Foundation Plan Partial B	7/3/03	Addendum #12
S-100C1-A	Cellar Slab Plan Partial A	5/30/03	Addendum #10
S-100C1-B	Cellar Slab Plan Partial B	7/3/03	Addendum #12
S-100C1-C	Mechanical Mezzanine Framing Plan	7/3/03	Addendum #12
S-1001-A	Ground Floor Framing Plan Partial A	7/3/03	Addendum #12
S-1001-B	Ground Floor Framing Plan Partial B	7/3/03	Addendum #12
S-1002-A	2nd Floor Framing Plan Partial A	7/3/03	Addendum #12
S-1002-B	2nd Floor Framing Plan Partial B	7/3/03	Addendum #12
S-1003-A	3rd Floor Framing Plan Partial A	7/3/03	Addendum #12
S-1003-B	3rd Floor Framing Plan Partial B	7/3/03	Addendum #12

7

S-1004-A	4th Floor Framing Plan Partial A	7/3/03	Addendum #12
S-1004-B	4th Floor Framing Plan Partial B	7/3/03	Addendum #12
S-1005-A	5th Floor Framing Plan Partial A	7/3/03	Addendum #12
S-1005-B	5th Floor Framing Plan Partial B	7/3/03	Addendum #12
S-1005-C	East Podium Cogen Framing Plans	5/30/03	Addendum #10
S-1006	6th-11th, & 13th Typical Tower Plan	7/3/03	Addendum #12
S-1012	12th Floor Data Center	7/3/03	Addendum #12
S-1014	14th Floor Cafeteria Plan	7/3/03	Addendum #12
S-1015	15th Floor Conference Room Plan	7/3/03	Addendum #12
S-1016	16th Floor Framing Plan	7/3/03	Addendum #12
S-1017	17th Floor EMR Plan	7/3/03	Addendum #12
S-101B	18th Floor thru 27th Floor Plan	7/3/03	Addendum #12
S-1028A	28th Floor Mechanical Room Plan	7/3/03	Addendum 412
S-1028B	28th Floor Plan Upper Level	5/30/03	Addendum #10
S-1029	29th Floor Mid Low EMR Plan	7/3/03	Addendum #12
S-1030	30th Thru 39th Floor Plan & 40th Floor Partial Plan	7/3/03	Addendum #12
S-1041	41st Thru 50th Floor Plan	7/3/03	Addendum #12
S-1051A	51st Floor Plan	7/3/03	Addendum #12
S-1051B	51st Floor Plan Upper Level	5/30/03	Addendum #10
S-1052	52nd Floor Main Roof Plan	7/3/03	Addendum #12
S-1053	53rd Floor Bulkhead Plan	5/30/03	Addendum #10
S-1054	54th Floor Roof Plan	5/30/03	Addendum #10
S-2000	Splice Table	4/1/03	98% GMP
S-2001	Typical Footing and Rock Anchor Details	7/3/03	Addendum #12
S-2002	Typical Wall and Grade Beam Details	7/3/03	Addendum #12
S-2003	Typical Slab on Grade Details	7/3/03	Addendum #12
S-2004	Column Encasement Details	7/3/03	Addendum #12
S-2005	Foundation Elevations 1	4/1/03	98% GMP
S-2008	Foundation Elevations 2	4/1/03	98% GMP
S-2008	Typical Elv. Pit Details	7/3/03	Addendum #12
S-2009	Foundation Sections and Details	7/3/03	Addendum #12
S-2010	Foundation and Ground Floor Sections and Details	7/3/03	Addendum #12
S-2011	Foundation and Ground Floor Sections and Details 2	4/1/03	98% GMP
S-2012	Foundation and Ground Floor Sections and Details 3	4/1/03	98% GMP
S-2013	Ground Floor Sections and Details	7/3/03	Addendum #12
S-2101	Con Edison Vault Part Plans and Sections	4/1/03	98% GMP
S-2102	Con Edison Vault Removable Precast Roof Slab	.4/1/03	96% GMP
S-2200	TA Notes	7/3/03	Addendum #12
S-2201	Subway & Building Foundation Sections	4/1/03	98% GMP
S-2400	Typical Masonry Details	4/1/03	98% GMP
S-3000	Erection Guidelines	4/1/03	98% GMP
S-3001	Typical Slab on Metal Deck Details	5/2/03	Addendum #9
S-3002	Typical Steel Details	4/1/03	98% GMP
S-3003	Typical Steel Details	7/3/03	Addendum #12
S-3005	Intermediate Rail Support Part Plans and Elev. Div. Beams	5/2/03	Addendum #9
S-3101	General Podium Sections and Details	5/2/03	Addendum #9
S-3102	General Podium Sections and Details	7/3/03	Addendum #12

8

S-3104	General Podium Sections and Details	5/30/03	Addendum #10
S-3110	Stairs A, A1 - B, B1 Cellar - 2nd Floor	7/3/03	Addendum #12
S-3111	Stairs A, A1 - B, B1 Details Cellar - 2nd Floor	4/1/03	98% GMP
S-3112	Stairs A1 and B1 Framing Plans	5/2/03	Addendum #9
S-3120	Convenience Stair Part Plan and Details	7/3/03	Addendum #12
S-3130	Garden Sections and Details	5/30/03	Addendum #10
S-3201	General Tower Sections and Details	4/1/03	98% GMP
S-3202	Sections and Details	5/30/03	Addendum #10
S-3203	Sections and Details	7/3/03	Addendum #12
S-3204	Ground Floor Sections and Details	4/1/03	98% GMP
S-3205	Sections and Details	7/3/03	Addendum #12
S-3220	Erection Truss Details	4/1/03	98% GMP
S-3221	Erection Truss Details	5/30/03	Addendum #10
S-4001	Interior Podium Column Schedule	5/30/03	Addendum #10
S-4002	Interior Tower Column Schedule	7/3/03	Addendum #12
S-4002 ALT 20	Interior Tower Column Schedule	7/17/03	Addendum #13
S-4003	Interior Column and Base Plate Details	7/3/03	Addendum #12
S-4004	Interior Column Splice Details	4/1/03	98% GMP
S-4005	Interior Column Splice Details	4/1/03	98% GMP
S-5000	Exterior Steel General Notes	5/30/03	Addendum #10
S-5001	Exterior Podium Column Schedule	5/30/03	Addendum #10
S-5002	Exterior Tower Column Schedule and Details	7/3/03	Addendum #12
S-5002 ALT 20	Exterior Tower Column Schedule and Details	7/17/03	Addendum #13
S-5003	Exterior Column Splice Details	4/1/03	98% GMP
S-5010	Part Plan at Southwest Corner	5/30/03	Addendum #10
S-5011	Cantilever Beam Elevation	4/1/03	98% GMP
S-5012	Wing Beam Elevations	7/3/03	Addendum #12
S-5013	“X” Brace Elevations and Details	5/30/03	Addendum #10
S-5014	Podium Wing Beam Details	7/3/03	Addendum #12
S-5015	Steel Beam Sections and Details	4/1/03	98% GMP
S-5016	Exposed Steel Beam Details	5/2/03	Addendum #9
S-5020	Exposed Outrigger Connection Details	4/1/03	98% GMP
S-5021	Exposed Outrigger Connection Details	5/30/03	Addendum #10
S-5101	West Canopy Framing Sections and Details	5/30/03	Addendum #10
S-5102	North/South Canopy Framing Sections and Details	5/30/03	Addendum #10
S-5140	8th Avenue Skirt Sections and Details	4/1/03	98% GMP
S-5240	75'-0" Roof Garden Screen Elevation	4/1/03	98% GMP
S-5241	55'-0" Roof Garden Screen Elevation	4/1/03	98% GMP
S-5242	27'-6" Roof Garden Screen Elevation	4/1/03	98% GMP
S-5243	Roof Garden Screen Details	4/1/03	98% GMP
S-5244	75" Roof Garden Screen Details	4/1/03	98% GMP
S-5245	55" Roof Garden Screen Details	4/1/03	98% GMP
S-6000	Typical Bracing Connection Details	5/30/03	Addendum #10
S-6001	East-West Braced Frame Elevations On Grid 3	5/30/03	Addendum #10
S-6001 ALT 20	East-West Braced Frame Elevations On Grid 3	7/17/03	Addendum #13
S-6002	East-West Braced Frame Elevations On Grid 4	5/30/03	Addendum #10
S-6002 ALT 20	East-West Braced Frame Elevations On Grid 4	7/17/03	Addendum #13

9

S-6003	East-West Braced Frame Elevations On Grid 6	5/30/03	Addendum #10
S-6003 ALT 20	East-West Braced Frame Elevations On Grid 6	7/17/03	Addendum #13
S-6004	East-West Braced Frame Elevations On Grid 2 & 7	5/30/03	Addendum #10
S-6004 ALT 20	East-West Braced Frame Elevations On Grid 2 & 7	7/17/03	Addendum #13
S-6005	North-South Braced Frame Elevations On Grid B	5/30/03	Addendum #10
S-6005 ALT 20	North-South Braced Frame Elevations On Grid B	7/17/03	Addendum #13
S-6006	North-South Braced Frame Elevations On Grid C.2	5/30/03	Addendum #10
S-6006 ALT 20	North-South Braced Frame Elevations On Grid C.2	7/17/03	Addendum #13
S-6007	North-South Braced Frame Elevations On Grid D	5/30/03	Addendum #10
S-6007 ALT 20	North-South Braced Frame Elevations On Grid D	7/17/03	Addendum #13
S-6008	Braced Frame Details at Floor 51	5/30/03	Addendum #10
S-6009	Outrigger Elevations On Grids 5, A and E	5/30/03	Addendum #10
S-6009 ALT 20	Outrigger Elevations On Grids 5, A and E	7/17/03	Addendum #13
S-6010	Braced Frame Details	4/1/03	98% GMP
S-6011	Braced Frame Details	5/30/03	Addendum #10
S-6012	Braced Frame Details	5/30/03	Addendum #10
S-6013	Braced Frame Details Line C.2	4/1/03	98% GMP
S-6020	Braced Frame - Line B Connection Details	4/1/03	98% GMP
S-6021	Braced Frame - Line C Connection Details	4/1/03	98% GMP
S-6022	Braced Frame Details	4/1/03	98% GMP
S-6023	Outrigger Connection Details	4/1/03	98% GMP
S-6024	Braced Frame Details	4/1/03	98% GMP
S-6026	Interior Outrigger Connection Details	4/1/03	98% GMP
S-7010	Mast Framing Details	7/3/03	Addendum #12
S-7011	Mast Framing Details	4/1803	Addendum #7
S-7012	Mast Elevation	7/3/03	Addendum #12
S-7013	Mast Details	7/3/03	Addendum #12
SUBWAY ENTRANCE

	Title Sheet	8/2903	Addendum #16
G-1	General Notes	7/3/03	Addendum #12
G-2	Insurance Clauses and Abbreviations	4/1/03	98% GMP
A-1	Proposed Stair Plan & Reflected Ceiling Plan	8/29/03	Addendum #16
A-2	Proposed Stair Elevations - 1	8/29/03	Addendum #16
A-3	Proposed Stair Elevations - 2 & Signage	8/29/03	Addendum #16
A-4	Architectural Details	8/29/03	Addendum #16
A-5	Architectural Details - 2	8/29/03	Addendum #16
C-1	Demolition Plans	8/29/03	Addendum #16
C-2	Demolition Sections	8/29/03	Addendum #16
C-2A	Excavation and Bracing - Plan and Sections	8/29/03	Addendum #16
C-3	Proposed Street / Mezzanine Plans	8/29/03	Addendum #16
C-4	Proposed Section	8/29/03	Addendum #16
C-5	Proposed Sections - 2	8/29/03	Addendum #16
C-6	Miscellaneous Details	8/29/03	Addendum #16
D-1	Station Drainage	8/29/03	Addendum #16
U-1	Existing / Proposed Utility Plan	4/1/03	98% GMP
U-2	Proposed Sewer Plan	4/1/03	98% GMP

10

E-1	Proposed Lighting Plan	8/29/03	Addendum #16
E-2	One-Line Diagram for Rolling Grille Controls and Panel Schedules	8/29/03	Addendum #16

SECURITY

SE-LEG	Security Device Legend and Drawing List	8/29/03	Addendum #16
SE-DET-A	Security Device Details	8/29/03	Addendum #16
SE-DET-B	Security Device Details	8/29/03	Addendum #16
SE-10C1-A	Cellar Floor Security Device Plan (Partial A)	8/29/03	Addendum #16
SE-10C1-B	Cellar Floor Security Device Plan (Partial B)	8/29/03	Addendum #16
SE-1001-A	Ground Floor Security Device Plan (Partial A)	8/29/03	Addendum #16
SE-1001-B	Ground Floor Security Device Plan (Partial B)	8/29/03	Addendum #16
SE-1002-A	Second Floor Security Device Plan (Partial A)	8/29/03	Addendum #16
SE-1002-B	Second Floor Security Device Plan (Partial B)	8/29/03	Addendum #16
SE-1003-A	Third Floor Security Device Plan (Partial A)	8/29/03	Addendum #18
SE-1003-B	Third Floor Security Device Plan (Partial B)	8/29/03	Addendum #16
SE-1004-A	Fourth Floor Security Device Plan (Partial A)	8/29/03	Addendum #16
SE-1004-B	Fourth Floor Security Device Plan (Partial B)	8/29/03	Addendum #16
SE-1005-A	Fifth Floor Security Device Plan (Partial A)	8/29/03	Addendum #16
SE-1005-B	Fifth Floor Security Device Plan (Partial B)	8/29/03	Addendum #16
SE-1005-C	East Podium Roof Security Device Plan (Partial)	8/29/03	Addendum #16
SE-1006	6th - 7th Floor Security Device Plan	8/29/03	Addendum #16
SE-1008	8th - 11th, 13th Floor Security Device Plan (Typical Low Rise)	8/29/03	Addendum #16
SE-1012	12th Floor Security Device Plan (Office/Data Center)	8/29/03	Addendum #16
SE-1014	14th Floor Cafeteria Security Device Plan	8/29/03	Addendum #16
SE-1015	15th Floor Conference Room Security Device Plan	8/29/03	Addendum #16
SE-1016	16th Floor EMR & 17th Floor Partial Security Device Plan	8/29/03	Addendum #16
SE-1018	18th - 27th Floor Security Device Plan	8/29/03	Addendum #16
SE-1028	28th Floor Mechanical Room Security Device Plan	8/29/03	Addendum #16
SE-1029	29th Floor Security Device Plan	8/29/03	Addendum #16
SE-1030	30th - 40th Floor Security Device Plan	8/29/03	Addendum #16
SE-1041	41st - 50th Floor Security Device Plan	8/29/03	Addendum #16
SE-1051	51st Floor Security Device Plan	8/29/03	Addendum #16
SE-1052	52nd Floor Main Roof Security Device Plan	8/29/03	Addendum #16

HVAC

M-0000	HVAC Drawing List	8/29/03	Addendum #16
M-0001	HVAC Symbols and Abbreviations	4/1/03	98% GMP
M10C1-A-SUB	Sub-Cellar Floor Plan Partial A	4/1/03	98% GMP
M10C1-B-SUB	Sub-Cellar Floor Plan Partial B	7/3/03	Addendum #12
M-10C1-A	Cellar Floor Plan Partial A	8/29/03	Addendum #16
M-10C1-B	Cellar Floor Plan Partial B	8/29/03	Addendum #16
M-10C1-C	Cellar Floor Plan Mezzanine	7/3/03	Addendum #12
M-1001-A	Ground Floor Plan Partial A	5/30/03	Addendum #10
M-1001-B	Ground Floor Plan Partial B	8/29/03	Addendum #16

11

M-1002-A	2nd Floor Plan Partial A	5/2/03	Addendum #9
M-1002-B	2nd Floor Plan Partial B	5/30/03	Addendum #10
M-1003-A	3rd Floor Plan Partial A	5/2/03	Addendum #9
M-1003-B	3rd Floor Plan Partial B	5/2/03	Addendum #9
M-1004-A	4th Floor Plan Partial A	5/2/03	Addendum #9
M-1004-B	4th Floor Plan Partial B	5/2/03	Addendum #9
M-1005-A	5th Floor Plan Partial A	5/2/03	Addendum #9
M-1005-B	5th Floor Plan Partial B	8/29/03	Addendum #16
M-1005M-B	5th Floor Mezzanine Plan	5/2/03	Addendum #9
M-1006	6th and 7th Floor Plan	5/2/03	Addendum #9
M-1008	8th - 11th & 13th Floor Plan	5/2/03	Addendum #9
M-1012	12th Floor Plan - Office/Data Center	5/2/03	Addendum #9
M-1014	14th Floor Cafeteria Plan	5/30/03	Addendum #10
M-1015	15th Floor Conference Room Plan	5/30/03	Addendum #10
M-1016	16th Floor Plan	8/29/03	Addendum #16
M-1017	17th Floor Plan	8/29/03	Addendum #16
M-1018	18th - 27th Floor Plan	5/30/03	Addendum #10
M-1028	28th Floor Mechanical Room Plan	5/30/03	Addendum #10
M-1029	29th Floor Mid Low EMR Plan	5/30/03	Addendum #10
M-1030	30th - 38th Floor Plan	5/30/03	Addendum #10
M-1039	39th Floor Plan	8/29/03	Addendum #16
M-1040	40th Floor Plan	8/29/03	Addendum #16
M-1041	41st - 50th Floor Plan	8/29/03	Addendum #16
M-1051	51st Floor MER Plan (Lower)	5/30/03	Addendum #10
M-1051M	51st Floor MER Plan (Upper)	5/30/03	Addendum #10
M-1052	52nd Floor Main Roof Plan	5/30/03	Addendum #10
M-1053	Roof Bulkhead Level	8/29/03	Addendum #16
M-1054	Roof EMR Level	8/29/03	Addendum #16
M-3000	HVAC Building Sections No. 1	4/1/03	98% GMP
M-3001	HVAC Building Sections No. 2	5/30/03	Addendum #10
M-3002	HVAC Building Sections No. 3	5/30/03	Addendum #10
M-3003	HVAC Building Sections No. 4	4/1/03	98% GMP
M-3004	HVAC Building Sections No. 5	4/1/03	98% GMP
M-3005	HVAC Building Sections No. 6	5/30/03	Addendum #10
M-3006	HVAC Building Sections No. 7	5/30/03	Addendum #10
M-3007	HVAC Building Sections No. 8	5/30/03	Addendum #10
M-4000	Cellar Floor Part Plan No. 1	8/29/03	Addendum #16
M-4001	Cellar Floor Part Plan No. 2	5/30/03	Addendum #10
M-4002	Cellar Floor Part Plan No. 3	7/3/03	Addendum #12
M-4003	Cellar Floor Part Plan No. 4	5/30/03	Addendum #10
M-4004	Cellar Floor Part Plan No. 5	7/3/03	Addendum #12
M-4005	Cellar Floor Part Plan No. 6	8/29/03	Addendum #16
M-4006	Cellar Floor Part Plan Mezzanine	7/3/03	Addendum #12
M-4007	5th Floor Part Plan No. 1	8/29/03	Addendum #16
M-4008	5th Floor Part Plan No. 2	4/1/03	98% GMP
M-5000	HVAC Water Riser Diagram No. 1	5/30/03	Addendum #10
M-5001	HVAC Water Riser Diagram No. 2	5/30/03	Addendum #10

12

M-5002	HVAC Water Riser Diagram No. 3	5/2/03	Addendum #9
M-5003	HVAC Steam and Hot Water Riser Diagram No. 1	5/30/03	Addendum #10
M-5004	HVAC Steam and Hot Water Riser Diagram No. 2	5/30/03	Addendum #10
M-5005	HVAC Steam and Hot Water Riser Diagram No. 3	5/30/03	Addendum #10
M-5006	HVAC Air Riser Diagram No. 1	7/3/03	Addendum #12
M-5007	HVAC Air Riser Diagram No. 2	5/30/03	Addendum #10
M-5008	HVAC Air Riser Diagram No. 3	5/30/03	Addendum #10
M-5009	HVAC Air Riser Diagram No. 4	5/30/03	Addendum #10
M-5010	HVAC Cogen Flow Diagram	5/30/03	Addendum #10
M-5011	HVAC Fuel Oil Floor Diagram	8/29/03	Addendum #16
M-6000	HVAC Schedules Sheet No. 1.	7/3/03	Addendum #12
M-6001	HVAC Schedules Sheet No. 2	7/3/03	Addendum #12
M-6002	HVAC Schedules Sheet No. 3	7/3/03	Addendum #12
M-6003	HVAC Schedules Sheet No. 4	7/3/03	Addendum #12
M-6004	HVAC Schedules Sheet No. 5	7/3/03	Addendum #12
M-7000	HVAC Details Sheet No. 1	4/1/03	98% GMP
M-7001	HVAC Details Sheet No. 2	4/1/03	98% GMP
M-7002	HVAC Details Sheet No. 3	5/30/03	Addendum #10
M-7003	HVAC Details Sheet No. 4	4/1/03	98% GMP
M-7004	HVAC Details Sheet No. 5	4/1/03	98% GMP
M-7005	HVAC Details Sheet No. 6	5/30/03	Addendum #10
M-7006	HVAC Details Sheet No. 7	8/29/03	Addendum #16
M-7007	HVAC Details Sheet No. 8	8/29/03	Addendum #16
M-7007 ALT-B1	HVAC Details Sheet No. 8	7/31/03	Addendum #14
M-7008	HVAC Details Sheet No. 9	4/1/03	98% GMP
M-8000	HVAC Control Diagram No. 1	4/1/03	98% GMP
M-8001	HVAC Control Diagram No. 2	8/29/03	Addendum #16
M-8002	HVAC Control Diagram No. 3	8/29/03	Addendum #16
M-8003	HVAC Control Diagram No. 4	5/2/03	Addendum #9
M-8004	HVAC Control Diagram No. 5	5/2/03	Addendum #9
M-8005	HVAC Control Diagram No. 6	4/1/03	98% GMP
M-8006	HVAC Control Diagram No. 7	4/1/03	98% GMP
M-8007	HVAC Control Diagram No. 8	8/29/03	Addendum #16
M-8008	HVAC Control Diagram No. 9	4/1/03	98% GMP
M-8009	HVAC Control Diagram No. 10	4/1/03	98% GMP
M-8010	HVAC Control Diagram No. 11	4/1/03	98% GMP
M-8011	HVAC Control Diagram No. 12	4/1/03	98% GMP
M-8012	HVAC Control Diagram No. 13	4/1/03	98% GMP

ELECTRICAL

E-0000	Electrical Drawing List	8/29/03	Addendum #16
E-0001	Symbol List & Abbreviations	8/29/03	Addendum #16
E-10C1U-A	Cellar Floor Plan Partial A - Underground	5/30/03	Addendum #10
E-10C1U-B	Cellar Floor Plan Partial B - Underground	7/3/03	Addendum #12
E-100C1-A	Cellar Floor Plan Partial A	8/29/03	Addendum #16

13

E-100C1-B	Cellar Floor Plan Partial B	8/29/03	Addendum #16
E-1001-A	Ground Floor Plan Partial A	8/29/03	Addendum #16
E-1001-B	Ground Floor Plan Partial B	8/29/03	Addendum #16
E-1002-A	2nd Floor Plan Partial A	8/29/03	Addendum #16
E-1002-B	2nd Floor Plan Partial B	7/3/03	Addendum #12
E-1003-A	3rd Floor Plan Partial A	8/29/03	Addendum #16
E-1003-B	3rd Floor Plan Partial B	8/29/03	Addendum #16
E-1004-A	4th Floor Plan Partial A	8/29/03	Addendum #16
E-1004-B	4th Floor Plan Partial B	8/29/03	Addendum #16
E-1005-A	5th Floor Plan Partial A	8/29/03	Addendum #16
E-1005-B	5th Floor Plan Partial B	8/29/03	Addendum #16
E-1005-C	5th Floor Plan C Roof	8/29/03	Addendum #16
E-1006	6th & 7th Floor Plan	8/29/03	Addendum #16
E-1008	8th - 11th & 13th Floor Plan	8/29/03	Addendum #16
E-1012	12th Floor Plan Data Center	8/29/03	Addendum #16
E-1014	14th Floor Cafeteria Plan	8/29/03	Addendum #16
E-1015	15th Floor Conf. Rm. Plan	8/29/03	Addendum #16
E-1016	16th Floor Plan - 17th Floor Part Plan	8/29/03	Addendum #16
E-1018	18th thru 27th Floor Plan	8/29/03	Addendum #16
E-1028	28th Floor Mech. Rm. Plan	8/29/03	Addendum #16
E-1029	29th Floor Mid Low EMR Plan	8/29/03	Addendum #16
E-1030	30th thru 40th Floor Plan & Partial Plan	8/29/03	Addendum #16
E-1041	41st thru 50th Floor Plan	8/29/03	Addendum #16
E-1051	51st Floor Plan	8/29/03	Addendum #16
E-1052	52nd Floor Main Roof	7/3/03	Addendum #12
E-1053	Bulkhead Plan	5/30/03	Addendum #10
E-1054	1st and 2nd Platform Plans	7/3/03	Addendum #12
E-4000	Electric Closets Part Plans	5/30/03	Addendum #10
E-5000	One Line Riser Diagram No. 1	8/29/03	Addendum #16
E-5001	One Line Riser Diagram No. 2	5/30/03	Addendum #10
E-5002	One Line Riser Diagram No. 3	5/30/03	Addendum #10
E-5003	Stair A & B Riser Diagram	8/29/03	Addendum #16
E-5004	Switchboard One Line Diagram	8/29/03	Addendum #16
E-5005	Distribution Board One Line Diagram	8/29/03	Addendum #16
E-5006	Cogen Distribution	8/29/03	Addendum #16
E-5007	Alternate Emergency Switchboard One Line Diagram	8/29/03	Addendum #16
E-6000	Electrical Details	8/29/03	Addendum #16
E-6001	Electrical Conduit Riser Details	4/1/03	98% GMP
E-7000	Panel Schedules	8/29/03	Addendum #16
E-7001	Miscellaneous Schedules	8/29/03	Addendum #16
E-7002	Miscellaneous Schedules	8/29/03	Addendum #16
E-7003	Miscellaneous Schedules	8/29/03	Addendum #16
E-7004	Switchboard Schedules	8/29/03	Addendum #16
E-7301	Part Floor Plan and Site Plan	8/12/03	Addendum #15
E-7302	One Line Diagram, Details and Panel Schedules	8/12/03	Addendum #15

14

PLUMBING

P-0000	Plumbing Drawing List	8/29/03	Addendum #16
P-0001	Plumbing Symbol List	5/30/03	Addendum #10
P-10CU-A	Underground Floor Plan A	8/29/03	Addendum #16
P-10CU-B	Underground Floor Plan B	8/29/03	Addendum #16
P-10C1-A	Cellar Floor Plan A	8/29/03	Addendum #16
P-10C1-B	Cellar Floor Plan B	8/29/03	Addendum #16
P-10C1-C	Cellar Mezzanine Floor Plan Partial C	8/29/03	Addendum #16
P-1001A	1st Floor Plan A	5/30/03	Addendum #10
P-1001B	1st Floor Plan B	8/29/03	Addendum #16
P-1002A	2nd Floor Plan A	5/30/03	Addendum #10
P-1002B	2nd Floor Plan B	8/29/03	Addendum #16
P-1003A	3rd Floor Plan A	5/30/03	Addendum #10
P-1003B	3rd Floor Plan B	8/29/03	Addendum #16
P-1004A	4th Floor Plan A	5/30/03	Addendum #10
P-1004B	4th Floor Plan B	8/29/03	Addendum #16
P-1005A	5th Floor Plan A	5/30/03	Addendum #10
P-1005B	5th Floor Plan B	8/29/03	Addendum #16
P-1006	6th and 7th Floor Plan	5/30/03	Addendum #10
P-1008	8th - 10th Floor Plan	5/30/03	Addendum #10
P-1011	11th Floor Plan	5/30/03	Addendum #10
P-1012	12th Floor Plan/Data Center	5/30/03	Addendum #10
P-1013	13th Floor Plan	5/30/03	Addendum #10
P-1014	14th Floor Cafeteria Plan	5/30/03	Addendum #10
P-1015	15th Floor Conf. Room Plan	5/30/03	Addendum #10
P-1016	16th Floor Plan	5/30/03	Addendum #10
P-1017	17th Floor Plan	5/30/03	Addendum #10
P-1018	18th thru 27th Floor Plan	5/30/03	Addendum #10
P-1028	28th Floor MER Plan	5/30/03	Addendum #10
P-1029	29th Floor EMR Plan	5/30/03	Addendum #10
P-1030	30th thru 38th Floor Plan	5/30/03	Addendum #10
P-1039	39th Floor Plan	5/30/03	Addendum #10
P-1040	40th Floor	5/30/03	Addendum #10
P-1041	41st thru 50th Floor Plan	5/30/03	Addendum #10
P-1051	51st Floor Plan	5/30/03	Addendum #10
P-1051M	51st Floor Plan Mezzanine	5/30/03	Addendum #10
P-1052	52nd Floor - Roof Plan	5/30/03	Addendum #10
P-1053	53rd Floor Plan	5/30/03	Addendum #10
P-1054	Roof EMR Level	5/30/03	Addendum #10
P-1055	Façade Maintenance Platform Plan	5/30/03	Addendum #10
P-4000	Plumbing Cellar Part Plans & Details	8/29/03	Addendum #16
P-4001	Plumbing Part Plans	5/30/03	Addendum #10
P-4002	Plumbing Part Plans	5/30/03	Addendum #10
P-5000	Plumbing Sanitary Riser Diagram #1	8/29/03	Addendum #16
P-5000A	Plumbing Sanitary Riser Diagram #2	8/29/03	Addendum #16
P-5001	Plumbing Sanitary Riser Diagram #2	5/30/03	Addendum #10

15

P-5002	Plumbing Sanitary Riser Diagram #3	5/30/03	Addendum #10
P-5003	Plumbing Storm Riser Diagram #1	8/29/03	Addendum #16
P-5004	Plumbing Storm Riser Diagram #2	8/29/03	Addendum #16
P-5005	Plumbing Storm Riser Diagram #3	4/1/03	98% GMP
P-5006	Plumbing Gas Riser Diagram #1	5/30/03	Addendum #10
P-5007	Plumbing Gas Riser Diagram #2	4/1/03	98% GMP
P-5008	Plumbing Gas Riser Diagram #3	4/1/03	98% GMP
P-5009	Plumbing Domestic Water Riser Diagram #1	7/3/03	Addendum #12
P-5010	Plumbing Domestic Water Riser Diagram #2	5/30/03	Addendum #10
P-5011	Plumbing Domestic Water Riser Diagram #3	5/30/03	Addendum #10
P-6000	Plumbing Details #1	4/1/03	98% GMP
P-6001	Plumbing Details and Schedules Sheet No. 2	8/29/03	Addendum #16
P-6002	Plumbing Details #3	5/2/03	Addendum #9

FIRE PROTECTION

F-0000	Fire Protection Drawing List	8/29/03	Addendum #16
F-0001	Fire Protection Symbol List	4/1/03	98% GMP
F-10C1-A	Cellar Floor Plan A	8/29/03	Addendum #16
F-10C1-B	Cellar Floor Plan B	5/2/03	Addendum #9
F-1001A	1st Floor Plan A	4/1/03	98% GMP
F-1001B	1st Floor Plan B	4/1/03	98% GMP
F-1002A	2nd Floor Plan A	8/29/03	Addendum #16
F-1002B	2nd Floor Plan B	4/1/03	98% GMP
F-1003A	3rd Floor Plan A	4/1/03	98% GMP
F-1003B	3rd Floor Plan B	4/1/03	98% GMP
F-1004A	4th Floor Plan A	4/1/03	98% GMP
F-1004B	4th Floor Plan B	7/3/03	Addendum #12
F-1005A	5th Floor Plan A	4/1/03	98% GMP
F-1005B	5th Floor Plan B	7/3/03	Addendum #12
F-1006	6th and 7th Floor Plan	4/1/03	98% GMP
F-1008	8th - 11th, and 13th Floor Plan	4/1/03	98% GMP
F-1012	12th Floor Plan/Data Center	4/1/03	98% GMP
F-1014	14th Floor Cafeteria Plan	4/1/03	98% GMP
F-1015	15th Floor Conf. Room Plan	8/29/03	Addendum #16
F-1016	16th Floor Plan	4/1/03	98% GMP
F-1017	17th Floor Plan	5/2/03	Addendum #9
F-1018	18TH THRU 27TH Floor Plan	4/1/03	98% GMP
F-1028	28th Floor MER Plan	4/1/03	98% GMP
F-1029	29th Floor EMR Plan	4/1/03	98% GMP
F-1030	30th thru 38th Floor Plan	4/1/03	98% GMP
F-1039	39th Floor Plan	4/1/03	98% GMP
F-1040	40th Floor Plan	4/1/03	98% GMP
F-1041	41st thru 50th Floor Plan	4/1/03	98% GMP
F-1051	51st Floor Plan	4/1/03	98% GMP
F-1051M	51st Floor Plan Mezzanine	4/1/03	98% GMP

16

F-1052	52nd Floor - Roof Plan	4/1/03	98% GMP
F-1053	Roof Bulkhead Level	4/1/03	98% GMP
F-1054	1st and 2nd Platform Plans	4/1/03	98% GMP
F-4000	Fire Protection Part Plans	8/29/03	Addendum #16
F-5000	Fire Protection Riser Diagram #1	7/3/03	Addendum #12
F-5001	Fire Protection Riser Diagram #2	5/30/03	Addendum #10
F-5002	Fire Protection Riser Diagram #3	5/30/03	Addendum #10
F-6000	Fire Protection Details	4/1/03	98% GMP

FIRE ALARM

EF-0000	Fire Alarm/Security Drawing List	8/29/03	Addendum #16
EF-0001	Fire Alarm/Security Symbol List & Abbreviations	8/29/03	Addendum #16
EF-10C1-A	Fire Alarm/Security Cellar Floor Plan Partial A	8/29/03	Addendum #16
EF-10C1-B	Fire Alarm/Security Cellar Floor Plan Partial B	8/29/03	Addendum #16
EF-1001-A	Fire Alarm/Security Ground Floor Plan Partial A	8/29/03	Addendum #16
EF-1001-B	Fire Alarm/Security Ground Floor Plan Partial B	8/29/03	Addendum #16
EF-1002-A	Fire Alarm/Security 2nd Floor Plan Partial A	4/1/03	98% GMP
EF-1002-B	Fire Alarm/Security 2nd Floor Plan Partial B	4/1/03	98% GMP
EF-1003-A	Fire Alarm/Security 3rd Floor Plan Partial A	4/1/03	98% GMP
EF-1003-B	Fire Alarm/Security 3rd Floor Plan Partial B	4/1/03	98% GMP
EF-1004-A	Fire Alarm/Security 4th Floor Plan Partial A	8/29/03	Addendum #16
EF-1004-B	Fire Alarm/Security 4th Floor Plan Partial B	8/29/03	Addendum #16
EF-1005-A	Fire Alarm/Security 5th Floor Plan Partial A	8/29/03	Addendum #16
EF-1005-B	Fire Alarm/Security 5th Floor Plan Partial B	4/1/03	98% GMP
EF-1005-C	Fire Alarm/Security 5th Floor Plan C Roof	4/1/03	98% GMP
EF-1006	Fire Alarm/Security 6th & 7th Floor Plan	8/29/03	Addendum #16
EF-1008	Fire Alarm/Security 8th - 11th & 13th Floor Plan	8/29/03	Addendum #16
EF-1012	Fire Alarm/Security 12th Floor Plan Data Center	8/29/03	Addendum #16
EF-1014	Fire Alarm/Security 14th Floor Cafeteria Plan	8/29/03	Addendum #16
EF-1015	Fire Alarm/Security 15th Floor Conf. Rm. Plan	8/29/03	Addendum #16
EF-1016	Fire Alarm/Security 16th Floor Plan - 17th Floor Part Plan	8/29/03	Addendum #16
EF-1018	Fire Alarm/Security 18th Thru 27th Floor Plan	8/29/03	Addendum #16
EF-1028	Fire Alarm/Security 28th Floor Mech. Rm. Plan	8/29/03	Addendum #16
EF-1029	Fire Alarm/Security 29th Floor Mid Low EMR Plan	8/29/03	Addendum #16
EF-1030	Fire Alarm/Security 30th thru 40th Floor Plan & Partial Plan	8/29/03	Addendum #16
EF-1041	Fire Alarm/Security 41st thru 50th Floor Plan	8/29/03	Addendum #16
EF-1051	Fire Alarm/Security 51st Floor Plan	8/29/03	Addendum #16
EF-1052	Fire Alarm/Security 52nd Floor Main Roof	8/29/03	Addendum #16
EF-1053	Fire Alarm Bulkhead Plan	4/1/03	98% GMP
EF-1054	Fire Alarm 1st and 2nd Platform Plans	4/1/03	98% GMP
EF-5000	Fire Alarm Riser Diagram No. 1	8/29/03	Addendum #16
EF-5001	Fire Alarm Riser Diagram No. 2	4/1/03	98% GMP
EF-5002	Fire Alarm Riser Diagram No. 3	4/1/03	98% GMP
EF-7000	Fire Alarm Details and Schedules	7/3/03	Addendum #12
EF-7001	Fire Alarm Details and Schedules	5/30/03	Addendum #10
EF-7002	Security Details	4/1/03	98% GMP

17

TELECOM

T-0000	Telecommunications Drawings List	7/3/03	Addendum #12
T-0001	Telecommunications Legend & Symbols List	4/1/03	98% GMP
T-100C1-A	Telecommunications Cellar Level Plan - Partial A	5/2/03	Addendum #9
T-100C1-B	Telecommunications Cellar Level Plan - Partial B	7/3/03	Addendum #12
T-1001	Telecommunications Ground Floor Plan	7/3/03	Addendum #12
T-1002-A	Telecommunications 2nd Floor Plan - Partial A	4/1/03	98% GMP
T-1002-B	Telecommunications 2nd Floor Plan - Partial B	5/2/03	Addendum #9
T-1004-A	Telecommunications 3rd & 4th Floor Plan - Partial A (Typical Podium)	4/1/03	98% GMP
T-1004-B	Telecommunications 3rd & 4th Floor Plan - Partial B (Typical Podium)	5/2/03	Addendum #9
T-1005	Telecommunications 5th to 7th Floor Plan (Typical NY Times)	4/1/03	98% GMP
T-1008	Telecommunications 8th to 27th Floor Plan (Typical NY Times)	4/1/03	98% GMP
T-1028	Telecommunications 28th Floor Plan	4/1/03	98% GMP
T-1029	Telecommunications 29th to 50th Floor Plan (Typical Tenant)	7/3/03	Addendum #12
T-1051	Telecommunications 51st Floor Plan (Radio Room Level)	4/1/03	98% GMP
T-4000	Telecommunications Closet Floor Penetration Details	4/1/03	98% GMP
T-5000	Telecommunications Pathway Riser Diagram (NY Times Only)	7/3/03	Addendum #12
T-5001	Telecommunications Pathway Riser Diagram (FCRC Only)	7/3/03	Addendum #12
T-5002	Telecommunications Grounding Riser Diagram (NY Times Only) (Dwg Issued for Coordination Only)	7/3/03	Addendum #12
T-5003	Telecommunications Grounding Riser Diagram (FCRC Only)	4/1/03	98% GMP

ARCHITECTURAL SKETCHES

ITB-SK-001	Paint Location Plans	7/31/03	Addendum #14
ITB-SK-002	Intumescent Details of Beam Penetration at Column 2:B	7/31/03	Addendum #14
ITB-SK-003	Steel Painting/lntumescent Diagram	7/31/03	Addendum #14

STRUCTURAL SKETCHES

ITB-SK-S-002	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-003	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-004	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-005	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-006	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-007	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-008	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-009	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-010	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-011	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-012	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-013	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-014	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-015	Structural Sketch	7/31/03	Addendum #14
ITB-SK-S-016	Structural Sketch	7/31/03	Addendum #14

18

SPECIFICATIONS

DIVISION 1 - GENERAL REQUIREMENTS

SECTION
01020	Allowances	8/29/03	Addendum #16
01040	Coordination	4/1/03	98% GMP
01100	Alternates	8/29/03	Addendum #16
01202	Progress Meetings	4/1/03	98% GMP
01300	Submittals	4/1/03	98% GMP
01320	Constitution Progress Documentation	4/1/03	98% GMP
01321	Survey of Existing Conditions	4/1/03	98% GMP
01400	Quality Requirements	4/1/03	98% GMP
01410	Testing and Inspection	8/29/03	Addendum #16
01420	References	4/1/03	98% GMP
01500	Construction Facilities and Temporary Controls	4/1/03	98% GMP
01570	Traffic Regulation	4/1/03	98% GMP
01600	Materials and Equipment	4/1/03	98% GMP
01630	Mock-Ups	7/3/03	Addendum #12
01700	Execution Requirements	4/1/03	98% GMP
01730	Operating and Maintenance Data	4/1/03	98% GMP
01731	Cutting and Patching	4/1/03	98% GMP
01770	Closeout Procedures	4/1/03	98% GMP
01810	Commissioning of Mechanical, Electrical, Plumbing and Fire Protection	4/1/03	98% GMP

DIVISION 2- SITE WORK

SECTION
02260	Shoring and Underpinning	4/1/03	98% GMP
02315	Excavation and Backfilling	4/1/03	98% GMP
02320	Rock Anchors	4/1/03	98% GMP
02515	Concrete Walks and Curbs	4/1/03	98% GMP
02620	Landscape Drainage	4/1/03	98% GMP
02740	Bituminous Pavement	4/1/03	98% GMP
02900	Planting	4/1/03	98% GMP
02950	Irrigation	4/1/03	98% GMP

DIVISION 3- CONCRETE

SECTION
03100	Concrete Formwork	4/1/03	98% GMP
03200	Concrete Reinforcement	4/1/03	98% GMP
03300	Cast-In-Place Concrete	4/1/03	98% GMP

19

03350	Cement Leveling Compound	4/1/03	98% GMP

DIVISION 4 - MASONRY

SECTION
04200	Unit Masonry	5/30/03	Addendum #10

DIVISION 5 - METALS

SECTION
05120	Structural Steel	6/18/03	Addendum #11
05121	Architectural Structural Steel	5/30/03	Addendum #10
05150	High Strength Rods	4/1/03	98% GMP
05300	Metal Decking	4/1/03	98% GMP
05400	Cold Formed Metal Framing	4/1/03	98% GMP
05500	Miscellaneous Metals	5/30/03	Addendum #10
05510	Steel Stairs	5/30/03	Addendum #10
05700	Ornamental Metals	8/29/03	Addendum #16
05800	Expansion Joint Cover Assemblies	5/30/03	Addendum #10

DIVISION 6 - WOOD AND PLASTICS

SECTION
06100	Carpentry	4/1/03	98% GMP
06400	Architectural Woodwork	8/29/03	Addendum #16

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

SECTION
07110	Liquid Membrane Waterproofing	4/1/03	98% GMP
07120	Fluid Membrane Horizontal Waterproofing	4/1/03	98% GMP
07130	Sheet Membrane Waterproofing	4/1/03	98% GMP
07140	Split Slab Membrane Waterproofing	4/1/03	98% GMP
07161	Capillary Waterproofing	5/2/03	Addendum #9
07200	Building Insulation	5/2/03	Addendum #9
07240	Exterior Insulation Finish System	4/1/03	98% GMP
07241	Exterior Finish System	4/1/03	98% GMP
07250	Sprayed Fire Resistive Materials	7/31/03	Addendum #14
07254	Intumescent Fireproofing	7/31/03	Addendum #14
07255	Intumescent Dry Wrap Fireproofing	4/1/03	98% GMP
07256	Mineral Board Fireproofing	7/31/03	Addendum #14
07270	Firestops and Smokeseals	5/30/03	Addendum #10
07420	Vertical and Horizontal Wall Panels	4/1/03	98% GMP
07552	Fluid Applied Protected Membrane Roofing	5/30/03	Addendum #10

20

07600	Sheet Metal Work	5/30/03	Addendum #10
07700	Roof Specialties and Accessories	5/30/03	Addendum #10
07900	Joint Sealers	4/1/03	98% GMP
07910	Miscellaneous Joint Fillers	4/1/03	98% GMP

DIVISION 8 - DOORS AND WINDOWS

SECTION
08100	Steel Doors and Frames	5/30/03	Addendum #10
08120	Impact Doors	4/1/03	98% GMP
08130	Sound Control Doors	4/1/03	98% GMP
08305	Access Doors	4/1/03	98% GMP
08330	Insulated Roll Up Doors	8/29/03	Addendum #16
08332	Horizontal Coiling Fire Shutters	4/1/03	98% GMP
08333	Roll Up Counter Fire Shutters	4/1/03	98% GMP
08334	Roll Up Fire Shutters	4/1/03	98% GMP
08411	Aluminum and Steel Framed Storefronts	4/1/03	98% GMP
08450	Balanced Doors	4/1/03	98% GMP
08550	Horizontal Sliding Fire Rated Windows	4/1/03	98% GMP
08630	Skylights and Canopies	5/2/03	Addendum #9
08700	Finish Hardware	8/29/03	Addendum #16
08710	Door Schedule	8/29/03	Addendum #16
08800	Miscellaneous Glass and Glazing	5/30/03	Addendum #10
08900	Glazed Curtain Wall and Ceramic Tube Sunshade Revised	4/1/03	98% GMP

DIVISION 9 - FINISHES

SECTION
09216	Veneer Plastering	5/2/03	Addendum #9
09250	Gypsum Drywall	8/29/03	Addendum #16
09290	Glass Reinforced Gypsum Fabrications	4/1/03	98% GMP
09310	Tile Work	7/31/03	Addendum #14
09510	Acoustic Panel Ceilings	5/2/03	Addendum #9
09560	Wood Strip Flooring	8/29/03	Addendum #16
09660	Resilient Tile Flooring	4/1/03	98% GMP
09665	Resilient Sheet Flooring	4/1/03	98% GMP
09681	Carpet (Glue Down)	5/30/03	Addendum #10
09721	Interior Elastomeric Waterproof Walking Surface	5/30/03	Addendum #10
09815	High Performance Coatings	7/31/03	Addendum #14
09900	Painting and Finishing	5/30/03	Addendum #10
09960	Wallcovering	5/2/03	Addendum #9

21

DIVISION 10 - SPECIALTIES

SECTION
10160	Floor Mounted Toilet Partitions	4/1/03	98% GMP
10200	Aluminum Louvers	5/2/03	Addendum #9
10260	Plastic Wall Guards	4/1/03	98% GMP
10290	Bird Deterrent System	4/1/03	98% GMP
10400	Signage	8/29/03	Addendum #16
10500	Lockers	4/1/03	98% GMP
10522	Fire Extinguishers and Cabinets	4/1/03	98% GMP
10530	Fabric Awning	4/1/03	98% GMP
10605	Wire Mesh Partitions	4/1/03	98% GMP
10800	Toilet Accessories	5/30/03	Addendum #10

DIVISION 11 - EQUIPMENT

SECTION
11010	Façade Maintenance System	7/31/03	Addendum #14
11160	Loading Dock Equipment	8/29/03	Addendum #16

DIVISION 12 - FURNISHINGS

SECTION
12480	Foot Mats and Frames	5/2/03	Addendum #9
12700	Security Desks	5/2/03	Addendum #9

DIVISION 13 - SECURITY SYSTEMS

SECTION
13700	Security Systems	4/1/03	98% GMP

DIVISION 14 - CONVEYING SYSTEMS

SECTION
14100	General Vertical Transportation	7/3/03	Addendum #12
14200	Electric Traction Elevators	7/3/03	Addendum #12
14270	Elevator Cabs	5/2/03	Addendum #9
14400	Hydraulic Elevators	7/3/03	Addendum #12
14420	Wheelchair Lifts	4/1/03	98% GMP
14900	Elevator Maintenance	7/3/03	Addendum #12

22

DIVISION 15 - MECHANICAL

FIRE PROTECTION

SECTION
15300	Separation of Work Between Trades	4/1/03	98% GMP
15301	Fire Protection Special Conditions	5/30/03	Addendum #10
15302	Scope of Work	4/1/03	98% GMP
15303	Unit Prices	4/1/03	98% GMP
15304	Access Doors in General Construction	4/1/03	98% GMP
15306	Fire Protection Firestopping	4/1/03	98% GMP
15308	Fire Protection Basic Materials and Methods	4/1/03	98% GMP
15310	Piping and Fitting Materials	4/1/03	98% GMP
15311	Hangers, Supports, Anchors and Guides	4/1/03	98% GMP
15312	Valves	4/1/03	98% GMP
15316	Wet Pipe Sprinkler Systems	4/1/03	98% GMP
15317	Dry Pipe Sprinkler Systems	4/1/03	98% GMP
15320	Standpipe and Hose Systems	4/1/03	98% GMP
15328	Insulation	4/1/03	98% GMP
15340	Pumps	4/1/03	98% GMP
15350	Electric Heat Tracing	4/1/03	98% GMP

PLUMBING

SECTION
15400	Separation of Work Between Trades	4/1/03	98% GMP
15401	Plumbing Special Conditions	5/30/03	Addendum #10
15402	Scope of Work	4/1/03	98% GMP
15403	Unit Prices	4/1/03	98% GMP
15404	Access Doors in General Construction	4/1/03	98% GMP
15405	Plumbing Firestopping	4/1/03	98% GMP
15406	Testing	4/1/03	98% GMP
15408	Plumbing Basic Materials and Methods	4/1/03	98% GMP
15410	Piping and Fitting Materials	5/2/03	Addendum #9
15411	Hangers, Supports, Anchors and Guides	4/1/03	98% GMP
15412	Valves	5/2/03	Addendum #9
15413	Disinfecting of Water Supply System	4/1/03	98% GMP
15414	Backflow Prevention	4/1/03	98% GMP
15415	Plumbing Fixtures and Trim	5/30/03	Addendum #10
15416	Domestic Water Heaters	8/29/03	Addendum #16
15417	Domestic Water System	5/2/03	Addendum #9
15419	Sanitary and Storm Drainage Systems	4/1/03	98% GMP
15421	Tanks	5/2/03	Addendum #9
15424	Water Meters	4/1/03	98% GMP
15425	Vibration Isolation	4/1/03	98% GMP
15428	Insulation	4/1/03	98% GMP
15429	Natural Gas System	5/2/03	Addendum #9
15440	Pumps	5/2/03	Addendum #9
15450	Electric Heat Tracing	4/1/03	98% GMP

23

HVAC

SECTION
15500	Separation of Work Between Trades	5/30/03	Addendum #10
15501	HVAC Special Conditions	5/30/03	Addendum #10
15502	Scope of Work	4/1/03	98% GMP
15503	Unit Prices	4/1/03	98% GMP
15504	Access Doors in General Construction	4/1/03	98% GMP
15505	Systems Identification	4/1/03	98% GMP
15506	Firestopping	4/1/03	98% GMP
15507	Instruments	4/1/03	98% GMP
15509	Piping and Accessories	4/1/03	98% GMP
15512	Hangers, Anchors and Supports	4/1/03	98% GMP
15513	Valves	4/1/03	98% GMP
15514	Expansion Compensators	4/1/03	98% GMP
15515	Pipe Cleaning and Chemical Water Treatment	4/1/03	98% GMP
15516	Testing, Adjusting and Balancing	4/1/03	98% GMP
15525	Steam Specialties	4/1/03	98% GMP
15526	Water Specialties	4/1/03	98% GMP
15530	Sheet Metal	4/1/03	98% GMP
15531	Dampers	5/30/03	Addendum #10
15540	Pumps	8/29/03	Addendum #16
15590	Fuel Handling Systems	5/30/03	Addendum #10
15680	Refrigeration Machines (Water Cooled)	7/3/03	Addendum #12
15681	Refrigeration Machines (Air Cooled)	8/29/03	Addendum #16
15710	Cooling Towers	5/30/03	Addendum #10
15711	Water Filters and Cleaners	4/1/03	98% GMP
15755	Heat Exchangers	4/1/03	98% GMP
15781	Air Cooled Air Conditioning Units	4/1/03	98% GMP
15783	Computer Room Air Conditioning Units	8/29/03	Addendum #16
15790	Coils	4/1/03	98% GMP
15810	Steam Humidifiers	4/1/03	98% GMP
15830	Space Heating Units	4/1/03	98% GMP
15831	Fan Coil Units	4/1/03	98% GMP
15855	Factory Assembled Air Handling Units	8/29/03	Addendum #16
15860	Fans	4/1/03	98% GMP
15885	Air Filters and Cleaners	5/30/03	Addendum #10
15920	Acoustics	4/1/03	98% GMP
15925	Vibration Isolation	4/1/03	98% GMP
15928	Insulation	4/1/03	98% GMP
15930	Air Terminal Units	4/1/03	98% GMP
15940	Air Outlets and Inlets	4/1/03	98% GMP
15945	Electric Motors	4/1/03	98% GMP
15946	Electric Motor Controllers	4/1/03	98% GMP
15947	Variable Frequency Controllers	4/1/03	98% GMP
15950	Electric Heat Tracing	4/1/03	98% GMP

24

DIVISION 16 - ELECTRICAL

SECTION
16000	Separation of Work Between Trades	4/1/03	98% GMP
16001	Electrical Special Conditions	4/1/03	98% GMP
16002	Scope of Work	4/1/03	98% GMP
16003	Unit Prices	4/1/03	98% GMP
16004	Access Doors in General Construction	4/1/03	98% GMP
16005	Systems Identification	4/1/03	98% GMP
16006	Testing, Adjusting and Balancing	4/1/03	98% GMP
16007	Temporary Lighting and Power	4/1/03	98% GMP
16010	Equipment Connections and Coordination	4/1/03	98% GMP
16011	Alternative Proposals	5/30/03	Addendum #10
16030	Vibration Isolation and Seismic Restraints	4/1/03	98% GMP
16110	Raceways and Boxes	4/1/03	98% GMP
16115	Bus Duct	4/1/03	98% GMP
16120	600 Volt Wire and Cable	4/1/03	98% GMP
16130	Wiring Devices	4/1/03	98% GMP
16132	Poke-Through Floor Outlets	4/1/03	98% GMP
16140	Installation of Individual Motor Controllers	4/1/03	98% GMP
16145	Relays and Remote Control Switches	4/1/03	98% GMP
16150	Disconnect Switches	4/1/03	98% GMP
16160	Fuses (600 V and Less)	4/1/03	98% GMP
16170	Panelboards	4/1/03	98% GMP
16190	Ceiling, Floor and Wall Electrical Penetration Fire Seals	4/1/03	98% GMP
16210	Engine Generator(s) and Accessories	5/30/03	Addendum #10
16215	Natural Gas Fire Engine Generator(s) and Accessories	4/1/03	98% GMP
16220	Automatic Transfer Switches	4/1/03	98% GMP
16230	Automatic Paralleling/Synchronizing Switchgear	4/1/03	98% GMP
16290	Automatic Metering System Specification	4/1/03	98% GMP
16420	Switchboards	4/1/03	98% GMP
16430	Dry Type Transformers	4/1/03	98% GMP
16450	Grounding System	5/30/03	Addendum #10
16460	Lightning Protection System	4/1/03	98% GMP
16500	Luminaires & Accessories	4/1/03	98% GMP
16510	Architectural Lighting	7/3/03	Addendum #12
16530	Individual Dimmer Switches	8/29/03	Addendum #16
16720	Fire Alarm-Life System	8/29/03	Addendum #16
16751	Telecommunications Pathways	5/2/03	Addendum #9

DIVISION 17 - BUILDING MANAGEMENT AND CONTROL SYSTEM

SECTION
17000	Request for Proposal	4/1/03	98% GMP
17100	Special Conditions	7/3/03	Addendum #12

25

17101	Unit Prices	4/1/03	98% GMP
17102	Identification	4/1/03	98% GMP
17103	Testing, Acceptance and Start-Up	4/1/03	98% GMP
17104	Central Computer Console Hardware	4/1/03	98% GMP
17105	Field Hardware and Materials	8/29/03	Addendum #16
17106	Signal Transmission	4/1/03	98% GMP
17107	Central Computer Console Software	4/1/03	98% GMP
17108	Installation	4/1/03	98% GMP
17109	Sequence of Controls	8/29/03	Addendum #16
17110	Metering and Submetering	4/1/03	98% GMP
17111	Chiller Plant Optimization Alternate	4/1/03	98% GMP

SUBWAY STAIR RELOCATION TECHNICAL SPECIFICATIONS

DIVISION 01 - GENERAL

1A	Brief Description of the Work	4/1/03	98% GMP
1B	General Clauses	4/1/03	98% GMP
1C	Contractor’s Liability and Insurance	4/1/03	98% GMP
1D	Drawings	4/1/03	98% GMP
1E	Manner of Prosecution of Work	4/1/03	98% GMP
1F	Maintenance and Protection of Traffic and Work Site	4/1/03	98% GMP

DIVISION 02 - SITE WORK

2A	Excavation	4/1/03	98% GMP
2B	Controlled, Uncontrolled Fills and Backfills	4/1/03	98% GMP
2D	Surface, Subsurface and Overhead Structures	4/1/03	98% GMP
2J	Surfaces Restored	4/1/03	98% GMP
2L	Asphaltic Concrete Pavement	4/1/03	98% GMP
2P	Removals, Relocations and Repairs	4/1/03	98% GMP

DIVISION 03 - CONCRETE

3A	Concrete	4/1/03	98% GMP
3B	Concrete Reinforcement	4/1/03	98% GMP
3C	Grout	4/1/03	98% GMP

DIVISION 04 - MASONRY

4A	Masonry Mortar	4/1/03	98% GMP
4B	Unit Masonry, General	4/1/03	98% GMP
4D	Concrete Masonry Units	4/1/03	98% GMP

26

4E	Masonry Accessories	4/1/03	98% GMP
4G	Masonry Restoration	4/1/03	98% GMP

DIVISION 05 - METALS

5A	Structural Steel	4/1/03	98% GMP
5B	Miscellaneous Metals	4/1/03	98% GMP
5C	Metal Fabrications	4/1/03	98% GMP

DIVISION 06 -WOOD AND PLASTICS

6B	Tight Board Fence	4/1/03	98% GMP
6C	Carpentry	4/1/03	98% GMP
6F	Wood Barriers	4/1/03	98% GMP

DIVISION 07 - THERMAL AND MOISTURE PROTECTION

7A	Membrane Waterproofing	4/1/03	98% GMP
7R	Joint Sealers	4/1/03	98% GMP

DIVISION 08 - DOORS AND WINDOWS

8G	Railings and Gates	4/1/03	98% GMP
8H	Stainless Steel Roll-Up Grilles	7/3/03	Addendum #12

DIVISION 09 - FINISHES

9A	Painting	4/1/03	98% GMP
9C	Ceramic Tile	4/1/03	98% GMP
9CC	Tile Repair	4/1/03	98% GMP
9HH	Granite Floor Tile	4/1/03	98% GMP

DIVISION 10 - SPECIALTIES

10E	Signs	4/1/03	98% GMP

DIVISION 15 - MECHANICAL

15B	Drainage Work	4/1/03	98% GMP

27

DIVISION 16 - ELECTRICAL

16B	Basic Electrical Requirements	4/1/03	98% GMP
16BB	Lighting Fixtures	4/1/03	98% GMP
16C	Wire and Cable	4/1/03	98% GMP
16D	Conduit, Boxes and Fittings	4/1/03	98% GMP
16K	Testing	4/1/03	98% GMP

DOCUMENTS

RWDI Final Report: Cladding Wind Loads Study		4/1/03	98% GMP

MRCE Final Subsurface Investigation		4/1/03	98% GMP

Pentagram Base Building Graphics Package		8/29/03	Addendum 16

28

EXHIBIT G

Affirmative Action Requirements

42nd St. DEVELOPMENT PROJECT, INC. AND EMPIRE STATE DEVELOPMENT

NON-DISCRIMINATION AND AFFIRMATIVE ACTION CONSTRUCTION CONTRACT PROVISIONS

I.              Policy

It is the policy of the State of New York, Empire State Development (“ESD”) and 42nd St. Development Project, Inc., (“42DP”) to comply with all federal, State and local law, policy, orders, rules and regulations which prohibit unlawful discrimination because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status, and to take affirmative action to ensure that Minority and Women-owned Business Enterprises (M/WBEs), Minority Group Members and women share in the economic opportunities generated by ESD’s and/or its subsidiaries’ participation in projects or initiatives, and/or the use of ESD/42DP funds.

1)             The Contracting Party represents that its equal employment opportunity policy statement incorporates, at a minimum, the policies and practices set forth below:

(a)           Contracting Party shall (i) not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status, (ii) undertake or continue existing programs of affirmative action to insure that Minority Group Members and women are afforded equal employment opportunities without discrimination, and (iii) make and document its conscientious and active efforts to employ and utilize Minority Group Members and women in its workforce on Contracts.  Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.

(b)           At the request of the AAO, the Contracting Party shall request each employment agency, labor union, or authorized representative of workers with whom it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union, or representative does not unlawfully discriminate, and that such union or representative will affirmatively cooperate in the implementation of the Contracting Party’s obligations herein.

(2)           Commencing not more than 30 days after the later of (i) execution of the Contract, or (ii) start of construction, the Contracting Party shall submit to the AAO a Monthly Employment Utilization Report (Schedule A-1) of the workforce actually utilized on the Contract, itemized by ethnic background, gender, and Federal Occupational Categories or other appropriate categories specified by the AAO.

(3)           The Contracting Party shall also include with the first Monthly Employment Utilization Report and as part of the documentation required for final payment, such data describing: a) the total number of company employees at commencement of the project, b) the total number of company employees at the completion of the project and c) any net increases in the number of employees in the company.  Net increases in employment shall be further classified by ethnicity, gender and occupational code.

The Contracting Party shall include, or cause to be included, the provisions of clauses (1) through (3) in every Contract or purchase order that it enters into in order to fulfill its obligations under the Contract, in such a manner that such provisions will be binding upon each and every Contracting Party with respect to any Contract or Subcontract.

II.            Goals for Minority and Women-Owned Business Enterprise Participation (Core and Shell)

(a)           Contracting Party is required to use its “Best Efforts” to achieve an overall M/WBE participation goal of 18.0% of the total dollar value of the Contract, as it pertains solely to the hard costs of Tenant’s construction of the core and shell of the new building, and shall exclude so called “soft costs” including, but not limited to, architect, engineering, legal, design and other fees to professionals and consultants, application and permit fees, cost of surveys, inspections, furnishings and decorative items not being affixed into the new building.

1

(b)           The goal for M/WBE participation in the performance of the work is expressed as a percentage of the contract price.  The term “hard costs” as used in this Section II (a) and Section III (a), shall be deemed to exclude architectural, engineering and other such design consulting costs.

(c)           The total dollar value of the work performed by M/WBEs will be determined as: (i) the dollar value of the work subcontracted to M/WBEs; (ii) where the Contracting Party is a joint venture, association, partnership or other similar entity including one or more M/WBEs – the contract price multiplied by the percentage of the entity’s profits/losses which are to accrue to the M/WBE(s) under the Contracting Party’s agreement; or (iii) where the M/WBE is the Contracting Party – the contract price.

(d)           The Contracting Party shall include, or cause to be included, the provisions of clauses (a) through (c) in every Contract or purchase order that it enters into in order to fulfill its obligations under the Contract, in such a manner that such provisions will be binding upon each and every Contracting Party with respect to any Contract or Subcontract.

III.           Goals for Minority and Female Workforce Participation (Core and Shell)

(a)           The Contracting Party is required to use its “Best Efforts” to achieve the overall goal of 20 % minority and female workforce (M/FWF) participation in the work performed pursuant to Contracts entered into in connection with the Lease as it pertains to the hard costs of Tenant’s construction of the core and shell of the new building.

(b)           The M/FWF participation goals are expressed as a percentage equal to the person hours of training and employment of minority or female workers, as the case may be, used by any Contracting Party, divided by the total person hours of training and employment of all workers (including supervisory personnel).

(c)           The required participation for minority and female employment and training must be substantially uniform throughout the performance of the work.

(d)           The Contracting Party shall not participate in the transfer of minority or female employees or trainees from employer-to-employer or from project-to-project for the sole purpose of meeting the Contracting Party’s obligations herein.

(e)           In striving to achieve the goals for M/FWF participation, Contracting Party shall use its “Best Efforts” to identify and employ qualified minority and female supervisory personnel and journey persons.

(f)            The non-working hours of trainees or apprentices may not be considered in meeting the goals for M/FWF participation contained herein unless:  (i) such trainees or apprentices are employed by Contracting Party during the training period; (ii) the Contracting Party has made a commitment to employ the trainees or apprentices at the completion of their training, subject to the availability of employment opportunities; and (iii) the trainees are trained pursuant to an approved training program.

(g)           The Contracting Party shall include, or cause to be included, the provisions of clauses (a) through (f) in every Contract or purchase order that it enters into in order to fulfill its obligations under the Contract, in such a manner that such provisions will be binding upon each and every Contracting Party with respect to any Contract or Subcontract.

IV.          Goals for Minority and Women-Owned Business Enterprise Participation (Leasehold Improvements)

(a)           Contracting Party is required to use its best efforts to achieve the following M/WBE participation goals with respect to the Tenant’s or subtenant’s construction of leasehold improvements within the building:

2

(1)           Seven and one half percent (7.5%) of the total dollar value of the Contract as it pertains solely to the hard costs in connection with the leasehold improvements to leasehold space measuring 500,000 or more square feet;

(2)           Five percent (5.0%) of the total dollar value of the Contract as it pertains solely to the hard costs in connection with the leasehold improvements to leasehold space totaling more than three floors or leasehold space measuring 100,000 or more square feet, but not exceeding 500,000 square feet.

(b)           To the extent that any subtenant shall undertake the construction of leasehold improvements within the building for three floors or less or leasehold space not exceeding 100,000 square feet, then such subtenant shall represent that it shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status and be in compliance with all applicable federal, State and local law, policy, orders, rules and regulations which prohibit unlawful discrimination.

V.            Goals for Minority and Female Workforce Participation (Leasehold Improvements)

(a)           The Contracting Party is required to use its “Best Efforts” to achieve the following M/FWF participation goals in the work performed pursuant to contracts entered into in connection with the leasehold improvements:

1)             Fifteen percent (15%) minority and female workforce participation in the work performed pursuant to contracts entered into in connection with a subtenant’s leasing of 500,000 or more square feet of floor space;

(2)           Ten percent (10%) minority and female workforce participation in the work performed pursuant to contracts entered into in connection with a subtenant’s leasing of more than three floors or 100,000 or more square feet, but not more than 500,000 square feet of floor space.

(b)           To the extent that any subtenant shall undertake the construction of leasehold improvements within the building for three floors or less or leasehold space not exceeding 100,000 square feet, then such subtenant shall represent that it shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status and be in compliance with all applicable federal, State and local law, policy, orders, rules and regulations which prohibit unlawful discrimination.

VI.           Equal Employment Opportunity - Operation of the New Building

(a)           Tenant agrees that it will neither commit nor knowingly permit discrimination by reason of race, creed, color, national origin, sex, sexual orientation, age, disability, or marital status in the sale, transfer or assignment of its interest under this Lease or in the subletting, use or occupancy of the Premises or any part thereof.

(b)           Tenant agrees that with regard to the maintenance, management and operation of the building, it shall be bound by, to the extent it operates the building and, in any event, shall cause any person or entity Tenant employs to operate the building with respect to the maintenance, management and operation thereof, to be bound by the provisions of paragraph (a) above.

VII.         Reporting Requirements

The Contracting Party will permit access to its relevant books, records and accounts, with respect to the Contract, by the AAO solely for purposes of investigation to ascertain compliance with the provisions herein.  Not later than three business days after a request, the Contracting Party shall periodically file, or cause to be filed, reports, substantially in the format attached hereto as Schedule A-l and A-2 (MBE/WBE Compliance Report to be filed monthly), with the AAO detailing compliance with the provisions of these non-discrimination and affirmative action clauses.  Accuracy of the information contained in the reporting documentation shall be certified to as to the actual knowledge of an owner or officer of the Contracting Party.

3

VIII.        Non-Compliance and Sanctions

In the event that any Contracting Party violates any of the provisions herein, the ESD and/or 42DP may require that the following sanctions and remedies for non-compliance be imposed:

(a)           Within twenty (20) days after the end of each calendar month, the AAO will review the Monthly Employment Utilization Report and the MBE/WBE Compliance Report filed with the AAO to assess compliance with the established program.  If the Contracting Party has failed to file the required monthly reports and/or if in the reasonable judgment of the AAO, an analysis of the reports reveals apparent underutilization, the AAO may elect to notify (which notification shall be in writing) the Contracting Party in writing (the “First Notice”), which notice shall describe the nature and extent of the apparent underutilization.

(b)           If the AAO’s review and analysis of the Contracting Party’s reports filed in the month next following the month in which the Contracting Party received the First Notice reveals that there continues to be apparent underutilization, then the AAO may notify the Contracting Party in writing (the “Second Notice”) which notice shall describe the nature and extent of the continuing apparent underutilization and will arrange a conference (allowing three days advance notice to the Contracting Party) which the Contracting Party must attend, at which the AAO will identify in consultation with Tenant, specific reasonable and practicable corrective measures from among those available to demonstrate Best Efforts which the Contracting Party will undertake.

(c)           If the AAO’s review and analysis of the Contracting Party’s reports filed in the month next following the month in which the Contracting Party received the Second Notice reveals continuing apparent underutilization and if the Contracting Party has not already undertaken the specific corrective measures agreed upon to demonstrate its Best Efforts, the AAO may notify the Contracting Party in writing (the “Final Notice”), which notice shall describe the nature and extent of the continuing apparent underutilization.  Upon receipt of the Final Notice, the Contracting Party shall be required to comply with the following sanctions and remedies for compliance:

(1)           The Contracting Party shall attend a hearing with the AAO.

(2)           After any such hearing, and a determination by the AAO that the Contracting Party has failed to comply with any of these provisions, and the passage of time in which to remedy such failure has transpired, and as the sole remedy for non-compliance, the AAO, in his/her sole discretion, may assess liquidated damages against the Contracting Party for failure to demonstrate its best efforts in complying with the affirmative action program.  Liquidated damages may be assessed in an amount equal to the dollar value of Contracts that would have been realized by M/WBEs if the goals had been achieved.

(3)           If such an award is assessed against any Contracting Party, the amount of such assessment may be withheld from any monies due to the Contracting Party by the ESD and/or 42DP or, may be paid to the ESD and/or 42DP by the Contracting Party that has been found to fail to comply with the affirmative action program provided, however, that nonpayment of any such assessment by any Contracting Party shall be subject to the right and time to cure of a recognized mortgagee pursuant to subsection 11.3(b) of this Lease.  Any liquidated damages collected hereunder shall be paid into one or more M/WBE technical assistance funds administered by the ESD and/or 42DP.

(d)           Such sanctions that may be imposed and remedies invoked hereunder, shall be considered independent of, or in addition to, sanctions and remedies otherwise provided by law.

(e)           In no event shall ESD and/or 42DP terminate the Lease or any Contract, or order the cessation of work under any Contract, due to any Contracting Party’s failure to comply with the provisions of this affirmative action program.

(f)            In no event shall any Recognized Mortgage (or its designee or other successor-in-interest) which acquires Tenant’s interest in the Lease by foreclosure (or deed-in-lieu of foreclosure) of its Recognized

4

Mortgage be liable for any damages accruing prior to the time of such acquisition of Tenant’s interest in the Lease.

5

42nd St. DEVELOPMENT PROJECT, INC. AND EMPIRE STATE DEVELOPMENT

NON-DISCRIMINATION AND AFFIRMATIVE ACTION DEFINITIONS

Affirmative Action

Shall mean the actions to be undertaken by the Contracting Party in connection with work performed under the Lease, to ensure non-discrimination and Minority/Women-owned Business Enterprise and minority/female workforce participation, as set forth in Sections II, III, IV, and V herein, and developed by ESD and/or its subsidiaries.

With regard to the obligations imposed on the Tenant to comply and to cause its Contractors to comply with the provisions set forth herein, shall mean the taking by the Tenant of reasonable and practicable affirmative steps to ensure compliance on its own part and on the part of its Contractors and subtenants including the imposition of reasonable sanctions, where required under the provisions of the Lease.

Affirmative Action Officer (“AAO”)

Shall mean ESD’s Affirmative Action Officer or his/her designee, managing the affirmative action program for ESD and/or its subsidiaries.

Contract

Shall mean a written agreement or purchase order instrument, or amendment thereto, executed by or on behalf or a Contracting Party, providing for a total expenditure in excess of $10,000 for labor, services, supplies, equipment, materials or any combination of the foregoing regarding the implementation of the project.  Notwithstanding the foregoing definition, it is understood and agreed by ESD and the Tenant that achievement of the percentage goals set forth in Sections II, III, IV and V shall be based upon an assessment of the overall project upon completion.

Contracting Party

Shall mean (i) the Tenant, or parties with whom the Tenant has executed a contract, to perform services, including construction work, resulting from the lease, (ii) any party which undertakes to construct leasehold improvements within the building, but not including improvements to leasehold space measuring less than 100,000 square feet and (iii) any contractor, subcontractor, consultant, subconsultant or vendor supplying goods or services, pursuant to a contract or purchase order in excess of $1,500, in connection with work performed under the Lease.  Notwithstanding the foregoing definition, it is understood and agreed by ESD and the Tenant that achievement of the percentage goals set forth in Sections II, III, IV and V shall be based upon an assessment of the overall project upon completion.

Subcontract

Shall mean an agreement providing for a total expenditure in excess of $1,500 between a Contracting Party and any individual or business enterprise, for goods or services rendered in connection with construction work performed under the Lease.  Notwithstanding the foregoing definition, it is understood and agreed by ESD and the Tenant that achievement of the percentage goals set forth in Sections II, III, IV and V shall be based upon an assessment of the overall project upon completion.

Minority Business Enterprise (“MBE”)

Shall mean a business enterprise, including a sole proprietorship, partnership or corporation that is: (i) at least fifty-one percent (51%) owned by one or more Minority Group Members; (ii) an enterprise in which such minority ownership is real, substantial and continuing; (iii) an enterprise in which such minority ownership has and exercises the authority to control and operate, independently, the day-to-day business decisions of the enterprise; (iv) an enterprise authorized to do business in the State of New York and is independently owned and operated; and (v) an enterprise certified by New York State as a minority business.

6

Minority Group Member

Shall mean a United States citizen or permanent resident alien who is and can demonstrate membership in one of the following groups: (i) Black persons having origins in any of the Black African racial groups; (ii) Hispanic persons of Mexican, Puerto Rican, Dominican, Cuban, Central or South American descent of either Indian or Hispanic origin, regardless of race; (iii) Asian and Pacific Islander persons having origins in any of the Far East countries, South East Asia, the Indian subcontinent or the Pacific Islands; and (iv) Native American or Alaskan native persons having origins in any of the original peoples of North America.

Women-owned Business Enterprise (“WBE”)

Shall mean a business enterprise, including a sole proprietorship, partnership or corporation that is: (i) at least fifty-one percent (51%) owned by one or more citizens or permanent resident aliens who are women; (ii) an enterprise in which the ownership interest of such women is real, substantial and continuing; (iii) an enterprise in which such women ownership has and exercises the authority to control and operate, independently, the day-to-day business decisions of the enterprise; (iv) an enterprise authorized to do business in the State of New York and is independently owned and operated; and (v) an enterprise certified by New York State as woman-owned.

7

42nd St. DEVELOPMENT PROJECT, INC. AND EMPIRE STATE DEVELOPMENT
NON-DISCRIMINATION AND AFFIRMATIVE ACTION DEFINITIONS

Best Efforts - Minority and Women-owned Business Enterprise Participation

Although Best efforts shall not be limited to the efforts specified herein, the compliance with the following list shall be prima facie evidence that Best Efforts are being made.  The role of M/WBE firms are not restricted to that of a subcontractor/subconsultant.  Where applicable, M/WBE firms should be considered for roles as prime contractors.

(a)           Dividing the contract work into smaller portions in such a manner as to permit subcontracting to the extent that it is economically and technically feasible to do so;

(b)           Actively and affirmatively soliciting bids from qualified M/WBEs, including circulation of solicitations to minority and women’s trade associations.  Each Contracting Party shall maintain records detailing the efforts made to provide for meaningful M/WBE participation in the work.  Such record keeping must include the names and addresses of all M/WBEs contacted and, if an M/WBE is the low bidder and is not selected for such work or portion thereof, the reasons for such decision;

(c)           Making plans and specifications for prospective work available to M/WBEs in sufficient time for review;

(d)           Utilizing the services and cooperating with those organizations providing technical assistance to the Contracting Party in connection with potential M/WBE participation on the Contract;

(e)           Utilizing the resources of the AAO to identify New York State certified M/WBE firms for the purpose of soliciting bids and subcontracts; and

(f)            Encouraging the formation of joint ventures, associations, partnerships, or other similar entities , where appropriate, to ensure that the Contracting Party will meet its obligations herein.

(g)           The Contracting Party shall remit payment in a timely fashion.

Best Efforts - Minority Group Member and Female Workforce Participation

Although Best efforts shall not be limited to the efforts specified herein, the compliance with the following list shall be prima facie evidence that Best Efforts are being made to provide for meaningful Minority Group Member and female workforce participation.

(a)                                  Ensure and maintain a working environment free of harassment, intimidation, and coercion at the premises.  The Contracting Party shall specifically ensure that all foremen, superintendents, and other on-site supervisory personnel are aware of and carry out the obligation to maintain such a working environment, with specific attention to Minority Group Member or female individuals working at the premises;

(b)                                 State in all solicitations or advertisement for employees that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, sexual orientation, age disability or marital status;

(c)                                  Send to each labor union or representative of workers with which a collective bargaining agreement or understanding is in place, a notice advising the said labor union or workers’ representative of commitments under this Section, and post copies of the notice in conspicuous places available to employees and applicants for employment;

(d)                                 Establish and maintain a current list of Minority Group Member and female recruitment sources and community organizations, and provide written notification to them when employment opportunities are available.  Maintain a record of the organizations’ responses;

8

(e)           Maintain a current file of the name, address and telephone number of each Minority Group Member and female applicant and any referrals from a union, recruitment source or community organization, and of the action taken with respect to each individual.  If such individual was sent to the union hiring hall for referral and was not referred back by the union or, if referred, was not employed, this shall be documented in writing in the file with the reasons therefore, along with whatever additional actions the Contracting Party may have taken;

(f)            Disseminate the Contracting Party’s equal employment opportunity policy by providing notice of the policy to unions and training programs and requesting their cooperation in meeting its Equal Employment Opportunity obligations, by including it in any policy manual and collective bargaining agreement, by publicizing it in the company newspaper, annual report, and other similar items, by specific review of the policy with all management personnel and with all Minority Group Member and female employees at least once a year, and by posting the company Equal Employment Opportunity policy on bulletin boards accessible to all employees at each location where work is performed under this Contract;

(g)           Disseminate the Contracting Party’s Equal Employment Opportunity policy externally by including it in any advertising in the news media, specifically including Minority Group Member and female news media, and providing written notification to and discussing the Equal Employment Opportunity policy with any contractor with whom the Contracting Party does or anticipates doing business; and,

(h)           Ensure that all facilities and company activities are non-segregated except that separate or single-user toilets and necessary changing facilities shall be provided to assure privacy between the sexes.

9

420P/EMPIRE STATE DEVELOPMENT

MONTHLY EMPLOYMENT UTILIZATION REPORT

(See reverse side for instructions)

COMPANY NAME:	PROJECT NAME:			CONTRACTOR START DATE:
ADDRESS:	PROJECT LOCATION:			ESTIMATED COMPLETION DATE:				COMPANY EMPLOYMENT DATA
TELEPHONE NUMBER:	COUNTY:	ZIP:		PERCENT OF JOB COMPLETED (for reporting period)			A.	B.	C. NET INCREASE (Applies only to change, if any, to Company's employee makeup at the end of project)
FEDERAL ID NO.:	REPORTING PERIOD: Month	Year		CONTRACT NO.:			TOTAL COMPANY EMPLOYEES (at the beginning of project)	TOTAL COMPANY EMPLOYEES (at the end of project)	TOTAL MALE		TOTAL FEMALE
CHECK IF NOT-FOR- PROFIT:				CONTRACT AMOUNT:					C1 Employees	C2 OCCUPATIONAL CODE/NUMBER OF EMPLOYEES	C3 Employees	C4 OCCUPATIONAL CODE/NUMBER OF EMPLOYEES
	1.WORKER HOURS OF EMPLOYMENT					2.NUMBER OF WORKERS
	1a.ALL WORKER HOURS	1b.BLACK (Not of Hispanic Origin)	1c.HISPANIC	1d.ASIANor PACIFIC ISLANDER	1e.NATIVE AMERICAN/ ALASKAN NATIVE	2a.ALL	2b.MINORITY	3.CONSTRUCTION TRADES
CLASSIFICATION	MALE	FEMALE	TOTAL	MALE	FEMALE	MALE	FEMALE	MALE	FEMALE	MALE	FEMALE	MALE	FEMALE	MALE	FEMALE	Total White	Total White
Supervisory
Journey Worker																Total Black	Total Black
Apprentice
Trainee
Subtotal

Journey Worker																Total Hispanic	Total Hispanic
Apprentice
Trainee
Subtotal
Journey Worker																Total Asian	Total Asian
Apprentice
Trainee
Subtotal
TOTAL SUPERVISORS
TOTAL JOURNEY WORKERS																Total Native American	Total Native American
TOTAL APPRENTICES
TOTAL TRAINEES
GRAND TOTAL

CERTIFICATION: I,	(Print Name), the	(Title), do certify that (i) I have read
this Monthly Employment Utilization Report and (ii) to the best of my knowledge, information and belief the information contained herein is complete and accurate.

SIGNATURE	DATE

10

MONTHLY EMPLOYMENT UTILIZATION REPORT

Instructions for Completion

The Monthly Employment Utilization Report (“MEUR”) is to be completed by each subject contractor (both Prime and Sub) and signed by a responsible official of the company.  The reports are to be filed by the 5th day of each month during the term of the project, and they shall include the total work-hours for each employee classification in each trade in the covered area for the monthly reporting period.  The prime contractor is responsible for submitting its subcontractors report, along with its own.  Additional copies of this form may be obtained from Empire State Development (“ESD”).

Minority:  Includes Blacks, Hispanics, Native Americans, Alaskan Natives, and Asian and Pacific Islanders, both men and women.

1.	Worker Hours of Employment (a-e)
	a) All Worker Hours:	The total number of male hours, the total number of female hours, and the total of both male and female hours worked under each classification.

	b) through e) Minority Worker Hours	The total number of male hours and the total number of female hours worked by each specified group of minority worker in each classification.
2.	Number of Workers (a-b):
	a) All Workers	Total number of males and total number of females working in each classification of each trade in the contractor’s aggregate workforce during reporting period.

	b) Minority Workers	Total number of male minorities and total number of female minorities working in each classification, in each trade in the contractor’s aggregate workforce during reporting period.

3.	Construction Trade:	Only those construction crafts which contractor employs in the covered area.

Construction Trades include:    Field Office Staff (Professionals and Office/Clerical), Laborers, Equipment Operators, Surveyors, Truck Drivers, Iron Workers, Carpenters, Cement Masons, Painters, Electricians, Plumbers and Other.

Note: ESD may demand payroll records to substantiate work hours listed on the Monthly Employment Utilization Report, if discrepancies should arise.

COMPANY EMPLOYMENT DATA (Sections A through C):

The Contractor shall also include with the first MEUR report and as part of the documentation required for final payment, such data describing: a) the total number of company employees at commencement of the project, b) the total number of company employees at the completion of the project and c) any net increases in the number of employees in the company.  Net increases in employment shall be further classified by ethnicity, gender and Occupational Code; and shall be attributable to the contractor’s participation in an ESD and/or 42DPproject or Initiative.

A.	Total Company Employees:	Total number of company employees in N.Y.S. offices, upon commencement of project.

B.	Total Company Employees:	Total number of company employees in N.Y.S. offices, upon completion of project.

C.	Net Increase (C1 through C4):	Provide information identifying any net increase in the number of employees in the company upon project completion. Classify any new employee by gender, ethnicity and occupation.

Male
	1. Employees	Classify any new male employee by ethnic background.
	2. Occupational Codes	Identify occupation by using the Codes provided below and indicate number of employees in each category.

Female
	3. Employees	Classify any new female employee by ethnic background.
	4. Occupational Codes	Identify occupation by using the Codes provided below and indicate number of employees in each category.

OCCUPATIONAL CODES
Officials/Administrators	100
Professionals	110
Technicians	120
Sales Workers	130
Office & Clerical	140
Craft Workers	150
Operatives	160
Laborers	170
Service Workers	180

FORWARD TO:
Empire State Development
Laverne Poole - Affirmative Action Unit
633 Third Avenue
New York, NY 10017	Office: (212) 803-3228	FAX: (212) 803-3223

11

SCHEDULE A-2

MBE/WBE COMPLIANCE REPORT

CONSTRUCTION

PROJECT SPONSOR/DEVELOPER:	ESD AA REPRESENTATIVE:	LAVERNE POOLE

ADDRESS:	PROJECT NAME:

	PROJECT START DATE:	PERCENT COMPLETE:

ACTUAL COMPLETION:

TELEPHONE:

Attach M/WBE contract documentation, i.e. executed contracts, signed purchase orders or canceled checks. This report should be completed by an officer of the  reporting company, and forwarded to the ESD AA Representative with the appropriate  documentation.

CONTACT PERSON:

TOTAL NUMBER OF SUBCONTRACTORS:

TOTAL DOLLAR AMOUNTS OF SUBCONTRACTS:

PRIME CONTRACTOR (Name, Address, Contact Person and Phone)	TYPE OF CONTRACT (Trade/Service)	CONTRACT AMOUNT	M/WBE SUBCONTRACT DATE	MBE/WBE SUBCONTRACTOR (Name, Address, Contact Person and Phone)	SCOPE OF SERVICES	AMOUNT CONTRACTED TO MBE/WBE

CERTIFICATION:

I,	(Print Name), the	(Title), do certify that (i) I have read this Compliance
Report and (ii) to the best of my knowledge, information and belief the information contained herein is complete and accurate.

SIGNATURE	DATE

Forward to:

Empire State Development

Affirmative Action Unit — Laverne Poole

633 Third Avenue

New York, NY 10017-6754   Office: (212) 803-3224          Fax: (212) 803-3223

12

CLE EMPLOYER PARTICIPATION

The Contractor and Subcontractor will each employ the fourth person to work on this project for their respective company, through the Community Labor Exchange Program.  In addition, each fourth person employed thereafter, will be hired through the Community Labor Exchange.  (Every 4th job slot will be filled by an employee hired from the CLE).

In the event of temporary jobs for specific tasks, of intense labor, for short term duration, the employer will hire at no less than the same proportions from the Community Labor Exchange Program as defined in the previous paragraph.  Termination of such employees will be based on industry accepted practices of “last hired, first fired” basis, applied to all temporary employees without preference.  Contractors and Subcontractors who employ smaller numbers, will negotiate the hiring of Community Labor Exchange workers on an individual basis with the intent of achieving the best results possible.

LOCAL EMPLOYMENT

DEGA will set up meetings with the residents community resource or trade organizations to address the compiling of lists of qualified skilled local residents for employment.  The list compiled will be used by the Construction Manager to fill its own work crew, if any, on the job with qualified, local, skilled persons.

AGENCY AND COMMUNITY REFERRALS

Referrals by the community agencies must be made to the CM’s on site office.  The CM’s EEO/AA representative will immediately have the referred person fill out an application and will add the name to the log indicating the name, address, union affiliation where applicable, and referral.  The person’s name will be added to the list of other walk-ins and will be referred to the appropriate trade when work begins.  The On Site Manager or designated superintendent will maintain a log on all referrals, hires, etc. and will share said information with DEGA personnel.  DEGA will disseminate on site an information sheet on how walk-ins to the job, seeking work, can apply for training certification.

CONTRACTORS PRESENT WORKFORCE

To ensure that opportunities are afforded to local applicants and other walk ins, wherever possible the contractor/subcontractor will be required to submit a pre-award workforce list with the name address, social security, ethnic background, or the workforce which she/he is bringing on to the site from its existing workforce and how many jobs will afford new opportunities for employment of local or walk-ins or referrals from other community sources.

FOLLOW-UP ON REFERRALS

Upon request DEGA may follow-up on referrals made by community sources, or officials or it may opt to respond to these matters through its EEO staff or other designated person.

Contractors will accept referrals for walk-in, unskilled laborers, trainees, journey persons, etc.  Wherever possible, referral sources will be asked to send the person to the trailer.  Once the application is completed, the information on persons referred will be submitted to the contractor/subcontractor related to their trade or job function, for employment consideration.

WALK-INS

All walk-ins will report to the on site office where they will receive an application.

Walk-In Procedures

Walk-ins must be directed to the CM’s on site office regardless of the position they are seeking.  The person making the referral to the trailer must point out that an application must be filled out and they must be interviewed before they can come on the worksite.

All referrals to the on site office must be documented in a log which indicates the date, name of the applicant, address, telephone, position applied for, who referred them to the position applied for, whether they belong to a union, etc. whether person was referred, back to the contractor.

Protected Information

Under law no one may be asked their ethnic background or other protected information.  Therefore, all information relative to ethnicity and sex (Black, Hispanic, Asian etc.) and gender ( M, F) required in the application and many required logs or forms on the site which must be filled in based on what the person who is filling out the application, log, or report has observed.

The law does not allow contractors to request the ethnic background and sex of the applicants.  It does however, allow the person interviewing or filling out the information based on their personal observation to jot down the information in order to comply with Civil Rights, Equal Employment and Affirmative Action reporting regarding the workforce at the project.

The person who is filling out the information at the trailer will complete the bottom part of the application and keep that stub for inclusion in reports.  The top part of the application will be made accessible without the ethnic or sex information to the contractor who will employ the person.

All letters sent out for the above named referral sources must be maintained ready for inspection.  Upon reasonable notice by authorized representatives the contractor/subcontractor is to produce the records.

Walk-Ins/Referral Records:

The contractor/subcontractor must also maintain a current file names, addresses and telephone numbers of each minority and female off-the-street applicant and source, or community organization and the actions taken with respect to each individual.  If such individual was sent to the union hiring hall for referral and was not referred back to the contractor by the union or if, referred was not employed by the contractor, this shall be documented in the file with the reasons, along with actions the contractor may have taken.

Current Applicant File

The Contractor must also maintain a current file of names, addresses and telephone numbers of each minority and female off-the-street applicant source, or community organization and the actions taken with respect to each individual.  If such individual was sent to the union hiring hall for referral and was not referred back to the contractor by the union or if, the person referred, was not employed by the contractor, shall be documented in the file with the reasons, along with other actions the contractor may have taken.

Union Caused Impediments

The contractor must provide immediate written notification to DEGA when the union or unions with which the contractor has collective bargaining agreements fails to return thereferral to the contractor of a minority group person or woman sent by the contractor, or when the contractor has other information that the union referral process impeded the contractor’s efforts to meet its obligations.  The contractor must have copies of letters to unions, responses from unions, minutes of meetings, etc. relating to the claim that the union is impeding the contractor’s efforts to comply.  In addition, the contractor must have copies of letters sent to DEGA to verify its claim that the union is impeding the contractor’s efforts to comply.

Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom the Contractor has a collective bargaining agreement, to refer either minorities or women shall excuse the contractor’s obligations under these specifications, Executive Order 12246, or the regulations promulgated pursuant thereto

EXHIBIT H

Waiver of Lien and Release Forms

MECHANICS LIEN WAIVER

Contractor:		Date:
Trade:

Project:	New York Times	Contract Price:	$
		Net Extras and Deductions:	$
Construction Manager:		Adjusted Contract Price:	$
AMEC Construction Management, Inc.		Amount Previously Paid:	$
		Balance Due:	$
Owner:	The New York Times Building, LLC

THE UNDERSIGNED (1) acknowledges receipt of the amount set forth above as payments received to date, (2) to the extent of such payments, waives and releases any claim which it may now or hereafter have upon the land and improvements described above in the project description, (3) that the amount of payments received to the date of this waiver represents the current amount due in accordance with our contract and work completed, and (4) warrants that it has not and will not assign any claims for payment or right to perfect a lien against such land and improvements and warrants that it has the right to execute this waiver and release.

THE UNDERSIGNED further warrants that (1) all workmen employed by it or its subcontractors upon this Project have been fully paid to the date hereof, (2) all materialmen from whom the undersigned or its subcontractors have purchased materials used in the Project have been paid for materials delivered on or prior to the date hereof, (3) none of such workmen and materialmen has any claim or demand or right of lien against the land and improvements described above, and (4) stipulates that he is an authorized officer with full power to execute this waiver of lien.

THE UNDERSIGNED agrees that the owner of the Project,                               , and any other lender and any title insurer may rely upon this waiver.

WITNESS the signature and seal of the undersigned as of this     day of      , 200  .

STATE OF	By:
COUNTY OF	Name:
Title:

Sworn to before me this
day of , 200 .

Notary Public

FINAL WAIVER OF CLAIMS AND LIENS AND RELEASE OF RIGHTS

Contractor:		Date:
Trade:

Project:	New York Times	Contract Price:	$
		Net Extras and Deductions:	$
Construction Manager: AMEC Construction
	Management, Inc.	Adjusted Contract Price:	$
		Amount Previously Paid:	$
Owner:	The New York Times Building, LLC	Balance Due - Final Payment:	$

The undersigned hereby acknowledges that the above Balance Due when paid represents payment in full for all labor, materials, etc., furnished by the below named Contractor or Supplier in connection with its work on the above project in accordance with the Contract made by it with               .

In consideration of the amounts and sums previously received, and the payment of $         , being the full and Final amount due, the below named Contractor or Supplier does hereby waive and release the Owner and Construction Manager from any and all claims and liens and rights of liens upon the premises described above, and upon improvements now or hereafter thereon, and upon the monies or other considerations due or to become due from Owner or Construction Manager or from any other person, firm or corporation, said claims, liens and rights of liens being on account of labor, services, materials, fixtures or apparatus heretofore furnished by the below named Contractor or Supplier to the Project.

The undersigned further represents and warrants that he/she is duly authorized and empowered to sign and execute this waiver on his/her own behalf and on behalf of the company or business for which he/she is signing; that it has properly performed all work and furnished all materials of the specified quality per plans and specifications and in a good and workmanlike manner, fully and completely; that is has paid for all the labor, materials, equipment and services that it has used or supplied, that it has no other outstanding and unpaid applications, invoices, retentions, holdbacks, expenses employed in the prosecution of work, charge backs or unbilled work or materials against Owner or Construction Manager as of the date of the aforementioned last and final payment application and that any materials which have been supplied or incorporated into the above premises were either taken from its fully-paid or open stock or were fully paid for and supplied on the last and final payment application or invoice.

The undersigned further agrees to defend, indemnify and hold harmless Owner and Construction Manager for any losses or expenses (including without limitation reasonable attorney’s fees) should any such claim, lien or right of lien be asserted by the below named Contractor or Supplier or by any of its or their laborers, materialmen or subcontractors.

In addition, for and in consideration of the amounts and sums received, the below named Contractor or Supplier hereby waives, releases and relinquishes any and all claims, rights or causes of action in equity or law whatsoever arising out of through or under the above mentioned Contract and the performance of work pursuant thereto.

The below named Contractor or Supplier further guarantees that all portions of the work furnished and installed are in accordance with the Contract and that the terms of the Contract with respect to this guarantee will remain in effect for the period specified in said Contract.

Sworn before me this day of , 200 .

By:
Name:
Notary Public	Title:

EXHIBIT I

Consultants

Consultant	Discipline
RPBW / Fox & Fowle	Architect
Thornton Tomasetti	Structural Engineer
Flack & Kurtz	MEP Engineer
Jenkins & Huntington	Elevator Consultant
Skertzo	Projection Consultant
SP Technologies	Mast Consultant
Vollmer	Subway Consultant
Amec	Preconstruction Manager
OVI	Lighting Consultant
RWDI	Wind Tunnel
CSTB	Wind Tunnel
Lovell & Belcher	Surveying
AKRF	Environmental Engineer
Mueser Rutledge	Geotechnical Engineer

Cerami	Acoustic Engineer
Heitmann	Curtain Wall Consultant
Entech	Façade Maintenance Consultant
Kroll Schiff	Security Consultant
HW White	Landscape Arch
Ekistics	Garden Microclimate
Jack Green Associates	Curtain Wall Consultant
Jaffe Holden	Acoustic Engineer - SPU
Fisher Dachs	Theater Design - SPU
Kling Lindquist	MEP Peer Review
Wiss Janney Elstner	Ceramic Tube Testing
Howard Shapiro	Derrick Design
Electric Research & Mgmt	EMF Study
Pentagram	Graphics

EXHIBIT J

OCIP Manual

EXHIBIT “J”

The New York Times Headquarters Project

(FCRC/NYT)

OWNER CONTROLLED INSURANCE PROGRAM

(OCIP)

CONTRACTOR’S MANUAL

March 16, 2001

(Revised September 22, 2003)

PREARED BY:

Gallagher Pipino, Inc.	Construction Insurance Partners, LLC
7600 Market Street	308 North 21st Street
Youngstown, Ohio 44513–3849	St. Louis, Missouri 63103

IMPORTANT: This Contractor’s Manual is an outline of the coverages proposed by the insurers, based on the information provided by The New York Times Headquarters Project (FCRC/NYT).  It does not include all the terms, coverages, exclusions, limitations, and conditions of the actual insurance contract language.  The policies themselves must be read for those details.  Policy forms for your reference will be made available upon request

FCRC– OCIP

CONTRACTOR INSURANCE MANUAL

TABLE OF CONTENTS

		PAGE
I.	INTRODUCTION	2

II.	OCIP–TRADE CONTRACT ARTICLE 5-EXHIBIT C REPLACEMENT CONTRACT LANGUAGE	3

III.	OCIP INSURANCE COVERAGE SUMMARIES	9

IV.	COVERAGES NOT INCLUDED IN THE OCIP	16

V.	ENROLLMENT PROCEDURES	17

	• REQUEST FOR INSURANCE (RFI) FORM

	• SUPPLEMENTAL BID INFORMATION — FORM 1/FORM 1A

	• CERTIFICATE OF INSURANCE REQUIREMENTS

VI.	PAYROLL REPORTING	22

VII.	CLAIM REPORTING	24

1

VIII.	CONTRACTOR SAFETY REQUIREMENTS	26

I.              INTRODUCTION

Owner has implemented an Owner Controlled Insurance Program (OCIP) for the construction of this project.  Certain insurance coverages are being provided for the term of your contract.  This manual details the coverages provided under the OCIP, the steps necessary to enroll, and the procedures in the event of a claim.

To enroll in the program, the application in this manual must be completely filled out and returned to Construction Insurance Partners along the required certificate of insurance within 10 business days after notification of winning bid by the Owner or General Contractor.

Since your subcontractors will also be covered by the OCIP while performing work at the project site, it is mandatory that you provide a list of all subcontractors to the General Contractor.  Once identified, your subcontractors will receive a copy of this manual.

Should you have any questions regarding the OCIP, please contact:

Construction Insurance Partners, LLC
308 North 21st Street
St. Louis, Missouri 63103
(800) 316-4031
(314) 342-7170 fax

Contacts:
John J. Campbell,	Ext. 754
Terry Schlick,	Ext. 742
Larry Jackson,	Ext. 750
Brian Billhartz,	Ext. 745
Cindie Allscheid	Ext. 743
Debby Wilson,	Ext. 749

Owner and the General Contractor are committed to safety on the job site, and require all contractors to share in this commitment.

2

II.            OCIP – “Exhibit C”-Replacement Contract Language

Unless specifically noted, the provisions set forth below in this insurance exhibit replace the requirements contemplated by Forest City Enterprises, Inc. (Owner) standard form agreement.  Nothing in these provisions modifies the indemnification requirements in your agreement.  The following Article 5, Exhibit C will constitute the insurance provisions of the Contract Documents for this Project:

ARTICLE 5 – Insurance

5.1                                                                               Owner’s Controlled Insurance Program

5.1.1                                                In accordance with the Owner Controlled Insurance Program (“OCIP”) being implemented by the Owner on this Project, the Owner has purchased and will provide to the Contractor, its Subcontractors, and all tiers of Sub-subcontractors insurance as set forth below, for claims which may arise out of, or result from work performed by them under this Contract, for which they may be legally liable.  All bidders are required to submit their bid(s) with their insurance costs INCLUDED for this Project.  The winning bidder(s) and all tiers of their subcontractors will be required to identify their cost(s) to provide Workers’ Compensation, General Liability and Excess Liability for this Project.  The OCIP enrollment forms (outlined in this Contractors Manual) must be completed and returned within 10 business days by the Contractor, its Subcontractor and Sub-subcontractors after they have been awarded a contract.  Please note that each party must also include a copy of their Workers’ Compensation Experience Modification Worksheet, along with a copy of the Policy Declarations Page(s) from their Workers’ Compensation General Liability and Excess Liability policies.  The contract award will then be reduced by the costs identified by the winning bidder(s) and this total will be identified as a withhold amount.  At the conclusion of the contract, an audit will be performed and this withheld amount will be adjusted based upon actual payrolls incurred on the project site and work performed including change orders.  Each enrolled Contractor (any tier) will provide documentation as follows: Declarations or information page, Rating page(s), Verification of Experience Modification for Workers’ Compensation and a Minimum of 3 years Loss History for Contractors (any tier) that participate in self-insured, large deductible or retrospective rated insurance programs.  If a Contractor is participating in a retained loss program of this type(s), an insurance credit will be developed using the contactors actual loss history during the requested time period and program fixed costs (e.g. Excess Insurance premiums, Claims Administration charges and Claim Development factors, etc.).  Loss History calculations will be based upon a Contractor’s experience outside of this program provided by the Owner.  The final adjustment will be addressed with a change order at the conclusion of the Project.  All insurance credits will be adjusted to reflect any change in the Contractor’s (any tier) insurance costs (higher or lower) that occur throughout their involvement in this project.  In the event that a contractor overstates their insurance estimate, the Contractor will be credited accordingly.

The Owner reserves the right to elect the alternative of not implementing the Owner Controlled Insurance Program at any time.

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.2                                       Claims under Workers’ Compensation and other similar laws which are applicable to the work to be performed at the Project site.

.3                                       Claims for damages because of bodily injury, occupational disease or sickness, or death of the Contractor’s employees.

.4                                       Claims for damages because of bodily injury, sickness, or death of any person other than the Contractor’s employees.

.5                                       Claims for damages which are sustained by any person as a result of the following offenses: false arrest, libel, slander, invasion of privacy discrimination, and other personal injuries, excluding claims for employment practice liability.

.6                                       Claims for damages, other than to the Work itself because of injury to or destruction of tangible property including loss of use resulting there from.

5.1.2                                                The amount and type of coverage to be provided by the Owner under its OCIP program for the types of claims set forth in Subparagraph 5.1.1 above is as follows:

.1                                       Statutory Workers’ Compensation and Employer’s Liability with limits of $1,000,000 Bodily Injury by Accident, $1,000,000 Bodily Injury by Disease and $1,000,000 Policy Limit by Disease.  Workers’ Compensation insurance covers all Contractor, Subcontractor, and Sub-subcontractor employees whose regular duties include performing work at the Project Site.

.2                                       Commercial General Liability Insurance (excludes Automobile Liability).  This policy includes Completed Operations Coverage for a period of 5 years after acceptance of the work by Owner with a limit of liability of $2,000,000 each occurrence/$5,000,000 general aggregate for Bodily Injury/Property Damage.  No Automobile Liability insurance will be included and shall be provided for by the appropriate contractor (of any tier).  This insurance applies to the operations of all insured parties at the Project site, including any work site set up by the Owner for use by an insured party exclusively for the storage of material or equipment, or for fabrication of material to be used at the Project site.  The limits of liability apply collectively to all insured parties under the policy.

.3                                       Excess Insurance.  Excess liability insurance is provided, insuring the Owner, Contractor, Subcontractors, and all tiers of Sub-subcontractors working on the Project.  This insurance will cover only operations at the Project site and will provide excess coverage over the limits of coverage described in .1 and .2 above.  No Automobile Liability insurance will be included.  Coverage (excess of $2,000,000 per occurrence / $5,000,000 aggregate) will apply collectively to all insured parties on all covered projects with a single set of limits not less than $100,000,000 each Occurrence/Aggregate excess of the primary.

.4                                       Builder’s Risk Insurance, as provided for in more detail in Paragraph 5.3 below and as outlined in the Contract for General Contracting Services document.

5.1.3                                                The insurance provided for in Subparagraph 5.1.2, written on an occurrence basis, shall be maintained without interruption from the date of commencement of the Work until

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date of final payment, and for a minimum period of five years after final payment for completed operations coverage.  In the event that insurance coverages as provided by the Owner and as described in Subparagraph 5.1.2 are canceled, lapsed or otherwise become unavailable, the Owner has the option to procure and provide alternate insurance to the Contractors.  As an alternative, the Owner shall have the right to require the Contractor and all tiers of Subcontractors to provide insurance coverage, with reimbursement being made to the Contractor for the actual cost thereof by Change Order (but without any markup for overhead and profit).

5.1.4                                                                        Each Contractor participating in the OCIP will be issued an individual Worker’s Compensation policy.  Certificates of Insurance will be issued for the coverages of Commercial General Liability and Excess Liability that will evidence the coverages furnished by the Owner.  These shall be filed with the Contractor prior to commencement of the Work.  Both the Worker’s Compensation Policy and the Commercial General Liability and Excess Liability certificates shall contain a provision that coverage as afforded under the policies will not be canceled or allowed to expire until at least 30 days prior written notice has been given to the Contractor.

5.2                                                                               Contractor’s Insurance

5.2.1                                                                        The Contractor, Subcontractors, and Sub-subcontractors shall provide, at their own expense, the following insurance:

.1                                       Comprehensive Business/Automobile liability Insurance.  The Contractor, Subcontractors and all tiers of Sub-subcontractors working on the Project (and any material dealers, suppliers, and vendors who enter the Project site) shall, at their own expense, carry automobile liability insurance covering all owned, non-owned, and hired vehicles used in connection with the Work.  The Contractor shall include this requirement in all of its subcontracts and purchase orders.  The limits of liability for this insurance shall be at least $1,000,000 per occurrence - bodily injury and property damage combined including uninsured and underinsured motorist coverage.

.2                                       Workers’ Compensation and Commercial General Liability Insurance.  The Contractor shall carry and maintain at least the following insurance coverages in connection with operations away from the Project site as outlined:

.1                                       Workers’ Compensation – Statutory Limits

.2                                       Employer’s Liability - $1,000,000 (per bodily injury/disease and aggregate)

.3                                       Commercial General Liability Insurance with limits of at least $10,000,000 combined single limit bodily injury and property damage, and including protection for contractual liability, products, completed operations, work performed by independent contractors, and broad form property damage coverage.  The Owner reserves the right to require alternative limits (higher or lower) to individual Contractors (any tier) at their discretion.

.4                                       Hazardous Material Liability Insurance covering bodily injury and/or property damage of limits not less than $2,000,000, if the work involves

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abatement, removal, replacement, repair, enclosure, encapsulation and/or disposal of any hazardous material or substance.  The Owner reserves the right to require alternative limits (higher or lower) to individual Contractors (any tier) at their discretion.  This coverage must remain in force for both on-site and off-site exposures.

5.2.2                                                                        The Contractor shall require all Subcontractors and all tiers of Sub-subcontractors (and material dealers, suppliers, vendors and Project participants not covered under the Owner’s OCIP) to maintain appropriate levels of the insurance as identified in Article 5.2.1 of this Exhibit C.

5.2.3                                                                        A Certificate of Insurance evidencing the Contractor provided insurance under this Paragraph 5.2 shall, prior to commencement of any Work at the Project site, be furnished to the Owner’s insurance agency at the following address:

Construction Insurance Partners, LLC

308 North 21st Street Suite 650

St. Louis, Missouri 63103

(800) 316-4031

(314) 342-7170 fax

Contact:  Cindie allscheid Ext. 743

And

Owner and General Contractor

5.2.4                                                                        Certificates of Insurance provided under the provisions in Article 5-Exhibit C and Subparagraph 5.2.3 shall provide for a 10-day advance written notice of cancellation, lapse or policy change to Construction Insurance Partners at the address indicated above.  The Contractor shall also require their Subcontractors and all tiers of Sub-subcontractors to furnish similar Certificates of Insurance, copies of which shall be filed with the above Construction Insurance Partners representative.  Failure of any Contractor or Subcontractor or other party to file such Certificates of Insurance shall not relieve such party of its responsibility to carry and maintain such insurance.

5.2.5                                                                        The Owner-Controlled Insurance Program as previously outlined is intended to afford broad coverage and relatively high limits of liability, but may not provide all the insurance needed by a Contractor.  Any insurance for higher limits or other coverages that the Contractor may be required by law to carry or may need for its protection shall be at the Contractor’s expense.  Any policy of insurance covering any Contractor’s, Subcontractor’s or Sub-subcontractor’s owned or leased machinery, watercraft, vehicles, tools, or equipment against physical loss or damage shall provide for a Waiver of Subrogation as to any claims against any insured parties under the Owner Controlled Insurance Program.

5.3                                                                               Builder’s Risk Insurance

5.3.1                                                                        The Owner shall purchase and maintain Builder’s Risk insurance in the amount of the initial contract sum, as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis as outlined in Article 5-Exhibit C Paragraph 1.15.  Such Builder’s Risk insurance shall be maintained unless otherwise provided in the

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Contract Documents, until final payment has been made as provided in Paragraph 1.15 of Exhibit C or until no person or entity other than the Owner has an insurable interest in the property.  This insurance shall include the Owner, the Contractor, the Subcontractors, and Sub-subcontractors performing the Work as named Insureds.

.2                                       Builder’s Risk insurance shall be on an All Risk policy form basis and insure against the perils of fire and extended coverage, and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse of false work, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements.  This Builder’s Risk insurance shall also include transit coverages for materials to be incorporated into the project, as well as temporary offsite storage locations.  Sublimits may apply with respect to transit and offsite coverages.  Such insurance shall include loss of use coverage.  The Builder’s Risk insurance will not provide coverage against loss by theft or disappearance of any materials (unless the materials are to be incorporated into the Project), tools, or equipment of the Contractor, any Subcontractor any Sub-subcontractor, or any other person furnishing labor or materials for the Project.

.3                                       Boiler & Machinery Insurance.  To the extent not previously provided for herein, the Owner shall purchase and maintain boiler and machinery insurance which shall specifically cover such insured objects during installation until final acceptance by the Owner.  This insurance shall include the interests of the Owner, Contractor, Subcontractors, and Sub-Subcontractors for the Work, and the Owner and Contractor shall be listed as named insureds.

5.4                                                                               General Provisions

5.4.1                                                                        Other Insurance.  If the Contractor requests in writing that insurance risks other than those described herein or insurance for special hazards be included, the Owner shall, if possible, obtain such insurance and the cost to Owner shall be reimbursed by the Contractor.

5.4.2                                                                        Waivers of Subrogation.  The Owner and Contractor hereby waive all rights against each other and any of their Subcontractors, Sub-subcontractors, agents, consultants and employees, each of the other; as to claims and damages covered by insurance obtained by the Owner under its OCIP program, except the parties do not waive such rights as they have with respect to proceeds of such insurance held by the Owner as a fiduciary.  The Owner or Contractor as appropriate shall require of the separate Contractors and the Subcontractors, Sub-subcontractors, agents and employees of any of them, by appropriate written agreements, similar waivers, each in favor of other parties enumerated herein.  The OCIP program obtained by the Owner shall provide such waivers of subrogation by endorsement or otherwise.  A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damage.

5.4.3                                                                        A loss insured under the Owner’s Builder’s Risk insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds subject to any applicable morgagee clause and of Subparagraph 5.4.10.  The Contractor shall pay Subcontractors their just shares of insurance receipts received by the Contractor, and

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by appropriate written agreements shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

5.4.4                                                                        Occupancy prior to completion shall not affect the coverage under the Builder’s Risk insurance.

5.4.5                                                                        Insurance provided by Owner in favor of the Contractor and Subcontractors in its OCIP program, as described in this Article 5 shall not extend to vendors or suppliers of the Contractors or Subcontractor not performing work at the project site.

5.4.6                                                                        The Contractor and their Subcontractors and all tiers of Sub-subcontractors warrant that no cost for insurance is, or shall be, included in any cost or fee charged to the Owner on the Project, other than those costs which are reimbursable pursuant to the Contract for General Contracting Services document and Paragraph 5.2 of this document.

5.4.7                                                                        Contractor, Subcontractors and Sub-subcontractors agree to comply with policy conditions of the insurance policies provided by the Owner under this Exhibit C, and to comply with any claims handling procedures, payroll reporting procedures, loss prevention program, or other similar programs related to the Owner’s Controlled Insurance Program, including, without limitation, filing any claims in a timely fashion in accordance with the requirements set forth in such insurance policies.

5.4.8                                                                        Contractor and their Subcontractors and Sub-subcontractors expressly agree to procure and provide Workers’ Compensation, General Liability and Automobile Liability coverage at their own expense respecting operations not conducted at the project site.

5.4.9                                                                        To the extent any Subcontractor is, for whatever reason, not covered as an insured under the Owner Controlled Insurance Program, the Contractor shall require that Subcontractor to provide applicable Workers’ Compensation, General Liability, and Automobile Liability Insurance at their own expense in a form and amount acceptable to Owner.  Such coverages shall include the Owner as an additional insured and shall provide appropriate waiver of subrogation with the following limits:

.1                                       Workers’ Compensation – Statutory Limits

.2                                       Employer’s Liability - $1,000,000 (per bodily injury/disease and aggregate)

.3                                       Commercial General Liability Insurance with limits of no less than $1,000,000 per occurrence/$2,000,000 general aggregate for Bodily Injury/Property Damage, including protection for contractual liability, products, completed operations, work performed by independent contractors, and broad form property damage coverage.

.4                                       Auto Liability - $1,000,000 Combined Single Limit

.5                                       The Owner reserves the right to require alternative limits (higher or lower) to individual Contractors (any tier) at their discretion.

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5.4.10                                                                  The indemnification provisions as outlined in the Contract for General Contracting Services document shall remain in force for all applicable coverages unless specifically not required and identified under the OCIP program provisions.

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III.                                 COVERAGE SUMMARY

This section outlines the coverages provided for you by the OCIP.  Owner makes no warranty or representation that the OCIP coverages constitute an insurance portfolio, which adequately addresses all the risks faced by the contractor.  The Owner grants permission should you desire to supplement coverages provided by the OCIP at your expense.

The coverages outlined in the following pages are a summary of what is provided by the OCIP.  The policies are the governing documents to refer to for actual terms and conditions.

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WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY

Insurance Carrier:	St. Paul Mercury Insurance Company

Policy Term:	Date of Contract until project completion

*Named Insured:

The Owner (any tier of contractor, subcontractor and sub-subcontractors thereof, or other entity or person while performing work at the Owner project and for whom the Owner has agreed by contract to provide an Owner Controlled Insurance Program.

Interest:	Covering only operations related to the Owner’s Project.

Limits of Liability:	Workers’ Compensation
Statutory Benefits - Applicable States

Employers Liability:	Bodily Injury by Accident	$1,000,000 Each Accident
	Bodily Injury by Disease	$1,000,000 Each Employee
	Bodily Injury by Disease	$1,000,000 Policy Limit

*     There will be a separate policy issued to each contractor or subcontractor as individual Named Insured.  You will receive your policy after all the necessary forms have been completed.

NOTE:	This policy applies only to operations related to the project conducted at the location designated below and operations necessary or incidental thereto:

Forest City Ratner Companies and The New York Times New York Times Headquarters Project

Endorsements:	NCCI or St. Paul endorsement forms as follows:
Designated Workplace Exclusion Endorsement
Assignment of Consent Endorsement
Maritime Coverage Endorsement
Waiver of Our Right to Recover from Others Endorsement
Federal Employers Liability Act endorsement $1,000,000 each
Occurrence / Aggregate Endorsement
Named Insured
Cancellation Provision-60 days notice non-payment of premium or failure to comply with reasonable engineering recommendations
Alternate Employers Endorsement
U.S. Longshoremen & Harbor Workers Act endorsement
Experience modification endorsement
Pending Rate Change endorsement
Deductible Reimbursement endorsement
Voluntary Compensation endorsement $1,000,000 limit
Repatriation endorsement

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Fraud and Misrepresentation Endorsement

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COMMERCIAL GENERAL LIABILITY

Insurance Carrier:	St. Paul Mercury Insurance Company

Policy Term:	From start of project until project completion plus 10 years completed operations.

Named Insured:	(1) Owner

And

(2) All tiers of contractors, subcontractors and sub-subcontractors who work on the project and for whom the Owner has agreed by contract to provide coverage under the Owner Controlled Insurance Program.

Interest:	This policy applies only to operations related to the project conducted at the location designated below and operations necessary or incidental thereto:

Forest City Ratner Companies and The New York Times New York Times Headquarters Project

Limits of Liability:	Primary:
$5,000,000 General Aggregate, per project
$5,000,000 Products/Completed Operations Aggregate, per project
$2,000,000 Personal Injury and Advertising Injury
$2,000,000 Each Occurrence
$1,000,000 Fire Damage (any one fire)
$ 100,000 Medical Payments (each accident)
LIMITS SHOWN ARE ANNUALLY REINSTATED except for Completed Operations

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Endorsements:	St. Paul using form 47500 or by endorsement as follows:
Products and Completed Operations Ext. (1 set of limits) – 10 years
Named Insured
Additional Protected Persons
Contractor’s Fraud and Misrepresentation Endorsement
Notice of Accident Endorsement
Notice of Accident-Workers Compensation First Reported Endorsement
Sole Agent
Waiver of Rights of Recovery from Others Endorsement
Other Insurance
Described Premises or Projects Limitation Endorsement
Amend Occurrence to include Reasonable Force
Cancellation Provision-60 days notice non-payment of premium or failure to comply with reasonable engineering recommendations
Assignment Consent Endorsement
Additional Definitions Endorsement
Inclusion of Alcoholic Beverage coverage
Waiver of Subrogation / Property Damage Endorsement
Contractors Personal Injury Endorsement
Damage to Your Products or Completed Work Endorsement
Contractual Liability
Worldwide Coverage
Fellow Employee Bodily Injury Endorsement All Employees
In Rem Endorsement
Non-owned Watercraft & Aircraft Exception
Incidental Medical Malpractice Endorsement
Composite Rate Endorsement
Deductible Endorsement
Architect, Engineer or Surveyor Professional Services Exclusion
Exclusion Lead
Exclusion Asbestos (remediation work)
Nuclear Energy Liability Exclusion
State mandatory Endorsements
Stop Gap Liability Endorsement
Limited Sudden & Accidental Pollution Liability $1 MM/$2 MM Sub-limit
Waiver of Rights of Recovery Endorsement
Fraud and Misrepresentation Endorsement
Notice of an Event Endorsement
Notice of an Accident Endorsement
Contractors Professional Services Exclusion Endorsement

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EXCESS LIABILITY

Insurance Carrier(s):	TBD – Layer 1 ($50 MM Excess of Primary)
TBD – Layer 2 ($50 MM Excess of $50 MM Excess of Primary)

Policy Term:	From date bound until project completion

Named Insured:	Owner and all tiers of enrolled contractors and subcontractors

Interest:	Coverage in respect of the Insured’s operations, solely with respect to the construction of the specified the Owner projects.

Limits of Liability per Project:

$100,000,000 x $2,000,000/$2,000,000/$5,000,000
REINSTATED ANNUALLY except for Completed Operations

Conditions:	Terms and conditions per policy on file with the Owner. Policy period is construction term plus an additional sixty (60) months of completed operations coverage

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BUILDER’S RISK INSURANCE

Owner has arranged the Builder’s Risk insurance for the project’s entire construction phase.  The coverage protects all involved parties including the Owner and all contractors and subcontractors.  This insurance does not protect certain property of contractors used at the construction site, including contractors’ tools and equipment (including office trailers, tool sheds and any other temporary structures) not intended to become a permanent part of the project.  The following are details of the coverage:

Insurers:	TBD Property Program

Named Insured:	Owner and contractors of every tier.

Coverage Form:
(Perils)	“All Risks” of direct physical loss of or damage to insured property subject to policy terms, conditions, and exclusions.

Contact:	Gallagher Pipino, Inc.
7600 Market Street
Youngstown, Ohio 44513–3849
Telephone: 800-726-8177
Fax: 330-726-1891

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IV.           COVERAGES NOT INCLUDED IN THE OCIP

1.             Automobile Insurance

The OCIP does not include Automobile Liability, uninsured and underinsured motorist coverage and Physical Damage Insurance for licensed vehicles.  All subcontractors are required to provide certificate of insurance showing auto liability coverage limit of $1,000,000 with Owner and General Contractor named as additional insureds.  The Owner reserves the right to require alternative limits (higher or lower) to any individual Contractor (any tier) at their discretion.

2.             Off-Site Workers’ Compensation

The OCIP only covers work-related injuries occurring at the work site.  It does not cover Workers’ Compensation risks associated with your other jobs or activities.  All subcontractors are required to provide a certificate of insurance showing statutory Workers’ Compensation limits and Employer’s Liability limit in the amount of $1,000,000.  The Owner reserves the right to require alternative limits (higher or lower) to any individual Contractor (any tier) at their discretion.

3.             Off-Site General Liability

The OCIP only covers third-party liability claims arising from activities at the work site.  It does not cover liability risks associated with your other jobs or activities.  All subcontractors are required to provide certificate of insurance showing $10,000,000 combined single limit and showing The New York Times Headquarters Project (FCRC/NYT) and the General Contractor as additional insureds.  This limit can be provided through a combination of Primary and Excess policy limits.  The Owner reserves the right to require alternative limits (higher or lower) to any individual Contractor (any tier) at their discretion.

4.             Tools, Equipment and Machinery

The OCIP does not cover loss of, or damage to, your tools and equipment at the job site.  Nor does it cover your employee’s tools or equipment.  Other property such as scaffolds, machinery, crane, earth-moving equipment, consumables, office trailers, tool sheds and any other temporary structures not intended to become a permanent part of the project is not covered under this OCIP.

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V.            ENROLLMENT PROCEDURES

•                  NOTICE OF SUBCONTRACT AWARD: This form must be completed by any contractor that has sub-contractors. They must advise Construction Insurance Partners, LLC of name, address, contact name, telephone number and fax number of all contractors that will be working on-site on this project.

•                  REQUEST FOR INSURANCE (RFI): THIS FORM MUST BE RETURNED TO Construction Insurance Partners, LLC by the Contractor prior to the Contractor going onto the job-site. This form is necessary to provide coverage for the Contractor on the project. If the Contractor is uncertain as to the estimated on-site date, leave this part of the form blank and call Construction Insurance Partners, LLC at 314-554-9743 – Cindie Allscheid before going on-site. Be sure to provide your NCCI number in the spaced market Bureau Identificiation Number and your PIN number. All payroll estimates should be for on-site payroll only.

Complete attached Request for Insurance (RFI) application and mail and/or fax to:

Construction Insurance Partners, LLC

308 North 21st Street

St. Louis, Missouri 63103

(800) 316-4031

(314) 342-7170 fax

Contact: Cindie Allscheid, Ext. 743

•                  SUPPLEMENTAL BID INFORMATION FORM I: Contractors whose insurance programs are fully insured use the Form I. the contractors will identify their insurance costs for both Worker’s Compensation and Deferred Liability coverages. When using the same information provided on the RFI form be sure to provide classification codes, workers’ compensation codes and estimated payroll for on-site work only. Contractors are asked to provide a copy of the Declarations or information page(s), Rating page(s), Verification of Experience Modification of their current insurance policy along with the completed Form 1.

LOSS SENSITIVE (I.E. Large deductible or retrospective rated program, etc.) FORM 1A: Complete form 1A if you are a qualified self-insured for Workers’ Compensation and/or General Liability or have a “loss sensitive’’ (i.e. large deductible or restropective reated program, etc.). These forms are provided to assist in the calculation of the insurance credit your company will be providing to the Owner for the coverages; Workers’ Compensation, General Liability and Excess Liability. Each enrolled Contractor (any tier) will provide documentation as follows: Declarations or information page(s), Rating page(s), Verification of Experience Modification for Workers’ Compensation and a Minimum of 3 years Loss History for Contractor’s (any tier) that participate in self-insured, large deductible or retrospective rated insurance programs. If a Contractor is participating in a retained loss program of this type(s), please complete Form 1A. An insurance credit will be developed using the contractors actual loss history during the requested time period and program fixed costs (e.g. Excess Insurance premiums, Claims Administration charges and Claim Development factors, etc.). Loss History calculations will be based upon a Contractors experience outside of this program provided by the Owner.

•                  The final adjustment will be addressed with a change order at the conclusion of the Project. All insurance credits will be adjusted to reflect any change in the Contractor’s (any tier) insurance costs

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(higher or lower) that occur throughout their involvement in this project.  In the event that a contractor overstates their insurance estimate, the Contractor will be credited accordingly.

•                  Contractors will be required to provide a “Certificate of Insurance” naming Construction Insurance Partners, LLC as the Certificate Holder and Forest City Enterprises, Inc. as additional insured and the General Contractor (see sample cert for complete wording) evidencing their Workers’ Compensation, General Liability, Excess, Automobile and Disability coverages.

•                  MONTHLY PAYROLL REPORT:  Because Workers’ Compensation and General Liability insurance premiums are calculated based on employer payroll data, contractors are asked to provide a Monthly Payroll Report outlining the actual payroll insured on the project.  This information must be turned in to Construction Insurance Partners, LLC.

•                  Construction Insurance Partners, LLC will provide all Contractor’s with an individual Workers’ Compensation policy, Certificate of Insurance and an audit slip for the contractor to submit to their Contractor’s individual insurance carrier.  This report will reflect the amount of payroll and insurance coverages affected by the Owner Controlled Insurance Program.

•                  Reminder: Suppliers, vendors, material men and haulers are excluded from the OCIP.  However, a Certificate of Insurance is still required as an evidence of Insurance.

•                  If you have subcontractors, they will need complete this same packet

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NOTICE OF SUBCONTRACT AWARD

Construction Insurance Partners, LLC

308 North 21st

St. Louis, MO 63103

COMPLETE THIS FORM ONLY IF YOU HAVE SUB-CONTRACTORS

Prime or General Contractor

We have awarded a subcontract as follows:

Project Name	New York Times Headquarters Project

Type of Work

Subcontractor

Address

Contact

Telephone & Fax Number

Date of Subcontract

Estimated Contract Amount

Probable Starting Date

Authorized Signature	Typed Name

Date

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REQUEST FOR INSURANCE - Forest City Enterprises, Inc. – OCIP

Underwritten by: St. Paul Mercury Insurance Company

Sub-Contractor Name:

Address:

Audit

Telephone / Fax:	Contact Name:

E-Mail Address:

Scheduled On-Site Dates:	From:	To:
This will be the effective date of the OCIP policy

Federal Employee Identification Number:

Bureau Identification Number (NCCI):

Experience Mod:		Date of Modifier:

Job Name:	New York Times Headquarters Project

Prime Contractor:

CLASSFICATION	CLASS CODE	ESTIMATED ON-SITE PAYROLL

CONTRACTOR’S INSURANCE INFORMATION

Each contractor must attach a Certificate of Insurance evidencing offsite workers’ compensation, offsite general liability and auto liability coverage and indicate that your GL and WC coverages exclude your work on Forest City Enterprises, Inc. – OCIP.  Contact your Insurance Agent for this Certificate. It is your responsibility to notify your Insurance Agent to exclude all work to be done at this Project Site from your regular GL and WC policies. This certificate should also name Forest City Enterprises, Inc. and General Contractor as additional insureds on the auto liability and offsite general liability.

ASSIGNMENT BY CONTRACTOR OR SUBCONTRACTOR FOR SPONSOR CONTROLLED INSURANCE PROGRAM

The undersigned, a contractor or subcontractor under construction, contract with Forest City Enterprises, Inc.(“Owner”) or the General Contractor in consideration of the agreement of Owner to arrange insurance and pay premiums as provided by said Contract for the Contractor and for each Subcontractor of any tier thereunder, and for other good and valuable consideration hereby assigns to Owner all return premiums, premium refunds, dividends, and any monies due or to become due to the Undersigned in connection with said insurance.

Name of Contractor or Subcontractor

Authorized Signature	Typed Name	Date

Completed form and Certificate of
Insurance should be returned to:	If questions, contact:
Construction Insurance Partners	Controlled Insurance Program Unit
(314)-342-7170 Fax	800-316-4031
Cindie Allscheid

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Forest City Ratner Companies and
The New York Times Company	Form 1

SUPPLEMENTAL BID INFORMATION

Insurance Information Form/General Contractor and Subcontractor

Contractor Name:		Contact Person:
Address:		Telephone:
City, State, Zip:		e-mail:
Your Contract Value	$	Prime Contractor:
Job Name	New York Times Headquarters Project

Workers’ Compensation (project site payroll only)
*attach additional pages if required
Important: Attach current Workers’ Compensation Policy Declaration Page and Schedule of Classifications.

Classification	Code	WC Rate incl. Tier 1 Rate	Estimated Payroll	Premium Rate* Payroll/100
1.
2.
3.
4.
		Total	$	$
Increased Limits
Contractor Credit if applicable
WC Insurance Company:			EMR
Experience Modifier (ERM):			Assigned Risk Surcharge, if app.
Effective Date of ERM:		/ /	State Disability and, if app.
Effective Date of WC Policy:		/ /	State Assessment Fund, if app.
Expiration Date of WC Policy:		/ /	Premium Discount
Employer’s Liability Limit:		$
$
		$	Total Estimated Project Workers’ Comp. Premium	$ (A)

B. General Liability (including completed operations)
*attach additional pages if required

Classification	Code	Current Rate	Estimated Payroll	Premium Rate* Payroll/1000
1.
2.
3.
4.
			General Liability Premium	$
			Excess/Umbrella Liability Premium	$
			Total Liability Premium	$	(B)
C. Subcontractor Premiums (all tiers) For each Sub-Contractor, there should be a Form 1				$	(C)
D. Total Premium (A+B+C) This estimated amount must equal the insurance withhold that will be shown on your contract.				$	(D)

“Total Premiums” indicated in D, represent the amount of insurance premiums the contractor has identified as their insurance cost estimate that will be identified as a withhold amount.  This is outlined in the General Conditions (including any superseding supplemental conditions), since the owner is furnishing the construction insurance.  A final adjustment will be approved based upon the actual payrolls and applicable rates submitted by the contractor at the conclusion of their contract.  In the event insurance is not provided by Owner, this amount will not be withheld.

Signed by:	Title:

A copy of your master WC and GL insurance program Declarations Page and Experience Modification

Worksheet must be attached with this form.

22

Return completed forms to Construction Insurance Partners

23

Form 1A

New York Times Headquarters – OCIP PROJECT
SUPPLEMENTAL BID INFORMATION FORM 1A

Contractor Name:	Policy Period:
Contact:	Reporting Period:
Telephone:	Self-Insured Retention for
	WC:	$
	GL:	$
Contract Value:	% Self Performed
Your Contract Value Only (Do not include subs)	% Subcontracted
Awarding Contractor	Prime Contractor
Estimated No. of	Estimated Job-hours
Subcontractors

Workers’ Compensation (project site payroll only) for the New York Times Headquarters

A. Self Insured Calculation

Premium Program Cost
Payroll	$
Expected Loss Rate per $100/payroll or Company Allocation including loss handling charge*	$
Total Section A	$

B. Excess Workers Compensation Calculation

Premium Program Cost
Payroll	$
Excess Workers’ Compensation Composite Rate	$
Total Section B	$

C. Assessment Computation

W/C Class Code	Estimated On-Site Payroll	Rate	Manual Premium/Program Costs

TOTAL MANUAL PREMIUM/PROGRAM COSTS
Experience Mod Factor
Discount			( )
State Disability Fund and State Assessment Fund Surcharges, if applicable
Total Section C

D. General and Excess Liability (Including Completed Operations)
Attach additional pages if required.

Classification	Code	Current Rate	Est. Payroll/Gross Receipts	Premium/Program Costs
1.
2.
3.
4.
		General Liability Premium		$
		Excess/Umbrella Liability Premium		$
		Total Liability Premium		$
TOTAL CREDIT FOR WC/GL & EXCESS LIAB (A+B+C+D)				$ (E)

24

Note: You are required to provide the following:

•      Experience Modifier worksheet

•      A copy of your Excess policies declaration page(s) and rating page(s)

•      A Certificate of Self Insurance from the State of New York

•      Loss Fund Allocation Worksheet and/or rate (Minimum 3 years)

“Total Premiums” indicated in E represent the amount of insurance premiums the contractor has identified as their insurance cost estimate that will be identified as a withhold amount.  This is outlined in the General Conditions including any superseding supplemental conditions), since the Owner is furnishing the construction insurance. A final adjustment will be approved based upon the actual payrolls and applicable rates submitted by the contractor at the conclusion of their contract.  In the event insurance is not provided by Owner this amount will not be withheld.

Signed by:	Title:

RETURN COMPLETED FORM TO:

Construction Insurance Partners, LLC

308 North 21st Street

St. Louis, Missouri 63103

(800) 316-4031

(314) 342-7170 fax

Contact:  Cindie Allscheid, Ext. 743

25

CERTIFICATE REQUIREMENTS

You are required to forward a Certificate of Insurance evidencing coverage for Automobile Liability, off site General Liability, and off site Workers’ Compensation to Construction Insurance Partners.  Owner and General Contractor must be named as Additional Insureds as respects to Automobile Liability and off-site Commercial General Liability.  Please show full limits for coverage carried.  Carrier ratings and coverage limits the subject to approval by the Owner and General Contractor. Every Contractor (any tier) will at a minimum carry the following limits:

Coverage	Limits
Workers’ Compensation	Statutory
Employer’s Liability	$1,000,000
Commercial General Liability

$10,000,000 (combined single limit bodily injury and property damage, and including protection for contractual liability, products, completed operations, work performed by independent contractors, and broad form property damage coverages).

Automobile Liability	$1,000,000 Combined Single Limit

These minimum insurance requirements do not alleviate the Contractor of their total liability exposure.  The Owner reserves the right to require alternative limits (higher or lower) to individual Contractors (any tier) at their discretion.

Please contact Construction Insurance Partners regarding any question concerning this certificate of insurance requirement.  The contact name and address is as follows:

Construction Insurance Partners, LLC

308 North 21st Street

St. Louis, Missouri 63103

(800) 316-4031

(314) 342-7170 fax

Contact:  Cindie Allscheid, Ext. 743

26

VI.           PAYROLL REPORTING

Owner requires that all contractors submit a monthly report of man-hours and payroll to Construction Insurance Partners as per the following form.

It is the Prime Contractor’s responsibility to insure that this information is provided monthly by all subs.

THE CONTRACTORS AND ALL TIERS OF SUBCONTRACTORS WILL MAKE THEIR PAYROLL RECORDS AVAILABLE TO THE INSURANCE COMPANY AUDITOR AT ANY TIME DURING THE POLICY PERIOD AND UP TO THREE YEARS AFTER COMPLETION OF THE PROJECT.

Payroll:

Payroll shall include the total remuneration and hours worked for all employees working on the Project Site, including the cost of board and lodging where it is considered part of an employee’s earnings.

Payroll Records:	All payroll records on the Owner’s Projects should be kept separate from all other work. This will make the audit process easier.

Payroll Reports:

Payroll reports should be sent to Construction Insurance Partners within two weeks following end of prior month.  You should use the same workers’ compensation codes and classifications as shown on your current workers’ compensation policy.  Show only total hours and total payroll for each classification of employees.  The report can be handwritten and faxed, hold the original copy in your file.  If you have more than one contract and/or work order, please either 1) complete a Form for each awarding contractor or, 2) show which payroll applies to which contractor.

Overtime:

Earnings for overtime should be included only at the normal hourly rate, (DO NOT INCLUDE EXTRA WAGES PAID FOR OVERTIME HOURS).  Overtime means those hours in excess of 8 hours worked each day, 40 hours in any week or on Saturdays, Sundays, or holidays, but only when there is an increase in the hourly rate to work such hours.  Hours should also be shown on overtime.

27

New York Times Headquarters Project

OCIP Monthly Payroll Report Form

Contractor Name:	Payroll Month
Sub of:	From:	To:
Final Payroll?

Workers’ Comp Code	Classification	Gross Payroll*	Total Monthly Job Hours

* Straight time wage rates only.

Complete a Separate Form for Each Contract

This form should be turned in monthly to:

Construction Insurance Partners, LLC

Attn: Cindie Allscheid

Fax 314-342-7170

Signed:	Date:
Title

28

VII.                            CLAIM REPORTING

As a participant in Forest City Enterprises, Inc. – OCIP, you will be expected to cooperate with construction management, Construction Insurance Partners and the OCIP insurer in the event of a claims situation. It is the responsibility of each Contractor and Subcontractor (any-tier) to report all claims. This section outlines the procedures to be followed in the event of an accident.

What to do if an injury/incident occurs:

•              Injured worker notifies contractor supervisor

•              Contractor supervisor immediately notifies General Contractor

•              Contractor supervisor assists General Contractor with the completion of the Claim Notification Form(s). Both Workers’ Compensation and General Liability reporting forms will be available at the job-site. Insurance carrier will be notified of loss by calling a toll-free telephone number provided by the carrier. It is the responsibility of all supervisors to report their claims to the carrier. The General Contractor will assist as necessary.

•              All contractors are required to assist in an accident investigation as outlined in Section VIII – Contractor Safety Requirements of this OCIP Contractor Manual.

•              If you should have any questions regarding a workers’ compensation or general liability claim, please contact:

Larry Jackson

Construction Insurance Partners

308 North 21st Street

St. Louis, Missouri 63103

(800) 316-4031

(314) 342-7170 fax

•              General Contractor contacts Construction Insurance Partners

•              Construction Insurance Partners will be copied on all Loss Notices.

29

“New York Times Headquarters Project”

OCIP

All employee injuries must be reported to the General Contractor and the injured employee may, at their discretion, elect to receive treatment at the following facilities:

During Normal Working Hours

TBD

Hours: 7:00 a.m. – 10:00 p.m.

Monday - Friday

Emergency Treatment & After Hours Care

TBD

St. Paul Mercury Insurance Company

Send Bills To:

TBD

Address

City, State Zip

(Please write claim number on bill if known)

Customer Service – Medical Bill Review:

Telephone:

(Call this telephone number to check on the status of a medical bill)

30

VIII.        CONTRACTOR SAFETY REQUIREMENTS

The Owner reserves the right to adopt the safety plan of the General Contractor.  Please refer to the Contract Provisions for the required Safety Procedures titled, “AMEC CONSTRUCTION MANAGEMENT, INC., Corporate Safety Policy and Procedure” attached as Exhibit S of your Contract Document.  The Contractor’s safety policies, procedures and codes of practice must be in compliance with current federal, state and local occupational health and safety standards.  Some sections may exceed the minimum standard.  The importance that safety awareness has in our corporate philosophy cannot be understated. Our approach is simple; substandard conditions and substandard practices will not be tolerated.  The following outline is a sample of the minimum requirements expected to be followed by the Contractor (any tier).

Safety Programs

•                  Each contractor or subcontractor who has 50 or more employees on-site at any one time will be required to provide a full-time on-site safety representative.

•                  Each contractor must develop and submit a written safe work procedure that identifies the hazards of their work and the equipment/methods that will beused to eliminate or control them prior to starting their scope of work.  In addition, the name of the “Competent Person” as described in the OSHA Construction Standard 29CFR 1926 must be specified.

•                  All contractor and subcontractor employees must receive the “Site Safety Orientation” prior to starting work. AMEC’s Site Safety Manager will provide this to the Contractor Superintendent prior to said contractor beginning any work on site.  It will then become the Contractors responsibility to ensure that each of their employees have received same prior to starting work.  This will be monitored through the use of “Hard Hat Stickers”.

•                  General Contractor will be provided with a copy of all programs.

•                  Each contractor will maintain on-site, a fully functional “Hazard Communication/Employer Right-to-Know Program.  A copy will be provided for General Contractor

•                  Each contractor’s safety activities will be audited based on requirements of the safety program.  OSHA standards will be the minimum acceptable site standards.

•                  Subcontractors or sub-subcontractors who may not have a written safety program may elect to fall under AMEC’s safety program.  Should that option be used, each sub or sub-tier is required to submit a letter to AMEC indicating it will use that option, that he has a copy of the program and is familiar with the safety requirements under that program and intends to comply with it.

31

•                  Straight adoption of these programs will not be an acceptable option.  Each contractor’s safety program must be tailored by that contractor to reflect the specific exposures encountered by its tradesmen.  Construction Insurance Partners and St. Paul Mercury Insurance Company will offer assistance in this area as requested.

•                  All contractors should submit their safety programs to the General Contractor before they begin work.

•                  Basic personal protective equipment consists of safety glasses with side shields an ANSI approved hard-hat, durable work shoes or boots, long pants and tee-shirt with sleeves as the minimum.  A hard hat, safety glasses with side shields and proper footwear must be worn at all time while on the project.  Hearing protection, dust masks or respirators shall be worn where hazards to the ears or respiratory tract exists.  Training on the proper use and limitations of respiratory equipment will be provided to any worker using such equipment.

•                  A strict 100% fall protection policy shall be adhered to where any worker is exposed to a hazard of falling six (6) feet or more or when working over dangerous equipment. (NOTE: The only exception to this rule will be for employees engaged in structural steel erection.  These individuals will follow the guidelines of 29CFR 1926 subpart-R)

•                  Prior to removing guardrails, temporary or permanent floor covers, grating or other barriers designed for fall protection, workers will be provided with fall protection as explained in sub (b) above.  Guardrails and protective floor coverings shall not be left open and unattended for any period or for any reason.  Upon completion of the task or activity, the guardrail or covering must be replaced in a securely fastened state.  All floor covers must be legibly marked as “hole” or “opening”.

•                  Documentation shall be submitted to AMEC stating the each subcontractor supervisor has been trained to administer first aid and CPR

•                  Each contractor and subcontractor supervisor will have attended the “OSHA 10 Hour Construction Outreach Training Program” as evidenced by the appropriate documentation.  If the supervisors have not received said training, it will be provided at “no cost” to the contractor.  However, when the training is scheduled, the contractor MUST make supervisors available for the classes.  (Note: Every effort will be made to schedule classes during hours that will not impact the ongoing work)

32

•                  A “No Drug or Alcohol Policy” will be enforced by all contractors’ and sub contractors’.  This policy restricts certain items and substances from being brought on Company premises, prohibits all employees and others working on Company premises from reporting for work or from working with detectable levels of illegal or non-prescribed drugs and other substances.  Post accident drug testing will be required for all personnel working on site.

Safety Committee

•                  Each prime and those major subcontractors selected by General Contractor will appoint a Safety Coordinator.

•                  Safety Coordinators will be required to attend a Safety Training Session by Construction Insurance Partners and St. Paul Mercury Insurance Company as requested.

•                  The Safety Coordinators will form the Safety Committee.

•                  Safety Committee Meetings will be held as called by General Contractor.  These meetings will usually occur once each month.  Attendance by Safety Coordinators is mandatory.

•                  Safety Coordinators will be required to accompany Construction Insurance Partners and/or St. Paul Mercury Insurance Company on safety tours of the job site for the purpose of hazard recognition.

•                  Superintendents/supervisors may be permitted to act as Safety Coordinators.

33

[DRAFT]

Accident Investigations

•                  Each contractor and subcontractor is required to conduct and submit written accident investigations report(s) to St. Paul Mercury Insurance Company and the General Contractor within 24 hours after an incident occurs.

•                  St. Paul Mercury Insurance Company and/or Construction Insurance Partners representatives will make accident investigation forms available for any contractor who does not currently have them.

•                  Construction Insurance Partners and/or St. Paul Mercury Insurance Company representatives will review all accident investigation reports for quality.

Modified Duty Program

•                  The purpose of a Modified Duty Program is to get the occupationally injured employee back to work as safely and quickly as possible without causing further harm or injury.  The keys to a successful program are 1) commitment on the part of the contractor to be creative and flexible in assigning work and 2) the willingness on the part of the employee to attempt the modified duty offered.  Each contractor and subcontractor will work with the OCIP Administration Team in identifying modified duty work, document that the modified work to be offered is within the physical limitations outlined by the treating physician and coordinate the return of the injured employee back into the work place.

Safety Meetings

•                  Each contractor, subcontractor and sub-subcontractor is required to conduct safety meetings at the job site as directed by its established safety program.

•                  At a minimum, Safety Meeting are required weekly.

•                  A supply of safety talk topics will be maintained in the Construction Office for those companies who wish access to additional topics.

•                  Joint safety meetings may be conducted by or with the prime and/or other subs.

•                  The resulting safety meeting report must clearly identify each employee who attended and be listed - by contractor, subcontractor or sub-sub.

•                  All safety meeting reports should be forwarded to Construction Insurance Partners and/or St. Paul Mercury Insurance Company for a review of quality and timeliness.  The results of this review will be submitted to General Contractor for their action.

34

[DRAFT]

Self-Inspections

•                  Each prime and subcontractor must conduct job-site inspections on a regular basis. While these inspections may conform to the requirements of the contractor’s own safety program, they are subject to minimum standards established for the job.

•                  Joint inspections or inspections conducted by a prime contractor for a sub must be identified as such. Documentation of these inspections must clearly identify the name of the person who did the inspection and each of the contractors, subcontractors, and sub-sub for whom the inspection was made and any safety recommendations that resulted from the inspection.

•                  Inspection follow-up will be performed by each contractor to ensure compliance with recommendations.

•                  The quality of inspections will be audited by Construction Insurance Partners and St. Paul Mercury Insurance Company loss control personnel and results of those audits provided to General Contractor for their action.

Job Surveys

•                  St. Paul Mercury Insurance Company and/or Construction Insurance Partner’s safety representatives will conduct job-site safety surveys monthly, in the company of the members of the Safety Committee for the purpose of hazard recognition.

•                  Suggestions and recommendations resulting from those surveys will be discussed with contractor representatives at the time of the survey. Recommendations and suggestions will also be discussed during the regular monthly Safety Committee Meetings.

•                  The findings will be submitted in the loss prevention report directed to General Contractor for their action.

Record-Keeping and Files

IF IT IS NOT RECORDED IN THE PROJECT’S CONSTRUCTION OFFICE, IT HAS NOT BEEN COMPLETED!

Documentation is required in the contractor’s safety file located in the General Contractor construction office. Representatives of St. Paul Mercury Insurance Company and Construction Insurance Partners will review safety program documentation. It is very important that any contractor with questions regarding record-keeping contact General Contractor, Construction Insurance Partners or St. Paul Mercury Insurance Company’s loss control representative for clarification.

35

[DRAFT]

The following documentation is required:

•                  A written safety program

•                  A written hazard/employee right-to-know program. Material safety data sheets conforming to the above hazard communication program. The Hazard Communication standard requires contractors to provide Material Safety Data Sheets (“MSDS”) for all hazardous products to be used on this project. The MSDS sheets must be available for workers at all times while on the project. Workers must receive training to be made aware of the hazards of these products.

•                  Job-site safety meeting reports

•                  Accident investigations - In order for the Company to investigate all accidents, the subcontractor must immediately notify the Company and submit an accident report within three (3) working days of the accident.

•                  Job-site inspections - Weekly inspections of the subcontractors operations, equipment and work areas will be performed by a Competent Person designated by the subcontractor. Documentation of inspections will be submitted to the Company.

•                  The Company has a policy of progressive warnings for non-compliance. Persons will receive a verbal, then written, and, thirdly, suspension or removal from the project. In circumstances where non-compliance threatens life or limb, the Company reserves the right to remove the person from the project.

•                  Fully charged fire extinguishers must be provided in all site office and storage trailers as well as for all flame soldering, cutting or welding operations and other operations where hot work is performed.

•                  To minimize fire and injury potential due to poor housekeeping. Work areas must be kept clean and free from scrap or reusable materials including lunch garbage

•                  All subcontractors must be responsible to ensure all visitors, inspectors, service or delivery personnel meet the minimum requirement for personal protective equipment prior to entering the construction area.

•                  Where requested by the Company, and before commencing the work, the subcontractor shall provide a written safe work procedure or permit for any portion of the work which may pose unique or specific hazards to workers performing or exposed to that work or work area.

36

[DRAFT]

File Audits

•                  Safety files will be reviewed by St. Paul Mercury Insurance Company and/or Construction Insurance Partner’s loss control representatives monthly.

•                  Comments as to the quantity and quality of contractor’s documentation will be addressed to General Contractor for their action.

•                  Contractors are encouraged to discuss safety record-keeping problems with the representatives of Construction Insurance Partners and St. Paul Mercury Insurance Company.

•                  Construction Insurance Partners and/or St. Paul Mercury Insurance Company representatives will make a decision each month as to the contractor with the best quality records for the previous month. That information will be made known to General Contractor for appropriate action relative to the job’s safety incentive activities.

37

EXHIBIT K

Project Website Guidelines

Project Website Scope

The Project Website is an Extranet system managed by Owners and made available to Architectural, Engineering, Construction and Specialty Consultant firms actively participating in the project. Features of the Project Website support collaboration during design and construction, and document archiving.

Project Website Components

Software components are loosely integrated permitting the creation of linkages between applications data and document records.

“Prolog” project management software by Meridian Project Systems, Inc. of Sacramento, CA. Features include: the documentary record of the job in searchable form including RFI’s, meeting minutes and contact lists.

“ImageSite” document review, markup and reprographic software by eQuorum Corp. of Atlanta, GA. Features include: the drawings of the job in searchable, easily viewable Tiff files that are automatically captured from large CADD files.

“ProjectWise” document control software by Bentley Systems, Inc. of Exton, PA.

ProjectWise is an internet-based central repository of current and historical versions of CADD backgrounds and archives of drawings.

Construction Manager’s Project Website Responsibilities:

Construction Manager shall use certain Prolog Manager and Prolog Website features, specifically RFI’s, meeting minutes, and change order management. Construction Manager shall coordinate with the Architect and Consultants and share all information necessary to incorporate trade contractor Shop Drawings and “verified” as-built conditions for the key trades such as MEP and life safety into Consultant’s drawings/document set and the Project archive. In situations where electronic equivalents of paper documents are not readily available, Construction Manager shall provide and post scanned copies to the NYT Project Website in accordance with procedures and best practices established by the Owner.  This coordination and transfer of information shall be performed continuously throughout the Project.

Construction Manager agrees to utilize the Project Website actively and consistently throughout the project.

At the conclusion of the Project, or defined scope of work, whichever occurs first, Construction Manager agrees that Owner shall retain ownership of all licenses provided or purchased during the course of the Project.

Owner CADD and Website Responsibilities:

Owner shall manage and administer the Project Website and all of its hardware, software and database components.

Owner shall distribute and administer Project Website-specific application software licenses, provide basic Project Website-specific training and Project Website-specific Help Desk support services to enable The Construction Manager, in Owners’ judgment, to effectively manage project collaboration and documentation via the Project Website.

Owner shall assist Construction Manager in securing access to the Project Website.

EXHIBIT L

Key Employee Affidavit

To: The New York Times Building, LLC (“Owner”)

I,                                                                    , do hereby certify as follows:

1.               I am an employee of AMEC Construction Management, Inc., Construction Manager for the New York Times project (“Project”).

2.               I am a “Key Employee” of Construction Manager, as that term is defined in the Construction Management Agreement dated November      , 2003 (“Agreement”) between Owner and Construction Manager.

3.               I have read and understand Article 2 of the Agreement relating to Ethical Obligations.

4.               I do hereby certify that I will (have) during the course of the Project comply (complied) with the requirements set forth in Article 2 of the Agreement regarding Ethical Obligations.

5.               This Certification is made by me with full knowledge that:

1.               execution of this Affidavit is a condition of my assignment to and participation in the Project.

2.               violation by me of the Ethical Obligations set forth in the Agreement may result in my dismissal from the Project.

3.               my execution of a copy of this Affidavit at Final Completion of the Project is a condition of Final Payment to Construction Manager.

Name:	(please print)
Position:
Date:

Signature:

EXHIBIT M

Key Employees

John Babieracki – COO

Daniel DeLosa – Chief Estimator

Patrick Muldoon – Project Executive

Andres Sosa – Sr. Project Manager

John Fedeli – Sr. Project Superintendent

George Mow – Project Manager for Building Enclosure

Robert Filipi – MEP Procurement / Commissioning

EXHIBIT N

Not Used

Exhibit O

Qualifications and Assumptions

A.            General

1.  Construction schedule assumes a start of foundation work of March 5, 2004. Owner acknowledges that the delay in the start date from February 15, 2004 to March 5, 2004 may result in additional costs from subcontractors which would result in an increase to the GMP. Construction Manager shall document these additional costs, if any, no later than March 15, 2004, or such costs shall be waived by Construction Manager.

2.  The GMP is based on some bids that Construction Manager has solicited, coordinated, and negotiated. A removal or rejection by Owner of any bidder whose bid was used to determine the GMP may result in a change to the GMP. The GMP will only be adjusted only to the extent that the bidder is greater than the line item for that trade in the budget annexed to the contract as Exhibit S.

3.  The Construction Manager will perform the exterior final cleaning as directed by Owner as follows:

a.  Construction Manager will complete the final cleaning no later than August 30, 2007, as part of the GMP. If the permanent Façade maintenance equipment is completed and approved at the time Construction Manager is ready to perform the final cleaning then the Owner will permit Construction Manager to utilize the equipment for the cleaning.

b.  If Owner elects to require the final cleaning to be completed no later than December, 2006, then Construction Manager will utilize alternate scaffolding. This option will require an increase to the GMP in the amount of $59,000 for additional scaffolding, curtainwall leave-outs at the roof, and any other additional costs associated with this alternate method.

4.  Specification Section 09250.1.7, Environmental Conditions, is excluded. In its stead, Construction Manager has established and will implement a mold prevention plan to address the approach to keeping the project moisture-free as part of the Work and within the GMP. Therefore, notwithstanding anything to the contrary in this plan or in the contract, to the extent that either (i) Construction Manager fails to fully implement this plan, or (ii) Construction Manager’s plan was inadequate to address reasonably foreseeable water infiltration, and there is a resultant damage, then Construction Manager shall be responsible for all costs associated with such damage.

5.  The Construction Manager’s schedule is predicated on the following Owner turnover milestones:

•                  Excavation/foundation work to start on March 5, 2004, subject to Paragraph Al above.

•                  The west end of the site (Lots #1, #5, #59, #61, & #62) is available for excavation/foundation work starting May 19, 2004, subject to Paragraph A1 above.

6.  Specification section 01321, Survey of Existing Conditions. This section is excluded. This shall be provided by the Owner.

7.  NYC Dept. of Buildings Permits and Approvals: Fees for New Building Permit, Paving Plan and Sewer Connection to be paid by Owner. All other fees are to be paid by Construction Manager, including but not limited to, highway permits, sidewalk closing permits, permits to accommodate site logistics, BEC fees and Fire Department inspection fees.

8.  The GMP includes a trade line of two hundred and fifty thousand ($250,000) dollars to cover the cost of Con Edison fees and deposits required to bring the temporary electrical service to the site. To the extent the charges exceed this amount, Construction Manager shall be permitted to access the Contingency. The GMP includes all usage and consumption charges for electric service and other utilities for the Work. Temporary load letter was provided to Owner. Owner to provide same to Con Edison.

9.  The GMP includes only Requests for Information (RFIs) that had been answered and indicated in the New York Times Building Project GMP BID RFI LOG Updated June 26, 2003. RFI’s to be included in contract documents.

10. Railroad Protective Liability insurance is excluded from the GMP.

11. All out of sequence work and other required provisions for early start-up and testing of the chilled water and condenser water systems is included in the GMP.

B.            Demolition & Abatement

1.  All demolition and abatement work is excluded.

2.  Mueser Rutledge Consulting Engineers Drawings D-1, D-2 and D-3 are excluded.

3.  Demolition sidewalk bridge shall be by the Owner.

4.  The GMP includes the removal of lot line windows and installation of masonry per drawings.  The GMP excludes restoration/finish work within the adjacent building except if such restoration/finish work is required due to damage caused by the Construction Manager.

C.            Sitework

1.  Regarding Alternate No. 21 - Individual concrete footing is assumed for the type 2 bollards, not continuous footing.

2.  Owner has obtained approval of the Builders Pavement Plan.  The final sign offs shall be obtained by Construction Manager.

3.  Street restoration is included to one lane from curbline.

D.                                    Excavation and Foundations

1.  The GMP includes the removal of the demolition debris berm only as indicated on drawings.  Demolition subcontractor to leave “clean” basements.

2.  Photographic survey of NYCTA Subway shall be by Owner.

3.  Vibration monitoring as required by 42DP and NYCTA shall be by the Owner.

4.  Cutting, capping, or relocation of existing utilities within the site is excluded.

5.  Removal of any Hazardous or contaminated materials/liquids is excluded.

6.  The GMP assumes that the existing building to the east is on rock and excludes the cost of underpinning along the east face of the excavation. The GMP includes extended anchors per detail on Drawing No. S-2009.

7.  The GMP includes excavation for footings to elevations as indicated on the drawings plus an additional 3’-0”. Construction Manager shall provide unit prices for additional concrete and excavation.

E.             Superstructure Concrete

1. Floor flatness is as per the specification section 03300, dated October 10, 2003. Construction Manager will arrange to shoot elevations of the bottom of approximately every third beam in advance of pouring deck to confirm that the design camber exists. If the camber is less than that required per AISC standards, then the Construction Manager will arrange to shore those beams at an additional cost to the GMP.

F.             Structural Steel

1.  The GMP includes the framed openings and beam penetrations as indicated on the structural drawings and architectural A-9000 series drawings. Construction Manager shall provide unit price for channel framed openings in steel and miscellaneous metal buyout.

2.  Progress payments for value of raw material received from mill sources are to be process with the monthly basis after inspection and receipt of insurance certificates, UCC filings and other documentation required by Owner.

3. Crane picks for tenant equipment is excluded. Picks for all equipment on drawings up to and including Addendum #16 is included. Unit price to be provided as part of steel bid.

4.  The GMP includes bolted connections at interior column splices that develop less than 1000 kips in tension. Construction Manager will maintain the splice connection within the 2’-6” x 2’- 6” enclosure detail indicated. If detail dimension cannot be maintained, the connection will be welded.

5.  Construction Manager will pursue bolted connections at any core column splice that develops less than 1000 kips in tension. Construction Manager will review with the architect to confirm locations where bolted connections fit within the core construction. If bolted connection is determined not to fit, then it will be welded.

6.  The intermediate floor splice, at the N/S channels, as indicated on drawing S-5011 is excluded.

7.  The GMP includes the use of US channels in lieu of European channels.

8.  The GMP includes 3/8” tolerance at exterior steel column connections.(i.e 3/8” lippage).

9. The GMP includes, at the Construction Manager’s option, pursuing an alternate splice connection detail at the exterior columns. Alternate connection detail shall be in accordance with Thornton-Tomasetti sketch, dated 7/28/03, indicating longitudinal fillet welds in lieu of traverse partial penetration welds.

G.            Miscellaneous and Ornamental Metals

1.  The railings at convenience stairs are excluded.

H.            Roofing

1.  The stone ballast at the roof setbacks that receive IPE wood decking is excluded.

2.  The GMP includes Hanover pedestal roof pavers based on standard color and finish. Specification to be revised to include standard color and finish.

I.              Curtain Wall

1. Construction Manager acknowledges that they will enter into the curtainwall contract with Benson Industries. There will be no increase in the GMP in connection with the curtainwall contract.

2. The GMP includes $400,000 for additional support steel and other items, over and above the current drawings, that may be required by the curtain wall subcontractor for the rooftop monorail.

J.             Entrances & Storefront

1. The GMP includes an allowance of $8,600,000 for Storefront, Entrances, Awnings, and Canopies (8th Ave., North, South).

K.            Interior Partitions and Finishes

1. The GMP includes intumescent dry wrap fireproofing at the four (4) vibration isolators just below the 5th floor slab at the Cogen plant as per the drawings.

2. The GMP includes mold resistant sheetrock at the partitions noted in the Addendum #10 room finish schedule.

3. The GMP includes note #11 Dwg A0001 Addendum #10 - application of stain to concrete surfaces at cellar trenches.

4. No partitions, doors and finishes are included at the following spaces as per the drawings:

Outside of core areas at Cafeteria/kitchen

Auditorium on ground level/cellar level

Retail areas at ground level

5. All finishes for the Times Center space on the ground floor are excluded with the exception of the cellar bathrooms as per the drawings.

6. Color coded painting of mechanical and plumbing piping is excluded. Adhesive labeling decals as per Division 15 are included.

7. Electric locks to be supplied by hardware contractor as part of the GMP.

8. Window blinds are not included

L.            Bird Deterrent System

1. If the permanent Facade maintenance equipment is completed and approved at the time Construction Manager is ready to install the bird deterrent system, then the Owner will permit Construction Manager to utilize the equipment for the installation. If the equipment is not complete then Construction Manager will install the bird deterrent system as part of the GMP. Notwithstanding the forgoing, Construction Manager acknowledges that the bird deterrent system must be completed by August 30, 2007.

M.           Conveyances

1. A destination based elevator control system (Miconic) is not included.

2. The GMP includes utilizing Fujitec Serge of New York for all elevator work on this project. In the event that the Owner directs Construction Manager to retain a different contractor for this trade, then the provisions of Item A.2. shall be applied.

N.            Electrical

1. Quantities of notch lighting (Type ‘AL-40’) taken from riser.

2. All 120V normal circuits in the core area are run to the respective electric closet and left coiled in a box for future connection by the Tenant contractor.

3. Included are seismic restraints for life safety and cogen as per specifications.

4. Emergency operation of the roll-up grill at the subway entrance is by chain in lieu of battery back up, if approved by Owner at Owner’s sole discretion.

5. Included are rigid plates with sheet metal sleeves in lieu of threaded sleeves for the communication system.

6. In addition to the conduits shown under slab (to chiller plant) other feeder conduits originating from the service switchboards are also run under the slab but only to the extent this meets the design criteria and other project restraints in Owner’s discretion.

7. The GMP includes an allowance of $778,000 for furnishing, installing, and wiring of security system, and an allowance of $448,000 for furnishing, installing, and wiring of turnstiles (excluding cladding). Conduit, raceways, junction boxes and drag lines are included in the GMP.

O.            Value Engineering

1. The GMP excludes the permanent temporary heating system on the FCRC floors, comprising of horizontal piping from the riser shut off valve up to and including the fan powered boxes, associated ductwork, appurtenances, and wiring.

2. VE#28 – GMP is based on a Fixed boom window washing Rig at the podium Roof in lieu of the specified unit.

3. VE#33 – GMP is based on a six inch slab on grade at the Chiller Plant Room (el. –22.0).

4. VE#49 – GMP is based on eliminating approximately 100 control points from the current BMS System.

P.            Addendum No. 16

1. Elastomeric waterproofing at the Cogen mezzanine level is excluded. Reference drawing #A-0001. Fox & Fowle to revise drawing and note in a future Bulletin.

2. VE#26 – Plate column enclosure savings is included in the GMP. Construction Manager is reviewing alternate means of achieving the VE savings. Alternate means include thinner plate material and a horizontal joint.

3. All revisions (i.e. drywall, hollow metal, hardware, paint) to the 51st floor as indicated on drawing A-1051 is excluded. This work will be priced when the design is complete and issued as a future Bulletin.

4. The second light switch indicated at the typical tower men’s and women’s core bathroom is excluded. The light switch at the vestibule shall also control the bathroom lighting. Drawings to be revised by Flack & Kurtz.

5. The four inch (4”) conduit (running to east side of core) as indicated on the Fire Alarm/Security drawings is excluded. Construction Manager has also provided a credit for the original conduit, running to the west side of core, included as part of the GMP. In lieu of the conduits, Construction Manager has included (2) sleeves at the security closet (on all typical floors) and one (1) sleeve through each end of the core wall (at FCRC floors). Drawings to be revised by Flack & Kurtz.

EXHIBIT P

Not Used

EXHIBIT Q

Early Access Guidelines and Turnover Protocol

Upon completion of the following scope of Core and Shell work, the NYTC Interiors CM will be permitted access to the floor or group of floors in order to commence interior improvement work:

Metal deck installed and concrete slab on deck complete.

Fireproofing complete on the columns, bracing, and underside of floor above.

Main sprinkler riser installed.

Main HVAC duct risers installed.

Material and personnel hoists have been installed to allow for service to the floor.

Base building stairwells have been erected up to the floor.

Currently, the NYTC Interiors CM plans to wait until the following items are complete prior to commencing work:

1.               Perimeter Walls complete except at hoist openings.

2.               Exterior side core walls, perimeter walls and columns enclosures will be taped, spackled, sanded and primed.

3.               Core rooms complete, including doors and hardware.

4.               Elevator opening work is complete.

5.               Floor is flash patched as required by contract.

6.               Floor is turned over broom clean.

7.               Building Enclosure punch list work is not complete.

8.               Toilet rooms (tiles, light fixtures, ceilings, plumbing fixtures, partitions, mirrors and door hardware) are complete and punch listed. Protection will be by interior contractor.

9.               Building enclosure is complete and watertight except at hoist openings. Each hoist opening will be protected with plywood as per OSHA requirements.

10.         Curtain wall closed except for caulking and crane leave-outs.

11.         Core doors hung, primed and ADA hardware complete.

12.         SOFP complete except for minor patching.

13.         Core and shell utility closets complete.

14.         Air riser shafts and main ductwork takeoff serving the floor including dampers, controls and fire alarm devises shall be installed but not operational.

15.         Supply air insulated and pressure tested.

16.         Piping riser takeoffs serving the floor including insulation and valves are completed.

17.         All heating hot water connections to FPTU’s are installed, insulated, pressure tested and balanced.

18.         Chilled water or secondary chilled water main piping loop and branch piping with valved future outlets is installed, insulated and pressure tested.

19.         Toilet exhaust trunk duct tied into vertical shaft.

20.         Floor supply and return airshaft complete with fire smoke damper terminating at core wall.

21.         Electrical closet fire smoke damper sleeve set in core wall.

22.         NYT supplemental chilled water supply and return risers complete with valued outlets where appropriate.

23.         Bus duct and/or cable risers/feeders serving the floor are installed.

24.         Utility and UPS power panels are installed and powered.

25.         Temporary lighting and power grid is installed as per base building specification.

26.         Core and shell closets complete with high and low voltage distribution panels.

27.         Core and shell smoke detectors complete to provide elevator fireman’s re-call.

28.         Core and shell Warden stations complete.

29.         Core and shell strobe and speaker panels complete and ready to receive NYT tenant work.

30.         Core and shell speakers complete at toilets not connected, coiled at core wall to be picked up by tenant work.

31.         Core and shell sprinkler flow and tamper switch installed and operational.

32.         Plumbing and fire protection riser takeoffs serving the floor are completed including insulation and valves.

33.         Sprinkler work (main) is installed and pressure tested.

34.         All toilet room and janitor closet fixtures are installed.

35.         All plumbing and fire protection riser takeoffs serving the floor (domestic water, waste lines, vent lines, sprinkler, standpipe, etc.) including insulation and valves.

36.         Vertical conduits and slab openings for Telecommunication installed.

The schedule included in this Agreement must include floor turnover dates that correspond with the completion of the conditions listed above.

In order to avoid any potential dispute between the user’s CM and the Core and Shell CM, a walkthrough will take place prior to the user accessing the floor to commence work. During the walkthrough all incomplete Core and Shell work will be identified, and any damaged work in place will be identified.

The two CMs will at that time establish a set of ground rules with regard to storage of materials on the floor and will coordinate their respective schedules in order avoid conflicts.

While the Core and Shell CM will be contractually obligated to cooperate with and to coordinate their schedule with the interior improvement CM’s schedule, it is understood and agreed that the interior improvement work will proceed in a way which will not adversely impact the construction of the Core and Shell, the Core and Shell schedule or the Core and Shell budget.

EXHIBIT R

Cost Allocation Guidelines

TIMES TOWER

GMP ALLOCATION METHODOLOGY

Updated 7/9/03

CM Instructions:

One of the below codes will be assigned to every detailed line item of the GMP.

The format of the GMP allocation is attached.

Colored drawings produced by the owner will contain the allocation codes noted on this summary.

Show detailed takeoffs, not summary data.

Pricing should reflect buy-out estimate.

Process to calculating a deduct:

•                  Price out and allocate the higher cost option on the estimate

•                  Price out the lower cost option - do not show on the estimate

•                  Calculate the difference in the total costs and allocate the difference on the estimate to the member entitled to the benefit

Code structure:

100                              Percentage GSF allocation

200’s                    Other allocation method for general work

300’s                    NYTC office item

400’s                    FCRC office item

500’s                    Times Center item

600’s                    Retail item

Code	Allocation Code Description	Allocation Methodology
100	Basic GSF Allocation	Percentage Interest for each of the 4 units provided by the Owner to be applied to each detailed line item of the GMP that does not have an alternate allocation methodology.
200	Elevators

Service and tower elevators allocated based on buy. Until then, allocate as follows:
Service elevators 54.167% NYTC, 45.833% FCRC
Tower passenger to users (NYTC and FCRC)
F32 Freight @ east core GSF
S31 Service @ east core 50% NYT, 50% GSF
P29 Passenger @ east core 100% NYT
C30 Times Center 100% Times Center
Handicap lift @ lobby GSF

201	Elevator Pits	CM to allocate cost of each elevator bank pit per colored drawing S100C1-A. Costs include: excavation, concrete, Waterproofing, cast in place suspended pits.
202	Exterior Wall Enclosure - Assigned Contract	Owner will provide the allocation of the Benson curtain wall.
203	Exterior Wall Enclosure - storefront and east wall

CM provides costs and Owner provides façade allocation percentage.
Items include: storefront (street and 1st floor garden), east block party wall w/ EIFS (all floors), and loading dock O/H door. Included in $8.6 mm allocation pending CM buy.

204	Not used

205	Not used
206	Increased Structural Loading

Cm to allocate costs in accordance with Kyle Kralis e-mail dated 7/16/03, NYTC will be allocated 1.25 pounds per sf for the increased load of the 12th floor data center (15 tons) and the 15th floor conference room (7.5 tons). CM to price at the rate for milled steel. There is no special allocation for the high load on the office floor north and south bays since the spaces are approximately equal.

207	Integrity Enhancements

CM to allocate the cost to harden the podium slabs (ground floor, second floor, and the loading dock) and the integrity enhancements for the podium columns to NYTC based on the costs summarized in AMEC’s 3/26/03 cost study and allocated based on the allocation schedule provided to the CM on 9/24/03. The cost of steel to be revised based on the ratio of the 75% CD estimate for steel vs the buyout for steel.

208	Finishes Division 9 and waterproofing and wainscoting	CM to allocate costs based on color coded plan to CM provided by Owner. Includes floor, wall and ceiling finishes per A0001, Division 9. Excludes Times Center.
209	Mirrors, Interior Doors, and Hardware (partial Division 8)	CM to allocate costs based on color coded plan to CM provided by Owner. Includes bathroom mirrors. Excludes Times Center.
210	Specialties (partial Division 10)	CM to allocate costs based on color coded plan to CM provided by Owner. Toilet and shower partitions, toilet accessories, lockers, and associated support steel, if applicable. Excludes Times Center
211	Millwork - (partial Division 6)	CM to allocate costs based on color coded plan to CM provided by Owner. Includes counter tops.
212	Entrance Doors

CM to allocate costs based on color coded plan to CM provided by Owner.
Allocate entrance doors for non-common spaces to user (Times Center and Retail.)
The main entrance doors are code 100.
Included in $8.6 mm allocation pending CM buy.

213	Interior Storefront (glass)

CM to allocate costs based on color coded plan to CM provided by Owner.
Break out cost of laminated glass and upgraded aluminum alloy and allocate based on GSF.
1st floor Overhead Interior Fire Shutter and related steel support at Times Center split between Times Center and Common.
Included in $8.6 mm allocation pending CM buy.

214	Interior Partitions

CM to allocate costs based on color coded plan to provided by Owner.
Verify quantities with F&F.
Includes drywall ceilings, partitions and soffits, glass, etc
Excludes FCRC elevator shaft enclosure on NYTC floors.

215	Grounding Wire	CM to allocate to beneficial user based on color coded plan: FCRC connection to backbone, NYTC sleeves for future ground and wire in basement (Times Center and mailroom).
216	Bond and insurance	CM to allocate by trade based on percentage of trade cost allocated to NYTC or FCRC.

217	Raised Floor/No Raised Floor

Allocate to allocate costs based on owner direction:
NYTC:

–      raised slab at fire stair vestibule (A2101 P7, P10)

–      curbs at elevator lobby (A2101,J7) and curbs at telecom penetrations (A2101AP7, P13, A4)

–      grating and rails @ mechanical rooms (A2101B P10)

–      core service corridor duct work, lighting, etc.

–      bathroom waterproofing on floors where there is no stack offset on the floor below FCRC:

–      machine room

–      core service corridor duct work, etc.

300	NYTC Communicating Stairs

Allocated to NYTC: - CM to provide breakout pricing for core and shell portion of NYTC Communicating Stairs in Tower and Podium, including: steel stair stingers, pans, extension of standpipe from core to communication stairs @ 6 locations (2 floors) per color coded plan, and additional steel framing required for stair openings.

301	NYTC Podium Skylight

Allocated to NYTC. CM to provide breakout cost of skylight and associated intumescent paint.

Provide NYTC with a deduct for the full cost of the concrete, metal deck, spray fireproofing, and roofing displaced by the skylight.

302	Not used
303	NYTC Kitchen Exhaust etc.	CM to breakout cost of ductwork, cal sill insulation Drywall included with interior partitions.
304	NYTC UPS	CM to break out costs, including empty conduit, pits, grate and waterproofing drip pan
305	NYTC Steam Humidifiers	CM to break out costs, including equipment and steam piping (and branch piping from LP riser to humidifier)
306	Cogen

CM to break out cost based on colored drawings, including all costs to fill out the interior space:

Electrical, HVAC, Plumbing, Fire Protection.

Concrete & metal deck, handrails and steel stair, fuel containment curbs, masonry walls, metal panels, screening, ladder to roof, acoustic doors, aluminum cladding, fireproofing, drywall duct enclosures, interior partitions.

Structural Steel:

Vibration and sound isolation

Waterproofing

SS Flue (Ornamental Metals)

Enclosure

Insulation — thermal & acoustic

Provide a credit for the building back-up generator costs not incurred (housing, waterproofing, etc).

307	NYTC Air cooled Chiller	CM to allocate costs based on color coded plan to CM provided by Owner.
308	NYT Telecom

CM to break out costs based on colored drawings, including: 2 telecom conduits (1 riser) from 12 to 51, 4 telecom conduit from the 12th floor to the basement pull box at the west garden wall and the two conduit from the pull box to the NYT mailroom. Also, break out the cost of the telecom sleeves in the east and west risers going through the FCRC floors to 51st floor. (Note—allocate the cost of the remaining telecom sleeves, conduit, main carrier entrance room ladder rack and slab openings GSF using Code 100.)

309	NYTC Kitchen Gas	CM to break out costs based on color coded plan, including gas piping and gas meters.
310	NYTC Kitchen Power	CM to break out costs based on color coded plan for dedicated kitchen power (basement breaker at switchboard, riser w/line, and disconnect on floor)
311	NYTC telecom chilled water	CM to break out costs based on color coded plan for the telecom closet chilled water riser (CHS/R-4).
312	NYTC filtered water system	CM to break out cost based on colored drawings for central filtered water system supply and drains
313	Not used

314	NYTC Tennant MEP	CM to allocate cost based on color coded drawing for tenant MEPS fitout not captured in other codes, such as drains, vents, conduit, etc.
315	NYTC Intumescent Paint	CM to allocate cost of intumescent paint, net of spray fireproofing, for newsroom skylight, Times cafeteria bridge, and Times Center bridge.
316	NYTC Podium AHU

CM to allocate the incremental cost of the podium AHU to NYTC based on the AMEC’s pricing study of the on floor unit alternative documented by F&K; and allocate a like amount (in total) as a credit to each of the four units

317	NYTC Podium Window Washing	CM to allocate the incremental cost to extend use of the of the podium garden window washing rig to the NYTC newsroom skylight
401	FCRC Temporary Heat on Office Floors	CM to breakout cost based on color coded drawing for FPUs, starters, power, piping, controls, fan powered boxes, etc.
402	Fuel oil facility	CM to allocate tank, infill piping, vent piping, relief piping, waterproofing, 40% to common and 60% to FCRC.
403	FCRC elevator shafts on NYTC floors	CM to allocate costs based on color coded plan to CM provided by Owner.
404	FCRC fuel & gas riser	CM to break allocate costs per color coded drawings for fuel and gas riser
405	FCRC Sprinkler	CM to allocate cost of heads and piping in retail and basement storage areas per color coded chart.
406	FCRC telecom	CM to allocate firestopping at telecom slots.
501	Times Center MEP Owner Fitout	CM to break out costs based on color coded drawing, including: AHUs 6, 7, & 8, SF, RF, Duct controls, piping (including costs of under slab), and starters.
502	Times Center Structural Street Provisions	CM to allocate lump sum for additional cost due to long spans and vibration isolation.
503	Times Center and Mailroom Toilets	CM to break out all costs including plumbing and finishes
504	Times Center Lower Function Room Elevator	CM to allocate cost of the depressed slab for the basement of the Times Center and the corridor railing at the basement corridor ramp adjacent to the Times Center.

For clarity, the following items will be allocated using the GSF allocation (code 100).

–      Steel supports for retail signage

–      Bird protection

–      Canopies and awnings

–      Turnstiles, lobby reception desks, lobby elevator bank partition.

–      Equipment to heat water using steam (basement for NYT and 28th floor for FCRC)

–      Empty electrical conduit and chilled water to retail and Times Center

–      General conditions and fees

–      Allocate the trade insurance deduct, sales tax deduct, and bond premium based on the relative trade cost for each unit. For example, if a particular trade’s insurance deduct is $1000 and FCRC Office unit’s share of costs for that trade is 45%, then FCRC would be allocated $450 of the deduct. The cost of the OCIP insurance premium will be allocated based on each unit’s share of total trade costs and GCs.

Note: This methodology has
not yet been finalized and is
subject to revision.

EXHIBIT S

Guaranteed Maximum Price

AMEC Construction Management, Inc.

New York Times Building

Grade Code	Item	Amount	Add. #12	Add #13 MAST - Final	Add.#14	Add.#15	Add.#16	Add.#17	Sub-Total	Other Items	Total Budget
000	General Conditions									31,054,290	31,054,290

000	Sitework (Incls Subway work)	1,908,538	1,955						1,910,493		1,910,493
250	Landscaping	482,500							482,500		482,500
500	Building Substructure	12,955,000							12,955,000	(150,000)	12,805,000
000	Concrete	13,913,000	80,000	incl	60,000		4,320		14,057,320		14,057,320
200	Masonry	1,111,000							1,111,000	51,750	1,162,750
100	Structural Steel	75,590,000		1,670,500			10,000		77,270,500		77,270,500
500	Misc Iron	4,500,300	20,900			9,300	5,777		4,536,277	(26,000)	4,510,277
400	Ornamental Metal	2,098,600			(134,200)				1,964,400	(30,000)	1,934,400
100	Rough Carpentry (horizontal Nets)	745,000							745,000		745,000
200	Finish Carpentry & Millwork	568,114							568,114	(195,200)	372,914
240	EIFS	149,984							149,984		149,984
250	Spray-on Fire Proofing & lobby stucco	3,789,000		incl					3,789,000	40,250	3,829,250
101	Metal Panels	264,200							264,200		264,200
500	Roofing & Waterproofing	2,168,500	21,000	incl					2,189,500	74,000	2,263,500
910	Caulking	25,000							25,000		25,000
100	Metal Doors & Frames	251,800	(200)				1,142		252,742		252,742
311	Overhead Doors	163,937	(10,083)				57,577		231,431		231,431
400	Entrances & Storefronts	8,600,000							8,600,000		8,600,000
801	Skylights	825,000	173,000						998,000		998,000
200	Hardware	352,100	(300)				5,032		356,832		356,832
800	Glazing (Incls FR sliding window)	691,600	36,070						727,670		727,670
900	Curtainwall									60,912,683	60,912,683
250	Gypsum Wallboard (Incls ACT.)	14,330,725	4,000		65,000		71,997		14,471,722	110,734	14,582,456
300	Ceramic Tile	978,000			28,000				1,006,000		1,006,000
550	Wood Flooring	839,000			8,000				847,000	(120,000)	727,000
650	Resilient Floorings	41,700							41,700		41,700
900	Intumescent/Painting	8,205,000		28,000	(1,425,000)		287		6,808,287	(582,500)	6,225,787
000	Specialties (Incls plastic wall guards, lockers, F.E. cabinets, wire mesh part, load dock equip, & floor mats)	142,100					482		142,582		142,582
160	Toilet Partitions	420,000							420,000		420,000
290	Bird Deterrent Sys	69,800					5,178		74,978		74,978
404	Building Signage	149,100					68,676		217,776		217,776
800	Toilet Accessories	130,400	2,100						132,500		132,500
200	Louvers	464,300							464,300	(50,000)	414,300
012	Façade Maintenance Equipment	1,425,000			26,012				1,451,012	(332,000)	1,119,012
200	Elevators	17,523,876	(191,524)						17,332,352		17,332,352
050	H.V.A.C. (Incls piping, sheetmetal, equipment)	32,073,735	12,000		30,000		65,000		32,180,735	(1,147,424)	31,033,311
400	Plumbing	6,466,000	16,200				30,000		6,512,200	(75,000)	6,437,200
500	Fire Protection	2,950,000	46,138						2,996,138		2,996,138
900	Controls & Instrumentation	3,500,000	10,000						3,510,000	(253,000)	3,257,000
000	Electrical	25,525,000	(25,000)	60,000			145,790		25,705,790	(1,114,216)	24,591,574
800	Security Systems (Incls turnstiles)	1,258,000							1,258,000		1,258,000

000	Contingency									8,431,236	8,431,236

000	Fee									5,030,935	5,030,935

300	Bond Costs									2,331,320	2,331,320
		247,664,909	196,258	1,758,500	(1,342,188)	9,300	471,238		248,758,015		352,719,873
									103,961,858

							Total GMP w/Bonds =		352,719,873

							Total GMP w/o Bonds = 350,388,553

EXHIBIT T
Hoisting and Logistics Plan

WEST 41ST STREET
ONE WAY WEST BOUND
8' HIGH CONSTRUCTION FENCE
CON-ED VAULT
SIDEWALK
SITE LIMITS
3 STORY BRICK LOT # 61
5 STORY BRICK LOT # 62
4 STORY BRICK LOT # 63
4 STORY BRICK LOT # 63
8 STORY BRICK LOT # 59
1 STORY CONCRETE
1 STORY BRICK
PARKING AREA
LOT # 53
LOT # 14
ADJACENT 20 STORY BRICK
EIGHTH AVENUE
ONE WAY NORTH BOUND
SIDEWALK
DEMOLITION BRIDGING WITH SCAFFOLD ABOVE
6 STORY CONCRETE LOT # 1
16 STORY BRICK LOT # 5
6 STORY PARKING GARAGE LOT # 8
5 STORY BRICK LOT # 15
ADJACENT 7 STORY BRICK AND LIMESTONE FRONT STORE
CANOPY
SUBWAY ENTRANCE
SIDEWALK
WEST 40TH STREET
ONE WAY EAST BOUND
Preliminary
amec

WEST 41ST STREET (ONE WAY TRAFFIC WESTBOUND)
NORTH
EIGHTH AVENUE (ONE WAY NORTHBOUND)
3 STORY BRICK
LOT # 61
5 STORY BRICK
LOT # 62
4 STORY BRICK
LOT # 63
4 STORY BRICK
LOT # 63
8 STORY
BRICK
LOT # 59
1 STORY CONCRETE
1 STORY BRICK
6 STORY CONCRETE
LOT # 1
16 STORY BRICK
LOT # 5
CONTROL SAFETY ZONE
RAMP
DEMOLITION
BRIDGING WITH
SCAFFOLD ABOVE
DEMOLITION
BRIDGING WITH
SCAFFOLD ABOVE
SIDEWALK CLOSED
WEST 40ST STREET (ONE WAY TRAFFIC EASTBOUND)
Preliminary
amec

8" PLYWOOD
FENCE
BUILDING

DETAIL A-A

8TH AVENUE BRIDGE

8" PLYWOOD
FENCE
BUILDING

DETAIL B-B

40TH AND 41ST
STREET BRIDGES

Preliminary

amec

WEST 41ST STREET (ONE WAY TRAFFIC WESTBOUND)
NORTH
EIGHTH AVENUE (ONE WAY NORTHBOUND)
WEST 40TH STREET (ONE WAY TRAFFIC EASTBOUND)
Preliminary
amec

EXHIBIT U

Allowances

The amounts included as allowances are estimates. To the extent the actual cost differs from the allowance value, the GMP will be either increased or decreased to reflect the difference. The following is the list of allowances included in the GMP:

1.  Storefront Allowance of $8,600,000 includes complete ground floor exterior glass storefront system including doors at perimeter of building (Note that cladding on hollow metal doors at the perimeter is in the Curtain Wall Contractor’s scope.); ground floor exterior wall system including doors at garden courtyard (Note that floors 2 through 4 of the garden courtyard are included in the Curtain Wall Scope.); interior glazing system that separates retail areas from lobby and Times Center auditorium from the lobby; all ground floor entrance doors and vestibules; glass canopies, including heat tracing located at approximately elevation +16-0" as shown, for example, on sheets A-5702 and A-5703 (Note that structural steel supporting the canopies is included in the allowance); retail awnings located at approximately elevation +12-0" as shown, for example, in section on sheet A-5502, retail signage support steel, canopy drain leaders, and all other associated exposed steel elements.

2.  Security System Allowance of $778,000 includes equipment, cabling, installation, terminations, supervision, engineering, programming, and training for the Security System as outlined in the specifications.

3.  Lobby Turnstile Allowance of $448,000 includes cost to furnish and install lobby turnstiles. Not included in the allowance is the cladding, which is included in the GMP under the millwork and/or ornamental metals scope of work.

4.  Con Ed Vault Reconstruction allowance of $50,000 includes structural changes required by Con Ed to reinforce the existing vaults at the north and south loading dock entrances. Not included in the allowance is the replacement of the grating which is included in the GMP as per the plans and specifications.

EXHIBIT V

Guarantee

Exhibit V

GUARANTEE OF PERFORMANCE

THIS GUARANTEE OF PERFORMANCE (“Guarantee”) is made and entered into as of the 5 February 2004, by AMEC p.l.c. (“Guarantor”) for the benefit of The New York Times Building, LLC and its successors and assigns (collectively “Beneficiary”).

WHEREAS, Beneficiary has entered into that certain Construction Management Agreement dated as of 22 January 2004 (“the Agreement”) by and between Beneficiary as Owner, and AMEC Construction Management, Inc. (“AMEC CM”), a wholly-owned subsidiary of Guarantor, for the construction of a building of approximately 1,540,000 gross square feet on a site located on Eighth Avenue between 40th and 41st Street in New York, NY (“the Project”), which Agreement is by reference made a part hereof as though set forth in full.

NOW THEREFORE, in consideration of Beneficiary’s entering into the Agreement with AMEC CM:

1.                                       Guarantor hereby guarantees to Beneficiary that AMEC CM shall promptly, faithfully and fully complete the Project and the Agreement in accordance with its terms and conditions.

2.                                       The Guarantee shall be a continuing guarantee and is to be irrevocable and to remain in full force and effect as long as AMEC CM or its successors or assigns shall be obligated to Beneficiary under the terms of or as a consequence of the Agreement, subject to Section 3.

3.                                       This Guarantee shall be effective and binding on Guarantor as stated herein, notwithstanding any bankruptcy, rejection of Agreement in bankruptcy, insolvency or other legal disability (whether voluntary or involuntary) of AMEC CM or any of its successors or assigns; the judgment of any court or the award of any arbitration panel having jurisdiction over AMEC CM or any of its successors or assigns; any limitation or modification of the liability of AMEC CM pursuant to the operation of any present or future federal or state statute or rule with respect to bankruptcy, insolvency or similar statutes; the dissolution of AMEC CM; and/or any modification of the Agreement agreed to by Beneficiary and AMEC CM.

4.                                       If AMEC CM fully performs the Agreement, Guarantor shall have no obligation under this Guarantee.

5.                                       If AMEC CM fails to perform under the Agreement, and the default has not yet been: (1) remedied by AMEC CM; or (2) waived in writing by Beneficiary, then Guarantor’s obligation under this Guarantee shall arise after:

5.1                                 Beneficiary has sent a written notice (“First Notice”) to AMEC CM and Guarantor, at the addresses described in Section 11, stating that Beneficiary believes AMEC CM has failed to perform in accordance with the terms and conditions of the Agreement (an “AMEC CM Default”), and Beneficiary has made reasonable efforts to arrange a conference with AMEC CM and Guarantor, to be held not later than twenty (20) days after the date of the First Notice, to discuss a plan for curing the AMEC CM Default. If Beneficiary, AMEC CM and Guarantor agree upon a plan at such conference, AMEC CM shall be allowed a reasonable time to cure the AMEC CM Default in a manner satisfactory to Beneficiary; provided, however, that no agreement on the part of Beneficiary or any attempt by AMEC CM to cure or commence a cure of the AMEC CM Default shall constitute a waiver of Beneficiary’s right to subsequently terminate AMEC CM for default; and

5.2                                 Beneficiary has declared an AMEC CM Default under Section 5.1, and, if the AMEC CM Default has not been cured, formally terminated AMEC CM’s right to

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complete the Agreement. Such a formal termination shall not be declared earlier than twenty (20) days after the First Notice as set forth in Section 5.1; and

5.3                                 Beneficiary has agreed to pay the Balance of the Contract Price (as defined in Section 5.4) to Guarantor, in accordance with the terms of the Agreement, or directly to a contractor selected by Guarantor pursuant to Section 6.3 to perform the balance of work under the Agreement in accordance with its terms.

5.4                                 For the purposes of this Guarantee, the phrase “the Balance of the Contract Price” shall mean the total amount payable by Beneficiary to AMEC CM under the Agreement after all proper adjustments have been made, including: (1) the deduction of all payments previously made by Beneficiary to AMEC CM for work properly performed; (2) the deduction of Additional Costs (as defined in Section 5.5) incurred by Beneficiary as a result of the AMEC CM Default; and (3) the addition of any insurance proceeds or other amounts received by Beneficiary in settlement of insurance or other claims to which AMEC CM would otherwise be entitled.

5.5                                 For the purposes of this Guarantee, the phrase “Additional Costs” shall mean:

5.5.1                        Any additional legal and/or design professional fees resulting from the AMEC CM Default, and/or from the failure of Guarantor to act as set forth in Sections 6.1 through 6.4, and/or from the denial of liability by Guarantor as set forth in Section 6.5 if such denial is found to be invalid; and

5.5.2                        Direct damages incurred by Beneficiary by the delayed performance or non-performance of AMEC CM without regard to any additional cure period provided to Guarantor herein; provided, however, that Guarantor shall in no event be liable, in contract, tort or otherwise (including negligence, warranty, indemnity and strict liability), for any special, indirect or consequential damages, including specifically, but without limitation, loss of profits or revenue, loss of full or partial use of any equipment or facility, costs of capital, loss of goodwill, claims of customers, governmental entities or other third parties, or similar damages.

6.                                       When Beneficiary has satisfied the conditions of Section 5, Guarantor shall promptly and at Guarantor’s expense take one of the following actions:

6.1                                 Take such measures as are necessary to enable and cause AMEC CM to perform and complete the Agreement; and pay to Beneficiary the Additional Costs described in Section 5.5; or

6.2                                 Undertake to complete performance of the Agreement itself, through its agents and/or independent subcontractors acceptable to Beneficiary; and pay to Beneficiary the Additional Costs described in Section 5.5; or

6.3                                 Obtain bids or negotiated proposals from qualified contractors, acceptable to Beneficiary, for performance and completion of the Agreement; arrange for a contract, consistent with the terms of the Agreement, to be prepared for execution by Beneficiary and the contractor selected by Guarantor with Beneficiary’s concurrence; and pay to Beneficiary the Additional Costs described in Section 5.5 in excess of the Balance of the Contract Price incurred by Beneficiary resulting from the AMEC CM Default; or

6.4                                 Waive its rights to: (1) have AMEC CM perform and complete the Agreement; (2) arrange for completion through Guarantor’s agent or independent subcontractors;

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or (3) obtain a new contractor to complete the Agreement with reasonable promptness under the circumstances. Upon receipt of cost information from Beneficiary, promptly tender partial payments therefore to Beneficiary.  After investigation, determine the costs to complete the Project in excess of the Balance of the Contract Price and the Additional Costs for which Guarantor is liable to Beneficiary and, promptly tender payment therefore to Beneficiary. Notwithstanding acceptance of such payment, Beneficiary may dispute the amount of the payment; or

6.5                                 Deny liability, in whole or in part, and notify Beneficiary citing reasons therefor.

7.                                       If Guarantor does not proceed as provided in Section 6 with reasonable promptness, Guarantor shall be deemed to be in default of this Guarantee twenty (20) days after receipt of an additional notice (“Second Notice”) from Beneficiary demanding that Guarantor perform its obligations under this Guarantee, and Beneficiary shall thereafter be entitled to enforce this Guarantee by using any legal remedy available to Beneficiary. If Guarantor has denied liability as set forth in Section 6.5, in whole or in part, then Beneficiary shall be entitled to enforce any remedy available to Beneficiary without the requirement for a Second Notice.

8.                                       After Beneficiary has terminated AMEC CM’s right to complete the Agreement, and if Guarantor elects to act under Sections 6.1, 6.2 or 6.3 above, then the responsibilities of Guarantor to Beneficiary shall not be greater than those of AMEC CM to Beneficiary under the Agreement, and the responsibilities of Beneficiary to Guarantor shall not be greater than those of Beneficiary to AMEC CM under the Agreement.

9.                                       Guarantor shall not be liable to Beneficiary for obligations of AMEC CM that are unrelated to the Project covered by the Agreement, and the Balance of the Contract Price shall not be reduced or set off on account of any such unrelated obligations. No right of action shall accrue on this Guarantee to any person or entity other than Beneficiary, its successors, assigns and legal representatives.

10.                                 Any proceeding under this Guarantee may only be instituted in any court of competent jurisdiction in the State of New York, and Guarantor hereby submits to the jurisdiction of the courts of New York and waives any objection based on venue or forum non convenience or objection to New York choice of law. Any such action shall be instituted within two (2) years after Guarantor refuses or fails to perform its obligations under this Guarantee. If the provisions of this Section are void or prohibited by law, the applicable limitation period shall be the minimum period of limitation available to guarantors as a defense in the State of New York.

11.                                 Notices to Guarantor, Beneficiary, and AMEC CM shall be faxed, mailed or hand-delivered to the following addresses:

To Guarantor:	Group Secretary AMEC p.l.c. Sandiway House Hartford, Northwich, Cheshire United Kingdom CWB 2YA Telecopier No: 011-44-606-883996

To Beneficiary:	The New York Times Building, LLC C/o The New York Times Co. 239 West 43rd Street New York, NY 10036 Att’n David Thurm Telecopier No: 212-

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And:	The New York Times Building, LLC C/o FC 41st Street Associates, LLC One Metrotech Center North Brooklyn, NY 11201 Att’n David Berliner Telecopier No: 718-923-8705

To AMEC CM:	AMEC Construction Management, Inc. 1633 Broadway 24th Floor, New York, New York 10019

with a copy to	John Babieracki Executive Vice-President & Chief Operating Officer AMEC Construction Management, Inc. 1633 Broadway, 24th Floor New York, NY 10019 Telecopier No:

Beneficiary shall send Guarantor a copy of any Notice of default that Beneficiary gives to AMEC CM.

12.                                 Guarantor’s liability under this Guarantee in respect of all claims in the aggregate hereunder shall be limited to and shall not exceed the liability of AMEC CM pursuant to the Agreement and this Guarantee. Further, it shall be a precondition to the establishment of any liability on the part of Guarantor that Beneficiary shall have complied with the specific requirement for the Beneficiary to provide sufficient Project financing to compensate AMEC CM or the Guarantor for the balance of the scope of work under the Agreement.

13.                                 This Guarantee and all rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in New York regardless of its or any other jurisdiction’s choice of law principles.

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guarantee as of the date first above written.

ATTEST:		AMEC p.l.c. (“Guarantor”)

By:	/s/ Fiona Lockcroft	By:	/s/ Peter James Holland
Name:	Fiona Lockcroft	Name:	Peter James Holland
Title:	Secretariat Administrator	Title:	Company Secretary - Administration Director

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